FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-259741-09

BANK 2024-BNK48

Free Writing Prospectus

Structural and Collateral Term Sheet

$1,090,793,507

(Approximate Total Mortgage Pool Balance)

$966,957,000

(Approximate Offered Certificates)

Morgan Stanley Capital I Inc.

as Depositor

Morgan Stanley Mortgage Capital Holdings LLC

Citi Real Estate Funding Inc.

JPMorgan Chase Bank, National Association

Goldman Sachs Mortgage Company

Wells Fargo Bank, National Association

Bank of America, National Association

National Cooperative Bank, N.A.

as Sponsors and Mortgage Loan Sellers

Commercial Mortgage Pass-Through Certificates
Series 2024-BNK48

September 23, 2024

MORGAN STANLEY	J.P. MORGAN	GOLDMAN SACHS & CO. LLC	WELLS FARGO SECURITIES	BofA SECURITIES	CITIGROUP

Co-Lead Managers and Joint Bookrunners

Academy Securities, Inc.	Siebert Williams Shank Co-Manager	Drexel Hamilton

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the SEC (File No. 333-259741) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, the depositor or any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll free 1-866-718-1649 or by email to prospectus@ms.com.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

BANK 2024-BNK48

Neither this Term Sheet nor anything contained herein shall form the basis for any contract or commitment whatsoever. The information contained herein is preliminary as of the date hereof. This Term Sheet is subject to change, completion or amendment from time to time. The information contained herein supersedes information in any other communication relating to the securities described herein; provided, that the information contained herein will be superseded by similar information delivered to you as part of the Preliminary Prospectus. The information contained herein should be reviewed only in conjunction with the entire Preliminary Prospectus. All of the information contained herein is subject to the same limitations and qualifications contained in the Preliminary Prospectus. The information contained herein does not contain all relevant information relating to the underlying mortgage loans or mortgaged properties. Such information is described in the Preliminary Prospectus. The information contained herein will be more fully described in the Preliminary Prospectus. The information contained herein should not be viewed as projections, forecasts, predictions or opinions with respect to value. Prior to making any investment decision, prospective investors are strongly urged to read the Preliminary Prospectus in its entirety. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Term Sheet is truthful or complete. Any representation to the contrary is a criminal offense.

J.P. Morgan is a marketing name for investment banking businesses of JPMorgan Chase & Co. and its subsidiaries worldwide. Securities, syndicated loan arranging, financial advisory and other investment banking activities are performed by J.P. Morgan Securities LLC and its securities affiliates, and lending, derivatives and other commercial banking activities are performed by JPMorgan Chase Bank, National Association and its banking affiliates. J.P. Morgan Securities LLC is a member of the Securities Investor Protection Corporation (“SIPC”) and the NYSE.

Wells Fargo Securities is the trade name for the capital markets and investment banking services of Wells Fargo & Company and its subsidiaries, including but not limited to Wells Fargo Securities, LLC, a member of the New York Stock Exchange, the Financial Industry Regulatory Authority (“FINRA”), the National Futures Association (“NFA”) and SIPC, Wells Fargo Prime Services, LLC, a member of FINRA, NFA and SIPC, and Wells Fargo Bank, National Association. Wells Fargo Securities, LLC and Wells Fargo Prime Services, LLC are distinct entities from affiliated banks and thrifts.

BofA Securities is the marketing name for the global banking and global markets businesses of Bank of America Corporation. Lending, derivatives, and other commercial banking activities are performed globally by banking affiliates of Bank of America Corporation, including Bank of America, N.A., member FDIC. Securities, strategic advisory, and other investment banking activities are performed globally by investment banking affiliates of Bank of America Corporation, including, in the United States, BofA Securities, Inc., which is a registered broker-dealer and member of FINRA and SIPC, and, in other jurisdictions, locally registered entities.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of, or attached to, the email communication to which this Term Sheet may have been attached are not applicable to this Term Sheet and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of this Term Sheet having been sent via Bloomberg or another email system.

IMPORTANT NOTICE REGARDING THE CONDITIONS FOR THIS OFFERING OF ASSET-BACKED SECURITIES

THE ASSET-BACKED SECURITIES REFERRED TO IN THIS TERM SHEET ARE BEING OFFERED WHEN, AS AND IF ISSUED. IN PARTICULAR, YOU ARE ADVISED THAT THE ASSET-BACKED SECURITIES, AND THE ASSET POOL BACKING THEM, ARE SUBJECT TO MODIFICATION OR REVISION (INCLUDING, AMONG OTHER THINGS, THE POSSIBILITY THAT ONE OR MORE CLASSES OF SECURITIES MAY BE SPLIT, COMBINED OR ELIMINATED), AT ANY TIME PRIOR TO ISSUANCE OR AVAILABILITY OF A FINAL PROSPECTUS. AS A RESULT, YOU MAY COMMIT TO PURCHASE SECURITIES THAT HAVE CHARACTERISTICS THAT MAY CHANGE, AND YOU ARE ADVISED THAT ALL OR A PORTION OF THE SECURITIES MAY NOT BE ISSUED THAT HAVE THE CHARACTERISTICS DESCRIBED IN THIS TERM SHEET. OUR OBLIGATION TO SELL SECURITIES TO YOU IS CONDITIONED ON THE SECURITIES AND THE UNDERLYING TRANSACTION HAVING THE CHARACTERISTICS DESCRIBED IN THIS TERM SHEET. IF WE DETERMINE THAT THE FOREGOING CONDITION IS NOT SATISFIED IN ANY MATERIAL RESPECT, WE WILL NOTIFY YOU, AND NEITHER THE ISSUING ENTITY NOR ANY UNDERWRITER WILL HAVE ANY OBLIGATION TO YOU TO DELIVER ALL OR ANY PORTION OF THE SECURITIES WHICH YOU HAVE COMMITTED TO PURCHASE, AND THERE WILL BE NO LIABILITY BETWEEN US AS A CONSEQUENCE OF THE NON-DELIVERY.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
2

BANK 2024-BNK48	Structural Overview

Offered Certificates

Class	Expected Ratings (Fitch/KBRA/Moody’s)(1)	Approximate Initial Certificate Balance or Notional Amount(2)		Approximate Initial Credit Support(3)	Pass-Through Rate Description	Expected Weighted Average Life (Years)(4)	Expected Principal Window (Months)(4)	Certificate Principal UW NOI Debt Yield(5)	Certificate Principal to Value Ratio(6)
Class A-1	AAAsf/AAA(sf)/Aaa(sf)	$10,900,000		30.000%	(7)	2.69	1 – 60	22.9%	35.6%
Class A-SB	AAAsf/AAA(sf)/Aaa(sf)	$14,800,000		30.000%	(7)	7.56	60 – 117	22.9%	35.6%
Class A-4(8)	AAAsf/AAA(sf)/Aaa(sf)		(8)(9)	30.000%	(7)(8)	(9)	(9)	22.9%	35.6%
Class A-5(8)	AAAsf/AAA(sf)/Aaa(sf)		(8)(9)	30.000%	(7)(8)	(9)	(9)	22.9%	35.6%
Class X-A	AAAsf/AAA(sf)/Aaa(sf)	$738,739,000	(10)	N/A	Variable IO(11)	N/A	N/A	N/A	N/A
Class X-B	A-sf/AAA(sf)/NR	$228,218,000	(10)	N/A	Variable IO(11)	N/A	N/A	N/A	N/A
Class A-S(8)	AAAsf/AA+(sf)/Aa3(sf)	$156,983,000	(8)	15.125%	(7)(8)	9.95	119 – 120	18.9%	43.2%
Class B(8)	AA-sf/AA-(sf)/NR	$42,213,000	(8)	11.125%	(7)(8)	10.02	120 – 120	18.0%	45.2%
Class C(8)	A-sf/A-(sf)/NR	$29,022,000	(8)	8.375%	(7)(8)	10.02	120 – 120	17.5%	46.6%

Privately Offered Pooled Certificates(12)

Class	Expected Ratings (Fitch/KBRA/Moody’s)(1)	Approximate Initial Certificate Balance or Notional Amount(2)		Approximate Initial Credit Support(3)	Pass-Through Rate Description	Expected Weighted Average Life (Years)(4)	Expected Principal Window (Months)(4)	Certificate Principal UW NOI Debt Yield(5)	Certificate Principal to Value Ratio(6)
Class X-D	BBBsf/BBB(sf)/NR	$15,830,000	(10)	N/A	Variable IO(11)	N/A	N/A	N/A	N/A
Class X-E	BBB-sf/BBB-(sf)/NR	$10,554,000	(10)	N/A	Variable IO(11)	N/A	N/A	N/A	N/A
Class X-F	BB-sf/BB-(sf)/NR	$17,149,000	(10)	N/A	Variable IO(11)	N/A	N/A	N/A	N/A
Class D	BBBsf/BBB(sf)/NR	$15,830,000		6.875%	(7)	10.02	120 – 120	17.2%	47.4%
Class E	BBB-sf/BBB-(sf)/NR	$10,554,000		5.875%	(7)	10.02	120 – 120	17.0%	47.9%
Class F	BB-sf/BB-(sf)/NR	$17,149,000		4.250%	(7)	10.02	120 – 120	16.7%	48.7%
Class G-RR	B-sf/B-(sf)/NR	$11,873,000		3.125%	(7)	10.02	120 – 120	16.5%	49.3%
Class H-RR	NR/NR/NR	$32,979,718		0.000%	(7)	10.02	120 – 120	16.0%	50.9%

Privately Offered Loan-Specific Interests(12)

Class	Expected Ratings (Moody’s)(1)	Approximate Initial Certificate Balance or Notional Amount(2)	Approximate Initial Credit Support(3)	Pass-Through Rate Description	Expected Weighted Average Life (Years)(4)	Expected Principal Window (Months)(4)	Certificate Principal UW NOI Debt Yield(14)	Certificate Principal to Value Ratio(15)
Class SOHO	A3(sf)	$25,000,000	0.000%	(13)	9.93	119 – 119	18.5%	45.3%

Non-Offered Eligible Vertical Interests(12)

Class or Interest	Expected Ratings (Fitch/KBRA/Moody’s)(1)	Approximate Initial Certificate or Principal Balance(2)	Approximate Initial Credit Support(3)	Pass-Through Rate Description	Expected Weighted Average Life (Years)(4)	Expected Principal Window (Months)(4)	Certificate Principal UW NOI Debt Yield(5)	Certificate Principal to Value Ratio(6)
RR Interest(16)	NR/NR/NR	$35,450,789.00	N/A	(17)	9.79	1 – 120	N/A	N/A
SOHO-RR Interest(18)	NR/NR/NR	$1,500,000	N/A	(19)	9.93	119 – 119	N/A	N/A

(1)	Ratings shown are those of Fitch Ratings, Inc. (“Fitch”), Kroll Bond Rating Agency, LLC (“KBRA”) and Moody’s Investors Service, Inc. (“Moody’s”). Certain nationally recognized statistical rating organizations that were not hired by the depositor may use information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended, or otherwise to rate the certificates. There can be no assurance as to what ratings a non-hired nationally recognized statistical rating organization would assign. See “Risk Factors—Other Risks Relating to the Certificates—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded” and “Ratings” in the Preliminary Prospectus to be dated on or about the date hereof (the “Preliminary Prospectus”). Capitalized terms used but not defined herein have the meanings assigned to such terms in the Preliminary Prospectus.
(2)	Approximate, subject to a permitted variance of plus or minus 5% and further subject to the discussion in footnote (9) below. In addition, the notional amounts of the Class X-A, Class X-B, Class X-D, Class X-E and Class X-F certificates may vary depending upon the final pricing of the classes of principal balance certificates or trust components whose certificate or principal balances comprise such notional amounts, and, if as a result of such pricing the pass-through
This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
3

BANK 2024-BNK48	Structural Overview

rate of any class of the Class X-A, Class X-B, Class X-D, Class X-E or Class X-F certificates, as applicable, would be equal to zero at all times, such class of certificates will not be issued on the closing date of this securitization.

(3)	The approximate initial credit support percentages set forth for the certificates are approximate and, for the Class A-1, Class A-SB, Class A-4 and Class A-5 certificates, are presented in the aggregate, taking into account the principal balances of the Class A-4 and Class A-5 trust components. The approximate initial credit support percentage set forth for each class of the Class A-S, Class B and Class C certificates represents the approximate credit support for the underlying trust component with the same alphanumeric designation. The RR Interest provides credit support only to the limited extent that it is allocated a portion of any losses incurred on the underlying mortgage loans, which such losses are allocated between it, on the one hand, and to the Pooled Non-Retained Certificates (as defined below), on the other hand, pro rata in accordance with their respective Percentage Allocation Entitlements. The approximate initial credit support percentages shown in the table above for the pooled principal balance certificates do not include the subordination provided by the Soho Grand & The Roxy Hotel subordinate companion loan (the “Trust Subordinate Companion Loan”) to the Soho Grand & The Roxy Hotel mortgage loan. The Class SOHO Certificates and the SOHO-RR Interest (collectively, the “Privately Offered Loan-Specific Interests”) will not provide credit support to any class of pooled certificates except to the extent of the subordination of the Trust Subordinate Companion Loan (in which the Privately Offered Loan-Specific Interests each represent an interest) to the Soho Grand & The Roxy Hotel mortgage loan included in the mortgage pool. The SOHO-RR Interest provides credit support only to the limited extent that it is allocated approximately 5.66% of any losses incurred on the Trust Subordinate Companion Loan. See “Credit Risk Retention” in the Preliminary Prospectus.
(4)	The Expected Weighted Average Life and Expected Principal Window during which distributions of principal would be received as set forth in the foregoing table with respect to each class of principal balance certificates and the SOHO-RR Interest are based on the assumptions set forth under “Yield and Maturity Considerations—Weighted Average Life” in the Preliminary Prospectus and on the assumptions that there are no prepayments, modifications or losses in respect of the mortgage loans and that there are no extensions or forbearances of maturity dates or anticipated repayment dates of the mortgage loans.
(5)	Certificate Principal UW NOI Debt Yield for any class of pooled principal balance certificates shown in the table above (other than the RR Interest) is calculated as the product of (a) the weighted average UW NOI Debt Yield for the mortgage pool, multiplied by (b) a fraction, the numerator of which is the aggregate initial certificate balance of all the pooled principal balance certificates, and the denominator of which is the sum of (x) the aggregate initial certificate balance of the subject class of pooled principal balance certificates (or, with respect to the Class A-4, Class A-5, Class A-S, Class B or Class C certificates, the initial principal balance of the trust component with the same alphanumeric designation) and all other classes of pooled principal balance certificates (other than the RR Interest), if any, that are senior to such class and (y) the outstanding certificate balance of the RR Interest, multiplied by the applicable RR Interest Computation Percentage. The Certificate Principal UW NOI Debt Yields of the Class A-1, Class A-SB, Class A-4 and Class A-5 certificates are calculated in the aggregate for those classes as if they were a single class. With respect to any class of pooled principal balance certificates, the “RR Interest Computation Percentage” is equal to a fraction, expressed as a percentage, the numerator of which is the aggregate initial certificate balance of the subject class of pooled principal balance certificates (or, with respect to the Class A-4, Class A-5, Class A-S, Class B or Class C certificates, the initial principal balance of the trust component with the same alphanumeric designation) and all other classes of pooled principal balance certificates (other than the RR Interest), if any, that are senior to such class, and the denominator of which is the aggregate initial certificate balance of all the pooled principal balance certificates (other than the RR Interest).
(6)	Certificate Principal to Value Ratio for any class of pooled principal balance certificates shown in the table above (other than the RR Interest) is calculated as the product of (a) the weighted average Cut-off Date LTV Ratio of the mortgage pool, multiplied by (b) a fraction, the numerator of which is the sum of (x) the aggregate initial certificate balance of the subject class of pooled principal balance certificates (or, with respect to the Class A-4, Class A-5, Class A-S, Class B or Class C certificates, the initial principal balance of the trust component with the same alphanumeric designation) and all other classes of pooled principal balance certificates (other than the RR Interest), if any, that are senior to such class and (y) the outstanding certificate balance of the RR Interest, multiplied by the applicable RR Interest Computation Percentage, and the denominator of which is the aggregate initial certificate balance of all the pooled principal balance certificates. The Certificate Principal to Value Ratios of the Class A-1, Class A-SB, Class A-4 and Class A-5 certificates are calculated in the aggregate for those classes as if they were a single class.
(7)	The pass-through rate for each class of the Class A-1, Class A-SB, Class A-4, Class A-5, Class A-S, Class B, Class C, Class D, Class E, Class F, Class G-RR and Class H-RR certificates (which classes, together with the other classes of Exchangeable Certificates with a certificate balance and the RR Interest, are referred to as the “pooled principal balance certificates”) for any distribution date will be one of the following: (i) a fixed rate per annum, (ii) a variable rate per annum equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, (iii) a variable rate per annum equal to the lesser of (a) a fixed rate and (b) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date or (iv) a variable rate per annum equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date minus a specified percentage. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.
(8)	The Class A-4-1, Class A-4-2, Class A-4-X1, Class A-4-X2, Class A-5-1, Class A-5-2, Class A-5-X1, Class A-5-X2, Class A-S-1, Class A-S-2, Class A-S-X1, Class A-S-X2, Class B-1, Class B-2, Class B-X1, Class B-X2, Class C-1, Class C-2, Class C-X1 and Class C-X2 certificates are also offered certificates. Such classes of certificates, together with the Class A-4, Class A-5, Class A-S, Class B and Class C certificates, constitute the “Exchangeable Certificates”. The Class A-1, Class A-SB, Class D, Class E, Class F, Class G-RR and Class H-RR and Class SOHO certificates, together with the RR Interest and the Exchangeable Certificates with a certificate balance, are referred to as the “principal balance certificates.” Each class of Exchangeable Certificates will have the certificate balance or notional amount and pass-through rate described below under “Exchangeable Certificates.” Each class of Class A-4, Class A-5, Class A-S, Class B and Class C Exchangeable Certificates will have the same ratings as the Class A-4, Class A-5, Class A-S, Class B and Class C certificates, respectively, shown in the table above.
(9)	The exact initial principal balances or notional amounts of the Class A-4, Class A-4-X1, Class A-4-X2, Class A-5, Class A-5-X1 and Class A-5-X2 trust components (and consequently, the exact aggregate initial certificate balances or notional amounts of the Exchangeable Certificates with an “A-4” or “A-5” designation) are unknown and will be determined based on the final pricing of the certificates. However, the initial principal balances, weighted average lives and principal windows of the Class A-4 and Class A-5 trust components are expected to be within the applicable ranges reflected in the chart below. The aggregate initial principal balance of the Class A-4 and Class A-5 trust components is expected to be approximately $713,039,000, subject to a variance of plus or minus 5%. The Class A-4-X1 and Class A-4-X2 trust components will have initial notional amounts equal to the initial principal balance of the Class A-4 trust component. The Class A-5-X1 and Class A-5-X2 trust components will have initial notional amounts equal to the initial principal balance of the Class A-5 trust component. In the event that the Class A-5 trust component is issued with an initial certificate balance of $713,039,000, the Class A-4 trust component (and, correspondingly, the Class A-4 Exchangeable Certificates) will not be issued.
Trust Component	Expected Range of Initial Principal Balance	Expected Range of Weighted Average Life (Years)	Expected Range of Principal Window (Months)
Class A-4 trust component	$0 – $315,000,000	N/A – 9.79	N/A / 117 – 118
Class A-5 trust component	$398,039,000 – $713,039,000	9.86 – 9.92	117 – 119 / 118 – 119
(10)	The Class X-A, Class X-B, Class X-D , Class X-E and Class X-F certificates (collectively referred to as the “Class X certificates”) are notional amount certificates and will not be entitled to distributions of principal. The notional amount of the Class X-A certificates will be equal to the aggregate certificate or principal balance of the Class A-1 and Class A-SB certificates and the Class A-4 and Class A-5 trust components outstanding from time to time. The notional amount of the
This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
4

BANK 2024-BNK48	Structural Overview

Class X-B certificates will be equal to the aggregate principal balance of the Class A-S, Class B and Class C trust components outstanding from time to time. The notional amount of the Class X-D certificates will be equal to the certificate balance of the Class D certificates. The notional amount of the Class X-E certificates will be equal to the certificate balance of the Class E certificates. The notional amount of the Class X-F certificates will be equal to the certificate balance of the Class F certificates.

(11)	The pass-through rate for the Class X-A certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-1 and Class A-SB certificates and the Class A-4, Class A-4-X1, Class A-4-X2, Class A-5, Class A-5-X1 and Class A-5-X2 trust components for the related distribution date, weighted on the basis of their respective certificate or principal balances or notional amounts outstanding immediately prior to that distribution date (but excluding trust components with a notional amount in the denominator of such weighted average calculation). The pass-through rate for the Class X-B certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-S, Class A-S-X1, Class A-S-X2, Class B, Class B-X1, Class B-X2, Class C, Class C-X1 and Class C-X2 trust components for the related distribution date, weighted on the basis of their respective principal balances or notional amounts outstanding immediately prior to that distribution date (but excluding trust components with a notional amount in the denominator of such weighted average calculation). The pass-through rate for the Class X-D certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the pass-through rate on the Class D certificates for the related distribution date. The pass-through rate for the Class X-E certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the pass-through rate on the Class E certificates for the related distribution date. The pass-through rate for the Class X-F certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the pass-through rate on the Class F certificates for the related distribution date. For purposes of the calculations above, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.
(12)	Not offered pursuant to the Preliminary Prospectus or this Term Sheet. Information provided in this Term Sheet regarding the characteristics of these certificates and the SOHO-RR Interest is provided only to enhance your understanding of the offered certificates. The privately offered certificates also include the Class V and Class R certificates, which do not have a certificate balance, notional amount, credit support, pass-through rate, rating, assumed final distribution date or rated final distribution date, and which are not shown in the chart. The Class V certificates represent a beneficial ownership interest held through the grantor trust in a specified percentage of certain excess interest in respect of mortgage loans having anticipated repayment dates, if any. The Class R certificates represent the beneficial ownership of the residual interest in each of the real estate mortgage investment conduits, as further described in the Preliminary Prospectus.
(13)	The pass-through rate for the Class SOHO certificates (which are referred to as the “loan-specific principal balance certificates”) will be one of the following: (i) a fixed rate per annum, (ii) a variable rate per annum equal to the net mortgage rate on the Trust Subordinate Companion Loan for the related distribution date, (iii) a variable rate per annum equal to the lesser of (a) a fixed rate and (b) the net mortgage rate on the Trust Subordinate Companion Loan for the related distribution date, or (iv) a variable rate per annum equal to the net mortgage rate on the Trust Subordinate Companion Loan for the related distribution date minus a specified percentage. For purposes of the calculation of the net mortgage rate on the Trust Subordinate Companion Loan for each distribution date, the mortgage interest rate will be adjusted as necessary to a 30/360 basis.
(14)	Certificate Principal UW NOI Debt Yield for the Class SOHO certificates is the UW NOI Debt Yield for the Soho Grand & The Roxy Hotel whole loan.
(15)	Certificate Principal to Value Ratio for the Class SOHO certificates is the Cut-off Date LTV Ratio of the Soho Grand & The Roxy Hotel whole loan.
(16)	The RR Interest represents the right to receive approximately 3.25% of all amounts collected on the mortgage loans (net of all expenses of the issuing entity) that are available for distribution to the pooled certificates on each distribution date, as further described under “Credit Risk Retention” in the Preliminary Prospectus. In order to satisfy the Fair Value Condition (as defined in the Preliminary Prospectus), the certificate balance of the RR Interest retained by the Retaining Sponsor may be increased (and correspondingly, the certificate balance or notional amount of each class of pooled certificates may be decreased).
(17)	Although it does not have a specified pass-through rate (other than for tax reporting purposes), the effective pass-through rate for the RR Interest will be a variable rate per annum equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months).
(18)	The SOHO-RR Interest will not be certificated and will not be a “certificate” for purposes of this Term Sheet.
(19)	Although it does not have a specified pass-through rate (other than for tax reporting purposes), the effective pass-through rate for the SOHO-RR Interest will be a variable rate per annum equal to the net mortgage interest rate on the Trust Subordinate Companion Loan for the related distribution date (adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months).

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
5

BANK 2024-BNK48	Structural Overview

Issue Characteristics

Offered Certificates:	$966,957,000 (approximate) monthly pay, multi-class, commercial mortgage pass-through certificates, consisting of 17 principal balance classes (Class A-1, Class A-SB, Class A-4, Class A-4-1, Class A-4-2, Class A-5, Class A-5-1, Class A-5-2, Class A-S, Class A-S-1, Class A-S-2, Class B, Class B-1, Class B-2, Class C, Class C-1 and Class C-2) and 12 interest-only classes (Class A-4-X1, Class A-4-X2, Class A-5-X1, Class A-5-X2, Class X-A, Class X-B, Class A-S-X1, Class A-S-X2, Class B-X1, Class B-X2, Class C-X1 and Class C-X2)
Co-Lead Managers and Joint Bookrunners:	Morgan Stanley & Co. LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Goldman Sachs & Co. LLC, Wells Fargo Securities, LLC and BofA Securities, Inc.
Co-Managers:	Academy Securities, Inc., Drexel Hamilton, LLC and Siebert Williams Shank & Co., LLC
Mortgage Loan Sellers:	Morgan Stanley Mortgage Capital Holdings LLC, Citi Real Estate Funding Inc., JPMorgan Chase Bank, National Association, Goldman Sachs Mortgage Company, Wells Fargo Bank, National Association, Bank of America, National Association and National Cooperative Bank, N.A.
Rating Agencies:	Fitch, KBRA and Moody’s
Master Servicers:	Wells Fargo Bank, National Association and National Cooperative Bank, N.A.
Special Servicers:	LNR Partners, LLC and National Cooperative Bank, N.A.
Trustee/Certificate Administrator/ Certificate Registrar/Custodian:	Computershare Trust Company, National Association
NCB Co-Trustee:	Deutsche Bank National Trust Company
Operating Advisor:	Park Bridge Lender Services LLC
Asset Representations Reviewer:	Park Bridge Lender Services LLC
Initial Directing Certificateholder:	CMBS 4 Sub 5, LLC, a Delaware limited liability company.
Risk Retention Consultation Parties:
(i) Citi Real Estate Funding Inc., with respect to the securitization of the mortgage loans, and (ii) JPMorgan Chase Bank, National Association, with respect to the securitization of the Soho Grand & The Roxy Hotel subordinate companion loan
U.S. Credit Risk Retention:	Eligible vertical interest and eligible horizontal residual interest
EU/UK Risk Retention:	None of the sponsors, the depositor or the underwriters or their respective affiliates, or any other person, intends to retain a material net economic interest in the securitization constituted by the issue of the certificates, or to take any other action in respect of such securitization, in a manner prescribed or contemplated by the EU Securitization Regulation or the UK Securitization Regulation. In particular, no such person undertakes to take any action which may be required by any potential investor or certificateholder for the purposes of its compliance with any requirement of the EU Securitization Regulation or the UK Securitization Regulation. In addition, the arrangements described under “Credit Risk Retention” in the Preliminary Prospectus have not been structured with the objective of ensuring compliance by any person with any requirement of the EU Securitization Regulation or the UK Securitization Regulation. Consequently, the Offered Certificates may not be a suitable investment for investors that are subject to any requirement of the EU Securitization Regulation or the UK Securitization Regulation. See “Risk Factors—Other Risks Relating to the Certificates—EU Securitization Regulation and UK Securitization Regulation” in the Preliminary Prospectus.
Cut-off Date:	The mortgage loans will be considered part of the trust fund as of their respective cut-off dates. The cut-off date with respect to each mortgage loan is the respective due date for the monthly debt service payment that is due in October 2024 (or, in the case of any mortgage loan that has its first due date after October 2024, the date that would have been its due date in October 2024 under the terms of that mortgage loan if a monthly debt service payment were scheduled to be due in that month).
Expected Pricing Date:	Week of September 23, 2024
Expected Closing Date:	October 9, 2024
Determination Dates:	The 11th day of each month or, if the 11th day is not a business day, then the business day immediately following such 11th day.
Distribution Dates:	The 4th business day following each determination date. The first distribution date will be in November 2024.
Rated Final Distribution Date:	The distribution date in October 2057
Interest Accrual Period:	Preceding calendar month
Payment Structure:	Sequential pay
Tax Treatment:	REMIC, except that the Exchangeable Certificates will evidence interests in a grantor trust
Optional Termination:	1.00% clean-up call
Minimum Denominations:	$10,000 for each class of Offered Certificates (other than Class X-A and Class X-B certificates); $1,000,000 for the Class X-A and Class X-B certificates
Settlement Terms:	DTC, Euroclear and Clearstream
This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
6

BANK 2024-BNK48	Structural Overview
Legal/Regulatory Status:	Each class of Offered Certificates is expected to be eligible for exemptive relief under ERISA. No class of Offered Certificates is SMMEA eligible.
Analytics:	The certificate administrator is expected to make available all distribution date statements, CREFC® reports and supplemental notices received by it to certain modeling financial services as described in the Preliminary Prospectus.
Bloomberg Ticker:	BANK 2024-BNK48<MTGE><GO>
Risk Factors:	THE CERTIFICATES INVOLVE CERTAIN RISKS AND MAY NOT BE SUITABLE FOR ALL INVESTORS. SEE THE “RISK FACTORS” SECTION OF THE PRELIMINARY PROSPECTUS.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
7

BANK 2024-BNK48	Structural Overview

Structural Overview

Allocation Between the RR Interest and the Pooled Non-Retained Certificates:

The aggregate amount available for distributions to the holders of the pooled certificates (including the RR Interest) on each distribution date (net of specified expenses of the issuing entity, including fees payable to, and costs and expenses reimbursable to, each applicable master servicer, primary servicer and special servicer, the certificate administrator, the trustee, the NCB co-trustee, the operating advisor, the asset representations reviewer and CREFC®) will be allocated between amounts available for distribution to the holders of the RR Interest, on the one hand, and to the Pooled Non-Retained Certificates, on the other hand. The portion of such amount allocable to (a) the RR Interest will at all times be the product of such amount multiplied by approximately 3.25% and (b) the Pooled Non-Retained Certificates will at all times be the product of such amount multiplied by the difference between 100% and the percentage set forth in clause (a) (each, the respective “Percentage Allocation Entitlement”).

The certificates (other than the Class SOHO certificates) are referred to herein as the “pooled certificates”. The pooled certificates (other than the Class V and Class R Certificates) are referred to herein as the “Pooled Non-Retained Certificates”.

Accrual:	Each class of Offered Certificates will accrue interest on a 30/360 basis.
Amount and Order of Distributions:

On each distribution date, the Pooled Non-Retained Certificates’ Percentage Allocation Entitlement of funds available for distribution from the mortgage loans, net of (i) any yield maintenance charges and prepayment premiums and (ii) any excess interest, will be distributed in the following amounts and order of priority:

First, to the Class A-1, Class A-SB, Class X-A, Class X-B, Class X-D, Class X-E and Class X-F certificates and the Class A-4, Class A-4-X1, Class A-4-X2, Class A-5, Class A-5-X1 and Class A-5-X2 trust components, in respect of interest, up to an amount equal to, and pro rata in accordance with, the interest entitlements for those classes of certificates and trust components;

Second, to the Class A-1 and Class A-SB certificates and the Class A-4 and Class A-5 trust components as follows, to the extent of applicable available funds allocated to principal: either (i)(a) first, to principal on the Class A-SB certificates, until the certificate balance of the Class A-SB certificates is reduced to the planned principal balance for the related distribution date set forth in Annex E to the Preliminary Prospectus, and (b) second, to principal on the Class A-1 certificates, the Class A-4 trust component, the Class A-5 trust component and the Class A-SB certificates, in that order, in each case until the certificate or principal balance of the applicable class of certificates or trust component has been reduced to zero, or (ii) if the certificate or principal balance of each class of pooled principal balance certificates and trust components other than the Class A-1 and Class A-SB certificates and the Class A-4 and Class A-5 trust components and the RR Interest has been reduced to zero as a result of the allocation of losses on the mortgage loans to those certificates and trust components, to principal on the Class A-1 and Class A-SB certificates and the Class A-4 and Class A-5 trust components, pro rata, without regard to the distribution priorities described above or the planned principal balance of the Class A-SB certificates;

Third, to the Class A-1 and Class A-SB certificates and the Class A-4 and Class A-5 trust components, first, up to an amount equal to, and pro rata based on, any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by each such class or trust component and then in the amount of interest thereon;

Fourth, to the Class A-S, Class A-S-X1 and Class A-S-X2 trust components, as follows: (a) to each such trust component in respect of interest, up to an amount equal to, and pro rata in accordance with, the interest entitlements for those trust components; (b) to the extent of applicable available funds allocable to principal remaining after distributions in respect of principal to each class of certificates or trust component with a higher priority (as set forth in prior enumerated clauses set forth above), to principal on the Class A-S trust component until its principal balance has been reduced to zero; and (c) to reimburse the Class A-S trust component, first, in the amount of any previously unreimbursed losses on the mortgage loans that were previously allocated thereto, then in the amount of interest thereon;

Fifth, to the Class B, Class B-X1 and Class B-X2 trust components, as follows: (a) to each such trust component in respect of interest, up to an amount equal to, and pro rata in accordance with, the interest entitlements for those trust components; (b) to the extent of applicable available funds allocable to principal remaining after distributions in respect of principal to each class of certificates or trust component with a higher priority (as set forth in prior enumerated clauses set forth above), to principal on the Class B trust component until its principal balance has been reduced to zero; and (c) to reimburse the Class B trust component, first, in the amount of any previously unreimbursed losses on the mortgage loans that were previously allocated thereto, then in the amount of interest thereon;

Sixth, to the Class C, Class C-X1 and Class C-X2 trust components, as follows: (a) to each such trust component in respect of interest, up to an amount equal to, and pro rata in accordance with, the interest entitlements for those trust components; (b) to the extent of applicable available funds allocable to principal remaining after distributions in respect of principal to each class of certificates or trust component with a higher priority (as set forth in prior enumerated clauses set forth above), to principal on the Class C trust component until its principal balance has been reduced to zero; and (c) to reimburse the Class C trust component, first, in the amount of any previously unreimbursed losses on the mortgage loans that were previously allocated thereto, then in the amount of interest thereon;

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
8

BANK 2024-BNK48	Structural Overview

Seventh, to the Class D, Class E, Class F, Class G-RR and Class H-RR certificates in the amounts and order of priority described in “Description of the Certificates—Distributions” in the Preliminary Prospectus; and

Eighth, to the Class R certificates, any remaining amounts.

Principal and interest payable on each trust component will be distributed pro rata to the corresponding classes of Exchangeable Certificates representing interests therein in accordance with their Class Percentage Interests therein as described below under “Exchangeable Certificates.”

Interest and Principal Entitlements:

The interest entitlement of each class of Offered Certificates on each distribution date generally will be the interest accrued during the related interest accrual period on the related certificate balance or notional amount at the related pass-through rate, net of any prepayment interest shortfalls allocated to that class for such distribution date as described below. If prepayment interest shortfalls arise from voluntary prepayments on serviced mortgage loans during any collection period, the applicable master servicer is required to make a limited compensating interest payment to offset those shortfalls. See “Description of the Certificates—Prepayment Interest Shortfalls” in the Preliminary Prospectus. The remaining amount of prepayment interest shortfalls will be allocated between the RR Interest, on one hand, and the Pooled Non-Retained Certificates, on the other hand, in accordance with their respective Percentage Allocation Entitlements. The prepayment interest shortfalls allocated to the Pooled Non-Retained Certificates will be allocated among such classes of certificates (other than the Exchangeable Certificates) and trust components that are entitled to interest, on a pro rata basis, based on their respective amounts of accrued interest for the related distribution date, to reduce the interest entitlement on each such class of certificates and trust components. For any distribution date, prepayment interest shortfalls allocated to a trust component will be allocated among the related classes of Exchangeable Certificates, pro rata, in accordance with their respective Class Percentage Interests for that distribution date. If a class of certificates or trust component receives less than the entirety of its interest entitlement on any distribution date, then the shortfall (excluding any shortfall due to prepayment interest shortfalls), together with interest thereon, will be added to its interest entitlement for the next succeeding distribution date.

The aggregate principal distribution amount for each distribution date generally will be the aggregate amount of principal received or advanced in respect of the mortgage loans, net of any non-recoverable advances and interest thereon and any workout-delayed reimbursement amounts that are reimbursed to the applicable master servicer, the trustee or the NCB co-trustee during the related collection period. Non-recoverable advances and interest thereon are reimbursable from principal collections before reimbursement from other amounts. Workout-delayed reimbursement amounts will be reimbursable from principal collections. The Pooled Non-Retained Certificates and the RR Interest will be entitled to their respective Percentage Allocation Entitlements of the aggregate principal distribution amount.

No class of pooled certificates will be entitled to distributions from amounts paid or advanced on and allocable to the Trust Subordinate Companion Loan. The holders of the Privately Offered Loan-Specific Interests will only be entitled to distributions from amounts paid or advances on and allocated to the Trust Subordinate Companion Loan in accordance with the intercreditor agreement relating to the Soho Grand & The Roxy Hotel whole loan.

Exchangeable Certificates:	Certificates of each class of Exchangeable Certificates may be exchanged for certificates of the corresponding classes of Exchangeable Certificates set forth next to such class in the table below, and vice versa. Following any exchange of certificates of one or more classes of Exchangeable Certificates (the applicable “Surrendered Classes”) for certificates of one or more classes of other Exchangeable Certificates (the applicable “Received Classes”), the Class Percentage Interests (as defined below) of the outstanding principal balances or notional amounts of the Corresponding Trust Components that are represented by the Surrendered Classes (and consequently their related certificate balances or notional amounts) will be decreased, and those of the Received Classes (and consequently their related certificate balances or notional amounts) will be increased. The dollar denomination of the certificates of each of the Received Classes must be equal to the dollar denomination of the certificates of each of the Surrendered Classes. No fee will be required with respect to any exchange of Exchangeable Certificates.

Surrendered Classes (or Received Classes) of Certificates	Received Classes (or Surrendered Classes) of Certificates
Class A-4	Class A-4-1, Class A-4-X1
Class A-4	Class A-4-2, Class A-4-X2
Class A-5	Class A-5-1, Class A-5-X1
Class A-5	Class A-5-2, Class A-5-X2
Class A-S	Class A-S-1, Class A-S-X1
Class A-S	Class A-S-2, Class A-S-X2
Class B	Class B-1, Class B-X1
Class B	Class B-2, Class B-X2
Class C	Class C-1, Class C-X1
Class C	Class C-2, Class C-X2

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
9

BANK 2024-BNK48	Structural Overview
On the closing date, the issuing entity will issue the following “trust components,” each with the initial principal balance (or, if such trust component has an “X” suffix, notional amount) and pass-through rate set forth next to it in the table below. Each trust component with an “X” suffix will not be entitled to distributions of principal.

Trust Component	Initial Principal Balance or Notional Amount	Pass-Through Rate
Class A-4	See footnote (9) to the first table above under “Structural Overview”	Class A-4 certificate pass-through rate minus 1.00%
Class A-4-X1	Equal to Class A-4 trust component principal balance	0.50%
Class A-4-X2	Equal to Class A-4 trust component principal balance	0.50%
Class A-5	See footnote (9) to the first table above under “Structural Overview”	Class A-5 certificate pass-through rate minus 1.00%
Class A-5-X1	Equal to Class A-5 trust component principal balance	0.50%
Class A-5-X2	Equal to Class A-5 trust component principal balance	0.50%
Class A-S	$156,983,000	Class A-S certificate pass-through rate minus 1.00%
Class A-S-X1	Equal to Class A-S trust component principal balance	0.50%
Class A-S-X2	Equal to Class A-S trust component principal balance	0.50%
Class B	$42,213,000	Class B certificate pass-through rate minus 1.00%
Class B-X1	Equal to Class B trust component principal balance	0.50%
Class B-X2	Equal to Class B trust component principal balance	0.50%
Class C	$29,022,000	Class C certificate pass-through rate minus 1.00%
Class C-X1	Equal to Class C trust component principal balance	0.50%
Class C-X2	Equal to Class C trust component principal balance	0.50%

Each class of Exchangeable Certificates represents an undivided beneficial ownership interest in the trust components set forth next to it in the table below (the “Corresponding Trust Components”). Each class of Exchangeable Certificates has a pass-through rate equal to the sum of the pass-through rates of the Corresponding Trust Components and represents a percentage interest (the related “Class Percentage Interest”) in each Corresponding Trust Component, including principal and interest payable thereon (and reimbursements of losses allocable thereto), equal to (x) the certificate balance (or, if such class has an “X” suffix, notional amount) of such class of certificates, divided by (y) the principal balance of the Class A-4 trust component (if such class of Exchangeable Certificates has an “A-4” designation), the Class A-5 trust component (if such class of Exchangeable Certificates has an “A-5” designation), the Class A-S trust component (if such class of Exchangeable Certificates has an “A-S” designation), the Class B trust component (if such class of Exchangeable Certificates has a “B” designation), or the Class C trust component (if such class of Exchangeable Certificates has a “C” designation).

Group of Exchangeable Certificates	Class of Exchangeable Certificates	Corresponding Trust Components
“Class A-4 Exchangeable Certificates”	Class A-4	Class A-4, Class A-4-X1, Class A-4-X2
	Class A-4-1	Class A-4, Class A-4-X2
	Class A-4-2	Class A-4
	Class A-4-X1	Class A-4-X1
	Class A-4-X2	Class A-4-X1, Class A-4-X2
“Class A-5 Exchangeable Certificates”	Class A-5	Class A-5, Class A-5-X1, Class A-5-X2
	Class A-5-1	Class A-5, Class A-5-X2
	Class A-5-2	Class A-5
	Class A-5-X1	Class A-5-X1
	Class A-5-X2	Class A-5-X1, Class A-5-X2
“Class A-S Exchangeable Certificates”	Class A-S	Class A-S, Class A-S-X1, Class A-S-X2
	Class A-S-1	Class A-S, Class A-S-X2
	Class A-S-2	Class A-S
	Class A-S-X1	Class A-S-X1
	Class A-S-X2	Class A-S-X1, Class A-S-X2
	Class B	Class B, Class B-X1, Class B-X2
“Class B Exchangeable Certificates”	Class B-1	Class B, Class B-X2
	Class B-2	Class B

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
10

BANK 2024-BNK48	Structural Overview
	Class B-X1	Class B-X1
	Class B-X2	Class B-X1, Class B-X2
“Class C Exchangeable Certificates”	Class C	Class C, Class C-X1, Class C-X2
	Class C-1	Class C, Class C-X2
	Class C-2	Class C
	Class C-X1	Class C-X1
	Class C-X2	Class C-X1, Class C-X2

The maximum certificate balance or notional amount of each class of Class A-4 Exchangeable Certificates, Class A-5 Exchangeable Certificates, Class A-S Exchangeable Certificates, Class B Exchangeable Certificates or Class C Exchangeable Certificates that could be issued in an exchange is equal to the principal balance of the Class A-4, Class A-5, Class A-S, Class B or Class C trust component, respectively.  The maximum certificate balances of Class A-4, Class A-5, Class A-S, Class B and Class C certificates (subject to the constraint on the aggregate initial principal balance of the Class A-4 and Class A-5 trust components discussed in footnote (9) to the first table above under “Structural Overview”) will be issued on the closing date, and the certificate balance or notional amount of each other class of Exchangeable Certificates will be equal to zero on the closing date.

Each class of Class A-4 Exchangeable Certificates, Class A-5 Exchangeable Certificates, Class A-S Exchangeable Certificates, Class B Exchangeable Certificates and Class C Exchangeable Certificates will have a certificate balance or notional amount equal to its Class Percentage Interest multiplied by the principal balance of the Class A-4, Class A-5, Class A-S, Class B or Class C trust component, respectively.  Each class of Class A-4 Exchangeable Certificates, Class A-5 Exchangeable Certificates, Class A-S Exchangeable Certificates, Class B Exchangeable Certificates and Class C Exchangeable Certificates with a certificate balance will have the same approximate initial credit support percentage, Expected Weighted Average Life, Expected Principal Window, Certificate Principal UW NOI Debt Yield and Certificate Principal to Value Ratio as the Class A-4, Class A-5, Class A-S, Class B or Class C certificates, respectively, shown above.

Special Servicer Compensation:

The principal compensation to be paid to a special servicer in respect of its special servicing activities will be the special servicing fee, the workout fee and the liquidation fee.

The special servicing fee for each distribution date is calculated based on the outstanding principal balance of each serviced mortgage loan that is a specially serviced mortgage loan (and any related serviced companion loan) or as to which the related mortgaged property has become an REO property at the special servicing fee rate, which will be a rate equal to (a) with respect to LNR Partners, LLC, (i) other than for the VISA Global HQ whole loan, the greater of a per annum rate of 0.25% and the per annum rate that would result in a special servicing fee for the related month of $3,500 and (ii) with respect to the VISA Global HQ whole loan, a per annum rate of 0.25% and (b) with respect to National Cooperative Bank, N.A., the greater of 0.25% and the per annum rate that would result in a special servicing fee for the related month of $2,500. The special servicing fee will be payable monthly, first, from liquidation proceeds, insurance and condemnation proceeds, and other collections in respect of the related specially serviced mortgage loan or REO property and, then, from general collections on all the mortgage loans and any REO properties.

Each applicable special servicer will also be entitled to (i) liquidation fees generally equal to 1.00% (or, with respect to the VISA Global HQ mortgage loan, 0.50%) (or, if such rate would result in an aggregate liquidation fee less than $25,000, then the liquidation fee rate will be equal to such higher rate as would result in an aggregate liquidation fee equal to $25,000) of liquidation proceeds and certain other collections in respect of each non-specially serviced loan with respect to which it acts as the enforcing servicer or each specially serviced mortgage loan (and any related serviced companion loan) or related REO property and of amounts received in respect of mortgage loan repurchases by the related mortgage loan sellers and (ii) workout fees generally equal to 1.0% (or, with respect to the VISA Global HQ Mortgage Loan, 0.50%) of interest (other than post-ARD excess interest on mortgage loans with anticipated repayment dates and other than default interest) and principal payments made in respect of a rehabilitated mortgage loan (and any related serviced companion loan), subject to a floor of $25,000 with respect to any mortgage loan, whole loan or related REO property, and in the case of each of clause (i) and (ii), subject to certain adjustments and exceptions as described in the Preliminary Prospectus under “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses—Special Servicing Compensation”.

With respect to any non-serviced mortgage loan, the related special servicer under the related other pooling and servicing agreement pursuant to which such mortgage loan is being serviced will be entitled to similar compensation as that described above with respect to such non-serviced mortgage loan under such other pooling and servicing agreement as further described in the Preliminary Prospectus, although any related fees may accrue at a different rate and there may be a higher (or no) cap on liquidation and workout fees.

Prepayment Premiums/Yield Maintenance Charges:	If any yield maintenance charge or prepayment premium is collected during any collection period with respect to any mortgage loan, then on the immediately succeeding distribution date, the certificate administrator will pay:

(1) to the classes of Pooled Non-Retained Certificates specified below, in the following amounts:

(a) to the holders of each class of the Class A-1, Class A-SB, Class A-4, Class A-4-1, Class A-4-2, Class A-5, Class A-5-1, Class A-5-2, Class A-S, Class A-S-1, Class A-S-2, Class B, Class B-1, Class B-2, Class C, Class
This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
11

BANK 2024-BNK48	Structural Overview
C-1, Class C-2, Class D, Class E and Class F certificates, the product of (x) the Pooled Non-Retained Certificates’ Percentage Allocation Entitlement of such yield maintenance charge or prepayment premium, (y) the related Base Interest Fraction for such class and the applicable principal prepayment, and (z) a fraction, the numerator of which is equal to the amount of principal distributed to such class for that distribution date, and the denominator of which is the YM Denominator for that distribution date,

(b) to the holders of the Class A-4-X1 certificates, the product of (x) the Pooled Non-Retained Certificates’ Percentage Allocation Entitlement of such yield maintenance charge or prepayment premium, (y) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-4-1 certificates for that distribution date, and the denominator of which is the YM Denominator for that distribution date, and (z) the difference between (1) the Base Interest Fraction for the Class A-4 certificates and the applicable principal prepayment and (2) the Base Interest Fraction for the Class A-4-1 certificates and the applicable principal prepayment,

(c) to the holders of the Class A-4-X2 certificates, the product of (x) the Pooled Non-Retained Certificates’ Percentage Allocation Entitlement of such yield maintenance charge or prepayment premium, (y) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-4-2 certificates for that distribution date, and the denominator of which is the YM Denominator for that distribution date, and (z) the difference between (1) the Base Interest Fraction for the Class A-4 certificates and the applicable principal prepayment and (2) the Base Interest Fraction for the Class A-4-2 certificates and the applicable principal prepayment,

(d) to the holders of the Class A-5-X1 certificates, the product of (x) the Pooled Non-Retained Certificates’ Percentage Allocation Entitlement of such yield maintenance charge or prepayment premium, (y) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-5-1 certificates for that distribution date, and the denominator of which is the YM Denominator for that distribution date, and (z) the difference between (1) the Base Interest Fraction for the Class A-5 certificates and the applicable principal prepayment and (2) the Base Interest Fraction for the Class A-5-1 certificates and the applicable principal prepayment,

(e) to the holders of the Class A-5-X2 certificates, the product of (x) the Pooled Non-Retained Certificates’ Percentage Allocation Entitlement of such yield maintenance charge or prepayment premium, (y) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-5-2 certificates for that distribution date, and the denominator of which is the YM Denominator for that distribution date, and (z) the difference between (1) the Base Interest Fraction for the Class A-5 certificates and the applicable principal prepayment and (2) the Base Interest Fraction for the Class A-5-2 certificates and the applicable principal prepayment,

(f) to the holders of the Class A-S-X1 certificates, the product of (x) the Pooled Non-Retained Certificates’ Percentage Allocation Entitlement of such yield maintenance charge or prepayment premium, (y) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-S-1 certificates for that distribution date, and the denominator of which is the YM Denominator for that distribution date, and (z) the difference between (1) the Base Interest Fraction for the Class A-S certificates and the applicable principal prepayment and (2) the Base Interest Fraction for the Class A-S-1 certificates and the applicable principal prepayment,

(g) to the holders of the Class A-S-X2 certificates, the product of (x) the Pooled Non-Retained Certificates’ Percentage Allocation Entitlement of such yield maintenance charge or prepayment premium, (y) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-S-2 certificates for that distribution date, and the denominator of which is the YM Denominator for that distribution date, and (z) the difference between (1) the Base Interest Fraction for the Class A-S certificates and the applicable principal prepayment and (2) the Base Interest Fraction for the Class A-S-2 certificates and the applicable principal prepayment,

(h) to the holders of the Class B-X1 certificates, the product of (x) the Pooled Non-Retained Certificates’ Percentage Allocation Entitlement of such yield maintenance charge or prepayment premium, (y) a fraction, the numerator of which is equal to the amount of principal distributed to the Class B-1 certificates for that distribution date, and the denominator of which is the YM Denominator for that distribution date, and (z) the difference between (1) the Base Interest Fraction for the Class B certificates and the applicable principal prepayment and (2) the Base Interest Fraction for the Class B-1 certificates and the applicable principal prepayment,

(i) to the holders of the Class B-X2 certificates, the product of (x) the Pooled Non-Retained Certificates’ Percentage Allocation Entitlement of such yield maintenance charge or prepayment premium, (y) a fraction, the numerator of which is equal to the amount of principal distributed to the Class B-2 certificates for that distribution date, and the denominator of which is the YM Denominator for that distribution date, and (z) the difference between (1) the Base Interest Fraction for the Class B certificates and the applicable principal prepayment and (2) the Base Interest Fraction for the Class B-2 certificates and the applicable principal prepayment,

(j) to the holders of the Class C-X1 certificates, the product of (x) the Pooled Non-Retained Certificates’ Percentage Allocation Entitlement of such yield maintenance charge or prepayment premium, (y) a fraction, the numerator of which is equal to the amount of principal distributed to the Class C-1 certificates for that distribution date, and the denominator of which is the YM Denominator for that distribution date, and (z) the difference between (1) the Base Interest Fraction for the Class C certificates and the applicable principal prepayment and (2) the Base Interest Fraction for the Class C-1 certificates and the applicable principal prepayment,

(k) to the holders of the Class C-X2 certificates, the product of (x) the Pooled Non-Retained Certificates’ Percentage Allocation Entitlement of such yield maintenance charge or prepayment premium, (y) a fraction, the
This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
12

BANK 2024-BNK48	Structural Overview
numerator of which is equal to the amount of principal distributed to the Class C-2 certificates for that distribution date, and the denominator of which is the YM Denominator for that distribution date, and (z) the difference between (1) the Base Interest Fraction for the Class C certificates and the applicable principal prepayment and (2) the Base Interest Fraction for the Class C-2 certificates and the applicable principal prepayment,

(l) to the holders of the Class X-A certificates, the excess, if any, of (x) the product of (1) the Pooled Non-Retained Certificates’ Percentage Allocation Entitlement of such yield maintenance charge or prepayment premium and (2) a fraction, the numerator of which is equal to the total amount of principal distributed to the Class A-1 and Class A-SB certificates and the Class A-4 Exchangeable Certificates and the Class A-5 Exchangeable Certificates for that distribution date, and the denominator of which is the YM Denominator for that distribution date, over (y) the total amount of such yield maintenance charge or prepayment premium distributed to the Class A-1 and Class A-SB certificates and the Class A-4 Exchangeable Certificates and the Class A-5 Exchangeable Certificates as described above,

(m) to the holders of the Class X-B certificates, the excess, if any, of (x) the product of (1) the Pooled Non-Retained Certificates’ Percentage Allocation Entitlement of such yield maintenance charge or prepayment premium and (2) a fraction, the numerator of which is equal to the total amount of principal distributed to the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates for that distribution date, and the denominator of which is the YM Denominator for that distribution date, over (y) the total amount of such yield maintenance charge or prepayment premium distributed to the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates as described above, and

(n) to the holders of the Class X-D certificates, any remaining portion of the Pooled Non-Retained Certificates’ Percentage Allocation Entitlement of such yield maintenance charge or prepayment premium not distributed as described above in this clause (1), and (2) to the RR Interest, its Percentage Allocation Entitlement of such yield maintenance charge or prepayment premium.

“YM Denominator” means, for any distribution date, the total amount of principal distributed to the Class A-1, Class A-SB, Class D, Class E and Class F certificates and the Class A-4 Exchangeable Certificates, the Class A-5 Exchangeable Certificates, the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates.

All yield maintenance charges and prepayment premiums referred to above will be net of any liquidation fees payable therefrom.

Notwithstanding any of the foregoing in clause (1) to the contrary, if at any time the certificate balances of the pooled principal balance certificates (other than the Control Eligible Certificates and the RR Interest) have been reduced to zero as a result of the allocation of principal payments on the mortgage loans, the certificate administrator will be required to pay to the holders of each remaining class of pooled principal balance certificates then entitled to distributions of principal on such distribution date the product of (a) the Pooled Non-Retained Certificates’ Percentage Allocation Entitlement of any yield maintenance charge or prepayment premium distributable on the subject distribution date (net of any liquidation fees payable therefrom) and (b) a fraction, the numerator of which is equal to the amount of principal distributed to such class for that distribution date, and the denominator of which is the total amount of principal distributed to all pooled principal balance certificates for that distribution date.

No yield maintenance charges or prepayment premiums will be distributed to the holders of the Class X-E, Class X-F,  Class V or Class R Certificates.

“Base Interest Fraction” means, with respect to any principal prepayment of any mortgage loan that provides for the payment of a yield maintenance charge or prepayment premium, and with respect to any class of pooled principal balance certificates (other than the RR Interest), a fraction (A) the numerator of which is the greater of (x) zero and (y) the difference between (i) the pass-through rate on that class, and (ii) the applicable discount rate and (B) the denominator of which is the difference between (i) the mortgage interest rate on the related mortgage loan and (ii) the applicable discount rate; provided, that: under no circumstances will the Base Interest Fraction be greater than one; if the discount rate referred to above is greater than or equal to both the mortgage interest rate on the related mortgage loan and the pass-through rate on that class, then the Base Interest Fraction will equal zero; and if the discount rate referred to above is greater than or equal to the mortgage interest rate on the related mortgage loan and is less than the pass-through rate on that class, then the Base Interest Fraction will be equal to 1.0.

Consistent with the foregoing, the Base Interest Fraction is equal to:

(Pass-Through Rate – Discount Rate)
(Mortgage Rate – Discount Rate)

Realized Losses:

On each distribution date, immediately following the distributions to be made to the certificateholders on that date, the certificate administrator is required to calculate the amount, if any, by which (i) the aggregate stated principal balance of the mortgage loans, including any successor REO loans, expected to be outstanding immediately following that distribution date is less than (ii) the then aggregate certificate balance of the pooled principal balance certificates after giving effect to distributions of principal on that distribution date. The Pooled Non-Retained Certificates’ Percentage Allocation Entitlement of such amount will be applied to the Class H-RR, Class G-RR, Class F, Class E and Class D certificates and the Class C, Class B and Class A-S trust components, in that order, in each case until the related certificate or principal balance has been reduced to

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
13

BANK 2024-BNK48	Structural Overview

zero, and then to the Class A-1 and Class A-SB certificates and the Class A-4 and Class A-5 trust components, pro rata based upon their respective certificate or principal balances, until their respective certificate or principal balances have been reduced to zero. The RR Interest’s Percentage Allocation Entitlement of such amount will be applied to the RR Interest until its certificate balance has been reduced to zero.

Any portion of such amount applied to the Class A-4, Class A-5, Class A-S, Class B or Class C trust component will reduce the certificate balance or notional amount of each class of certificates in the related group of Exchangeable Certificates by an amount equal to the product of (x) its certificate balance or notional amount, divided by the principal balance of such trust component prior to the applicable reduction, and (y) the amount applied to such trust component.

On each distribution date, immediately following the distributions to be made to the certificateholders on that date, the certificate administrator is required to calculate the amount, if any, by which (i) the stated principal balance of the Trust Subordinate Companion Loan, including any successor REO loan, expected to be outstanding immediately following that distribution date is less than (ii) the sum of the then aggregate certificate balance of the loan-specific principal balance certificates and the principal balance of the SOHO-RR Interest after giving effect to distributions of principal on that distribution date. 5.0% of such amount will be applied to the SOHO-RR Interest until the related SOHO-RR Interest balance has been reduced to zero. The remaining portion (the “loan-specific non-retained percentage”) of such amount will be applied to the Class SOHO certificates until the related certificate balance has been reduced to zero.

Serviced Whole Loans:

Each of the following mortgaged properties or portfolios of mortgaged properties secures a mortgage loan, one or more pari passu promissory notes and, in some cases, one or more generally subordinate promissory notes (each, a “serviced companion loan”) that will be serviced pursuant to the related intercreditor agreement and the pooling and servicing agreement for this transaction: Soho Grand & The Roxy Hotel, Poindexter Industrial Portfolio, VISA Global HQ, Hilton La Jolla Torrey Pines and Newport Centre (prior to the securitization of the related lead servicing note). With respect to each such mortgaged property or portfolio of mortgaged properties, the related mortgage loan, together with the related serviced companion loan(s), is referred to herein (for so long as it is serviced under the pooling and servicing agreement for this transaction) as a “serviced whole loan.” Each serviced companion loan (other than the Soho Grand & The Roxy Hotel subordinate companion loan) is not part of the mortgage pool and may be contributed to one or more future securitization transactions (if not already securitized) or may be otherwise transferred at any time, subject to compliance with the related intercreditor agreement. See the tables below entitled “Mortgage Loans with Pari Passu Companion Loans” and “Mortgage Loans with Subordinate Debt,” as well as “Description of the Mortgage Pool—The Whole Loans” in the Preliminary Prospectus, for additional information regarding each such whole loan.

With respect to the Newport Centre whole loan (a “servicing shift whole loan”), the pooling and servicing agreement for this transaction will govern servicing of such whole loan until the securitization of the related lead servicing note; however, servicing of such whole loan will generally be directed by the holder of the related control note (which is not included in this securitization), and such holder will have the right to replace the special servicer with respect to the related whole loan with or without cause. After the securitization of the related lead servicing note, such whole loan will cease to be a serviced whole loan and will be serviced pursuant to the pooling and servicing agreement for another securitization transaction (see “—Non-Serviced Whole Loans” below).

Non-Serviced Whole Loans:	Each of the following mortgaged properties or portfolios of mortgaged properties secures a mortgage loan (each, a “non-serviced mortgage loan”), one or more pari passu promissory notes and, in some cases, one or more generally subordinate promissory notes (each such promissory note, a “non-serviced companion loan”) that will be serviced pursuant to the related intercreditor agreement and the pooling and servicing agreement or trust and servicing agreement (referred to herein as a related “pooling and servicing agreement”) for another securitization transaction: Grapevine Mills, 20 & 40 Pacifica, 900 North Michigan, Marriott Myrtle Beach Grande Dunes Resort, 610 Newport Center and Newport Centre (following the securitization of the related lead servicing note). With respect to each such mortgaged property or portfolio of mortgaged properties, the related mortgage loan, together with the related non-serviced companion loan(s), is referred to herein (for so long as it is serviced under the pooling and servicing agreement for another securitization transaction) as a “non-serviced whole loan.” Each non-serviced companion loan is not part of the mortgage pool and may be contributed to one or more future securitization transactions (if not already securitized) or may be otherwise transferred at any time, subject to compliance with the related intercreditor agreement. Servicing of each non-serviced whole loan will generally be directed by the holder of the related control note (or, if such control note is included in a securitization, the directing certificateholder thereunder (or other party designated thereunder to exercise the rights of such control note)), and such holder will have the right to replace the special servicer with respect to the related whole loan with or without cause. See the tables below entitled “Mortgage Loans with Pari Passu Companion Loans” and “Mortgage Loans with Subordinate Debt,” as well as “Description of the Mortgage Pool—The Whole Loans” in the Preliminary Prospectus, for additional information regarding each such whole loan.
Directing Certificateholder/ Controlling Class:

The “Directing Certificateholder” will be (i) with respect to a servicing shift mortgage loan, the related Loan-Specific Directing Certificateholder, (ii) with respect to each other mortgage loan (other than the Soho Grand & The Roxy Hotel Mortgage Loan), the Controlling Class Certificateholder (or its representative) selected by more than 50% (by certificate balance) of the Controlling Class Certificateholders; provided, that (1) absent that selection, (2) until a Directing Certificateholder is so selected or (3) upon receipt of a notice from a majority of the Controlling Class Certificateholders (by certificate balance) that a Directing Certificateholder is no longer designated, the Controlling Class Certificateholder that owns the largest aggregate certificate balance of the Controlling Class (or its representative) will be the Directing Certificateholder; provided, that (a) in the case of

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
14

BANK 2024-BNK48	Structural Overview

clause (3), if no one holder owns the largest aggregate certificate balance of the Controlling Class, then there will be no Directing Certificateholder until appointed in accordance with the terms of the pooling and servicing agreement, and (b) the certificate administrator and the other parties to the pooling and servicing agreement will be entitled to assume that the identity of the Directing Certificateholder has not changed until such parties receive written notice of a replacement of the Directing Certificateholder from a party holding the requisite interest in the Controlling Class (as confirmed by the certificate registrar), or the resignation of the then current Directing Certificateholder and (iii) with respect to the Soho Grand & The Roxy Hotel whole loan, the SOHO Directing Holder.

As used herein, the term “Directing Certificateholder,” unless used in relation to a Servicing Shift Mortgage Loan, means the entity determined pursuant to clause (ii) of the definition of such term.

“SOHO Directing Holder” means (x) for so long as no SOHO Control Appraisal Period exists, the SOHO Controlling Class Representative and (y) for so long as a SOHO Control Appraisal Period exists, the Directing Certificateholder with respect to the Mortgage Loans.

The “SOHO Controlling Class Representative” will be the SOHO Controlling Class Certificateholder (or its representative) selected by more than 50% of the SOHO Controlling Class Certificateholders, by Certificate Balance, as determined by the certificate registrar from time to time; provided, that (1) absent that selection, (2) until a SOHO Controlling Class Representative is so selected or (3) upon receipt of a notice from a majority of the SOHO Controlling Class Certificateholders (by certificate balance) that a SOHO Controlling Class Representative is no longer designated, the SOHO Controlling Class Certificateholder that represents that it owns the largest aggregate certificate balance of the SOHO Controlling Class (or its representative) will be the SOHO Controlling Class Representative; provided, that (a) in the case of clause (3), if no one holder owns the largest aggregate certificate balance of the SOHO Controlling Class, then there will be no SOHO Controlling Class Representative until appointed in accordance with the terms of the pooling and servicing agreement, and (b) the certificate administrator and the other parties to the pooling and servicing agreement will be entitled to assume that the identity of the SOHO Controlling Class Representative has not changed until such parties receive written notice of a replacement of the SOHO Controlling Class Representative from a party holding the requisite interest in the SOHO Controlling Class (as confirmed by the certificate registrar), or the resignation of the then-current SOHO Controlling Class Representative. After the occurrence and during the continuance of a SOHO Control Appraisal Period, there will be no SOHO Controlling Class Representative.

The “Loan-Specific Directing Certificateholder” with respect to a servicing shift mortgage loan is the “controlling holder”, the “directing certificateholder”, the “directing holder”, “directing lender” or any analogous concept under the related intercreditor agreement. Prior to the securitization of the related lead servicing note, the Loan-Specific Directing Certificateholder with respect to a servicing shift mortgage loan will be the holder of the related control note. On and after the securitization of the related lead servicing note, there will be no Loan-Specific Directing Certificateholder under the PSA with respect to such servicing shift mortgage loan.

The “Controlling Class” will be, as of any time of determination, the most subordinate class of Control Eligible Certificates then outstanding that has an aggregate certificate balance (as notionally reduced by any Cumulative Appraisal Reduction Amounts (as defined below) allocable to such class) at least equal to 25% of the initial certificate balance of that class; provided, that if at any time the certificate balances of the pooled principal balance certificates other than the Control Eligible Certificates and the RR Interest have been reduced to zero as a result of principal payments on the mortgage loans, then the Controlling Class will be the most subordinate class of Control Eligible Certificates that has a certificate balance greater than zero without regard to any Cumulative Appraisal Reduction Amounts. The Controlling Class as of the closing date will be the Class H-RR certificates.

The “Control Eligible Certificates” will be any of the Class G-RR and Class H-RR certificates.

The “SOHO Controlling Class” will be, as of any time of determination, the most subordinate class of SOHO Control Eligible Certificates then outstanding that has an aggregate certificate balance (as notionally reduced by any Cumulative Appraisal Reduction Amounts allocable to such class) at least equal to 25% of the initial certificate balance of that class. The SOHO Controlling Class as of the Closing Date will be the Class SOHO certificates.

The “SOHO Control Eligible Certificates” will be the Class SOHO certificates.

Control Rights:

Prior to a Control Termination Event, the Directing Certificateholder will have certain consent and consultation rights under the pooling and servicing agreement with respect to certain major decisions and other matters. A “Control Termination Event” with respect to any Mortgage Loan or the Trust Subordinate Companion Loan will occur when the Class G-RR certificates have a certificate balance (taking into account the application of the allocable portion of any Cumulative Appraisal Reduction Amounts to notionally reduce the certificate balance thereof) of less than 25% of the initial certificate balance of that class; provided, that no Control Termination Event may occur with respect to a Loan-Specific Directing Certificateholder, and the term “Control Termination Event” will not be applicable to a Loan-Specific Directing Certificateholder; provided, further, that a Control Termination Event will be deemed not continuing in the event that the certificate balances of the pooled principal balance certificates other than the Control Eligible Certificates and the RR Interest have been reduced to zero as a result of principal payments on the mortgage loans; provided, further, that a Control Termination Event as described above will only occur with respect to the Soho Grand & The Roxy Hotel whole loan if a SOHO Control Appraisal Period exists.

After the occurrence of a Control Termination Event but prior to the occurrence of a Consultation Termination Event, the Directing Certificateholder will not have any consent rights, but the Directing Certificateholder will have certain non-binding consultation rights under the pooling and servicing agreement with respect to certain major decisions and other matters. A “Consultation Termination Event” will occur with respect to any Mortgage Loan or the Trust Subordinate Companion Loan when no class of Control Eligible Certificates has a certificate

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
15

BANK 2024-BNK48	Structural Overview

balance (without regard to the application of any Cumulative Appraisal Reduction Amounts) at least equal to 25% of the initial certificate balance of that class; provided, that no Consultation Termination Event may occur with respect to a Loan-Specific Directing Certificateholder, and the term “Consultation Termination Event” will not be applicable to a Loan-Specific Directing Certificateholder; provided, further, that a Consultation Termination Event will be deemed not continuing in the event that the certificate balances of the pooled principal balance certificates other than the Control Eligible Certificates and the RR Interest have been reduced to zero as a result of principal payments on the mortgage loans; provided, further, that a Consultation Termination Event as described above will only occur with respect to the Soho Grand & The Roxy Hotel whole loan if a SOHO Control Appraisal Period exists.

After the occurrence of a Consultation Termination Event, the Directing Certificateholder will not have any consent or consultation rights, except with respect to any rights expressly set forth in the pooling and servicing agreement. If an Operating Advisor Consultation Event has occurred and is continuing, the operating advisor will have certain non-binding consultation rights under the PSA with respect to certain major decisions and other matters.

Notwithstanding any proviso to, or any other contrary provision in, the definitions of “Control Termination Event”, “Consultation Termination Event” and “Operating Advisor Consultation Event”, a Control Termination Event, a Consultation Termination Event and an Operating Advisor Consultation Event will each be deemed to have occurred with respect to any Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class (or, with respect to the Soho Grand & The Roxy Hotel whole loan, the holder of the majority of the SOHO Controlling Class), and neither the Directing Certificateholder nor any Controlling Class Certificateholder will have any consent or consultation rights with respect to the servicing of such Excluded Loan.

An “Excluded Loan” means, (a) with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, a mortgage loan or whole loan with respect to which, as of any date of determination, the Directing Certificateholder or the holder of the majority of the Controlling Class is a Borrower Party, (b) with respect to the Pooled Risk Retention Consultation Party or the holder of the majority of the RR Interest, a mortgage loan or whole loan with respect to which, as of any date of determination, the Risk Retention Consultation Party or the holder of the majority of the RR Interest is a Borrower Party, (c) with respect to a Loan-Specific Risk Retention Consultation Party, the Soho Grand & The Roxy Hotel whole loan if, as of any date of determination, such Loan-Specific Risk Retention Consultation Party or the holder of the majority of the SOHO-RR Interest, as applicable, is a Borrower Party, or (d) with respect to the SOHO Controlling Class Representative or the holder of the majority of the SOHO Controlling Class prior to the continuation of a SOHO Control Appraisal Period, the Soho Grand & The Roxy Hotel whole loan if, as of any date of determination, the SOHO Controlling Class Representative or the holder of the majority of the SOHO Controlling Class, as applicable, is a Borrower Party. It is expected that there will be no Excluded Loans with respect to this securitization on the closing date.

“Borrower Party” means a borrower, a mortgagor, a manager of a mortgaged property, the holder of a mezzanine loan that has been accelerated or as to which foreclosure or enforcement proceedings have been commenced against the equity collateral pledged to secure the related mezzanine loan, or any Borrower Party Affiliate. With respect to a mortgage loan secured by a residential cooperative property, a person will not be considered a “Borrower Party” solely by reason of such person holding one or more cooperative unit loans that are secured by direct equity interests in the related borrower or owning one or more residential cooperative units comprising the related mortgaged property as a result of any foreclosure, transfer in lieu of foreclosure or other exercise of remedies with respect to any such unit loan(s).

“Borrower Party Affiliate” means, with respect to a borrower, a mortgagor, a manager of a mortgaged property or the holder of a mezzanine loan that has been accelerated or as to which foreclosure or enforcement proceedings have been commenced against the equity collateral pledged to secure the related mezzanine loan, (a) any other person controlling or controlled by or under common control with such borrower, mortgagor, manager or mezzanine lender, as applicable, or (b) any other person owning, directly or indirectly, 25% or more of the beneficial interests in such borrower, mortgagor, manager or mezzanine lender, as applicable. For the purposes of this definition, “control” when used with respect to any specified person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

Notwithstanding any of the foregoing to the contrary, if any mortgage loan is part of a whole loan, the Directing Certificateholder’s consent and/or consultation rights with respect thereto may be limited as described in the Preliminary Prospectus. In particular, with respect to each non-serviced whole loan and each servicing shift whole loan, the Directing Certificateholder (other than a Loan-Specific Directing Certificateholder) will only have certain consultation rights with respect to certain major decisions and other matters related to such whole loan, in each case only prior to a Consultation Termination Event, and the Loan-Specific Directing Certificateholder will be entitled to similar consent and/or consultation rights with respect to such whole loan. In addition, with respect to any serviced A/B whole loan (other than the Soho Grand & The Roxy Hotel whole loan), for so long as the holder of the related subordinate companion loan is the controlling note holder, the holder of such subordinate companion loan (rather than the Directing Certificateholder) will be entitled to exercise such consent and consultation rights with respect to such whole loan.

Appraisal Reduction Amounts and Collateral Deficiency Amounts:

An “Appraisal Reduction Amount” generally will be created in the amount, if any, by which the principal balance of a required appraisal loan (which is a mortgage loan or whole loan with respect to which certain defaults, modifications or insolvency events have occurred as further described in the Preliminary Prospectus) plus other

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
16

BANK 2024-BNK48	Structural Overview

amounts overdue or advanced in connection with such mortgage loan or whole loan exceeds 90% of the appraised value of the related mortgaged property plus certain escrows and reserves (including letters of credit) held with respect to such mortgage loan or whole loan.

A mortgage loan will cease to be subject to an Appraisal Reduction Amount when it has been brought current for at least three consecutive months, no additional event of default is foreseeable in the reasonable judgment of the applicable special servicer and no other circumstances exist that would cause such mortgage loan or any related companion loan to be a specially serviced loan; however, a “Collateral Deficiency Amount” may exist with respect to any mortgage loan or Trust Subordinate Companion Loan that is modified into an AB loan structure (an “AB Modified Loan”) and remains a corrected mortgage loan and, if so, will generally equal the excess of (i) the stated principal balance of such AB Modified Loan (taking into account the related junior note(s) and any pari passu notes included therein), over (ii) the sum of (in the case of a whole loan, solely to the extent allocable to the subject mortgage loan or Trust Subordinate Companion Loan) (x) the most recent appraised value for the related mortgaged property or mortgaged properties, plus (y) solely to the extent not reflected or taken into account in such appraised value (or in the calculation of any related Appraisal Reduction Amount) and to the extent on deposit with, or otherwise under the control of, the lender as of the date of such determination, any capital or additional collateral contributed by the related borrower at the time the mortgage loan or Trust Subordinate Companion Loan became (and as part of the modification related thereto) such AB Modified Loan for the benefit of the related mortgaged property or mortgaged properties (provided that in the case of an non-serviced mortgage loan, the amounts set forth in this clause (y) will be taken into account solely to the extent relevant information is received by the applicable special servicer), plus (z) any other escrows or reserves (in addition to any amounts set forth in the immediately preceding clause (y) and solely to the extent not reflected or taken into account in the calculation of any related Appraisal Reduction Amount) held by the lender in respect of such AB Modified Loan as of the date of such determination, which such excess, for the avoidance of doubt, will be determined separately from and exclude any related Appraisal Reduction Amounts.

As used herein, a “Cumulative Appraisal Reduction Amount” will be the sum of any Appraisal Reduction Amounts and any Collateral Deficiency Amounts.

Any Appraisal Reduction Amount in respect of any non-serviced mortgage loan generally will be calculated in accordance with the other servicing agreement pursuant to which such mortgage loan is being serviced, which calculations are expected to be generally similar to those provided for in the pooling and servicing agreement for this transaction.

If any mortgage loan is part of a whole loan, any Appraisal Reduction Amount or Collateral Deficiency Amount will (or effectively will) be calculated in respect of such whole loan taken as a whole and allocated, to the extent provided in the related intercreditor agreement and the related pooling and servicing agreement, first, to any related subordinate companion loan, and second, to the related mortgage loan and any pari passu companion loan on a pro rata basis by unpaid principal balance.

Appraisal Reduction Amounts will proportionately reduce the interest portion of debt service advances required to be made in respect of the related mortgage loan. Appraisal Reduction Amounts and Collateral Deficiency Amounts (in each case, to the extent allocable to the mortgage loans and to the extent of the Pooled Non-Retained Certificates’ Percentage Allocation Entitlement thereof) will be (i) taken into account in determining the identity of the controlling class entitled to appoint the Directing Certificateholder, the existence of a Control Termination Event or an Operating Advisor Consultation Event and the allocation and/or exercise of voting rights for certain purposes (see “Directing Certificateholder/Controlling Class” above) and (ii) allocated to the following classes of certificates and trust components, in each case to notionally reduce their certificate balances or principal balances until the certificate balance or principal balance of each such class or trust component is notionally reduced to zero: the Class H-RR, Class G-RR, Class F, Class E and Class D certificates and the Class C, Class B and Class A-S trust components, in that order, and then pro rata to the Class A-1 and Class A-SB certificates and the Class A-4 and Class A-5 trust components. Appraisal Reduction Amounts and Collateral Deficiency Amounts allocated to the Class A-4, Class A-5, Class A-S, Class B or Class C trust component will be allocated to the corresponding classes of Exchangeable Certificates with certificate balances pro rata to notionally reduce their certificate balances in accordance with their Class Percentage Interests therein.

As a result of calculating an Appraisal Reduction Amount that is allocated to the Trust Subordinate Companion Loan, the amount of any required debt service advances with respect to the Trust Subordinate Companion Loan will be reduced, which will have the effect of reducing the amount of interest available to the Privately Offered Loan-Specific Interests then-outstanding in reverse sequential order of payment priority. Appraisal Reduction Amounts and Collateral Deficiency Amounts (in each case, to the extent allocable to the Soho Grand & The Roxy Hotel subordinate companion loan and to the extent of the loan-specific non-retained percentage thereof) will be (i) taken into account in determining the identity of the SOHO Controlling Class and the allocation and/or exercise of voting rights for certain purposes and (ii) allocated to the Class SOHO Certificates to notionally reduce their certificate balance until the certificate balance thereof is notionally reduced to zero.

Appraised-Out Class:	An “Appraised-Out Class” is any class of Control Eligible Certificates or, with respect to the Trust Subordinate Companion Loan, SOHO Control Eligible Certificates, the certificate balance of which (taking into account the application of any Appraisal Reduction Amounts or Collateral Deficiency Amounts to notionally reduce the certificate balance of such class) has been reduced to less than 25% of its initial certificate balance. Any Appraised-Out Class may not exercise any direction, control, consent and/or similar rights of the Controlling Class or SOHO Controlling Class, as applicable, until such time, if any, as such class is reinstated as the Controlling Class or SOHO Controlling Class, as applicable, and the rights of the Controlling Class or SOHO Controlling Class, as applicable, will be exercised by the next most senior class of Control Eligible Certificates or SOHO Control Eligible Certificates, as applicable, that is not an Appraised-Out Class, if any, during such period.
This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
17

BANK 2024-BNK48	Structural Overview
Appraisal Remedy:

The holders of the majority (by certificate balance) of an Appraised-Out Class (such holders, the “Requesting Holders”) will have the right, at their sole expense, to require the applicable special servicer to order (or, with respect to a non-serviced mortgage loan, require the applicable master servicer to request from the applicable non-serviced special servicer) a second appraisal of any mortgage loan (or serviced whole loan) for which an appraisal reduction event has occurred or as to which there exists a Collateral Deficiency Amount. With respect to any serviced mortgage loan, the applicable special servicer will be required to use its reasonable efforts to cause such appraisal to be delivered within 30 days from receipt of the Requesting Holders’ written request and will be required to cause such appraisal to be prepared on an “as-is” basis by an MAI appraiser. With respect to any non-serviced mortgage loan, the applicable master servicer will be required to use commercially reasonable efforts to obtain such second appraisal from the applicable non-serviced special servicer.

In addition, the Requesting Holders of any Appraised-Out Class will have the right to challenge the Appraisal Reduction Amount and to require the applicable special servicer to order an additional appraisal of any serviced mortgage loan as to which there exists a Collateral Deficiency Amount if an event has occurred at, or with respect to, the related mortgaged property or mortgaged properties that would have a material effect on its or their appraised value, and such special servicer is required to use reasonable efforts to obtain an appraisal from an MAI appraiser reasonably acceptable to such special servicer within 30 days from receipt of the Requesting Holders’ written request.

Upon receipt of such supplemental appraisal, the applicable master servicer (for any non-serviced mortgage loans) and the applicable special servicer (for any serviced mortgage loans) will be required to determine, in accordance with the Servicing Standard, whether, based on its assessment of such supplemental appraisal, any recalculation of the applicable Appraisal Reduction Amount or Collateral Deficiency Amount is warranted and, if so warranted, such person will be required to recalculate such Appraisal Reduction Amount or Collateral Deficiency Amount, as applicable, based upon such supplemental appraisal as described above. If required by any such recalculation, the applicable Appraised-Out Class will be reinstated as the Controlling Class or SOHO Controlling Class, as applicable and each Appraised-Out Class will, if applicable, have its related certificate balance notionally restored to the extent required by such recalculation of the Appraisal Reduction Amount or Collateral Deficiency Amount, if applicable

Sale of Defaulted Loans:

Under certain circumstances the applicable special servicer may be required to use reasonable efforts to solicit offers for a defaulted serviced mortgage loan (and any related companion loan (to the extent provided under the related intercreditor agreement) and/or related REO properties).

The Directing Certificateholder will not have a right of first refusal to purchase a defaulted loan.

If the applicable special servicer does not receive an offer at least equal to the outstanding principal balance plus all accrued and unpaid interest and outstanding costs and expenses and certain other amounts specified in the pooling and servicing agreement (the “Par Purchase Price”), the applicable special servicer may purchase the defaulted loan or REO property at the Par Purchase Price or may accept the first cash offer received from any person that is determined to be a fair price for such defaulted loan or REO property. If multiple offers are received during the period designated by the applicable special servicer for receipt of offers, such special servicer is generally required to select the highest offer. The applicable special servicer will be required to determine whether any cash offer constitutes a fair price for any defaulted loan or REO property if the highest offeror is a person other than a party to the pooling and servicing agreement for this transaction (the “PSA”), the Directing Certificateholder, any Risk Retention Consultation Party, any sponsor, any Borrower Party, any independent contractor engaged by a special servicer, the trustee for the securitization of a related companion loan (with respect to a whole loan if it is a defaulted loan), any related companion loan holder or its representative, any holder of a related mezzanine loan or any known affiliate of any of the preceding entities (each, an “Interested Person”). If an offer is made by an Interested Person, the trustee will be required to determine (based upon the most recent appraisal conducted in accordance with the terms of the PSA) whether the offer constitutes a fair price for the defaulted loan or REO property unless (i) the offer is equal to or greater than the applicable Par Purchase Price and (ii) the offer is the highest offer received. Absent an offer at least equal to the Par Purchase Price, no offer from an Interested Person will constitute a fair price unless (x) it is the highest offer received and (y) at least two other offers are received from independent third parties. Neither the trustee nor any of its affiliates may make an offer for or purchase any specially serviced loan or REO property.

Notwithstanding any of the foregoing to the contrary, the applicable special servicer is not required to accept the highest offer and may accept a lower offer for a defaulted loan or REO property if such special servicer determines, in accordance with the Servicing Standard (and subject to the requirements of any related intercreditor agreement), that a rejection of such offer would be in the best interests of the certificateholders and SOHO-RR Interest owners and any related companion loan holders as a collective whole as if they constituted a single lender (and with respect to a serviced A/B whole loan, taking into account the subordinate nature of any related subordinate companion loan), so long as such lower offer was not made by such special servicer or any of its affiliates.

If title to any mortgaged property is acquired by the trust fund, the applicable special servicer will generally be required to sell such mortgaged property prior to the close of the third calendar year beginning after the year of acquisition.

The foregoing applies to mortgage loans serviced under the PSA. With respect to any non-serviced whole loan, if the special servicer under the applicable pooling and servicing agreement determines to sell the related controlling companion loan if it becomes a defaulted loan, then the applicable special servicer will be required to sell the related whole loan, including the related mortgage loan included in the BANK 2024-BNK48 securitization trust and the related pari passu companion loan(s) and, under certain circumstances, any subordinate companion loan(s), as a single loan. In connection with any such sale, the special servicer under

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
18

BANK 2024-BNK48	Structural Overview
the applicable pooling and servicing agreement will be required to follow procedures substantially similar to those set forth above.
Risk Retention Consultation Parties:

A pooled risk retention consultation party may be appointed by the holder or holders of more than 50% of the RR Interest, by certificate balance. The majority RR Interest holder will have a continuing right to appoint, remove or replace such risk retention consultation party in its sole discretion. This right may be exercised at any time and from time to time.

A loan-specific risk retention consultation party may be appointed by the holder or holders of more than 50% of the SOHO-RR Interest, by principal balance. The majority SOHO-RR Interest holder will have a continuing right to appoint, remove or replace such risk retention consultation party in its sole discretion. This right may be exercised at any time and from time to time. For so long as a SOHO Control Appraisal Period is continuing, the Loan-Specific Risk Retention Consultation Party will not have such consultation rights.

Except with respect to an Excluded Loan as to such party or the holder of the majority of the RR Interest or SOHO-RR Interest, as applicable, each risk retention consultation party will be entitled to consult with the applicable special servicer, upon request of such party, with respect to certain material servicing actions proposed by such special servicer (in the case of the loan-specific risk retention consultation party, solely in respect of the Soho Grand & The Roxy Hotel whole loan).

Appointment and Replacement of each Special Servicer:

The Directing Certificateholder will appoint each initial special servicer as of the closing date. Prior to the occurrence and continuance of a Control Termination Event, any special servicer may generally be replaced by the Directing Certificateholder with or without cause at any time.

After the occurrence and during the continuance of a Control Termination Event and upon (a) the written direction of holders of pooled principal balance certificates evidencing not less than 25% of the pooled voting rights of all classes of pooled certificates (other than the RR Interest) entitled to principal (taking into account the application of Cumulative Appraisal Reduction Amounts to notionally reduce the certificate balances of classes to which such Cumulative Appraisal Reduction Amounts are allocable) requesting a vote to replace the applicable special servicer with a replacement special servicer, (b) payment by such requesting holders to the certificate administrator of all reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote and (c) delivery by such holders of a rating agency confirmation from each applicable rating agency, the certificate administrator will be required to promptly post such notice on its internet website and by mail and conduct the solicitation of votes of all pooled certificates in such regard, which requisite affirmative votes must be received within 180 days of the posting of such notice. Upon the written direction of holders of at least 66 2/3% of a Certificateholder Quorum, the trustee or NCB co-trustee, as applicable, will be required to immediately replace the applicable special servicer with a qualified replacement special servicer designated by such holders of certificates.

If the operating advisor determines, in its sole discretion exercised in good faith, that (i) the applicable special servicer is not performing its duties as required under the pooling and servicing agreement or is otherwise not acting in accordance with the Servicing Standard and (ii) the replacement of such special servicer would be in the best interests of the certificateholders and SOHO-RR Interest owners as a collective whole, then the operating advisor will have the right to recommend the replacement of such special servicer. The operating advisor’s recommendation to replace such special servicer must be confirmed by an affirmative vote of a majority of holders of pooled principal balance certificates representing at least a quorum of certificateholders (which, for this purpose, is the holders of certificates that (i) evidence at least 20% of the voting rights (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the respective certificate balances) of all pooled principal balance certificates on an aggregate basis and (ii) consist of at least three certificateholders or certificate owners that are not “affiliated with” (as defined in Regulation RR) each other).

A “Certificateholder Quorum” means, in connection with any solicitation of votes in connection with the replacement of a special servicer (other than with respect to the Soho Grand & The Roxy Hotel Whole Loan prior to a SOHO Control Appraisal Period) or the asset representations reviewer, the holders of pooled certificates evidencing at least 50% of the aggregate pooled voting rights (taking into account the application of realized losses and, other than with respect to the termination of the asset representations reviewer, any Cumulative Appraisal Reduction Amounts to notionally reduce the certificate balances of the pooled principal balance certificates) of all classes of pooled certificates entitled to principal (other than the RR Interest) on an aggregate basis.

With respect to each serviced whole loan, any holder of a related pari passu companion loan, following a servicer termination event with respect to the applicable special servicer that affects such holder, will be entitled to direct the trustee (and the trustee will be required) to terminate such special servicer solely with respect to such serviced whole loan. A replacement special servicer will be selected by the trustee or, prior to a Control Termination Event, by the Directing Certificateholder; provided, that any successor special servicer appointed to replace the special servicer with respect to such whole loan cannot be the entity (or its affiliate) that was terminated at the direction of the holder of the related pari passu companion loan.

Notwithstanding any of the foregoing to the contrary, with respect to each servicing shift whole loan and any serviced A/B whole loans (other than the Soho Grand & The Roxy Hotel whole loan) as to which a subordinate companion loan holder is the related controlling note holder, the holder of the related control note will be entitled to replace the applicable special servicer with respect to such whole loan at any time, with or without cause,

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
19

BANK 2024-BNK48	Structural Overview

and while it is a serviced whole loan, no other party may replace the applicable special servicer for such whole loan unless there is a servicer termination event with respect thereto.

With respect to any non-serviced whole loan, subject to conditions or restrictions in the applicable intercreditor agreement, the BANK 2024-BNK48 trust, as holder of the related mortgage loan, has the right to terminate the applicable special servicer under the related pooling and servicing agreement if a servicer termination event occurs with respect to such special servicer that affects the trust in its capacity as such holder. Such rights may be exercised by the Directing Certificateholder prior to a Consultation Termination Event (or the applicable special servicer, following the occurrence and during the continuance of a Consultation Termination Event). The successor special servicer will be selected pursuant to the applicable pooling and servicing agreement by the related directing holder prior to a control termination event under such pooling and servicing agreement.

“SOHO Control Appraisal Period” means a “Control Appraisal Period”, as defined under “Description of the Mortgage Pool—The Whole Loans” in the Preliminary Prospectus.

Servicing Standard:	Each applicable master servicer and each applicable special servicer is obligated to service and administer the mortgage loans (and, if applicable, the serviced companion loans) in accordance with the definition of the “Servicing Standard” described in the Preliminary Prospectus and the terms of the pooling and servicing agreement, provided that each non-serviced mortgage loan, if any, will be serviced by another master servicer or special servicer under the pooling and servicing agreement with respect to the securitization of a related companion loan, which entities will be obligated to service and administer such non-serviced mortgage loan pursuant to a similar standard set forth in the related pooling and servicing agreement.
Excluded Special Servicer:	If a special servicer obtains knowledge that it has become a Borrower Party with respect to any mortgage loan (an “Excluded Special Servicer Loan”), such special servicer will be required to resign as special servicer of that Excluded Special Servicer Loan. Prior to the occurrence and continuance of a Control Termination Event, the Directing Certificateholder will be required to appoint (and may remove and replace with or without cause) a separate special servicer that is not a Borrower Party (an “Excluded Special Servicer”) with respect to any Excluded Special Servicer Loan, unless such Excluded Special Servicer Loan is also an Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class (or, with respect to the Soho Grand & The Roxy Hotel whole loan, the holder of the majority of the SOHO Controlling Class). For avoidance of doubt, with respect to a mortgage loan secured by a residential cooperative property, a person will not be considered a Borrower Party solely by reason of such person holding one or more cooperative unit loans that are secured by direct equity interests in the related borrower or owning one or more residential cooperative units comprising the related mortgaged property as a result of any foreclosure, transfer in lieu of foreclosure or other exercise of remedies with respect to any such unit loan(s). At any time after the occurrence and during the continuance of a Control Termination Event, or if at any time the applicable Excluded Special Servicer Loan is also an Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class (or, with respect to the Soho Grand & The Roxy Hotel whole loan, the holder of the majority of the SOHO Controlling Class) or if the Directing Certificateholder is entitled to appoint the Excluded Special Servicer but does not so appoint a replacement special servicer within 30 days of notice of such resignation, the resigning special servicer will be required to use reasonable efforts to select the related Excluded Special Servicer. Any Excluded Special Servicer will be required to perform all of the obligations of the applicable special servicer and will be entitled to all special servicing compensation with respect to such Excluded Special Servicer Loan earned while the related mortgage loan is an Excluded Special Servicer Loan.
Liquidated Loan Waterfall:

On liquidation of any mortgage loan, all net liquidation proceeds related to the mortgage loan will be applied so that amounts allocated as a recovery of accrued and unpaid interest will not, in the first instance, include any delinquent interest that was not advanced as a result of Appraisal Reduction Amounts (or would not have been advanced in the absence of a non-recoverability determination) or accrued on the portion of the stated principal balance thereof equal to any related Collateral Deficiency Amount in effect from time to time and as to which no advance was made (collectively, the “Subordinated Interest Amount”). After the adjusted interest amount is so allocated, any remaining liquidation proceeds will be allocated to pay principal on the mortgage loan until the unpaid principal amount of the mortgage loan has been reduced to zero. Any remaining liquidation proceeds will then be allocated to pay the Subordinated Interest Amount.

Operating Advisor:

The operating advisor will have certain review and consultation rights relating to the performance of the applicable special servicer and with respect to its actions taken in connection with the resolution and/or liquidation of specially serviced loans. With respect to each serviced mortgage loan or serviced whole loan, the operating advisor will be responsible for:

●                 reviewing the actions of the applicable special servicer with respect to any specially serviced loan;

●                 reviewing (i) all reports by the applicable special servicer made available to privileged persons that are posted on the certificate administrator’s website that are relevant to the operating advisor’s obligations under the PSA and (ii) each asset status report (after the occurrence and during the continuance of an Operating Advisor Consultation Event) and final asset status report;

●                 reviewing for accuracy and consistency with the PSA the mathematical calculations by the applicable special servicer and the corresponding application of the non-discretionary portion of the applicable formulas required to be utilized in connection with (1) any Appraisal Reduction Amount or Collateral Deficiency Amount (if such special servicer has calculated any such Appraisal Reduction Amount or Collateral Deficiency Amount) and (2) any net present value calculations used in the special servicer’s determination of what course of action to take in connection with the workout or liquidation of a specially serviced loan; and

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
20

BANK 2024-BNK48	Structural Overview

●                 preparing an annual report (if any serviced mortgage loan or serviced whole loan was a specially serviced loan at any time during the prior calendar year or if the operating advisor was entitled to consult with the applicable special servicer with respect to any major decision during the prior calendar year) that sets forth whether the operating advisor believes, in its sole discretion exercised in good faith, that the applicable special servicer is operating in compliance with the Servicing Standard with respect to its performance of its duties under the PSA with respect to specially serviced loans (and, after the occurrence and continuance of an Operating Advisor Consultation Event, with respect to major decisions on non-specially serviced loans) during the prior calendar year on an “asset-level basis”. The operating advisor will be required to identify (1) which, if any, standards the operating advisor believes, in its sole discretion exercised in good faith, such special servicer has failed to comply with and (2) any material deviations from such special servicer’s obligations under the PSA with respect to the resolution or liquidation of any specially serviced loan or REO property (other than with respect to any REO property related to any non-serviced mortgage loan). In preparing any operating advisor annual report, the operating advisor will not be required to report on instances of non-compliance with, or deviations from, the Servicing Standard or the special servicer’s obligations under the PSA that the operating advisor determines, in its sole discretion exercised in good faith, to be immaterial.

With respect to each serviced mortgage loan or serviced whole loan, after the operating advisor has received notice that an Operating Advisor Consultation Event has occurred and is continuing, in addition to the duties described above, the operating advisor will be required to perform the following additional duties:

●                  to consult (on a non-binding basis) with the applicable special servicer in respect of asset status reports; and

●                  to consult (on a non-binding basis) with the applicable special servicer with respect to major decisions processed by such special servicer.

An “Operating Advisor Consultation Event” will occur when either (i) the aggregate certificate balance of the Class G-RR and Class H-RR certificates (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the certificate balances of such classes) is 25% or less of the initial aggregate certificate balance of such portions of such classes or (ii) a Control Termination Event has occurred and is continuing.

Asset Representations Reviewer:

The asset representations reviewer will be required to review certain delinquent mortgage loans after a specified delinquency threshold has been met and the required percentage of certificateholders vote to direct a review as described below. The asset representations reviewer will be entitled to the Asset Representations Reviewer Fee with respect to such review. See “Pooling and Servicing Agreement—The Asset Representations Reviewer” in the Preliminary Prospectus.

The certificate administrator will be required to notify certificateholders if the specified delinquency threshold has been met as described in the Preliminary Prospectus under “—The Asset Representations Reviewer”.

If certificateholders evidencing not less than 5.0% of the pooled voting rights request a vote to commence an asset review, and if subsequently (i) a majority of those certificateholders who cast votes and (ii) a majority of an Asset Review Quorum authorizes an asset review within 150 days of the request for a vote, the asset representations reviewer will be required to conduct an asset review of delinquent loans.

The asset representations reviewer may be terminated and replaced without cause. Upon (i) the written direction of certificateholders evidencing not less than 25% of the pooled voting rights (without regard to the application of any Cumulative Appraisal Reduction Amounts) requesting a vote to terminate and replace the asset representations reviewer with a proposed successor asset representations reviewer that is an eligible asset representations reviewer, and (ii) payment by such holders to the certificate administrator of the reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote, the certificate administrator will be required to promptly provide notice to all certificateholders and the asset representations reviewer of such request by posting such notice on its internet website, and by mailing such notice to all certificateholders and the asset representations reviewer. Upon the written direction of certificateholders evidencing at least 75% of a Certificateholder Quorum (without regard to the application of any Cumulative Appraisal Reduction Amounts), the trustee will be required to terminate all of the rights and obligations of the asset representations reviewer under the pooling and servicing agreement (other than any rights or obligations that accrued prior to the date of such termination and other than indemnification rights arising out of events occurring prior to such termination) by written notice to the asset representations reviewer, and the proposed successor asset representations reviewer will be appointed. See “Pooling and Servicing Agreement—The Asset Representations Reviewer” in the Preliminary Prospectus.

An “Asset Review Quorum” means, in connection with any solicitation of votes to authorize an Asset Review as described above, the holders of certificates evidencing at least 5.0% of the aggregate pooled voting rights represented by all certificates that have pooled voting rights.

Dispute Resolution Provisions:

The mortgage loan sellers will be subject to the dispute resolution provisions set forth in the PSA to the extent those provisions are triggered with respect to any mortgage loan or Trust Subordinate Companion Loan sold to the depositor by a mortgage loan seller, and such mortgage loan seller will be obligated under the related mortgage loan purchase agreement to comply with all applicable provisions and to take part in any mediation or arbitration proceedings that may result. Generally, in the event that a Repurchase Request is not “Resolved” within 180 days after the related mortgage loan seller receives such Repurchase Request, then the enforcing servicer will be required to send a notice to the first certificateholder (or beneficial owner) to deliver a certificateholder repurchase request with respect to the mortgage loan or Trust Subordinate Companion Loan (the “Initial Requesting Certificateholder”) (if any) and to the certificate administrator (which will be required to

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
21

BANK 2024-BNK48	Structural Overview

make such notice available to certificateholders and SOHO-RR Interest owners via the certificate administrator’s website) indicating the enforcing servicer’s intended course of action with respect to the Repurchase Request. If (a) the enforcing servicer’s intended course of action with respect to the Repurchase Request does not involve pursuing further action to exercise rights against the related mortgage loan seller with respect to the Repurchase Request and the Initial Requesting Certificateholder, if any, or any other certificateholder, or certificate owner wishes to exercise its right to refer the matter to mediation (including non-binding arbitration) or arbitration, or (b) the enforcing servicer’s intended course of action is to pursue further action to exercise rights against the related mortgage loan seller with respect to the Repurchase Request but the Initial Requesting Certificateholder, if any, or any other certificateholder or certificate owner does not agree with the dispute resolution method selected by the enforcing servicer, then the Initial Requesting Certificateholder, if any, or such other certificateholder or certificate owner may deliver a written notice to the enforcing servicer indicating its intent to exercise its right to refer the matter to either mediation or arbitration.

“Resolved” means, with respect to a Repurchase Request, (i) that the related material defect or breach has been cured, (ii) the related mortgage loan or Trust Subordinate Companion Loan has been repurchased in accordance with the related mortgage loan purchase agreement, (iii) a mortgage loan has been substituted for the related mortgage loan in accordance with the related mortgage loan purchase agreement, (iv) the applicable mortgage loan seller has made a loss of value payment, (v) a contractually binding agreement has been entered into between the enforcing servicer, on behalf of the issuing entity, and the related mortgage loan seller that settles the related mortgage loan seller’s obligations under the related mortgage loan purchase agreement, or (vi) the related mortgage loan or Trust Subordinate Companion Loan is no longer property of the issuing entity as a result of a sale or other disposition in accordance with the pooling and servicing agreement. See “Pooling and Servicing Agreement—Dispute Resolution Provisions” in the Preliminary Prospectus.

Investor Communications:	The certificate administrator is required to include on any Form 10-D any request received from a certificateholder to communicate with other certificateholders related to certificateholders exercising their rights under the terms of the PSA. Any certificateholder wishing to communicate with other certificateholders regarding the exercise of its rights under the terms of the PSA will be able to deliver a written request signed by an authorized representative of the requesting investor to the certificate administrator.
Deal Website:	The certificate administrator will be required to maintain a deal website which will include, among other items: (a) summaries of asset status reports prepared by a special servicer, (b) inspection reports, (c) appraisals, (d) various “special notices” described in the Preliminary Prospectus, (e) the “Investor Q&A Forum” and (f) a voluntary “Investor Registry”. Investors may access the deal website following execution of a certification and confidentiality agreement.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
22

BANK 2024-BNK48	Collateral Overview
Mortgage Loan Sellers	No. of Mortgage Loans	No. of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Pool(1)
Citi Real Estate Funding Inc.	7	39	$264,149,838	24.2%
Goldman Sachs Mortgage Company	5	6	$162,476,654	14.9%
Wells Fargo Bank, National Association, JPMorgan Chase Bank, National Association	3	3	$150,396,974	13.8%
JPMorgan Chase Bank, National Association	2	3	$146,000,000	13.4%
Morgan Stanley Mortgage Capital Holdings LLC	6	10	$139,636,072	12.8%
Bank of America, National Association	4	5	$116,800,000	10.7%
Wells Fargo Bank, National Association	4	4	$80,147,049	7.3%
National Cooperative Bank, N.A.(2)	9	9	$31,186,921	2.9%
Total:	40	79	$1,090,793,507	100.0%

Pool Statistics

Aggregate Cut-off Date Balance:	$1,090,793,507
Number of Mortgage Loans:	40
Average Cut-off Date Balance per Mortgage Loan:	$27,269,838
Number of Mortgaged Properties:	79
Average Cut-off Date Balance per Mortgaged Property:	$13,807,513
Weighted Average Mortgage Rate:	6.1649%
% of Pool Secured by 5 Largest Mortgage Loans:	40.4%
% of Pool Secured by 10 Largest Mortgage Loans:	64.0%
% of Pool Secured by ARD Loans(2):	7.8%
Weighted Average Original Term to Maturity (months)(3):	120
Weighted Average Remaining Term to Maturity (months)(3):	119
Weighted Average Seasoning (months):	1
% of Pool Secured by Single Tenant Mortgaged Properties:	8.6%
% of Pool Secured by Refinance Loans:	68.7%
% of Pool Secured by Acquisition Loans:	12.1%
% of Pool Secured by Recapitalization Loans:	11.4%
% of Pool Secured by Refinance/Acquisition Loans:	7.8%

Additional Debt

% of Pool with Pari Passu Mortgage Debt:	54.7%
% of Pool with Subordinate Debt(4):	9.2%
% of Pool with Mezzanine Debt:	7.8%

Credit Statistics(5)(6)

Weighted Average UW NOI DSCR:	2.51x
Weighted Average UW NOI Debt Yield:	16.0%
Weighted Average UW NCF DSCR:	2.38x
Weighted Average UW NCF Debt Yield:	15.1%
Weighted Average Cut-off Date LTV Ratio(7):	50.9%
Weighted Average Maturity Date LTV Ratio(3)(7):	49.7%

Footnotes are set forth on the following page.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
23

BANK 2024-BNK48	Collateral Overview

Amortization

Weighted Average Original Amortization Term (months)(8):	351
Weighted Average Remaining Amortization Term (months)(8):	350
% of Pool Interest Only through Maturity:	76.3%
% of Pool Amortizing Balloon:	15.1%
% of Pool Interest Only, ARD	7.8%
% of Pool Interest Only, Amortizing Balloon:	0.8%

Lockboxes

% of Pool with Hard Lockboxes:	60.1%
% of Pool with Springing Lockboxes:	26.5%
% of Pool with Soft Lockboxes:	10.5%
% of Pool with No Lockboxes:	2.9%

Reserves

% of Pool Requiring Tax Reserves:	56.4%
% of Pool Requiring Insurance Reserves:	19.7%
% of Pool Requiring Replacement Reserves:	50.0%
% of Pool Requiring TI/LC Reserves(9):	49.2%

Call Protection

% of Pool with lockout period, followed by defeasance until open period:	72.4%
% of Pool with lockout period, followed by the greater of a prepayment premium and yield maintenance until open period:	17.8%
% of Pool with lockout period, then the greater of a prepayment premium and yield maintenance, followed by defeasance or the greater of a prepayment premium and yield maintenance until open period:	7.0%
% of Pool with no lockout period. Greater of a prepayment premium or yield maintenance followed by prepayment premium until open period.	2.9%
(1)	Unless otherwise indicated, all references to “% of Pool” in this Term Sheet reflect a percentage of the aggregate principal balance of the mortgage pool as of the Cut-off Date, after application of all payments of principal due during or prior to October 2024.
(2)	Seven (7) of the nine (9) mortgage loans for which National Cooperative Bank, N.A. is the mortgage loan seller were originated by its parent company, National Consumer Cooperative Bank, and transferred to National Cooperative Bank, N.A. Each such mortgage loan originated by National Consumer Cooperative Bank was underwritten pursuant to National Cooperative Bank, N.A.’s underwriting guidelines.
(3)	With respect to any ARD Loan, unless otherwise indicated, references in this Term Sheet to the applicable “maturity date” or “maturity” refer to the applicable anticipated repayment date with respect to such ARD Loan, and such applicable anticipated repayment date is treated as its maturity date for all purposes hereof.
(4)	Nine (9) of the mortgage loans, each of which is secured by a residential cooperative property, currently have in place either (i) subordinate secured lines of credit to the related mortgage borrowers that permit future advances (such loans, collectively, the “Subordinate Coop LOCs”) or (ii) subordinate wraparound mortgages to the related mortgage borrowers that are currently held by the cooperative sponsors (such loans, collectively, the “Subordinate Wrap Mortgages”). The percentage figure expressed as “% of Pool with Subordinate Mortgage Debt” is determined as a percentage of the initial pool balance and does not take into account any Subordinate Coop LOCs and future subordinate debt (whether or not secured by the mortgaged property), if any, that may be permitted under the terms of any mortgage loan or the pooling and servicing agreement. See “Description of the Mortgage Pool—Additional Indebtedness—Other Secured Indebtedness” and “Description of the Mortgage Pool—Additional Debt Financing for Mortgage Loans Secured by Residential Cooperatives Sold to the Depositor by National Cooperative Bank, N.A.” in the Preliminary Prospectus.
(5)	With respect to any mortgage loan that is part of a whole loan, unless otherwise indicated, all LTV, DSCR and Debt Yield calculations in this Term Sheet include any related pari passu companion loans and exclude any subordinate companion loans and/or mezzanine loans, as applicable. Additionally, LTV, DSCR and Debt Yield figures in this Term Sheet are calculated for mortgage loans without regard to any additional indebtedness that may be incurred at a future date. For mortgaged properties securing residential cooperative mortgage loans all LTV, DSCR and Debt Yield calculations do not take into account any subordinate debt (whether or not secured by the related mortgaged property), that currently exists or is allowed under the terms of any mortgage loan.
(6)	For mortgaged properties securing residential cooperative mortgage loans, all DSCR and Debt Yield calculations for each such mortgaged property is calculated using underwritten net operating Income or underwritten net cash flow, as applicable, for the related residential cooperative property which is the projected net operating income or net cash flow, as applicable, reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller as of the Cut-off Date. All LTV ratio calculations are based upon the appraised value of the residential cooperative property determined as if such residential cooperative property is operated as a residential cooperative, inclusive of the amount of the underlying debt encumbering such residential cooperative property.
(7)	The LTV ratios set forth in this Term Sheet are generally based on the “as-is” values of the related mortgaged properties; provided that the “as-is” value for a portfolio of mortgaged properties may include a premium relating to the valuation of the mortgaged properties as a whole rather than as the sum of individually valued mortgaged properties; provided, further, that such LTV ratios may be based on “as-stabilized”, “as complete” or other contingent values in certain cases in which reserves have been established at origination for the applicable condition or circumstance that is expected to result in stabilization provided, further, that such LTV ratios may have been calculated based on a principal balance that is net of a holdback or earnout reserve. See the definition of “Appraised Value” under “Description of the Mortgage Pool—Certain Calculations and Definitions” in the Preliminary Prospectus.
(8)	Excludes mortgage loans that provide for payments of interest only through the related maturity date or anticipated repayment date, as applicable.
(9)	Excludes multifamily, self storage, manufactured housing, and hospitality properties.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
24

BANK 2024-BNK48	Characteristics of the Mortgage Loans
Top 10 Mortgage Loans(1)

Loan No.	Mortgage Loan Seller	Property Name	City	State	Property Type	Cut-off Date Balance	% of Pool	Rooms/ SF	Cut-off Date Balance per Room/SF	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV	Maturity Date LTV
1	JPMCB	Soho Grand & The Roxy Hotel	New York	NY	Hospitality	$100,000,000	9.2%	548	$371,350.36	3.32x	20.9%	40.1%	40.1%
2	CREFI	Biltmore Park Town Square	Asheville	NC	Mixed Use	$90,000,000	8.3%	499,998	$180.00	1.59x	10.5%	58.4%	58.4%
3	CREFI	Poindexter Industrial Portfolio	Various	Various	Industrial	$85,000,000	7.8%	4,526,168	$30.73	2.62x	15.0%	39.9%	39.9%
4	BANA	VISA Global HQ	San Francisco	CA	Office	$85,000,000	7.8%	320,658	$695.44	2.19x	12.2%	50.0%	50.0%
5	WFB, JPMCB	Grapevine Mills	Grapevine	TX	Retail	$80,500,000	7.4%	1,628,140	$153.55	2.68x	18.0%	45.6%	45.6%
6	MSMCH	Hilton La Jolla Torrey Pines	La Jolla	CA	Hospitality	$65,000,000	6.0%	394	$279,187.82	2.16x	17.0%	66.5%	66.5%
7	GSMC	Residence Inn National Mall - Washington D.C.	Washington	DC	Hospitality	$53,000,000	4.9%	233	$227,467.81	1.78x	13.8%	63.2%	63.2%
8	WFB	Germantown Commons	Germantown	MD	Retail	$49,000,000	4.5%	200,726	$244.11	1.79x	11.1%	70.1%	70.1%
9	JPMCB	20 & 40 Pacifica	Irvine	CA	Office	$46,000,000	4.2%	627,900	$183.15	2.83x	16.8%	43.1%	43.1%
10	GSMC	900 North Michigan	Chicago	IL	Mixed Use	$45,000,000	4.1%	831,350	$216.52	1.77x	12.6%	57.1%	57.1%
		Total/Wtd. Avg.				$698,500,000	64.0%			2.34x	15.1%	51.9%	51.9%

(1)	With respect to any mortgage loan that is part of a whole loan, unless otherwise indicated, all LTV, DSCR, Debt Yield and Balance per Room/SF calculations in this Term Sheet include any related pari passu companion loans and exclude any subordinate companion loans and/or mezzanine loans, as applicable. Additionally, LTV, DSCR, Debt Yield and Balance per Room/SF figures in this Term Sheet are calculated for mortgage loans without regard to any additional indebtedness that may be incurred at a future date.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
25

BANK 2024-BNK48	Characteristics of the Mortgage Loans
Mortgage Loans with Pari Passu Companion Loans
Loan No.	Mortgage Loan Seller	Property Name	Mortgage Loan Cut-off Date Balance	Aggregate Pari Passu Companion Loan Cut-off Date Balance	Combined Cut-off Date Balance	Lead Servicing Agreement	Master Servicer	Special Servicer	Control Rights	Combined UW NCF DSCR(1)	Combined UW NOI Debt Yield(1)	Combined Cut-off Date LTV(1)
1	JPMCB	Soho Grand & The Roxy Hotel	$100,000,000	$103,500,000	$203,500,000	BANK 2024-BNK48	Wells Fargo	LNR	BANK 2024-BNK48	3.32x	20.9%	40.1%
3	CREFI	Poindexter Industrial Portfolio	$85,000,000	$54,070,000	$139,070,000	BANK 2024-BNK48	Wells Fargo	LNR	BANK 2024-BNK48	2.62x	15.0%	39.9%
4	BANA	VISA Global HQ	$85,000,000	$138,000,000	$223,000,000	BANK 2024-BNK48	Wells Fargo	LNR	BANK 2024-BNK48	2.19x	12.2%	50.0%
5	WFB, JPMCB	Grapevine Mills	$80,500,000	$169,500,000	$250,000,000	WFCM 2024-C63	Wells Fargo	Argentic	WFCM 2024-C63	2.68x	18.0%	45.6%
6	MSMCH	Hilton La Jolla Torrey Pines	$65,000,000	$45,000,000	$110,000,000	BANK 2024-BNK48	Wells Fargo	LNR	BANK 2024-BNK48	2.16x	17.0%	66.5%
9	JPMCB	20 & 40 Pacifica	$46,000,000	$69,000,000	$115,000,000	BMO 2024-C9	Midland	Argentic	BMO 2024-C9	2.83x	16.8%	43.1%
10	GSMC	900 North Michigan	$45,000,000	$135,000,000	$180,000,000	BBCMS 2024-C28	Wells Fargo	LNR	BBCMS 2024-C28	1.77x	12.6%	57.1%
11	WFB, JPMCB	Marriott Myrtle Beach Grande Dunes Resort	$39,896,974	$59,845,461	$99,742,434	WFCM 2024-C63	Wells Fargo	Argentic	WFCM 2024-C63	2.69x	21.4%	44.7%
13	WFB, JPMCB	610 Newport Center	$30,000,000	$55,000,000	$85,000,000	WFCM 2024-C63	Well Fargo	Argentic	WFCM 2024-C63	2.92x	17.2%	44.5%
18	GSMC	Newport Centre	$20,000,000	$168,000,000	$188,000,000	BANK 2024-BNK48	Wells Fargo(2)	LNR(2)	(2)	2.66x	15.3%	43.0%

(1)	DSCR, Debt Yield and LTV calculations include any related pari passu companion loans and exclude any subordinate companion loans and/or mezzanine loans, as applicable.
(2)	The Newport Centre controlling companion loan is currently held by Goldman Sachs Mortgage Capital. The Newport Centre whole Loan is expected to be serviced pursuant to the BANK 2024-BNK48 pooling and servicing agreement until the securitization of the related controlling pari passu companion loan.

Mortgage Loans with Subordinate Debt(1)
Loan No.	Mortgage Loan Seller	Property Name	Mortgage Loan Cut-off Date Balance	Cut-off Date Balance per SF	Subordinate Debt Cut-off Date Balance	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV	Whole Loan UW NCF DSCR(2)	Whole Loan UW NOI Debt Yield(2)	Whole Loan Cut-off Date LTV(2)
1	JPMCB	Soho Grand & The Roxy Hotel	$100,000,000	$371,350.36	$26,500,000	3.32x	20.9%	40.1%	2.94x	18.5%	45.3%

(1)	In addition, nine (9) of the mortgage loans, each of which is secured by a residential cooperative property, and is being sold to the depositor by National Cooperative Bank, N.A., currently have in place Subordinate Coop LOCs that permit future advances. See “Description of the Mortgage Pool—Additional Indebtedness—Other Secured Indebtedness” and “Description of the Mortgage Pool—Additional Debt Financing for Mortgage Loans Secured by Residential Cooperatives Sold to the Depositor by National Cooperative Bank, N.A.” in the Preliminary Prospectus.
(2)	Whole Loan UW NCF DSCR, Whole Loan UW NOI Debt Yield and Whole Loan Cut-off Date LTV figures shown above are calculated based on any related pari passu notes and any related subordinate note(s).

Mortgage Loans with Mezzanine Debt
Loan No.	Mortgage Loan Seller	Property Name	Mortgage Loan Cut-off Date Balance	Cut-off Date Balance per SF	Mezzanine Debt Cut-off Date Balance	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV	Total Debt UW NCF DSCR(1)	Total Debt UW NOI Debt Yield(1)	Total Debt Cut-off Date LTV(1)
4	BANA	VISA Global HQ	$85,000,000	$695.44	$72,000,000	2.19x	12.2%	50.0%	1.48x	9.3%	66.1%

(1)	Total Debt UW NCF DSCR, Total Debt UW NOI Debt Yield and Total Cut-off Date LTV figures shown above are calculated based on any related pari passu notes and any related subordinate note(s) and the mezzanine debt.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
26

BANK 2024-BNK48	Characteristics of the Mortgage Loans
Prior Securitization History(1)
Loan No.	Mortgage Loan Seller	Property Name	City	State	Property Type	Cut-off Date Balance	% of Pool	SF/Units	Cut-off Date Balance per SF/Unit	UW NCF DSCR(2)	UW NOI Debt Yield(2)	Cut-off Date LTV(2)	Maturity Date LTV(2)	Prior Securitization
1	JPMCB	Soho Grand & The Roxy Hotel	New York	NY	Hospitality	$100,000,000	9.2%	548	$371,350.36	3.32x	20.9%	40.1%	40.1%	CSAIL 2015-C1, CSAIL 2015-C2, CSAIL 2015-C3
5	WFB, JPMCB	Grapevine Mills	Grapevine	TX	Retail	$80,500,000	7.4%	1,628,140	$153.55	2.68x	18.0%	45.6%	45.6%	JPMBB 2014-C23, JPMBB 2014-C24, JPMBB 2014-C25
10	GSMC	900 North Michigan	Chicago	IL	Mixed Use	$45,000,000	4.1%	831,350	$216.52	1.77x	12.6%	57.1%	57.1%	LBUBS 2005-C3
11	WFB, JPMCB	Marriott Myrtle Beach Grande Dunes Resort	Myrtle Beach	SC	Hospitality	$39,896,974	3.7%	405	$246,277.62	2.69x	21.4%	44.7%	38.3%	COMM 2014-LC17, COMM 2014-UBS6, COMM 2014-CR20
15	MSMCH	Kendall Value Center	Miami	FL	Retail	$25,000,000	2.3%	183,392	$136.32	1.69x	12.0%	48.9%	48.9%	MSBAM 2014-C17
16	CREFI	Hamden Life Storage II	Hamden	CT	Mixed Use	$24,250,000	2.2%	128,586	$188.59	1.43x	9.5%	57.6%	57.6%	BMARK 2021-B24
18	GSMC	Newport Centre	Jersey City	NJ	Retail	$20,000,000	1.8%	966,186	$194.58	2.66x	15.3%	43.0%	43.0%	CSMC 2022-NWPT
25	WFB	345 Tenth Street	Jersey City	NJ	Self Storage	$9,500,000	0.9%	76,527	$124.14	2.18x	14.8%	40.9%	40.9%	COMM 2014-CR20
26	NCB	Hudson Courts Owners, Inc.	Yonkers	NY	Multifamily	$9,000,000	0.8%	117	$76,923.08	3.60x	23.8%	31.1%	28.9%	BANK 2018-BNK12
31	NCB	14 Horatio Street Apartments Corp.	New York	NY	Multifamily	$5,594,142	0.5%	155	$36,091.24	16.02x	112.7%	3.3%	2.8%	WFRBS 2014-C22
32	MSMCH	Shops At Lily Cache Creek	Bolingbrook	IL	Retail	$4,096,072	0.4%	17,960	$228.07	1.60x	12.4%	61.1%	52.3%	WFRBS 2014-C22
34	WFB	Riverwinds MHC	Millsboro	DE	Manufactured Housing	$3,647,049	0.3%	103	$35,408.24	1.45x	11.8%	57.9%	50.7%	WFRBS 2014-C21
35	NCB	2640 Marion Avenue Owners, Inc.	Bronx	NY	Multifamily	$2,698,691	0.2%	71	$38,009.74	3.73x	25.7%	18.7%	17.5%	WFRBS 2014-C23
37	NCB	Clark Street Tenants Incorporated	Brooklyn	NY	Multifamily	$1,749,206	0.2%	26	$67,277.14	12.38x	86.0%	3.0%	2.8%	WFRBS 2014-C23
39	NCB	Trinity Arms Ltd.	New Rochelle	NY	Multifamily	$1,247,932	0.1%	35	$35,655.20	4.54x	35.0%	19.8%	17.1%	WFRBS 2014-C23
		Total				$372,180,066	34.1%

(1)	Includes mortgage loans for which all or a portion of the previously existing debt was most recently securitized in conduit securitizations, based on information provided by the related borrower or obtained through searches of a third-party database. The information has not otherwise been confirmed by the mortgage loan sellers. With respect to any mortgage loan that is part of a whole loan, unless otherwise indicated, all LTV, DSCR, Debt Yield and Cut-off Date Balance per SF/Unit calculations include any related pari passu companion loans and exclude any related subordinate companion loans and/or mezzanine loans, as applicable.
(2)	For mortgaged properties securing residential cooperative mortgage loans, the UW NCF DSCR and UW NOI Debt Yield for each such mortgaged property is calculated using underwritten net operating income or underwritten net cash flow, as applicable, for the related residential cooperative property which is the projected net operating income or net cash flow, as applicable, reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller as of the Cut-off Date. LTV calculations are based upon the appraised value of the residential cooperative property determined as if such residential cooperative property is operated as a residential cooperative, inclusive of the amount of the underlying debt encumbering such residential cooperative property. The UW NCF DSCR, UW NOI Debt Yield and LTV calculations do not take into account any subordinate debt (whether or not secured by the related mortgaged property) that currently exists or is allowed under the terms of any mortgage loan.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
27

BANK 2024-BNK48	Characteristics of the Mortgage Loans

Property Type Distribution(1)
Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Pool	Wtd. Avg. Mortgage Rate	Wtd. Avg. UW NCF DSCR	Wtd. Avg. UW NOI Debt Yield	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. Maturity Date LTV
Hospitality	9	$307,059,262	28.2%	6.2882%	2.50x	18.3%	52.7%	50.9%
Full Service	4	$204,896,974	18.8%	6.0217%	2.83x	19.8%	49.4%	48.1%
Extended Stay	2	$67,000,000	6.1%	6.9881%	1.70x	13.6%	64.8%	63.0%
Select Service	1	$18,000,000	1.7%	6.0200%	2.64x	22.0%	38.0%	32.3%
Limited Service	2	$17,162,289	1.6%	7.0196%	1.62x	14.5%	61.0%	55.5%
Retail	7	$226,596,072	20.8%	6.0061%	2.26x	14.6%	52.6%	52.4%
Anchored	4	$122,000,000	11.2%	5.9228%	1.93x	12.3%	58.5%	58.5%
Super Regional Mall	2	$100,500,000	9.2%	6.0994%	2.68x	17.5%	45.1%	45.1%
Shadow Anchored	1	$4,096,072	0.4%	6.2000%	1.60x	12.4%	61.1%	52.3%
Office	5	$192,444,654	17.6%	5.7997%	2.32x	14.2%	48.9%	46.2%
Suburban	4	$107,444,654	9.9%	6.0320%	2.43x	15.8%	48.1%	43.1%
CBD	1	$85,000,000	7.8%	5.5060%	2.19x	12.2%	50.0%	50.0%
Mixed Use	4	$163,050,000	14.9%	6.6020%	1.61x	10.9%	57.7%	57.7%
Retail/Multifamily/Office	1	$90,000,000	8.3%	6.5100%	1.59x	10.5%	58.4%	58.4%
Retail/Office	1	$45,000,000	4.1%	6.8530%	1.77x	12.6%	57.1%	57.1%
Self Storage/Retail	1	$24,250,000	2.2%	6.4100%	1.43x	9.5%	57.6%	57.6%
Multifamily/Retail	1	$3,800,000	0.3%	7.0340%	1.52x	10.9%	48.1%	48.1%
Industrial	31	$85,000,000	7.8%	5.6500%	2.62x	15.0%	39.9%	39.9%
Manufacturing/Warehouse	14	$33,270,835	3.1%	5.6500%	2.62x	15.0%	39.9%	39.9%
Manufacturing	8	$31,605,307	2.9%	5.6500%	2.62x	15.0%	39.9%	39.9%
Manufacturing/Vehicle Storage	4	$15,952,398	1.5%	5.6500%	2.62x	15.0%	39.9%	39.9%
Warehouse	3	$1,971,130	0.2%	5.6500%	2.62x	15.0%	39.9%	39.9%
Warehouse/Distribution	1	$1,124,614	0.1%	5.6500%	2.62x	15.0%	39.9%	39.9%
Vehicle Storage	1	$1,075,717	0.1%	5.6500%	2.62x	15.0%	39.9%	39.9%
Multifamily	10	$44,218,921	4.1%	6.2149%	6.22x	43.9%	31.4%	30.5%
Cooperative	9	$31,186,921	2.9%	6.0736%	8.26x	58.3%	15.8%	14.4%
Mid Rise	1	$13,032,000	1.2%	6.5530%	1.33x	9.4%	68.9%	68.9%
Self Storage	4	$32,400,000	3.0%	6.4021%	1.76x	11.5%	51.8%	51.8%
Self Storage	4	$32,400,000	3.0%	6.4021%	1.76x	11.5%	51.8%	51.8%
Manufactured Housing	8	$24,787,049	2.3%	6.8893%	1.31x	9.5%	58.7%	57.7%
Manufactured Housing	8	$24,787,049	2.3%	6.8893%	1.31x	9.5%	58.7%	57.7%
Other	1	$15,237,549	1.4%	7.0200%	1.34x	11.0%	43.3%	37.9%
Parking Garage	1	$15,237,549	1.4%	7.0200%	1.34x	11.0%	43.3%	37.9%
Total/Wtd. Avg.	79	$1,090,793,507	100.0%	6.1649%	2.38x	16.0%	50.9%	49.7%

(1)	All numerical information concerning the mortgage loans is approximate and, in the case of mortgage loans secured by multiple properties, is based on allocated loan amounts with respect to such properties. All weighted average information regarding the mortgage loans reflects the weighting of the mortgage loans based on their outstanding principal balances as of the Cut-off Date or, in the case of mortgage loans secured by multiple properties, allocated loan amounts. The sum of numbers and percentages in columns may not match the “Total” due to rounding. With respect to any mortgage loan that is part of a whole loan, unless otherwise indicated, all LTV, DSCR and Debt Yield calculations include any related pari passu companion loans and exclude any related subordinate companion loans and/or mezzanine loans, as applicable. For mortgaged properties securing residential cooperative mortgage loans, the UW NCF DSCR and UW NOI Debt Yield for each such mortgaged property is calculated using underwritten net operating income or underwritten net cash flow, as applicable, for the related residential cooperative property which is the projected net operating income or net cash flow, as applicable, reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller as of the Cut-off Date. LTV calculations are based upon the appraised value of the residential cooperative property determined as if such residential cooperative property is operated as a residential cooperative, inclusive of the amount of the underlying debt encumbering such residential cooperative property. The UW NCF DSCR, UW NOI Debt Yield and LTV calculations do not take into account any subordinate debt (whether or not secured by the related mortgaged property), that currently exists or is allowed under the terms of any mortgage loan.
This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
28

BANK 2024-BNK48	Characteristics of the Mortgage Loans

Geographic Distribution(1)
State or Other Jurisdiction	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Pool	Wtd. Avg. Mortgage Rate	Wtd. Avg. UW NCF DSCR	Wtd. Avg. UW NOI Debt Yield	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. Maturity Date LTV
California	6	$230,376,213	21.1%	5.8867%	2.41x	15.2%	52.4%	52.4%
California – Southern(2)	5	$145,376,213	13.3%	6.1094%	2.54x	16.9%	53.8%	53.8%
California – Northern(2)	1	$85,000,000	7.8%	5.5060%	2.19x	12.2%	50.0%	50.0%
New York	16	$194,701,124	17.8%	6.0700%	3.47x	23.9%	41.5%	38.2%
North Carolina	2	$108,000,000	9.9%	6.4283%	1.77x	12.4%	55.0%	54.1%
Texas	3	$83,678,256	7.7%	6.2407%	2.68x	17.9%	45.4%	45.4%
Illinois	4	$63,096,072	5.8%	6.8409%	1.64x	11.8%	57.1%	56.5%
New Jersey	3	$59,500,000	5.5%	5.6393%	2.37x	14.3%	45.4%	45.4%
District of Columbia	1	$53,000,000	4.9%	6.8740%	1.78x	13.8%	63.2%	63.2%
Maryland	2	$50,955,850	4.7%	5.8231%	1.82x	11.2%	68.9%	68.9%
South Carolina	1	$39,896,974	3.7%	6.1450%	2.69x	21.4%	44.7%	38.3%
Florida	4	$39,117,383	3.6%	6.3342%	1.78x	11.9%	49.6%	49.6%
Michigan	4	$28,324,236	2.6%	6.9425%	1.77x	14.2%	62.6%	56.0%
Connecticut	1	$24,250,000	2.2%	6.4100%	1.43x	9.5%	57.6%	57.6%
Georgia	3	$22,162,292	2.0%	6.0723%	2.24x	14.2%	53.5%	53.5%
Pennsylvania	5	$22,029,744	2.0%	5.9222%	2.20x	13.0%	46.6%	46.6%
Virginia	1	$10,757,173	1.0%	5.6500%	2.62x	15.0%	39.9%	39.9%
Kentucky	2	$9,475,717	0.9%	6.8822%	1.57x	13.4%	55.9%	53.3%
Ohio	2	$7,931,056	0.7%	6.0386%	2.02x	12.2%	49.4%	49.4%
Louisiana	5	$7,140,000	0.7%	6.6000%	1.35x	9.2%	64.9%	64.9%
Tennessee	2	$7,083,843	0.6%	5.6500%	2.62x	15.0%	39.9%	39.9%
Quebec(3)	1	$6,723,233	0.6%	5.6500%	2.62x	15.0%	39.9%	39.9%
Utah	2	$6,570,432	0.6%	5.6500%	2.62x	15.0%	39.9%	39.9%
Delaware	1	$3,647,049	0.3%	7.0700%	1.45x	11.8%	57.9%	50.7%
Wisconsin	1	$3,056,015	0.3%	5.6500%	2.62x	15.0%	39.9%	39.9%
Idaho	1	$2,230,891	0.2%	5.6500%	2.62x	15.0%	39.9%	39.9%
Arizona	1	$1,955,850	0.2%	5.6500%	2.62x	15.0%	39.9%	39.9%
Oklahoma	1	$1,711,368	0.2%	5.6500%	2.62x	15.0%	39.9%	39.9%
Alabama	1	$1,451,607	0.1%	5.6500%	2.62x	15.0%	39.9%	39.9%
Washington	1	$993,205	0.1%	5.6500%	2.62x	15.0%	39.9%	39.9%
Indiana	2	$977,925	0.1%	5.6500%	2.62x	15.0%	39.9%	39.9%
Total/Wtd. Avg.	79	$1,090,793,507	100.0%	6.1649%	2.38x	16.0%	50.9%	49.7%

(1)	All numerical information concerning the mortgage loans is approximate and, in the case of mortgage loans secured by multiple properties, is based on allocated loan amounts with respect to such properties. All weighted average information regarding the mortgage loans reflects the weighting of the mortgage loans based on their outstanding principal balances as of the Cut-off Date or, in the case of mortgage loans secured by multiple properties, allocated loan amounts. The sum of numbers and percentages in columns may not match the “Total” due to rounding. With respect to any mortgage loan that is part of a whole loan, unless otherwise indicated, all LTV, DSCR and Debt Yield calculations include any related pari passu companion loans and exclude any related subordinate companion loans and/or mezzanine loans, as applicable. For mortgaged properties securing residential cooperative mortgage loans, the UW NCF DSCR and UW NOI Debt Yield for each such mortgaged property is calculated using underwritten net operating income or underwritten net cash flow, as applicable, for the related residential cooperative property which is the projected net operating income or net cash flow, as applicable, reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller as of the Cut-off Date. LTV calculations are based upon the appraised value of the residential cooperative property determined as if such residential cooperative property is operated as a residential cooperative, inclusive of the amount of the underlying debt encumbering such residential cooperative property.
(2)	“California – Northern” includes zip codes above 93600, and “California – Southern” includes zip codes at or below 93600.
(3)	The Laval Property is located in Quebec, Canada
This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
29

BANK 2024-BNK48	Collateral Statistics

Collateral Statistics(1)

Cut-off Date Balance ($)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
1,098,151 - 10,000,000	16	76,532,331	7.0
10,000,001 - 20,000,000	7	112,269,549	10.3
20,000,001 - 40,000,000	7	203,491,628	18.7
40,000,001 - 60,000,000	4	193,000,000	17.7
60,000,001 - 85,000,000	4	315,500,000	28.9
85,000,001 - 100,000,000	2	190,000,000	17.4
Total:	40	$1,090,793,507	100.0%
Min: $1,098,151	Max:$100,000,000	Avg: $27,269,838

State or Other Jurisdiction(2)

	No. of Mortgaged Properties	Aggregate Cut-off Date Balance ($)	% of Pool
California	6	230,376,213	21.1
California – Southern(2)	5	145,376,213	13.3
California – Northern(2)	1	85,000,000	7.8
New York	16	194,701,124	17.8
North Carolina	2	108,000,000	9.9
Texas	3	83,678,256	7.7
Illinois	4	63,096,072	5.8
New Jersey	3	59,500,000	5.5
District of Columbia	1	53,000,000	4.9
Maryland	2	50,955,850	4.7
South Carolina	1	39,896,974	3.7
Florida	4	39,117,383	3.6
Michigan	4	28,324,236	2.6
Connecticut	1	24,250,000	2.2
Georgia	3	22,162,292	2.0
Pennsylvania	5	22,029,744	2.0
Virginia	1	10,757,173	1.0
Kentucky	2	9,475,717	0.9
Ohio	2	7,931,056	0.7
Louisiana	5	7,140,000	0.7
Tennessee	2	7,083,843	0.6
Quebec(4)	1	6,723,233	0.6
Utah	2	6,570,432	0.6
Delaware	1	3,647,049	0.3
Wisconsin	1	3,056,015	0.3
Idaho	1	2,230,891	0.2
Arizona	1	1,955,850	0.2
Oklahoma	1	1,711,368	0.2
Alabama	1	1,451,607	0.1
Washington	1	993,205	0.1
Indiana	2	977,925	0.1
Total:	79	$1,090,793,507	100.0%

Property Type(2)

	No. of Mortgaged Properties	Aggregate Cut-off Date Balance ($)	% of Pool
Hospitality	9	307,059,262	28.2
Full Service	4	204,896,974	18.8
Extended Stay	2	67,000,000	6.1
Select Service	1	18,000,000	1.7
Limited Service	2	17,162,289	1.6
Retail	7	226,596,072	20.8
Anchored	4	122,000,000	11.2
Super Regional Mall	2	100,500,000	9.2
Shadow Anchored	1	4,096,072	0.4
Office	5	192,444,654	17.6
Suburban	4	107,444,654	9.9
CBD	1	85,000,000	7.8
Mixed Use	4	163,050,000	14.9
Retail/Multifamily/Office	1	90,000,000	8.3
Retail/Office	1	45,000,000	4.1
Self Storage/Retail	1	24,250,000	2.2
Multifamily/Retail	1	3,800,000	0.3
Industrial	31	85,000,000	7.8
Manufacturing/Warehouse	14	33,270,835	3.1
Manufacturing	8	31,605,307	2.9
Manufacturing/Vehicle Storage	4	15,952,398	1.5
Warehouse	3	1,971,130	0.2
Warehouse/Distribution	1	1,124,614	0.1
Vehicle Storage	1	1,075,717	0.1
Multifamily	10	44,218,921	4.1
Cooperative	9	31,186,921	2.9
Mid Rise	1	13,032,000	1.2
Self Storage	4	32,400,000	3.0
Self Storage	4	32,400,000	3.0
Manufactured Housing	8	24,787,049	2.3
Manufactured Housing	8	24,787,049	2.3
Other	1	15,237,549	1.4
Parking Garage	1	15,237,549	1.4
Total:	79	$1,090,793,507	100.0%

Mortgage Rate (%)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
5.4370 - 5.7499	8	401,594,142	36.8
5.7500 - 6.4999	15	303,937,026	27.9
6.5000 - 6.9999	11	331,415,453	30.4
7.0000 - 7.4200	6	53,846,887	4.9
Total:	40	$1,090,793,507	100.0%
Min: 5.4370%	Max: 7.4200%	Wtd Avg: 6.1649%

Original Term to Maturity or ARD (mos.)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
120	40	1,090,793,507	100.0
Total:	40	$1,090,793,507	100.0%
Min: 120 mos.	Max: 120 mos.	Wtd Avg: 120 mos.

Remaining Term to Maturity or ARD (mos.)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
117	6	225,196,974	20.6
118	10	177,439,170	16.3
119	15	485,867,363	44.5
120	9	202,290,000	18.5
Total:	40	$1,090,793,507	100.0%
Min: 117 mos.	Max: 120 mos.	Wtd Avg: 119 mos.

Original Amortization Term (mos.)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
Interest Only	23	917,622,000	84.1
252	1	31,444,654	2.9
360	12	126,480,158	11.6
480	4	15,246,696	1.4
Total:	40	$1,090,793,507	100.0%
Min: 252 mos.	Max: 480 mos.	Wtd Avg: 351 mos.

Remaining Amortization Term (mos.)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
Interest Only	23	917,622,000	84.1
251 - 356	1	31,444,654	2.9
357 - 360	12	126,480,158	11.6
361 - 480	4	15,246,696	1.4
Total:	40	$1,090,793,507	100.0%
Min: 251 mos.	Max: 480 mos.	Wtd Avg: 350 mos.

Mortgage Loan Sellers

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
CREFI	7	264,149,838	24.2
GSMC	5	162,476,654	14.9
WFB, JPMCB	3	150,396,974	13.8
JPMCB	2	146,000,000	13.4
MSMCH	6	139,636,072	12.8
BANA	4	116,800,000	10.7
WFB	4	80,147,049	7.3
NCB	9	31,186,921	2.9
Total:	40	$1,090,793,507	100.0%

Amortization Type

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
Interest Only	22	832,622,000	76.3
Amortizing Balloon	16	164,771,507	15.1
Interest Only - ARD	1	85,000,000	7.8
Interest Only, Amortizing Balloon	1	8,400,000	0.8
Total:	40	1,090,793,507	100.0%

Cut-off Date LTV Ratio (%)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
3.0 - 10.0	5	16,441,499	1.5
10.1 - 30.0	3	5,745,422	0.5
30.1 - 40.0	3	112,000,000	10.3
40.1 - 50.0	12	484,934,523	44.5
50.1 - 60.0	9	257,641,703	23.6
60.1 - 70.7	8	214,030,361	19.6
Total:	40	$1,090,793,507	100.0%
Min: 3.0%	Max: 70.7%	Wtd Avg: 50.9%

Maturity Date or ARD LTV Ratio (%)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
2.8 - 10.0	5	16,441,499	1.5
10.1 - 30.0	4	14,745,422	1.4
30.1 - 40.0	4	158,134,523	14.5
40.1 - 50.0	11	461,244,654	42.3
50.1 - 60.0	10	239,055,410	21.9
60.1 - 70.1	6	201,172,000	18.4
Total:	40	$1,090,793,507	100.0%
Min: 2.8%	Max: 70.1%	Wtd Avg: 49.7%

UW NCF DSCR (x)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
1.25 - 1.49	9	131,151,252	12.0
1.50 - 1.74	5	145,796,072	13.4
1.75 - 1.99	4	155,762,289	14.3
2.00 - 2.24	5	207,500,000	19.0
2.25 - 2.74	5	243,396,974	22.3
2.75 - 21.54	12	207,186,921	19.0
Total:	40	$1,090,793,507	100.0%
Min: 1.25x	Max: 21.54x	Wtd Avg: 2.38x

UW NOI Debt Yield (%)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
9.0 - 10.0	4	58,422,000	5.4
10.1 - 11.0	4	131,937,549	12.1
11.1 - 13.0	8	257,187,775	23.6
13.1 - 15.0	6	203,900,000	18.7
15.1 - 18.0	6	250,262,289	22.9
18.1 - 144.5	12	189,083,895	17.3
Total:	40	$1,090,793,507	100.0%
Min: 9.0%	Max: 144.5%	Wtd Avg: 16.0%

(1)	All numerical information concerning the mortgage loans is approximate. All weighted average information regarding the mortgage loans reflects the weighting of the mortgage loans based on their outstanding principal balances as of the Cut-off Date. The sum of numbers and percentages in columns may not match the “Total” due to rounding. With respect to any mortgage loan that is part of a whole loan, unless otherwise indicated, all LTV, DSCR and Debt Yield calculations include any related pari passu companion loans and exclude any related subordinate companion loans and/or mezzanine loans, as applicable. For mortgaged properties securing residential cooperative mortgage loans, the UW DSCR and UW NOI Debt Yield for each such mortgaged property is calculated using underwritten net operating income or underwritten net cash flow, as applicable, for the related residential cooperative property which is the projected net operating income or net cash flow, as applicable, reflected in the most recent appraisal obtained by or otherwise in the possession of the related
This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
30

BANK 2024-BNK48	Collateral Statistics

mortgage loan seller as of the Cut-off Date. LTV calculations are based upon the appraised value of the residential cooperative property determined as if such residential cooperative property is operated as a residential cooperative, inclusive of the amount of the underlying debt encumbering such residential cooperative property. The UW NCF DSCR, UW NOI Debt Yield and LTV calculations do not take into account any subordinate debt (whether or not secured by the related mortgaged property), that currently exists or is allowed under the terms of any mortgage loan.

(2)	In the case of mortgage loans secured by multiple properties, cut-off date balance information is based on allocated loan amounts with respect to such properties.
(3)	“California – Northern” includes zip codes above 93600, and “California – Southern” includes zip codes at or below 93600.
(4)	The Laval Property is located in Quebec, Canada.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
31

Hospitality – Full Service	Loan #1	Cut-off Date Balance:	$100,000,000
Various	Soho Grand & The Roxy Hotel	Cut-off Date LTV:	40.1%
New York, NY 10013		UW NCF DSCR:	3.32x
		UW NOI Debt Yield:	20.9%

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
32

Hospitality – Full Service	Loan #1	Cut-off Date Balance:	$100,000,000
Various	Soho Grand & The Roxy Hotel	Cut-off Date LTV:	40.1%
New York, NY 10013		UW NCF DSCR:	3.32x
		UW NOI Debt Yield:	20.9%

Soho Grand & The Roxy Hotel
1 SoHo Grand Hotel New York, NY
2 Roxy Hotel New York, NY
Meatpacking District
Greenwich Village
West Village
Washington Square
New York University
NYU School of Law
NYU Stern School of Business
Tisch School of The Arts
Hebrew Union College - Jewish Inst. of Religion
The Cooper Union
The Public Theater
The Ukrainian Museum
Washington Arch
John A. Paulson Center
SoHo
MANHATTAN
Nolita
Little Italy
Chinatown
Tribeca
Hudson River
Holland Tunnel
Pier 46
Pier 45
Pier 40
Morton Square
WebMD
375 Hudson Street
SoHo Playhouse
UPS Customer Center
The Dominick
NYC Fire Museum
Jackie Robinson Museum
St. John's Park
Citi Headquarters
Manhattan Mercantile Bldg.
The Mercer
Crosby Street Hotel
The Basilica of St. Patrick's Old Cathedral
The Broome Hotel New York
Center for Italian Modern Art
Italian American Museum
Museum of Chinese in America
56 Leonard Street
33 Thomas Street
Western Union Building
Borough of Manhattan Comm. College
BMCC Tribeca Performing Arts Center
NYC Criminal Court
Columbus Park
NY County Supreme Court
US District Court
US Justice Department
Ted Weiss Federal Bldg.
NYC Mun. Building
Tweed Courthouse
NY Public Library
NYC City Hall
City Hall Park
1 Police Plaza
Brooklyn Bridge
Pace University
Schimmel Center
New York by Gehry
New York Downtown Hospital
Woolworth Building
7 World Trade Ctr.
1 World Trade Ctr.
2 World Trade Ctr.
200 West Street
250 Vesey Street
200 Vesey Street
PATH
Hudson River Greenway
Whitehall Ferry
W. 9th St
W. 8th St
Waverly Pl
W 4th St
W. 10th St
Christopher St
Barrow St
Morton St
Bleecker St
Bedford St
W. Houston St
King St
Charlton St
Vandam St
Spring St
Canal St
Watts St
Hubert St
Franklin St
Chambers St
Warren St
Murray St
Park Pl
Prince St
Broome St
Grand St
Walker St.
White St
Leonard St
Duane St
Reade St
Kenmare St
Great Jones St
Bond St
Astor Pl
West St
Washington St
Greenwich St
Hudson St
Varick St
7th Ave South
6th Ave
MacDougal St
Sullivan St
Thompson St
West Broadway
Wooster St
Greene St
Mercer St
Broadway
Crosby St
Lafayette St
Mott St
Mulberry St
Centre St
Church St
Bowery
3rd Ave
5th Ave
University Pl
Park Row
Pearl St
Bethune St
QUEENS
BROOKLYN
NEW JERSEY
JERSEY CITY
Hoboken
Union City
North Bergen
Weehawken
Astoria
Long Island City
Greenpoint
Williamsburg
Midtown
Chelsea
Central Park
Upper West Side
Upper East Side
West Side
East Side
Lower East Side
Downtown Brooklyn
Brooklyn Heights
Park Slope
Prospect Park
Liberty State Park
East River

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
33

Mortgage Loan No. 1 – Soho Grand & The Roxy Hotel
Mortgage Loan Information	Property Information
Mortgage Loan Seller:	JPMCB	Single Asset/Portfolio:	Portfolio(4)
Credit Assessment (Moody’s/Fitch//KBRA):	Aa3/A-/A	Location:	New York, NY 10013
Original Balance(1):	$100,000,000	General Property Type:	Hospitality
Cut-off Date Balance(1):	$100,000,000	Detailed Property Type:	Full Service
% of Initial Pool Balance:	9.2%	Title Vesting:	Fee
Loan Purpose:	Refinance	Year Built/Renovated:	Various/Various
Borrower Sponsor:	Hartz Mountain Industries	Size:	548 Rooms
Guarantors:	NAP	Cut-off Date Balance Per Room(1):	$371,350
Mortgage Rate:	5.5400%	Maturity Date Balance Per Room(1):	$371,350
Note Date:	8/20/2024	Property Manager:	Hartz Hotel Services, Inc.
Maturity Date:	9/1/2034	(borrower-related)
Term to Maturity:	120 months	Underwriting and Financial Information
Amortization Term:	0 months	UW NOI:	$42,585,049
IO Period:	120 months	UW NCF:	$37,934,659
Seasoning:	1 month	UW NOI Debt Yield(1):	20.9%
Prepayment Provisions:	L(24),YM1(89),O(7)	UW NCF Debt Yield(1):	18.6%
Lockbox/Cash Mgmt Status:	Hard/Springing	UW NOI Debt Yield at Maturity(1):	20.9%
Additional Debt Type(1):	Pari Passu/B-Note	UW NCF DSCR(1):	3.32x
Additional Debt Balance(1):	$103,500,000/$26,500,000	Most Recent NOI:	$42,999,338 (5/31/2024 TTM)
Future Debt Permitted (Type):	No (NAP)	2nd Most Recent NOI:	$42,431,610 (12/31/2023)
3rd Most Recent NOI:	$44,960,439 (12/31/2022)
Most Recent Occupancy:	89.8% (5/31/2024)
2nd Most Recent Occupancy:	89.3% (12/31/2023)
Reserves(2)	3rd Most Recent Occupancy:	89.3% (12/31/2022)
Type	Initial	Monthly	Cap	Appraised Value (as of):	$508,000,000 (7/1/2024)
RE Taxes:	$1,907,655	$635,885	NAP	Appraised Value Per Room:	$927,007
Insurance:	$0	Springing	NAP	Cut-off Date LTV Ratio(1):	40.1%
FF&E Reserve:	$387,448	(3)	NAP	Maturity Date LTV Ratio(1):	40.1%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount(1):	$230,000,000	90.4%	Loan Payoff:	$250,909,055	98.7%
Borrower Equity:	$24,286,447	9.6%	Upfront Reserves:	$2,295,103	0.9%
			Closing Costs:	$1,082,289	0.4%
Total Sources:	$254,286,447	100.0%	Total Uses:	$254,286,447	100.0%

(1)	The Soho Grand & The Roxy Hotel Mortgage Loan (as defined below) is part of the Soho Grand & The Roxy Hotel Whole Loan (as defined below), which is comprised of (i) four pari passu senior promissory notes with an aggregate original principal balance of $203,500,000 and (ii) one subordinate note with an original principal balance of $26,500,000. The Credit Assessment, Cut-off Date Balance Per Room, Maturity Date Balance Per Room, UW NOI Debt Yield, UW NCF Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio presented above are based on the aggregate principal balance of the promissory notes comprising the Soho Grand & The Roxy Hotel Senior Loan (as defined below). The Cut-off Date Balance Per Room, Maturity Date Balance Per Room, UW NOI Debt Yield, UW NCF Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio based on the principal balance of the Soho Grand & The Roxy Hotel Whole Loan are $419,708, $419,708, 18.5%, 16.5%, 18.5%, 2.94x, 45.3% and 45.3%, respectively.
(2)	See “Escrows and Reserves”.
(3)	Monthly FF&E Reserve of 1/12th of 4% estimated annual gross revenues for the succeeding 12 month period (as determined by the lender in good faith).
(4)	No property releases are permitted.

The Mortgage Loan. The largest mortgage loan (the “Soho Grand & The Roxy Hotel Loan”) is part of a whole loan (the “Soho Grand & The Roxy Hotel Whole Loan”) comprised of (i) four pari passu senior promissory notes with an aggregate original principal balance of $203,500,000 (collectively, the “Soho Grand & The Roxy Hotel Senior Loan”) and (ii) one subordinate note with an original principal balance of $26,500,000 (the “Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan”). The Soho Grand & The Roxy Hotel Whole Loan is secured by a first priority fee mortgage encumbering two full-service hotels: the 347-room Soho Grand Hotel (the “Soho Grand Property”) and a 201-room Roxy Hotel (“The Roxy Hotel Property”, and together with the Soho Grand Property, the “Soho Grand & The Roxy Hotel Properties”). There are no property releases permitted under the Soho Grand & The Roxy Hotel Whole Loan documents. The Soho Grand & The Roxy Hotel Mortgage Loan is evidenced by the non-controlling Note A-1 and non-controlling Note A-4 with an aggregate original principal balance of $100,000,000. The promissory notes comprising the Soho Grand & The Roxy Hotel Whole Loan are summarized in the below table. The Soho Grand & The Roxy Hotel Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BANK 2024-BNK48 securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Soho Grand & The Roxy Hotel Pari Passu-A/B Whole Loan” and “Pooling and Servicing Agreement” in the prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
34

Hospitality – Full Service	Loan #1	Cut-off Date Balance:	$100,000,000
Various	Soho Grand & The Roxy Hotel	Cut-off Date LTV:	40.1%
New York, NY 10013		UW NCF DSCR:	3.32x
		UW NOI Debt Yield:	20.9%
Soho Grand & The Roxy Hotel Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$80,000,000	$80,000,000	BANK 2024-BNK48	No(3)
A-2(1)	$70,000,000	$70,000,000	JPMCB	No
A-3(1)	$33,500,000	$33,500,000	JPMCB	No
A-4	$20,000,000	$20,000,000	BANK 2024-BNK48	No
Senior Notes	$203,500,000	$203,500,000
B	$26,500,000	$26,500,000	BANK 2024-BNK48 (loan-specific interests)(2)	Yes(3)
Whole Loan	$230,000,000	$230,000,000

(1)	Expected to be contributed to one or more future securitization trusts.
(2)	Note B (the Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan) serves as collateral only with respect to the loan-specific interests. Note B is not part of the pool of mortgage loans securing the BANK 2024-BNK48 pooled certificates. See “Description of the Mortgage Pool—The Whole Loans—The Soho Grand & The Roxy Hotel A/B Whole Loan” in the prospectus.
(3)	Pursuant to the related co-lender agreement, the holder of Note B is the controlling noteholder unless a “control appraisal period” has occurred and is continuing under the co-lender agreement, in which case Note A-1 will become the controlling noteholder. For so long as the Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan is included in the BANK 2024-BNK48 securitization and no control appraisal event has occurred, such rights will be exercised by the controlling class representative of the BANK 2024-BNK48 loan-specific interests.

The Borrowers and the Borrower Sponsor. The borrowers are Soho Grand Hotel, Inc. and Tribeca Grand Hotel, Inc., each a New York Corporation structured to be a single-purpose entity with a principal that is a Delaware single-purpose entity with at least two independent directors. The borrower sponsor of the Soho Grand & The Roxy Hotel Whole Loan is Hartz Mountain Industries. There is no non-recourse carveout guarantor and the borrowers are the sole indemnitors under the environmental indemnity agreement.

Hartz Mountain Industries constructed the Soho Grand & The Roxy Hotel Properties in 1996 and 2000, respectively, and has owned and operated each property since inception. Hartz Mountain Industries was founded in 1926 and has since evolved into a diversified privately owned family business. Hartz Mountain Industries focuses on four lines of business: industrial real estate, multifamily rental real estate, hospitality and renewable energy development. Hartz Mountain Industries’ growing and changing portfolio includes warehouses, data centers, hotels, freestanding parking garages, multifamily residential rental units, offices and other properties.

The Properties. The Soho Grand & The Roxy Hotel Properties comprise two full service hotels totaling 548 keys located in the Soho and Tribeca neighborhoods of Lower Manhattan, New York.

The Soho Grand Property (63.9% of underwritten net cash flow), located in Soho, is a 16-story, 347-room hotel that was constructed in 1996 and renovated between 2018 and 2021. The 189,986 square foot building operates as an independent hotel known as the Soho Grand Hotel and is credited as the first boutique hotel in Soho. The Soho Grand Property offers various facilities and amenities, including a concierge, a fitness center and 2,489 SF of dedicated event and meeting space. Additionally, valet parking is offered via a third-party operator. The Soho Grand Property also offers a variety of food and beverage (“F&B”) outlets for both hotel guests and the public, including (a) the Grand Bar & Salon (a restaurant and bar serving three meals per day), (b) the Club Room (a parlor and bar in a nightclub setting) and (c) Gilligan’s (a seasonal outdoor café and bar operating from May through September). All F&B outlets are owned and operated by the borrowers.

The Soho Grand Property has a wide variety of guestroom layouts, but generally contains standard guestrooms, suites, terrace suites and two penthouse lofts. Standard in-room amenities include custom-designed furniture, an industrial marble work desk, a built-in closet, oak flooring, a smart TV, motorized blackout shades and complementary WiFi. In addition, the Soho Grand Property charges a $34.95 to $39.95 per night amenity fee for: a champagne toast on arrival, premium high-speed WiFi, digital access to the New York Times, two water bottles, complimentary bicycle usage, access to the member-only Soho Grand dog park, access to the fitness center and 24-hour concierge service.

The borrowers invested approximately $38.6 million in capital improvements at the Soho Grand Property between 2018 and April 2024. Room renovations occurring between 2018 and 2021 made up the bulk of recent capital improvements, accounting for approximately $32.1 million ($92,640 per key). Between 2018 and 2024, the borrowers also made significant investments across F&B outlets, including approximately $1.4 million on the Club Room upgrades and an additional $471,085 across its two other F&B outlets.

According to the appraisal, the property segmentation at the Soho Grand Property is estimated to be 55% leisure, 35% commercial and 10% meeting and group.

The following table presents certain information relating to the Occupancy, ADR and RevPAR of the Soho Grand Property and its competitive set:

Historical Occupancy, ADR, RevPAR
	Competitive Set			Soho Grand Property			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2022(1)	80.3%	$393.91	$316.48	89.9%	$427.67	$384.41	111.9%	108.6%	121.5%
2023(1)	83.4%	$395.94	$330.21	89.3%	$440.11	$393.21	107.1%	111.2%	119.1%
May 2024 TTM(2)	84.3%	$395.39	$333.27	90.0%	$443.37	$398.87	106.7%	112.1%	119.7%

Source: Industry Report

(1)	The 2022 and 2023 competitive sets include NoMo SoHo, SIXTY SoHo, ModernHaus SoHo, Hotel Hugo Soho and 11 Howard.
(2)	The competitive set includes NoMo SoHo, 60 Thompson St SoHo, ModernHaus SoHo, Hotel Hugo Soho and 11 Howard.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
35

Hospitality – Full Service	Loan #1	Cut-off Date Balance:	$100,000,000
Various	Soho Grand & The Roxy Hotel	Cut-off Date LTV:	40.1%
New York, NY 10013		UW NCF DSCR:	3.32x
		UW NOI Debt Yield:	20.9%

The Roxy Hotel Property (36.1% of underwritten net cash flow), located in Tribeca, is an eight-story, 201-room hotel that was constructed in 2000 and renovated in 2016. The 133,895 square foot building operates as an independent hotel known as The Roxy Hotel. The Roxy Hotel Property offers various facilities, including a fitness center and 500 SF of dedicated event and meeting space. Additionally valet parking is offered via a third-party operator. The Roxy Hotel Property also has significant F&B offerings that are open to both guests and the public, including (a) the Roxy Bar (a restaurant and bar serving three meals per day), (b) the Django (a jazz bar located on the cellar level), (c) Paul’s Cocktail Lounge (a tropical-themed cocktail lounge), (d) the Oyster Bar (a bar serving oysters) and (e) Jack’s Stir Brew Coffee (a coffee bar). In addition, The Roxy Hotel Property contains the Roxy Cinema, a 118-seat, art-deco-themed theater with two to three showings per day. All F&B outlets, as well as the Roxy Cinema, are owned and operated by the borrowers.

The Roxy Hotel Property has a wide variety of guestroom options, but generally contains king rooms and suites, along with several lofts and a penthouse. Standard in-room amenities include a work area, nightstand, dresser, sofa chair, flatscreen TV and coffee maker. Similar to the Soho Grand Property, The Roxy Hotel Property charges a $34.95 to $39.95 per night amenity fee for: a champagne toast on arrival, premium high-speed WiFi, digital access to the New York Times, a water bottle, complimentary bicycle usage, access to the member-only Soho Grand dog park and access to the fitness center.

The borrowers completed a major renovation in 2016 to reposition The Roxy Hotel Property from the upscale Tribeca Grand Hotel to the current boutique offering. In addition, the borrowers invested approximately $7.3 million in capital improvements between 2017 and May 2024. Major capital improvement projects included upgrades to the Oyster Bar, Paul’s Cocktail Lounge, Django and the Roxy Bar. In addition, the borrowers have budgeted approximately $5.1 million to upgrade HVAC systems in the Roxy Cinema and the guestrooms; however, such upgrades are not required or reserved for under the Soho Grand & The Roxy Hotel Whole Loan documents.

According to the appraisal, the property segmentation at The Roxy Hotel Property is estimated to be 55% leisure, 35% commercial and 10% meeting and group.

The following table presents certain information relating to the Occupancy, ADR and RevPAR of The Roxy Hotel Property and its competitive set:

Historical Occupancy, ADR, RevPAR
	Competitive Set			The Roxy Hotel Property			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2022(1)	78.8%	$347.94	$274.04	86.9%	$394.07	$342.52	110.4%	113.3%	125.0%
2023(1)	81.9%	$350.21	$286.95	87.8%	$394.52	$346.38	107.2%	112.7%	120.7%
May 2024 TTM(2)	82.4%	$357.14	$294.25	88.4%	$399.23	$352.99	107.3%	111.8%	120.0%

Source: Industry Report

(1)	The 2022 and 2023 competitive sets include 11 Howard, The Frederick Hotel, Smyth Tribeca, The Standard, East Village, NYC and NoMo SoHo.
(2)	The May 2024 TTM competitive set includes 11 Howard, Smyth Tribeca, The Standard, East Village, NYC and Walker Hotel Tribeca.

The Markets. The Soho Grand Property is located in the Soho neighborhood of Manhattan, New York. The Soho neighborhood is situated between Greenwich Village/Noho to the north and Tribeca/Financial District to the south. According to the appraisal, the Soho Grand Property’s location provides for good access to public transportation. The Soho Grand Property is three blocks away from the A, C, E, 1, 2 and 3 subway lines. According to the appraisal, the Soho neighborhood is a convenient location within downtown Manhattan in terms of accessibility to other areas. The hotel is within walking distance of other popular districts in Manhattan, including Tribeca, Chinatown and the Financial District.

The Soho neighborhood is densely populated by commercial loft-type office buildings, high-end retail and ancillary uses, such as hotels and numerous service establishments. Soho maintains unique character and charm, with its cobblestone streets and historic architecture. Soho consistently attracts tourists as one of New York City’s historical districts, known for high-end restaurants and New York’s Fashion Week. It is a trendy and fashionable area, home to many upscale boutiques, galleries and restaurants. According to the appraisal, there are no proposed hotels anticipated to enter the immediate market in the near future.

The Roxy Hotel Property is located in the Tribeca neighborhood of Manhattan, New York. The Tribeca neighborhood is situated between Soho to the north, Chinatown, Little Italy and Civic Center to the east, and Financial District and Battery Park City to the south. According to the appraisal, The Roxy Hotel Property’s location provides for good access to public transportation. The Roxy Hotel Property is three blocks away from the A, C, E, 1, 2, 3, N, Q, R and W subway lines. According to the appraisal, the Tribeca neighborhood is a convenient location within downtown Manhattan in terms of accessibility to other areas. The hotel is within walking distance of other popular districts in Manhattan, including Soho, Chinatown and the Financial District.

The Tribeca neighborhood is densely improved with a mix of office, residential, hotel and retail properties. As one of New York City’s historical districts, Tribeca consistently attracts tourists. Tribeca is known for its high-end restaurants and the Tribeca Film Festival. It is a trendy and fashionable area that is home to many upscale boutiques, galleries and restaurants. Proximate tourist attractions to The Roxy Hotel Property include Tribeca Cinemas, the Brooklyn Bridge, New York City Fire Museum and City Hall. According to the appraisal, there are no proposed hotels anticipated to enter the immediate market in the near future.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
36

Hospitality – Full Service	Loan #1	Cut-off Date Balance:	$100,000,000
Various	Soho Grand & The Roxy Hotel	Cut-off Date LTV:	40.1%
New York, NY 10013		UW NCF DSCR:	3.32x
		UW NOI Debt Yield:	20.9%

The following table presents the primary competitive properties to the Soho Grand & The Roxy Hotel Properties:

Competitive Property Summary
Property	Year Built	Rooms	Leisure	Commercial	Meeting & Group	Estimated 2023 Occupancy	Estimated 2023 ADR	Estimated 2023 RevPAR
Soho Grand Property(1)	1996	347	55%	35%	10%	89.8%	$438.53	$394.00
The Roxy Hotel Property(1)	2000	201	55%	35%	10%	88.3%	$393.57	$347.33
Smyth Tribeca	2009	100	65%	30%	5%	75%-80%	$390-$410	$300-$320
SIXTY SoHo	2001	97	60%	35%	5%	85%-90%	$430-$450	$380-$400
11 Howard	1992	207	65%	30%	5%	75%-80%	$415-$435	$320-$340
NoMo SoHo	2011	264	65%	30%	5%	80%-85%	$315-$335	$255-$275
ModernHaus SoHo	2010	114	55%	35%	10%	75%-80%	$375-$395	$290-$310
Hotel Hugo Soho	2014	122	70%	25%	5%	75%-80%	$315-$335	$245-$265
Walker Hotel Tribeca	1915	171	55%	35%	10%	80%-85%	$255-$265	$210-$230
Subtotal/Average		1,623	61%	32%	7%	84%	$381.20	$318.64

Source: Appraisal

(1)	Based on actual 2023 metrics.

Appraisal. The appraisal concluded an “as-is” value of $327,000,000 and $181,000,000 for the Soho Grand Property and The Roxy Hotel Property, respectively, resulting in an aggregate appraised value of $508,000,000 as of July 1, 2024.

Environmental Matters. According to the Phase I environmental site assessments dated July 18, 2024, there was no evidence of any recognized environmental conditions at the Soho Grand & The Roxy Hotel Properties.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical hotel operating performance at the Soho Grand & The Roxy Hotel Properties.

Soho Grand & The Roxy Hotel Properties Cash Flow Analysis(1)
	2019(2)	2021(2)	2022(2)	2023(2)	May 2024 TTM(2)	UW	UW per Room
Occupancy	82.9%	66.8%	89.3%	89.3%	89.8%	89.8%
ADR	$333.17	$310.24	$414.05	$422.22	$426.33	$426.33
RevPAR	$276.35	$207.37	$369.65	$376.88	$382.91	$382.91

Room Revenue	$55,879,820	$41,477,823	$73,936,988	$75,383,605	$76,800,353	$76,590,516	$139,764
Food & Beverage Revenue	$26,875,205	$18,682,444	$34,610,772	$34,032,958	$34,599,951	$34,505,416	$62,966
Other Departmental Income	$2,686,461	$4,794,532	$5,163,505	$5,139,056	$5,174,171	$5,163,839	$9,423
Total Revenue	$85,441,486	$64,954,799	$113,711,265	$114,555,619	$116,574,475	$116,259,771	$212,153

Room Expense	$15,039,152	$10,660,553	$15,420,944	$17,186,859	$17,249,135	$17,202,006	$31,391
Food & Beverage Expense	$20,112,375	$11,585,044	$21,686,816	$22,322,256	$22,777,949	$22,715,714	$41,452
Other Departmental Expenses	$699,634	$745,053	$257,262	$196,673	$188,904	$188,388	$344
Real Estate Taxes	$7,780,017	$7,695,825	$7,093,866	$7,135,720	$7,362,758	$7,630,621	$13,924
Insurance	$138,344	$224,080	$675,730	$872,522	$928,971	$908,252	$1,657
Other Expenses	$20,391,173	$16,585,100	$23,616,208	$24,409,979	$25,067,420	$25,029,740	$45,675
Total Expenses	$64,160,695	$47,495,655	$68,750,826	$72,124,009	$73,575,137	$73,674,721	$134,443

Net Operating Income	$21,280,791	$17,459,144	$44,960,439	$42,431,610	$42,999,338	$42,585,049	$77,710
FF&E	$3,417,659	$2,598,192	$4,548,451	$4,582,225	$4,662,979	$4,650,391	$8,486
Net Cash Flow	$17,863,132	$14,860,952	$40,411,988	$37,849,385	$38,336,359	$37,934,659	$69,224

NOI DSCR(3)	1.86x	1.53x	3.93x	3.71x	3.76x	3.73x
NCF DSCR(3)	1.56x	1.30x	3.54x	3.31x	3.35x	3.32x
NOI Debt Yield(3)	10.5%	8.6%	22.1%	20.9%	21.1%	20.9%
NCF Debt Yield(3)	8.8%	7.3%	19.9%	18.6%	18.8%	18.6%

(1)	2020 excluded as the Soho Grand & The Roxy Hotel Properties were adversely impacted by temporary closures related to the COVID-19 pandemic.
(2)	The decrease in Occupancy and Net Operating Income from 2019 to 2021, as well as the subsequent recovery from 2022 through May 2024 TTM, was primarily due to the effects of the COVID-19 pandemic on the hospitality industry. Additionally, the Soho Grand Property underwent significant guest room renovations between 2018 and 2021, resulting in reduced performance during those years and increased performance in subsequent years.
(3)	Based on the Soho Grand & The Roxy Hotel Senior Loan, and excludes the Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
37

Hospitality – Full Service	Loan #1	Cut-off Date Balance:	$100,000,000
Various	Soho Grand & The Roxy Hotel	Cut-off Date LTV:	40.1%
New York, NY 10013		UW NCF DSCR:	3.32x
		UW NOI Debt Yield:	20.9%
Soho Grand Property Cash Flow Analysis(1)
	2019(2)	2021(2)	2022(2)	2023(2)	May 2024 TTM(2)	UW	UW per Room
Occupancy	78.6%	68.3%	90.5%	89.8%	90.4%	90.4%
ADR	$337.98	$321.85	$425.65	$438.53	$442.22	$442.22
RevPAR	$265.56	$219.77	$385.06	$394.00	$399.78	$399.78

Room Revenue	$34,216,198	$27,834,377	$48,769,607	$49,901,834	$50,772,600	$50,633,877	$145,919
Food & Beverage Revenue	$12,116,719	$9,859,586	$15,454,161	$14,136,273	$14,345,371	$14,306,176	$41,228
Other Departmental Income	$1,826,265	$3,630,690	$3,652,042	$3,567,980	$3,532,779	$3,524,479	$10,157
Total Revenue	$48,159,182	$41,324,653	$67,875,809	$67,606,088	$68,650,750	$68,464,532	$197,304

Room Expense	$9,327,895	$6,974,836	$10,032,357	$10,922,882	$11,009,015	$10,978,936	$31,640
Food & Beverage Expense	$8,678,417	$5,705,337	$9,453,947	$9,629,002	$9,939,643	$9,912,486	$28,566
Other Income Expense	$469,085	$664,935	$176,134	$132,218	$131,345	$130,986	$377
Real Estate Taxes	$5,188,900	$5,388,775	$5,158,427	$5,117,351	$5,291,711	$5,481,079	$15,796
Insurance	$78,771	$125,316	$417,352	$525,945	$559,519	$551,756	$1,590
Other Departmental Expenses	$11,580,353	$9,846,388	$13,634,400	$14,036,709	$14,445,671	$14,435,374	$41,601
Total Expenses	$35,323,421	$28,705,587	$38,872,617	$40,364,107	$41,376,904	$41,490,616	$119,569

Net Operating Income	$12,835,761	$12,619,066	$29,003,193	$27,241,981	$27,273,846	$26,973,916	$77,735
FF&E	$1,926,367	$1,652,986	$2,715,032	$2,704,244	$2,746,030	$2,738,581	$7,892
Net Cash Flow	$10,909,394	$10,966,080	$26,288,160	$24,537,738	$24,527,816	$24,235,335	$69,842

(1)	2020 excluded as the Soho Grand Property was adversely impacted by temporary closures related to the COVID-19 pandemic.
(2)	The decrease in Occupancy and Net Operating Income from 2019 to 2021, as well as the subsequent recovery from 2022 through May 2024 TTM, was primarily due to the effects of the COVID-19 pandemic on the hospitality industry. Additionally, the Soho Grand Property underwent significant guest room renovations between 2018 and 2021, resulting in reduced performance during those years and increased performance in subsequent years.

The Roxy Hotel Property Cash Flow Analysis(1)
	2019(2)	2021(2)	2022(2)	2023(2)	May 2024 TTM(2)	UW	UW per Room
Occupancy	90.6%	64.4%	87.2%	88.3%	88.8%	88.8%
ADR	$325.85	$288.96	$393.28	$393.57	$398.42	$398.42
RevPAR	$295.29	$185.97	$343.04	$347.33	$353.80	$353.80

Room Revenue	$21,663,622	$13,643,446	$25,167,381	$25,481,770	$26,027,753	$25,956,639	$129,138
Food & Beverage Revenue	$14,758,486	$8,822,858	$19,156,611	$19,896,685	$20,254,580	$20,199,240	$100,494
Other Departmental Income	$860,196	$1,163,842	$1,511,463	$1,571,076	$1,641,392	$1,639,360	$8,156
Total Revenue	$37,282,304	$23,630,146	$45,835,455	$46,949,531	$47,923,725	$47,795,238	$237,787

Room Expense	$5,711,257	$3,685,717	$5,388,586	$6,263,978	$6,240,120	$6,223,070	$30,961
Food & Beverage Expense	$11,433,958	$5,879,707	$12,232,869	$12,693,254	$12,838,306	$12,803,229	$63,698
Other Income Expense	$230,549	$80,118	$81,129	$64,455	$57,559	$57,402	$286
Real Estate Taxes	$2,591,117	$2,307,050	$1,935,439	$2,018,369	$2,071,047	$2,149,542	$10,694
Insurance	$59,573	$98,764	$258,378	$346,577	$369,452	$356,496	$1,774
Other Departmental Expenses	$8,810,820	$6,738,712	$9,981,808	$10,373,270	$10,621,749	$10,594,366	$52,708
Total Expenses	$28,837,274	$18,790,068	$29,878,209	$31,759,903	$32,198,233	$32,184,105	$160,120

Net Operating Income	$8,445,030	$4,840,078	$15,957,246	$15,189,629	$15,725,492	$15,611,133	$77,667
FF&E	$1,491,292	$945,206	$1,833,418	$1,877,981	$1,916,949	$1,911,810	$9,511
Net Cash Flow	$6,953,738	$3,894,872	$14,123,828	$13,311,647	$13,808,543	$13,699,323	$68,156

(1)	2020 excluded as The Roxy Hotel Property was adversely impacted by temporary closures related to the COVID-19 pandemic.
(2)	The decrease in Occupancy and Net Operating Income from 2019 to 2021, as well as the subsequent recovery from 2022 through May 2024 TTM, was primarily due to the effects of the COVID-19 pandemic on the hospitality industry.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
38

Hospitality – Full Service	Loan #1	Cut-off Date Balance:	$100,000,000
Various	Soho Grand & The Roxy Hotel	Cut-off Date LTV:	40.1%
New York, NY 10013		UW NCF DSCR:	3.32x
		UW NOI Debt Yield:	20.9%

Escrows and Reserves.

Tax Escrows – On the loan origination date, the borrowers were required to make an upfront deposit of approximately $1,907,655 into a reserve for real estate taxes. In addition, the borrowers are required to deposit into a real estate tax reserve, on a monthly basis, an amount equal to 1/12th of the annual estimated tax payments (which currently equates to $635,885).

Insurance Escrows – The borrowers are required to deposit into an insurance reserve, on a monthly basis, an amount equal to 1/12thth of the annual estimated insurance payments; provided, however, if the Soho Grand & The Roxy Hotel Properties are insured under a blanket policy, no monthly insurance escrows will be required.

FF&E Reserve – On the loan origination date, the borrowers were required to make an upfront deposit of approximately $387,448 into a reserve for furniture, fixtures and equipment (“FF&E”). In addition, the borrowers are required to deposit into an FF&E reserve, on a monthly basis, an amount equal to 1/12 of 4% of the estimated annual gross revenues at the Soho Grand & The Roxy Hotel Properties for the succeeding 12 month period.

Lockbox and Cash Management. The Soho Grand & The Roxy Hotel Whole Loan is structured with a hard lockbox and springing cash management. By the loan origination date, the borrowers and property manager were required to direct credit card companies to deposit all credit card receipts with respect to the Soho Grand & The Roxy Hotel Properties into a lockbox account controlled by the mortgage lender. Within one business day after receipt, all funds in the lockbox accounts will be swept to an account designated by the borrowers, unless a Cash Sweep Period (as defined below) is continuing, in which case such funds are required to be swept on each business day into a cash management account controlled by the lender, at which point, following payment of taxes and insurance, debt service, bank fees, operating expenses and required reserves, all funds are required to be deposited into the excess cash flow reserve, to be held by the lender as additional security for the Soho Grand & The Roxy Hotel Whole Loan and disbursed in accordance with the terms of the Soho Grand & The Roxy Hotel Whole Loan documents.

A “Cash Sweep Period” means the period during which any of the following has occurred and continued: (a) an event of default under the Soho Grand & The Roxy Hotel Whole Loan documents, (b) bankruptcy action of an individual borrower or manager or (c) the debt service coverage ratio for the Soho Grand & The Roxy Hotel Whole Loan based on the trailing 12-month period immediately preceding the date of such determination being less than 1.50x.

A Cash Sweep Period may be cured upon the occurrence of the following: (i) with respect to clause (a) above, the acceptance by the lender of a cure of such event of default in accordance with the Soho Grand & The Roxy Hotel Whole Loan documents, (ii) with respect to clause (b) above, in the case of the manager, the replacement of the manager with a qualified manager in accordance with the Soho Grand & The Roxy Hotel Whole Loan documents and (iii) with respect to clause (c) above, the achievement of a debt service coverage ratio for the Soho Grand & The Roxy Whole Loan of 1.60x or greater for two consecutive calendar quarters based upon the trailing 12-month period immediately preceding the date of determination; provided, however, among other additional conditions, (A) a Cash Sweep Period cure may occur no more than a total of two times in the aggregate during any five-year period during the term of the Soho Grand & The Roxy Hotel Whole Loan and (B) in no event may the borrower be entitled to cure a Cash Sweep Period caused by a bankruptcy action of the borrowers.

Subordinate Debt. The Soho Grand & The Roxy Hotel Properties secure the Soho Grand & The Roxy Hotel Senior Loan, which has an original principal balance of $203,500,000, and the Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan, which has an original principal balance of $26,500,000. The Soho Grand & The Roxy Hotel Senior Loan is included in the pool of mortgage loans that secures the BANK 2024-BNK48 pooled certificates. The Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan is not included in such pool of mortgage loans, but will instead separately secure only the BANK 2024-BNK48 loan-specific certificates.

The following table presents certain metrics related to the Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan.

Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan Metrics
Cut-off Date Balance	Interest Rate	UW NOI Debt Yield	UW NCF Debt Yield	UW NOI Debt Yield at Maturity	UW NCF DSCR	Cut-off Date LTV Ratio	Maturity Date LTV Ratio
$26,500,000	5.5400%	18.5%	16.5%	18.5%	2.94x	45.3%	45.3%

The Soho Grand & The Roxy Hotel Senior Loan is entitled to payments of interest that are senior in right of payment to the Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan. The holders of the promissory notes evidencing the Soho Grand & The Roxy Hotel Whole Loan have entered into a co-lender agreement that sets forth the allocation of collections on the Soho Grand & The Roxy Hotel Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—The Soho Grand & The Roxy Hotel Pari Passu-A/B Whole Loan” and “Pooling and Servicing Agreement” in the prospectus.

Terrorism Insurance. The Soho Grand & The Roxy Hotel Whole Loan documents require that the “all risk” insurance policy required to be maintained by the borrowers provide coverage for terrorism in an amount not less than 100% of the full replacement cost of the Soho Grand & The Roxy Hotel Properties. The Soho Grand & The Roxy Hotel Whole Loan documents also require business income/loss of rents insurance for a period of no less than the 24-month period commencing at the time of loss, together with a twelve-month extended period of indemnity. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
39

Mixed Use-Retail/Multifamily/Office	Loan #2	Cut-off Date Balance:	$90,000,000
1 Town Square Boulevard	Biltmore Park Town Square	Cut-off Date LTV:	58.4%
Asheville, NC 28803		UW NCF DSCR:	1.59x
		UW NOI Debt Yield:	10.5%

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
40

Mixed Use-Retail/Multifamily/Office	Loan #2	Cut-off Date Balance:	$90,000,000
1 Town Square Boulevard	Biltmore Park Town Square	Cut-off Date LTV:	58.4%
Asheville, NC 28803		UW NCF DSCR:	1.59x
		UW NOI Debt Yield:	10.5%

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
41

Mixed Use-Retail/Multifamily/Office	Loan #2	Cut-off Date Balance:	$90,000,000
1 Town Square Boulevard	Biltmore Park Town Square	Cut-off Date LTV:	58.4%
Asheville, NC 28803		UW NCF DSCR:	1.59x
		UW NOI Debt Yield:	10.5%

Biltmore Park Town Square
1 Town Square Boulevard
Asheville, NC 28803
ASHEVILLE
West Asheville
University of North Carolina-Asheville
Black Mountain College Museum + Arts Center
Salvage Station Music Venue
Westgate Regional Shopping Ctr.
Town & Country Shopping Center
Pizza Hut Regional Office
New Belgium Brewing
Asheville Art Musum
DOWNTOWN ASHEVILLE
Innsbruck Mall
Patton Ave
New Lancaster Hwy
Haw Creek
Blue Ridge Parkway
Asheville VA Medical Center
Tunnel Rd
Asheville Mall
Asheville Municipal GC
Mission Hospital St. Joseph Campus
Asheville-Buncombe Tech. Comm. College
River Hills Shopping Center
River Ridge Market Place
Biltmore Village
Oakley
Blue Ridge Parkway Visitor Center
Charlotte Hwy
Blue Ridge Pkwy
Antler Hill Barn Event Venue
French Broad River
Biltmore Museum
Asheville Children's Medical Ctr.
Biltmore Estate
Biltmore Forest
Buena Vista
Biltmore Forest Country Club
Butler Mtn.
Asheville Outlets
BUNCOMBE COUNTY
Brevard Rd
Asheville Commons
Forest Ridge Shopping Ctr.
Gerber Village
BLUE RIDGE MOUNTAINS
Bent Creek
The North Carolina Arboretum
Skyland Plaza
Biltmore Park
SkylandCrest Shopping Ctr.
Long Shoals Rd
Rosscraggon Business Park
Mills Gap Rd
Coca-Cola Bottling Co.
J Crew Distribution Center
Lake Julian
Royal Pines
West Haven
Avery Creek
Buck Shoal Business Park
Airport Center Office Plaza
Southridge Shopping Center
Asheville Regional Airport
PISGAH NATIONAL FOREST
Old Haywood Rd
Fletcher
High Vista Country Club
Fanning Bridge Rd
HENDERSON COUNTY
Mills River
Broadmoor Golf Links
KENTUCKY
WEST VIRGINIA
VIRGINIA
Roanoke
Blacksburg
TENNESSEE
Kingsport
Bristol
Johnson City
Knoxville
NORTH CAROLINA
Greensboro
Winston-Salem
High Point
Asheville
Hickory
Statesville
Concord
CHARLOTTE
Gastonia
Spartanburg
Greenville
SOUTH CAROLINA
GEORGIA
Columbia
Florence

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
42

Mortgage Loan No. 2 – Biltmore Park Town Square
Mortgage Loan Information				Property Information
Mortgage Loan Seller:	CREFI			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/Moody’s/KBRA):	NR/NR/NR			Location:	Asheville, NC 28803
Original Balance:	$90,000,000			General Property Type:	Mixed Use
Cut-off Date Balance:	$90,000,000			Detailed Property Type:	Retail/Multifamily/Office
% of Initial Pool Balance:	8.3%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	2009/NAP
Borrower Sponsors:	Biltmore Farms, LLC and Crosland, LLC			Size(3):	499,998 SF
Guarantors:	Biltmore Farms, LLC and Crosland, LLC			Cut-off Date Balance Per SF:	$180
Mortgage Rate:	6.5100%			Maturity Date Balance Per SF:	$180
Note Date:	8/30/2024			Property Manager:	Biltmore Farms, LLC and Busbee
Maturity Date:	9/6/2034				Management Services, LLC
Term to Maturity:	120 months				(borrower-related)
Amortization Term:	0 months			Underwriting and Financial Information
IO Period:	120 months			UW NOI(4):	$9,460,541
Seasoning:	1 month			UW NCF:	$9,460,541
Prepayment Provisions:	L(25),YM1(88),O(7)			UW NOI Debt Yield:	10.5%
Lockbox/Cash Mgmt Status:	Springing/Springing			UW NCF Debt Yield:	10.5%
Additional Debt Type:	NAP			UW NOI Debt Yield at Maturity:	10.5%
Additional Debt Balance:	NAP			UW NCF DSCR:	1.59x
Future Debt Permitted (Type):	No (NAP)			Most Recent NOI(4):	$8,253,805 (5/31/2024)
				2nd Most Recent NOI:	$8,359,914 (12/31/2023)
				3rd Most Recent NOI:	$7,359,425 (12/31/2022)
Reserves(1)				Most Recent Occupancy(5):	94.9% (Various)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	93.0% (12/31/2023)
RE Taxes:	$579,456	$72,432	NAP	3rd Most Recent Occupancy:	81.0% (12/31/2022)
Insurance:	$45,540	$15,180	NAP	Appraised Value (as of):	$154,200,000 (7/9/2024)
Replacement Reserve(2):	$1,470,000	Springing	NAP	Appraised Value Per SF:	$308
TI/LC Reserve(2):	$3,000,000	Springing	$3,000,000	Cut-off Date LTV Ratio:	58.4%
Other:	$1,231,234	$0	NAP	Maturity Date LTV Ratio:	58.4%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan Amount:	$90,000,000	100.0%	Loan Payoff:	$65,298,101	72.6%
			Other Uses(6):	$16,272,826	18.1%
			Upfront Reserves(2):	$6,326,231	7.0%
			Closing Costs:	$1,922,843	2.1%
			Sponsor Equity	$180,000	0.2%
Total Sources:	$90,000,000	100.0%	Total Uses:	$90,000,000	100.0%

(1)	See “Escrows and Reserves” below for further discussion of reserve requirements.
(2)	Initial Replacement Reserve and TI/LC Reserve are in the form of a letter of credit from First Citizens Bank in lieu of a cash deposit.
(3)	Size represents the total SF across the retail, office and multifamily component at the Biltmore Park Town Square Property (as defined below). The retail component is 241,273 SF, the office component is 109,846 SF and the multifamily component is 148,879 SF across 120 units.
(4)	Increase from Most Recent NOI to UW NOI is primarily attributable to contractual rent steps, reimbursements and a reduction in recoverable park association expenses (expenses payable to an association related to a larger mixed use project of which the Biltmore Park Town Square Property is a part) at the Biltmore Park Town Square Property. The reduction in recoverable park association expenses is due to the TTM 5/31/2024 expenses being overstated as a result of a reporting issue.
(5)	Most Recent Occupancy represents the most recent occupancy provided for each individual component of the Biltmore Park Town Square Property. The retail and office component were 93.1% occupied as of August 22, 2024. The multifamily component was 99.2% occupied as of June 30, 2024.
(6)	Other Uses represent a partnership buyout.

The Mortgage Loan. The second largest mortgage loan (the “Biltmore Park Town Square Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $90,000,000. The Biltmore Park Town Square Mortgage Loan is secured by a first priority fee mortgage encumbering a mixed-use retail, multifamily and office property located in Asheville, North Carolina (the “Biltmore Park Town Square Property”).

The Borrower and the Borrower Sponsors. The borrower is Town Square West, LLC, a single-purpose, North Carolina limited liability company with two independent directors in its organizational structure. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Biltmore Park Town Square Mortgage Loan. The non-recourse carveout guarantors and borrower sponsors are Biltmore Farms, LLC (“Biltmore Farms”) and Crosland, LLC (“Crosland”), which own the borrower through a 50/50 joint venture. Biltmore Farms was founded by George Vanderbilt in 1897 as a dairy farm in Asheville, North Carolina and has evolved into a development firm with ventures in healthcare, education, economic development, and community ventures in the Asheville area. Crosland is a private real estate firm focused on investments in multifamily, senior living, healthcare, hospitality, storage, retail, and office assets throughout the southeastern United States.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
43

Mixed Use-Retail/Multifamily/Office	Loan #2	Cut-off Date Balance:	$90,000,000
1 Town Square Boulevard	Biltmore Park Town Square	Cut-off Date LTV:	58.4%
Asheville, NC 28803		UW NCF DSCR:	1.59x
		UW NOI Debt Yield:	10.5%

The Property. The Biltmore Park Town Square Property is a Class A, 499,998 SF mixed-use retail, multifamily and office property, located in Asheville, North Carolina. The Biltmore Park Town Square Property was constructed in 2009 on an approximately 26.36-acre site and is comprised of 241,273 SF of retail space, 109,846 SF of office space and 120 mid-rise multifamily apartment units across 18 buildings. The Biltmore Park Town Square Property features 1,888 garage parking spaces and 22 surface spaces, resulting in a parking ratio of 3.8 spaces per 1,000 SF. Approximately 48.5% of underwritten base rent is from the retail portion of the Biltmore Park Town Square Property, approximately 28.7% is from the multifamily portion and approximately 22.8% is from the office portion.

The retail component of the Biltmore Park Town Square Property consists of 241,273 SF which as of August 22, 2024, was 90.3% leased to 31 tenants. The retail space is anchored by Regal Cinemas, Inc. (“Regal Cinemas”), Barnes & Noble Booksellers, Inc. (“Barnes & Noble”) and REI. Outside of the anchor tenants no other retail tenant accounts for more than 3.1% of commercial NRA. The retail space at the Biltmore Park Town Square Property includes a diverse mix of tenants and features nine restaurants totaling 41,963 SF.

The office component of the Biltmore Park Town Square Property, which also includes research and development and classroom space, consists of 109,846 SF that as of August 22, 2024 was 99.3% leased to 11 tenants. The tenant base for the office portion of the Biltmore Town Square Property is granular, with no individual tenant consisting of more than 10.7% of commercial NRA. The office space at the Biltmore Town Square Property benefits from the Biltmore Park Town Square Property’s mix of restaurants, shopping and entertainment along with its multifamily component.

The multifamily component of the Biltmore Park Town Square Property is known as Biltmore Park Town Square Apartments and consists of 46 one-bedroom, one-bathroom units, five one-bedroom, 1.5-bathroom units, 62 two-bedroom, two-bathroom units, and seven two-bedroom, and 2.5-bathroom units spread across three of the eighteen buildings at the Biltmore Park Town Square Property. Multifamily amenities include a swimming pool, fitness center, 24-hour access and parking garage. As of June 30, 2024, the multifamily component of the Biltmore Park Town Square Property was 99.2% leased.

Major Tenants.

Regal Cinemas (56,979 SF, 16.2% of commercial NRA, 16.3% of commercial underwritten base rent) Founded in 1989, Regal Cinemas is an American movie theater chain headquartered in Knoxville, Tennessee. Regal Cinemas is a division of Cineworld and operates the one of the largest theater circuits in the United States with 5,774 screens in 425 theatres across 41 states along with the District of Columbia and Guam as of April 2024. Regal Cinemas has been at the Biltmore Park Town Square Property since November 2008 and has a current lease term through December 2033 with two, five-year renewal options and no termination options.

Western Carolina University (48,318 SF, 13.8% of commercial NRA, 16.1% of commercial underwritten base rent) Founded in 1889, Western Carolina is a public university that is part of the University of North Carolina system and has over 11,000 students. Western Carolina University offers over 120 undergraduate degrees, minors and concentrations and has its main campus in Cullowhee, North Carolina, approximately 50 miles west of Asheville. Western Carolina University has been at the Biltmore Park Town Square Property since August 2012 and has expanded multiple times in 2014 and 2023. Western Carolina University leases both retail and office space at the Biltmore Park Town Square Property. The retail component of its lease accounts for 10,974 SF and expires in July 2029 with no renewal or termination options. Western Carolina utilizes the retail portion of its space as an instructional site. The office component of its lease accounts for 37,524 SF expiring in October 2028 and July 2029 and has one, five-year renewal option and no termination options.

Barnes & Noble (27,929 SF, 8.0% of commercial NRA, 4.8% of commercial underwritten base rent) Founded in 1971, Barnes & Noble is an American bookseller with approximately 600 retail stores in the United States, as well as its online bookstore at BN.com, the NOOK® Digital business which offers both eBooks and an audio book subscriptions service, the SparkNotes educational service, stationery and gift retailer Paper Source, and the publisher Union Square & Co. Barnes & Noble has been a tenant at the Biltmore Park Town Square Property since March 2009 and has a current lease term through January 2026 with one, five-year renewal option and no termination options.

REI (27,866 SF, 7.9% of commercial NRA, 7.4% of commercial underwritten base rent) Founded in 1938, Recreational Equipment Inc. (“REI”) is the nation’s largest outdoor co-op with 13,491 United States based employees servicing 18 million members in over 150 stores and online. REI has been at the Biltmore Park Town Square Property since October 2008 and has a current lease term through February 2029 with two, five-year renewal options and no termination options.

The following table presents a summary regarding the multifamily units at the Biltmore Park Town Square Property:

Apartment Unit Mix(1)
Unit Mix/Type	Total Units	% of Total Units	Occupancy	Average SF per Unit	Monthly Average Rent Per Unit	Average Monthly Market Rent Per Unit
1BR / 1BA	46	38.3%	100.0%	1,019	$1,901	$2,169
1BR / 1.5BA	5	4.2%	100.0%	1,460	$2,511	$2,660
2BR / 2BA	62	51.7%	98.4%	1,359	$2,475	$2,664
2BR / 2.5BA	7	5.8%	100.0%	1,493	$2,343	$2,653
Total / Wtd Avg.	120	100.0%	99.2%	1,241	$2,247	$2,473

(1)	Information is based on the borrower rent roll dated June 30, 2024.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
44

Mixed Use-Retail/Multifamily/Office	Loan #2	Cut-off Date Balance:	$90,000,000
1 Town Square Boulevard	Biltmore Park Town Square	Cut-off Date LTV:	58.4%
Asheville, NC 28803		UW NCF DSCR:	1.59x
		UW NOI Debt Yield:	10.5%

The following table presents a summary regarding the major retail, office and mixed use commercial tenants at the Biltmore Park Town Square Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(2)	Tenant SF	Approx.% of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF
							Lease Expiration	Renewal Options	Term. Option (Y/N)
Retail Tenants
Regal Cinemas, Inc.	NR/Ba1/NR	56,979	16.2%	$1,296,899	16.3%	$22.76	12/31/2033	2, 5 year	N
Barnes & Noble Booksellers, Inc.	NR/NR/NR	27,929	8.0%	$380,000	4.8%	$13.61	1/31/2026	1, 5 year	N
Recreational Equipment, Inc. (REI)	NR/NR/NR	27,866	7.9%	$590,202	7.4%	$21.18	2/28/2029	2, 5 year	N
T&B Concepts of Biltmore, LLC (Hickory Tavern)	NR/NR/NR	7,209	2.1%	$268,120	3.4%	$37.19	12/31/2029	1, 5 year	N
Subtotal/Wtd. Avg.		119,983	34.2%	$2,535,221	31.8%	$21.13
Other Retail Tenants(3)		77,984	22.2%	$2,206,159	27.7%	$28.29
Retail Total/Wtd. Avg.		197,967	56.4%	$4,741,380	59.5%	$23.95

Office Tenants
Thermo Fisher Scientific, LLC	A-/A3/A-	25,140	7.2%	$510,342	6.4%	$20.30	3/31/2026	1, 5 year	N
Services Management Corporation	NR/NR/NR	23,754	6.8%	$545,154	6.8%	$22.95	4/30/2032	N	N
TD Bank, N.A(4)	AA-/A1/AA-	4,580	1.3%	$107,630	1.4%	$23.50	2/28/2035(4)	3, 5 year	N
Laura Ellis, MD Skin Care & Vein Centre, PLLC	NR/NR/NR	4,091	1.2%	$114,139	1.4%	$27.90	8/31/2027	1, 5 year	N
Subtotal/Wtd. Avg.		57,565	16.4%	$1,277,265	16.0%	$22.19
Other Office Tenants		4,540	1.3%	$158,982	2.0%	$35.02
Office Total/Wtd. Avg.		62,105	17.7%	$1,436,248	18.0%	$23.13

Mixed Use Tenants
West Carolina University(5)	NR/NR/NR	48,318	13.8%	$1,281,813	16.1%	$26.53	Various(5)	1, 5 year(5)	N
Galen College of Nursing(6)	NR/NR/NR	18,623	5.3%	$512,523	6.4%	$27.52	11/30/2027	1, 5 year	N
Subtotal/Wtd. Avg.		66,941	19.1%	$1,794,336	22.5%	$26.80

Occupied Subtotal/Wtd. Avg.		327,013	93.1%	$7,971,963	100.0%	$24.38

Vacant Space		24,106	6.9%
Total/Wtd. Avg.		351,119	100.0%

(1)	Information is based on the underwritten rent roll as of August 22, 2024 and includes (i) rent increases totaling $133,200 through September 1, 2025 and (ii) signed not occupied rent totaling $107,630.
(2)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.
(3)	Other Retail Tenants includes $6,600 of Annual UW Rent for Verizon as an antenna tenant for which no Tenant SF is attributable.
(4)	TD Bank, N.A. signed a lease for 4,580 SF for a term of 10 years at the time of loan closing, but its lease has not yet commenced as the landlord is still building out its space which is expected to be completed in February 2025. The lease expiration date above reflects this expected commencement date. We cannot assure you that the lease will commence as expected or at all.
(5)	West Carolina University occupies 10,794 SF of retail space and 37,524 SF of office space at the Biltmore Park Town Square Property. The retail lease runs through July 2029 and has no renewal options. The office space is broken into two leases: (i) one lease for 12,549 square feet leased through October 2028, and (ii) one lease for 24,975 square feet expiring in July 2029. West Carolina University has a one-time option to renew either of its office leases but not its retail lease.
(6)	Galen College of Nursing occupies 9,409 SF of office space and 9,214 SF of retail space at the Biltmore Park Town Square Property.

The following table presents certain information relating to retail tenants with the highest overall sales in order of their May 31, 2024 TTM Sales:

Top Tenants by Total Sales(1)
Tenant Name	Tenant SF	2022 Sales	2021 Sales PSF	2023 Sales	2023 Sales PSF	TTM 5/31/2024 Sales	TTM 5/31/2024 Sales PSF	TTM 5/31/2024 Occupancy Cost
Regal Cinemas, Inc.	56,979	$5,876,218	$103.13	$6,751,989	$118.50	$6,236,938	$109.46	24.1%
131 Main-Biltmore LLC	6,724	$5,781,712	$859.86	$6,020,321	$895.35	$6,200,286	$922.11	5.8%
Barnes & Noble Booksellers, Inc.	27,929	$3,903,675	$139.77	$4,124,559	$147.68	$4,115,254	$147.35	9.2%
P.F. Chang's China Bistro, Inc.	6,640	$3,360,106	$506.04	$3,501,670	$527.36	$3,461,085	$521.25	1.2%
T&B Concepts of Biltmore, LLC (Hickory Tavern)	7,209	$3,454,553	$479.20	$2,938,316	$407.59	$2,820,587	$391.26	11.7%
Lenscrafters	3,434	$2,511,490	$731.36	$2,650,086	$771.72	$2,765,298	$805.27	5.7%
The Lovesac Company	1,669	$1,794,926	$1,075.45	$1,905,831	$1,141.90	$1,997,556	$1,196.86	3.8%
BRIXX	3,873	$1,197,001	$309.06	$1,953,447	$504.38	$1,962,877	$506.81	9.3%
Stand Out for Good, Inc.	6,000	$1,698,085	$283.01	$1,702,523	$283.75	$1,795,489	$299.25	7.9%
The Orvis Company, Inc.	6,000	$1,858,800	$309.80	$1,623,060	$270.51	$1,607,869	$267.98	13.1%

(1)	Information obtained from the borrower.
This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
45

Mixed Use-Retail/Multifamily/Office	Loan #2	Cut-off Date Balance:	$90,000,000
1 Town Square Boulevard	Biltmore Park Town Square	Cut-off Date LTV:	58.4%
Asheville, NC 28803		UW NCF DSCR:	1.59x
		UW NOI Debt Yield:	10.5%

The following table presents certain information relating to the commercial lease rollover at the Biltmore Park Town Square Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total UW Rent Rolling	Approx. Cumulative % of Total UW Rent Rolling	UW Rent PSF Rolling
2024/MTM	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2025	4	10,236	2.9%	2.9%	$299,399	3.8%	3.8%	$29.25
2026	6	63,034	18.0%	20.9%	$1,154,043	14.5%	18.2%	$18.31
2027	5	24,331	6.9%	27.8%	$689,136	8.6%	26.9%	$28.32
2028(3)	7	28,262	8.0%	35.8%	$586,984	7.4%	34.2%	$20.77
2029	12	89,853	25.6%	61.4%	$2,339,368	29.3%	63.6%	$26.04
2030	2	2,870	0.8%	62.3%	$90,421	1.1%	64.7%	$31.51
2031	0	0	0.0%	62.3%	$0	0.0%	64.7%	$0.00
2032	1	23,754	6.8%	69.0%	$545,154	6.8%	71.6%	$22.95
2033	4	66,848	19.0%	88.1%	$1,646,895	20.7%	92.2%	$24.64
2034	1	6,521	1.9%	89.9%	$208,672	2.6%	94.8%	$32.00
2035 & Thereafter(4)	2	11,304	3.2%	93.1%	$411,891	5.2%	100.0%	$36.44
Vacant	0	24,106	6.9%	100.0%	$0	0.0%	100.0%	$0.00
Total/Wtd. Avg.	44	351,119	100.0%		$7,971,963	100.00%		$24.38

(1)	Information is based on the underwritten rent roll as of August 22, 2024 and includes (i) rent increases totaling $133,200 through September 1, 2025 and (ii) signed not occupied rent totaling $107,630.
(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases which are not considered in the Lease Rollover Schedule.
(3)	The year 2028 is inclusive of Verizon’s lease expiration, an antenna tenant that occupies 0 SF to which base rent was underwritten at $6,600.
(4)	2035 & Thereafter includes TD Bank, N.A. which has executed a lease for 4,580 SF at the Biltmore Park Town Square Property with a term of ten years from the lease commencement date. The lease has not yet commenced as the landlord is still building out the space which is expected to be completed in February 2025. The table above reflects the expected expiration year of 2035. We cannot assure you that the lease will commence as expected or at all.

The Market. The Biltmore Park Town Square Property is located at 1 Town Square Boulevard within Asheville, North Carolina and is part of the Asheville metropolitan area (“Asheville MSA”). The Biltmore Park Town Square Property is located approximately 10.0 miles south of downtown Asheville and 4.3 miles north of the Asheville Regional Airport. Primary access to the Biltmore Park Town Square Property is provided by Town Square Boulevard and North Carolina Highway 146 which is a short east/west state highway that connects to Interstate 26. According to the appraisal, the Asheville MSA had a 2024 population of 423,370 people. Major employers in the Asheville MSA include Ingles Markets Inc., Walmart Inc., A-B Tech, Biltmore Workforce Management Inc., Blue Ridge Paper Products Inc., Eaton Corp., and Margaret R Pardee Memorial Hospital.

According to the appraisal, the Biltmore Park Town Square Property is located in the South Asheville/Royal Pines commercial submarket and the Biltmore Park multifamily submarket. As of the second quarter of 2024, the office component of the South Asheville/Royal Pines submarket had 2,464,690 SF of inventory, a 1.40% vacancy rate and base rent of $23.08 PSF. As of the second quarter of 2024, the retail component of the South Asheville/Royal Pines submarket had 3,982,311 SF of inventory, a 0.80% vacancy rate and base rent of $30.04 PSF. As of the second quarter of 2024, the Biltmore Park multifamily submarket had 1,822 units of inventory, a 4.70% vacancy rate and average asking rent of $1,733 per unit.

According to the appraisal, the 2024 population within a one-mile-, three-mile and five- mile radius of the Biltmore Park Town Square Property was 5,723, 29,656 and 59,461, respectively. The 2024 average household income within the same one-mile-, three-mile and five- mile radius was $131,317, $110,980 and $112,759, respectively.

The following table presents information relating to the appraisal’s market rent conclusion for the Biltmore Park Town Square Property:

Market Rent Summary
	Market Rent	Escalations	Term (Months)	Reimbursements	Tenant Allowances (New/Renewal)	Leasing Commissions (New/Renewal)
Office (<1,000 SF Space)	$39.00	3.00%/year	36	FSG	$0.00 / $0.00	6.0% / 4.0%
Office (>1,000 SF Space)	$23.50	3.00%/year	60	NNN	$20.00 / $0.00	6.0% / 4.0%
Restaurant Space	$38.00	3.00%/year	125	NNN	$100.00 / $0.00	6.0% / 4.0%
Retail (<14,000 SF Space)	$32.00	3.00%/year	125	NNN	$50.00 / $0.00	6.0% / 4.0%
Retail (>14,000 SF Space)	$23.00	3.00%/year	125	NNN	$25.00 / $0.00	6.0% / 4.0%

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
46

Mixed Use-Retail/Multifamily/Office	Loan #2	Cut-off Date Balance:	$90,000,000
1 Town Square Boulevard	Biltmore Park Town Square	Cut-off Date LTV:	58.4%
Asheville, NC 28803		UW NCF DSCR:	1.59x
		UW NOI Debt Yield:	10.5%

The following table presents certain information relating to comparable multifamily rental properties to the Biltmore Park Town Square Property:

Multifamily Comparable Rental Properties
Property Name / Address	Year Built / Renovated	# Total Units	Unit Mix	Unit Size (SF)	Average Monthly Rent Per Unit
Biltmore Park Town Square(1)	2009	120	1BR / 1BA	1019	$1,901
			1BR / 1.5BA	1,460	$2,511
			2BR / 2BA	1,359	$2,475
			2BR / 2.5BA	1,493	$2,343
The Avery Apartments 363 Hilliard Avenue, Asheville, NC	2024 / NAP	187	Studio	544	$1,505
			1BR / 1BA	704	$1,711
			1BR / 1.5BA	782	$2,100
			2BR / 2BA	1139	$2,539
The District 100 District Dr., Asheville, NC	2017 / NAP	309	1BR / 1BA	789	$1,692
			1BR / 1.5BA	1,667	$2,629
			2BR / 2BA	1,187	$2,634
			2BR / 2.5BA	2,511	$3,730
The Holston 105 Holston View Dr, Weaverville, NC	2021 / NAP	238	1BR / 1BA	727	$1,728
			2BR / 2BA	1,091	$2,057
Enclave Piney Mountain 1040 Enclave Piney Ln, Asheville, NC	2022 / NAP	212	Studio	630	$1,780
			1BR / 1BA	808	$1,890
			2BR / 2BA	1,135	$2,359
Verde Vista Apartments 4110 Verde Vista Circle Asheville, NC	2012 / 2021	313	Studio	623	$1,591
			1BR / 1BA	834	$1,773
			2BR / 2BA	1,139	$2,124

Source: Appraisal, unless otherwise indicated.

(1)	Based on the rent roll dated June 30, 2024.

Appraisal. The appraisal concluded to an “as-is” value for the Biltmore Park Town Square Property of $154,200,000 as of July 9, 2024.

Environmental Matters. According to the Phase I environmental site assessment dated August 1, 2024, there was no evidence of any recognized environmental conditions at the Biltmore Park Town Square Property.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
47

Mixed Use-Retail/Multifamily/Office	Loan #2	Cut-off Date Balance:	$90,000,000
1 Town Square Boulevard	Biltmore Park Town Square	Cut-off Date LTV:	58.4%
Asheville, NC 28803		UW NCF DSCR:	1.59x
		UW NOI Debt Yield:	10.5%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Biltmore Park Town Square Property:

Cash Flow Analysis
	2021	2022	2023	TTM 5/31/2024(1)		UW(1)	UW PSF(2)
Base Rent	$6,576,782	$7,513,823	$7,919,388	$7,869,842		$7,838,763	$22.33
Contractual Rent Steps	$0	$0	$0	$0		$133,200	$0.38
Potential Income from Vacant Space	$0	$0	$0	$0		$944,491	$2.69
Reimbursements	$1,429,876	$1,502,002	$1,666,788	$1,682,225		$1,813,857	$5.17
Gross Potential Income	$8,006,658	$9,015,825	$9,586,176	$9,552,067		$10,730,312	$30.56
Economic Vacancy & Credit Loss	(9,788)	(713,324)	(390,730)	(391,257)		(944,491)	(2.69)
Percentage Rent	$0	$0	$0	$0		$288,033	$0.82
Other Income	$1,511	$6,938	$3,428	$12,799		$0	$0.00
Multifamily EGI	$2,642,904	$2,758,456	$2,817,627	$3,155,336		$3,187,357	$26,561.31
Effective Gross Income	$10,641,286	$11,067,896	$12,016,500	$12,328,945		$13,261,211	$26.52

Real Estate Taxes	$627,687	$631,793	$631,794	$634,929		$634,589	$1.27
Payroll & Benefits	$14,822	$13,150	$11,982	$15,342		$21,950	$0.04
Insurance	$50,269	$55,289	$68,319	$76,768		$85,629	$0.17
Management Fee	$319,788	$337,511	$384,026	$383,045		$302,216	$0.60
Multifamily Expenses	$1,048,120	$1,080,392	$1,101,947	$1,120,158		$1,204,892	$10,040.76
Commercial Expenses(3)	$1,425,268	$1,590,336	$1,458,519	$1,844,898		$1,551,394	$4.42
Total Operating Expenses	$3,485,953	$3,708,471	$3,656,586	$4,075,139		$3,800,669	$7.60

Net Operating Income	$7,155,332	$7,359,425	$8,359,914	$8,253,805		$9,460,541	$18.92
Replacement Reserves	$0	$0	$0	$0		$0	$0
TI/LC	$0	$0	$0	$0		$0	$0
Net Cash Flow	$7,155,332	$7,359,425	$8,359,914	$8,253,805		$9,460,541	$18.92

Occupancy (%)	81.0%	81.0%	93.0%	94.9%	(4)	91.2%
NOI DSCR	1.20x	1.24x	1.41x	1.39x		1.59x
NCF DSC	1.20x	1.24x	1.41x	1.39x		1.59x
NOI Debt Yield	8.0%	8.2%	9.3%	9.2%		10.5%
NCF Debt Yield	8.0%	8.2%	9.3%	9.2%		10.5%

(1)	Increase from Most Recent NOI to UW NOI is primarily attributable to contractual rent steps, reimbursements and a reduction in recoverable park association expenses (expenses payable to an association related to a larger mixed use project of which the Biltmore Park Town Square Property is a part) at the Biltmore Park Town Square Property. The reduction in recoverable park association expenses is due to the TTM 5/31/2024 expenses being overstated as a result of a reporting issue.
(2)	UW PSF figures are based on the corresponding SF to each line item (i.e. commercial versus multifamily versus total property). All commercial fields (Base Rent, Contractual Rent Steps, Potential Income from Vacant Space, Reimbursements, Gross Potential Income, Economic Vacancy & Credit Loss, Percentage Rent, Other Income and Commercial Expenses) are based on total commercial SF of 351,119 SF. All multifamily fields (Multifamily EGI and Multifamily Expenses) are based on total multifamily units of 120, and all general property fields (Effective Gross Income, Real Estate Taxes, Payroll & Benefits, Insurance, Management Fee, Total Operating Expenses, Net Operating Income and Net Cash Flow) are based on total commercial and multifamily square footage of 499,998 SF.
(3)	Commercial Expenses includes Office Debt Expense, Retail Debt Expense, Recoverable Office park association, Recoverable Retail park association.
(4)	TTM 5/31/2024 Occupancy (%) represents the most recent occupancy provided for each individual component of the Biltmore Park Town Square Property. The retail and office component were 93.1% occupied as of August 22, 2024. The multifamily component was 99.2% occupied as of June 30, 2024.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
48

Mixed Use-Retail/Multifamily/Office	Loan #2	Cut-off Date Balance:	$90,000,000
1 Town Square Boulevard	Biltmore Park Town Square	Cut-off Date LTV:	58.4%
Asheville, NC 28803		UW NCF DSCR:	1.59x
		UW NOI Debt Yield:	10.5%

Escrows and Reserves. At origination of the Biltmore Park Town Square Mortgage Loan, the borrower deposited approximately (i) $579,456 into a tax reserve, (ii) $45,540 into an insurance reserve, (iii) $825,240 into an unfunded obligations reserve for outstanding tenant improvements and leasing commissions, (iv) $197,322 into a reserve to simulate rent payments under the TD Bank, N.A.lease and (v) $208,672 into a reserve to simulate rent payments under the Posana lease (which in the case of (iv) and (v) are to be disbursed in the same manner as the related rent payments). The borrower also delivered to the lender (i) a $1,470,000 letter of credit for replacements (the “Replacement Letter of Credit”) and (ii) two $1,500,000 letters of credit for leasing reserves (each, a “Leasing Letter of Credit” and collectively, the “Leasing Letters of Credit”) at origination of the Biltmore Park Town Square Mortgage Loan.

Real Estate Taxes – The borrower is required to deposit into a real estate tax reserve, on a monthly basis, 1/12th of the taxes that the lender reasonably estimates will be payable over the next-ensuing 12-month period (initially estimated to be approximately $72,432).

Insurance – If the liability or casualty policies maintained by the borrower do not constitute an approved blanket or umbrella policy, the borrower is required to deposit into an insurance reserve, on a monthly basis, 1/12th of the amount which would be sufficient to pay the insurance premiums due for the renewal of coverage afforded by such policies (initially estimated to be approximately $15,180).

Replacement Reserve – The borrower is required to deposit into a replacement reserve, on a monthly basis, $15,000; provided, however, that such monthly deposit is suspended for so long as the Replacement Letter of Credit remains outstanding, is in full force and effect, no defaults exist, and has undrawn funds in the amount of $1,470,000. If the borrower fails to pay for any replacements, the lender may draw on the Replacement Letter of Credit to make such payment and the borrower’s obligation to make the monthly deposit into the replacement reserve will resume. If at any time the Replacement Letter of Credit fails to remain outstanding, be in full force and effect with no defaults and have undrawn funds in the amount of $1,470,000, then the borrower’s obligation to make the monthly deposit into the replacement reserve will resume. See “Letters of Credit” below.

Leasing Reserve - The borrower is required to deposit into a replacement reserve, on a monthly basis, $23,407, provided that such monthly deposits will be suspended at any time that the funds in such reserve are at least equal to the Leasing Reserve Account Cap (as defined below).In addition, such monthly deposit is suspended for so long as the Leasing Letters of Credit remain outstanding, are in full force and effect, no defaults exist, and have undrawn funds in the collective amount of $3,000,000. If the borrower fails to pay for all tenant improvement costs and allowances and leasing commissions, the lender may draw on either or both Leasing Letters of Credit to make such payment and the borrower’s obligation to make the monthly deposit into the leasing reserve will resume. If at any time the Leasing Letters of Credit fail to remain outstanding, in full force and effect with no defaults and have undrawn funds in the collective amount of $3,000,000, then the borrower’s obligation to make the monthly deposit into the replacement reserve will resume. See “Letters of Credit” below. “Leasing Reserve Account Cap” means initially $1,500,000 with respect to each Leasing Letter of Credit (and therefore initially $3,000,000 in the aggregate with respect to both Leasing Letters of Credit or, if applicable, with respect to the amount required to be accumulated in the leasing reserve), provided, that the lender may increase such cap by notifying the borrower if it determines that the funds in the leasing reserve or the face amount of the Leasing Letters of Credit, as applicable, will be insufficient to pay the amounts due or to become due for tenant improvement costs and allowances and leasing commissions at the Biltmore Park Town Square Property.

Lockbox and Cash Management. The Biltmore Park Town Square Mortgage Loan is structured with a springing lockbox and springing cash management. At origination of the Biltmore Park Town Square Mortgage Loan, the borrower was required to establish a lender controlled lockbox account. Upon the first occurrence of a Trigger Period (as defined below), the borrower is required to, or to cause the manager to, deposit all revenue received by the borrower or the manager with respect to the Biltmore Park Town Square Property into the lockbox account. Within five business days after the borrower receives notice of the first occurrence of a Trigger Period, the borrower is required to deliver a notice to all tenants at the Biltmore Park Town Square Property directing them to remit rent and all other sums due under the applicable lease directly to the lender-controlled lockbox account. All funds deposited into the lockbox account are required to be transferred on each business day to or at the direction of the borrower unless a Trigger Period exists, in which case all funds in the lockbox account are required to be swept on each business day to a lender-controlled cash management account to be applied and disbursed in accordance with the Biltmore Park Town Square Mortgage Loan documents, and all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the Biltmore Park Town Square Mortgage Loan documents are required to be held by the lender in an excess cash flow reserve account as additional collateral for the Biltmore Park Town Square Mortgage Loan. Upon the cure of the applicable Trigger Period, so long as no other Trigger Period exists, the lender is required to return any amounts remaining on deposit in the excess cash flow reserve account to the borrower. Upon an event of default under the Biltmore Park Town Square Mortgage Loan documents, the lender will apply funds to the debt in such priority as it may determine.

“Trigger Period” means a period (A) commencing upon the earlier of (i) the occurrence and continuance of an event of default under the Biltmore Park Town Square Mortgage Loan documents, and (ii) the debt service coverage ratio being less than 1.20x; and (B) expiring upon (x) with regard to clause (i) above, the cure (if applicable) of such event of default under the Biltmore Park Town Square Mortgage Loan documents, and (y) with regard to clause (ii) above, the date that the debt service coverage ratio is equal to or greater than 1.25x for two consecutive calendar quarters.

Release of Property. On any business day after the date that is two years from the Closing Date, borrower may obtain the release of a parcel on which the Regal Cinemas movie theater is located, upon prepayment of such amount, if any, as is needed to comply with the debt yield condition below, together with, if prior to the open prepayment date, a prepayment fee equal to the greater of 1.0% of the amount prepaid and a yield maintenance premium, upon satisfaction of the following conditions, among others: (i) after giving effect to such release (and if applicable, prepayment), the debt yield of the remaining Mortgaged Property will be no less than 11.25%, (ii) after giving effect to such release (and if applicable, prepayment), the loan to value ratio of the remaining Mortgaged Property will be no greater than the lesser of 59% and the loan to value ratio immediately prior to the release, (iii) separate zoning and tax lots and compliance with legal requirements, and (iv) REMIC related conditions.

Letters of Credit. Provided no event of default exists, the borrower has the right, once per calendar quarter, to reduce the face amount of the Replacement Letter of Credit by the amount of completed replacements. Provided no event of default exists, the borrower has the right to cancel one of the letters of credit on the date that the borrower delivers reasonably satisfactory evidence to the lender that (w) the entire premises currently demised pursuant to the leases with Barnes & Noble and Thermo Fisher have each been re-tenanted pursuant to one or more lease(s) entered into in accordance with the terms of the Biltmore Park Town Square Mortgage Loan documents, (x) all leasing commissions and tenant improvement obligations or other similar landlord obligations in connection with each such lease have been paid and/or completed, as applicable, in full, (y) each tenant under each such lease has taken actual, physical possession of the premises, is open for business during customary hours and is not “dark” in the premises and (z) each such tenant has commenced paying full, unabated rent.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
49

Mixed Use-Retail/Multifamily/Office	Loan #2	Cut-off Date Balance:	$90,000,000
1 Town Square Boulevard	Biltmore Park Town Square	Cut-off Date LTV:	58.4%
Asheville, NC 28803		UW NCF DSCR:	1.59x
		UW NOI Debt Yield:	10.5%

Terrorism Insurance.  The borrower is required to maintain or cause to be maintained an “all-risk” insurance policy that provides coverage for terrorism in an amount equal to the full replacement cost of the Biltmore Park Town Square Property, and business interruption coverage for a period of 18 months together with an extended period of indemnity of up to six months. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
50

Industrial - Various	Loan #3	Cut-off Date Balance:	$85,000,000
Various, Various	Poindexter Industrial Portfolio	Cut-off Date LTV:	39.9%
		UW NCF DSCR:	2.62x
		UW NOI Debt Yield:	15.0%

Ringold

Spring Hill

Morgantown

Loudon

Salt Lake City

Caldwell

Riverside I

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
51

Industrial - Various	Loan #3	Cut-off Date Balance:	$85,000,000
Various, Various	Poindexter Industrial Portfolio	Cut-off Date LTV:	39.9%
		UW NCF DSCR:	2.62x
		UW NOI Debt Yield:	15.0%

MILWAUKEE
CHICAGO
MICHIGAN
DETROIT
WINDSOR
ONTARIO
INDIANA
OHIO
INDIANAPOLIS
COLUMBUS
CINCINNATI
LOUISVILLE
CLEVELAND
Lake Michigan
Lake Huron
Lake Erie
QUÉBEC
CANADA
OTTAWA
MONTRÉAL
TORONTO
NEW YORK
PENNSYLVANIA
PHILADELPHIA
PITTSBURGH
BALTIMORE
WASH. DC
VIRGINIA
BOSTON
Atlantic Ocean
SEATTLE
PORTLAND
OREGON
IDAHO
MONTANA
WYOMING
NEVADA
UTAH
COLORADO
DENVER
SAN FRANCISCO
SAN JOSE
LOS ANGELES
SAN DIEGO
LAS VEGAS
PHOENIX
TUCSON
ALBUQUERQUE
EL PASO
Pacific Ocean
MEXICO
KANSAS
OKLAHOMA
OKLAHOMA CITY
TULSA
TEXAS
DALLAS
FT. WORTH
AUSTIN
SAN ANTONIO
HOUSTON
Gulf of Mexico
MONTERREY
CHIHUAHUA
NASHVILLE
MEMPHIS
TENNESSEE
ALABAMA
GEORGIA
ATLANTA
CHARLOTTE
RALEIGH
JACKSONVILLE
FLORIDA
TAMPA
ORLANDO
MIAMI

**Poindexter Industrial Portfolio**

| | | |
|---|---|---|
| 1 | Ringgold | Ringgold, VA |
| 2 | Orrville | Orrville, OH |
| 3 | Loudon | Loudon, TN |
| 4 | Reading | Reading, PA |
| 5 | Morgantown | Morgantown, PA |
| 6 | Sturgis II | Sturgis, MI |
| 7 | Social Circle | Social Circle, GA |
| 8 | Janesville | Janesville, WI |
| 9 | Decatur | Decatur, AL |
| 10 | Sturgis I | Sturgis, MI |
| 11 | Riverside II | Riverside, CA |
| 12 | Brenham | Brenham, TX |
| 13 | Ehrenberg | Ehrenberg, AZ |
| 14 | Laval | Laval, QC |
| 15 | Salt Lake City | Salt Lake City, UT |
| 16 | Rydal | Rydal, GA |
| 17 | Claremore | Claremore, OK |
| 18 | Denver | Denver, PA |
| 19 | Spring Hill | Spring Hill, FL |
| 20 | Corsicana | Corsicana, TX |
| 21 | Riverside I | Riverside, CA |
| 22 | Ephrata | Ephrata, PA |
| 23 | Centralia | Centralia, WA |
| 24 | Caldwell | Caldwell, ID |
| 25 | Indianapolis | Indianapolis, IN |
| 26 | Louisville | Louisville, KY |
| 27 | North Salt Lake | North Salt Lake, UT |
| 28 | West Palm Beach | West Palm Beach, FL |
| 29 | Nashville | Nashville, TN |
| 30 | Clinton | Clinton, MD |
| 31 | Elkhart | Elkhart, IN |

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
52

Mortgage Loan No. 3 – Poindexter Industrial Portfolio
Mortgage Loan Information				Property Information
Mortgage Loan Seller:	CREFI			Single Asset/Portfolio:	Portfolio
Credit Assessment (Moody’s/Fitch/KBRA):	A3/NR/NR			Location(5):	Various, Various
Original Balance(1):	$85,000,000			General Property Type:	Industrial
Cut-off Date Balance(1):	$85,000,000			Detailed Property Type(5):	Various
% of Initial Pool Balance:	7.8%			Title Vesting(6):	Fee
Loan Purpose:	Refinance/Acquisition			Year Built/Renovated:	Various/Various
Borrower Sponsor:	J.B. Poindexter & Co., Inc.			Size:	4,526,168 SF
Guarantor:	John B. Poindexter			Cut-off Date Balance Per SF(1):	$31
Mortgage Rate:	5.65000%			Maturity Date Balance Per SF(1):	$31
Note Date:	9/16/2024			Property Manager:	Self Managed
Maturity Date:	10/6/2034			Underwriting and Financial Information
Term to Maturity:	120 months			UW NOI:	$20,911,608
Amortization Term:	0 months			UW NCF:	$20,911,608
IO Period:	120 months			UW NOI Debt Yield(1):	15.0%
Seasoning:	0 months			UW NCF Debt Yield(1):	15.0%
Prepayment Provisions(3):	L(24),D(89),O(7)			UW NOI Debt Yield at Maturity(1):	15.0%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NCF DSCR(1):	2.62x
Additional Debt Type(1):	Pari Passu			Most Recent NOI(7):	NAV
Additional Debt Balance(1):	$54,070,000			2nd Most Recent NOI(7):	NAV
Future Debt Permitted (Type):	No (NAP)			3rd Most Recent NOI(7):	NAV
Reserves(4)				Most Recent Occupancy(8):	100.0% (Various)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy(7):	NAV
RE Taxes:	$0	Springing	NAP	3rd Most Recent Occupancy(7):	NAV
Insurance:	$0	Springing	NAP	Appraised Value (as of)(9):	$348,250,000 (Various)
Replacement Reserve:	$0	Springing	NAP	Appraised Value Per SF:	$77
TI/LC Reserve:	$0	Springing	$0	Cut-off Date LTV Ratio(1):	39.9%
Other:	$0	$0	NAP	Maturity Date LTV Ratio(1):	39.9%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount:	$139,070,000	100.0%	Loan Payoff:	$108,033,051	77.7%
			Purchase Price(2):	$20,523,309	14.8%
			Sponsor Equity:	$7,465,235	5.4%
			Closing Costs:	$3,048,405	2.2%
Total Sources:	$139,070,000	100.0%	Total Uses:	$139,070,000	100.0%

(1)	The Poindexter Industrial Portfolio Mortgage Loan (as defined below) is part of the Poindexter Industrial Portfolio Whole Loan (as defined below), with an aggregate original principal amount of $139,070,000. The Cut-off Date Balance Per SF, Maturity Date Balance Per SF, UW NOI Debt Yield, UW NCF Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the Poindexter Industrial Portfolio Whole Loan.
(2)	Loan proceeds at origination were used to repay prior debt of $108,033,051, acquire the Salt Lake City property for $20,523,309 from an affiliate of the borrower sponsor, fund upfront reserves and return equity to the borrower sponsor.
(3)	Defeasance of the Poindexter Industrial Portfolio Whole Loan is permitted at any time after the date that is the earlier to occur of (i) two years after the date on which the last portion of the Poindexter Industrial Portfolio Whole Loan has been securitized and (ii) thirty-six months from the origination date. The assumed defeasance lockout period of 24 payments is based on the anticipated closing date of the BANK 2024-BNK48 securitization trust in October 2024. The actual defeasance lockout period may be longer. The Poindexter Industrial Portfolio Whole Loan also permits prepayment with a prepayment fee equal to the greater of 1.0% of the amount prepaid and a yield maintenance premium (if prior to the open prepayment date), in connection with a partial release. See “Release of Property” below.
(4)	See “Escrows and Reserves” below.
(5)	See “Portfolio Summary” below.
(6)	The Loudon, TN property is a leasehold interest in connection with a payment in lieu of taxes (“PILOT”) arrangement applicable to the property, which PILOT expires in 2026. The applicable development authority joined the related deed of trust to encumber the fee interest. Real estate taxes were underwritten assuming all tenants pay taxes pursuant to their triple net leases, and accordingly the PILOT was not underwritten.
(7)	Historical NOI and Historical Occupancy information are not available because all tenants lease their spaces on triple net leases.
(8)	Most Recent Occupancy is as of the underwritten rent rolls dated between September 1, 2024 and October 1, 2024.
(9)	Appraised Value dates range from August 1, 2024 to August 16, 2024.

The Mortgage Loan. The third largest mortgage loan (the “Poindexter Industrial Portfolio Mortgage Loan”) is part of a whole loan (the “Poindexter Industrial Portfolio Whole Loan”) evidenced by four pari passu promissory notes with an aggregate original principal amount of $139,070,000. The Poindexter Industrial Portfolio Whole Loan is secured by a first priority fee mortgage encumbering a 4,526,168 SF, 31 property, industrial portfolio located across 19 states and Canada (the “Poindexter Industrial Portfolio Properties”). The Poindexter Industrial Portfolio Whole Loan was originated by Citi Real Estate Funding Inc. (“CREFI”) on September 16, 2024. The Poindexter Industrial Portfolio Mortgage Loan is evidenced by the controlling Note A-1 with an original principal amount of $85,000,000. The Poindexter Industrial Portfolio Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BANK 2024-BNK48 securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans”, and “Pooling and Servicing Agreement” in the prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
53

Industrial - Various	Loan #3	Cut-off Date Balance:	$85,000,000
Various, Various	Poindexter Industrial Portfolio	Cut-off Date LTV:	39.9%
		UW NCF DSCR:	2.62x
		UW NOI Debt Yield:	15.0%

The Borrowers and the Borrower Sponsor. The borrowers are Poindexter Properties, LLC, a Delaware limited liability company and Poindexter Properties Canada LTD., a body corporate incorporated pursuant to the law of the Province of Alberta, Canada, each a single-purpose entity with one independent director in its organizational structure. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Poindexter Industrial Portfolio Whole Loan. The non-recourse carveout guarantor is John B. Poindexter, Chief Executive Officer, Chairman and sole owner of the borrower sponsor, JB Poindexter & Co., Inc. (“JB Poindexter & Co.”). JB Poindexter & Co. is a privately held, diversified manufacturing company primarily focused on the transportation sector. JB Poindexter & Co. employs 8,500 team members globally with manufacturing operations across North America and is rated B1 by Moody’s. JB Poindexter & Co. is the parent company to Morgan Truck, Reading Truck, Morgan Olson, MIC Group LLC, Masterack LLC (“Masterack”), EFP LLC and Leer, which affiliated tenants lease 98.1% of the net rentable area and represent 97.8% of underwritten base rent at the Poindexter Industrial Portfolio Properties. JB Poindexter & Co. has entered into contribution agreements with each tenant, pursuant to which it has agreed to timely pay, or cause sufficient funds to be paid to the tenant in order for the tenant to pay, the obligations of the tenant under its lease when the same shall be due and payable. See “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases” in the prospectus.

The table below summarizes the promissory notes that comprise the Poindexter Industrial Portfolio Whole Loan.

Poindexter Industrial Portfolio Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Note
A-1	$85,000,000	$85,000,000	BANK 2024-BNK48	Yes
A-2(1)	$24,070,000	$24,070,000	CREFI	No
A-3(1)	$15,000,000	$15,000,000	CREFI	No
A-4(1)	$15,000,000	$15,000,000	CREFI	No
Total	$139,070,000	$139,070,000

(1)	Expected to be contributed to one or more future securitization transactions or may otherwise be transferred at any time.

The Properties. The Poindexter Industrial Portfolio Properties are comprised of 31 industrial properties totaling 4,526,168 SF that are geographically diversified across 19 states and one Canadian province. The Poindexter Industrial Portfolio Properties were 100.0% leased as of September 1, 2024 by seven operating companies owned by JB Poindexter & Co., an affiliate of the borrower, accounting for 98.1% of NRA and two independent manufacturing companies accounting for the remaining 1.9% of NRA and 2.2% of underwritten base rent. The Poindexter Industrial Portfolio Properties are used for manufacturing, vehicle storage, and warehouse and distribution, and feature clear heights ranging from 15’ to 42’, 519 drive-in doors, and 153 dock high doors.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
54

Industrial - Various	Loan #3	Cut-off Date Balance:	$85,000,000
Various, Various	Poindexter Industrial Portfolio	Cut-off Date LTV:	39.9%
		UW NCF DSCR:	2.62x
		UW NOI Debt Yield:	15.0%

The following table presents certain information relating to the Poindexter Industrial Portfolio Properties:

Portfolio Summary
Property Name	Location	Industrial Subtype	Year Built / Renovated(1)	Sq. Ft.(2)	Allocated Whole Loan Cut-off Date Balance	% of Allocated Whole Loan Cut-off Date Balance	Appraised Value(1)	U/W NOI	% of U/W NOI
Ringgold	Ringgold, VA	Manufacturing	2008 / 2019	878,000	$17,600,000	12.7%	$47,000,000	$2,448,627	11.7%
Laval	Laval, QC	Manufacturing/Vehicle Storage	1987 / NAP	117,533	$11,000,000	7.9%	$26,830,000	$1,652,110	7.9%
Loudon	Loudon, TN	Manufacturing	1996, 2005, 2007 / 2015	334,024	$9,750,000	7.0%	$23,800,000	$1,468,204	7.0%
Salt Lake City	Salt Lake City, UT	Manufacturing/Warehouse	2009 / NAP	109,914	$8,400,000	6.0%	$20,800,000	$1,032,452	4.9%
Morgantown	Morgantown, PA	Manufacturing/Vehicle Storage	1950 / 2014	246,843	$7,800,000	5.6%	$19,100,000	$1,249,047	6.0%
Reading	Reading, PA	Manufacturing/Warehouse	1951 / 1998	323,381	$6,600,000	4.7%	$16,100,000	$720,278	3.4%
Orrville	Orrville, OH	Manufacturing/Warehouse	1922 / 2018	347,024	$5,450,000	3.9%	$13,300,000	$876,492	4.2%
Riverside I	Riverside, CA	Manufacturing	1979 / NAP	66,000	$5,400,000	3.9%	$13,700,000	$671,562	3.2%
Spring Hill	Spring Hill, FL	Manufacturing	2008 / NAP	80,400	$5,300,000	3.8%	$12,900,000	$917,410	4.4%
Janesville	Janesville, WI	Manufacturing/Vehicle Storage	1990 / 2015	196,098	$5,000,000	3.6%	$12,400,000	$823,050	3.9%
Sturgis II	Sturgis, MI	Manufacturing	1967 / 2020	204,555	$4,900,000	3.5%	$12,700,000	$903,114	4.3%
Denver	Denver, PA	Manufacturing/Warehouse	2000 / 2017	98,485	$4,700,000	3.4%	$11,500,000	$764,191	3.7%
Sturgis I	Sturgis, MI	Manufacturing	1960 / NAP	175,700	$4,200,000	3.0%	$11,000,000	$779,990	3.7%
Social Circle	Social Circle, GA	Manufacturing/Warehouse	1970 / 1994	200,342	$3,800,000	2.7%	$9,200,000	$572,273	2.7%
Caldwell	Caldwell, ID	Manufacturing/Warehouse	2018 / NAP	37,100	$3,650,000	2.6%	$8,900,000	$506,073	2.4%
Brenham	Brenham, TX	Manufacturing/Warehouse	1993 / 2002	128,225	$3,500,000	2.5%	$8,600,000	$624,575	3.0%
Clinton	Clinton, MD	Manufacturing/Warehouse	1962, 1969 / NAP	17,552	$3,200,000	2.3%	$7,900,000	$507,120	2.4%
Ehrenberg	Ehrenberg, AZ	Manufacturing/Warehouse	1986 / 2017	120,416	$3,200,000	2.3%	$7,900,000	$465,267	2.2%
Rydal	Rydal, GA	Manufacturing/Warehouse	1987, 2000, 2014 / NAP	102,697	$3,010,000	2.2%	$7,300,000	$485,812	2.3%
Claremore	Claremore, OK	Manufacturing	1981 / NAP	101,498	$2,800,000	2.0%	$6,800,000	$520,767	2.5%
West Palm Beach	West Palm Beach, FL	Manufacturing/Warehouse	1984 / NAP	24,890	$2,500,000	1.8%	$6,150,000	$372,307	1.8%
Decatur	Decatur, AL	Manufacturing/Warehouse	1965 / 2018	183,804	$2,375,000	1.7%	$5,800,000	$300,165	1.4%
North Salt Lake	North Salt Lake, UT	Manufacturing/Warehouse	1980 / 1996	26,145	$2,350,000	1.7%	$5,700,000	$348,040	1.7%
Ephrata	Ephrata, PA	Manufacturing/Vehicle Storage	1970 / NAP	55,198	$2,300,000	1.7%	$5,600,000	$372,102	1.8%
Nashville	Nashville, TN	Warehouse/Distribution	1995 / 2022	18,144	$1,840,000	1.3%	$4,500,000	$278,231	1.3%
Louisville	Louisville, KY	Manufacturing	1997 / NAP	26,325	$1,760,000	1.3%	$4,300,000	$259,678	1.2%
Riverside II	Riverside, CA	Vehicle Storage	NAP / NAP	137,214	$1,760,000	1.3%	$3,900,000	$160,754	0.8%
Corsicana	Corsicana, TX	Manufacturing/Warehouse	1982 / 2012	75,616	$1,700,000	1.2%	$6,700,000	$397,553	1.9%
Centralia	Centralia, WA	Warehouse	1950 / 2000	47,826	$1,625,000	1.2%	$3,970,000	$200,330	1.0%
Indianapolis	Indianapolis, IN	Warehouse	1970 / 2012	28,364	$1,100,000	0.8%	$2,650,000	$162,393	0.8%
Elkhart	Elkhart, IN	Warehouse	1983 / 2010	16,855	$500,000	0.4%	$1,250,000	$71,641	0.3%
Total / Wtd. Avg.				4,526,168	$139,070,000	100.0%	$348,250,000	$20,911,608	100.0%

(1)	Source: Appraisal.
(2)	Based on the underwritten rent rolls dated September 1, 2024.

Major Tenants.

Morgan Truck (1,477,424 SF, 32.6% of NRA, 35.6% of underwritten base rent) Acquired by JB Poindexter & Co. in 1990, Morgan Truck is a North American company that does light and medium-duty truck body manufacturing and uplift for Dry Freight, Refrigerated, Platform, and custom-built commercial bodies. Morgan Truck leases space at 11 of the Poindexter Industrial Portfolio Properties including at the Laval property in Quebec, Canada and has a current lease term through December 2039 with no renewal or termination options.

Morgan Olson (1,592,279 SF, 35.2% of NRA, 26.8% of underwritten base rent) Acquired by JB Poindexter & Co. in 2003, Morgan Olson is North America’s number one producer of walk-in step vans and has won multiple Work Truck Show Innovation of the Year awards from an industry association. Morgan Olson leases space at four of the Poindexter Industrial Portfolio Properties and has a current lease term through December 2039 with no renewal or termination options.

Reading Truck (793,713 SF, 17.5% of NRA, 26.9% of underwritten base rent) Acquired by JB Poindexter & Co. in 2015, Reading Truck is a manufacturer and distributor which has been designing and building work truck bodies for 65 years. Reading Truck leases space at 11 of the Poindexter Industrial Portfolio Properties and has a current lease term through December 2039 with no renewal or termination options.

Masterack (200,342 SF, 4.4% of NRA, 2.7% of underwritten base rent) Acquired by JB Poindexter & Co. in 2017, Masterack is a designer and manufacturer of commercial-grade van and pickup cargo management solutions for large fleets and automakers. Masterack has factory-certified ship-through service

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
55

Industrial - Various	Loan #3	Cut-off Date Balance:	$85,000,000
Various, Various	Poindexter Industrial Portfolio	Cut-off Date LTV:	39.9%
		UW NCF DSCR:	2.62x
		UW NOI Debt Yield:	15.0%

on over 40 models of vans, trucks, SUVs and sedans. Masterack leases space at the Social Circle property and has a current lease term through December 2039 with no renewal or termination options.

The following table presents a summary regarding the largest tenants at the Poindexter Industrial Portfolio Property:

Tenant Summary(1)
Tenant Name		Credit Rating (Fitch/Moody’s /S&P)(2)	Tenant SF	Approx.% of Portfolio SF	Annual UW Rent	Annual UW Rent PSF	% of Total Portfolio Annual UW Rent
	Property Count							Lease Expiration	Term. Option (Y/N)	Renewal Option
Morgan Truck(3)	11	NR/B1/NR	1,477,424	32.6%	$7,854,444	$5.32	35.6%	12/31/2039	N	N
Morgan Olson(3)	4	NR/B1/NR	1,592,279	35.2%	5,903,784	$3.71	26.8%	12/31/2039	N	N
Reading Truck(3)	11	NR/B1/NR	793,713	17.5%	5,929,944	$7.47	26.9%	12/31/2039	N	N
Masterack LLC(3)	1	NR/B1/NR	200,342	4.4%	603,324	$3.01	2.7%	12/31/2039	N	N
EFP LLC(3)	1	NR/B1/NR	183,804	4.1%	316,452	$1.72	1.4%	12/31/2039	N	N
MIC Group LLC(3)	1	NR/B1/NR	128,225	2.8%	658,464	$5.14	3.0%	12/31/2039	N	N
Leer(3)	2	NR/B1/NR	64,681	1.4%	286,728	$4.43	1.3%	12/31/2039	N	N
JLG Industries	1	NR/NR/NR	45,500	1.0%	246,038	$5.41	1.1%	8/28/2028	N	1 , 5 Year
Lippert Components Manufacturing	1	NR/NR/NR	40,200	0.9%	247,080	$6.15	1.1%	6/30/2028	N	N
Largest Tenants			4,526,168	100.0%	$22,046,258	$4.87	100.0%
Remaining			0	0.0%
Vacant			0	0.0%
Total			4,526,168	100.0%

(1)	Information is based on the underwritten rent roll as of September 1, 2024.
(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(3)	Morgan Truck, Morgan Olson, Reading Truck, Masterack LLC, EFP LLC, MIC Group LLC and Leer are affiliates of the borrower sponsor. JB Poindexter & Co. has entered into contribution agreements with each tenant, pursuant to which it has agreed to timely pay, or cause sufficient funds to be paid to the tenant in order for the tenant to pay, the obligations of the tenant under its lease when the same shall be due and payable. See “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases” in the prospectus.

The following table presents certain information relating to the lease rollover at the Poindexter Industrial Portfolio Properties:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total UW Rent Rolling	Approx. Cumulative % of Total UW Rent Rolling	UW Rent PSF Rolling
MTM	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2024	0	0	0.0%	0.0%	0	0.0%	0.0%	$0.00
2025	0	0	0.0%	0.0%	0	0.0%	0.0%	$0.00
2026	0	0	0.0%	0.0%	0	0.0%	0.0%	$0.00
2027	0	0	0.0%	0.0%	0	0.0%	0.0%	$0.00
2028	2	85,700	1.9%	1.9%	493,118	2.2%	2.2%	$5.75
2029	0	0	0.0%	1.9%	0	0.0%	2.2%	$0.00
2030	0	0	0.0%	1.9%	0	0.0%	2.2%	$0.00
2031	0	0	0.0%	1.9%	0	0.0%	2.2%	$0.00
2032	0	0	0.0%	1.9%	0	0.0%	2.2%	$0.00
2033	0	0	0.0%	1.9%	0	0.0%	2.2%	$0.00
2034	0	0	0.0%	1.9%	0	0.0%	2.2%	$0.00
2035 & Thereafter	31	4,440,468	98.1%	100.0%	21,553,140	97.8%	100.0%	$4.85
Vacant	0	0	0.0%	0.0%	0	0.0%	0.0%	$0.00
Total/Wtd. Avg.	33	4,526,168	100.0%	100.0%	$22,046,258	100.0%	100.0%	$4.87

(1)	Information is based on the underwritten rent roll as of September 1, 2024.
(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases which are not considered in the Lease Rollover Schedule.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
56

Industrial - Various	Loan #3	Cut-off Date Balance:	$85,000,000
Various, Various	Poindexter Industrial Portfolio	Cut-off Date LTV:	39.9%
		UW NCF DSCR:	2.62x
		UW NOI Debt Yield:	15.0%

The Market. The Poindexter Industrial Portfolio Properties are located across 19 states and one province of Canada and have the following concentrations based on total square footage:

Geographic Distribution
State / Province	Number of Properties	SF	% of SF	UW NOI	% of UW NOI
Virginia	1	878,000	19.4%	$2,448,627.06	11.7%
Pennsylvania	4	723,907	16.0%	$3,105,619.09	14.9%
Michigan	2	380,255	8.4%	$1,683,103.86	8.0%
Tennessee	2	352,168	7.8%	$1,746,435.53	8.4%
Ohio	1	347,024	7.7%	$876,492.25	4.2%
Georgia	2	303,039	6.7%	$1,058,084.98	5.1%
Texas	2	203,841	4.5%	$1,022,128.11	4.9%
California	2	203,214	4.5%	$832,315.11	4.0%
Wisconsin	1	196,098	4.3%	$823,049.84	3.9%
Alabama	1	183,804	4.1%	$300,165.23	1.4%
Utah	2	136,059	3.0%	$1,380,491.42	6.6%
Arizona	1	120,416	2.7%	$465,266.92	2.2%
Quebec	1	117,533	2.6%	$1,652,109.59	7.9%
Florida	2	105,290	2.3%	$1,289,716.79	6.2%
Oklahoma	1	101,498	2.2%	$520,767.49	2.5%
Washington	1	47,826	1.1%	$200,330.21	1.0%
Indiana	2	45,219	1.0%	$234,033.50	1.1%
Idaho	1	37,100	0.8%	$506,072.81	2.4%
Kentucky	1	26,325	0.6%	$259,678.04	1.2%
Maryland	1	17,552	0.4%	$507,119.99	2.4%

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
57

Industrial - Various	Loan #3	Cut-off Date Balance:	$85,000,000
Various, Various	Poindexter Industrial Portfolio	Cut-off Date LTV:	39.9%
		UW NCF DSCR:	2.62x
		UW NOI Debt Yield:	15.0%

The following table presents certain information relating to the submarkets at the Poindexter Industrial Portfolio Properties:

Market Analysis
Property Name / Address	Market	Submarket	Submarket Inventory	Submarket Vacancy	Market Rent (PSF)	UW Base Rent PSF(1)
Brenham 3140 S. Blue Bell Rd, Brenham, TX	Houston Industrial	Brenham Industrial - 30 Miles	12,156,216	3.10%	$9.49	$5.14
Caldwell 3820 Skyway St, Caldwell, ID	Boise MSA	Canyon County	24,268,983	10.30%	$10.39	$14.38
Centralia 2400 Commercial Rd, Centralia, WA	Puget Sound	Olympia	22,311,706	5.40%	$13.15	$4.42
Claremore 2800 N. Lynn Riggs Blvd, Claremore, OK	Tulsa MSA	Rogers County	10,815,832	0.60%	$7.64	$5.41
Clinton 6401 & 6315 Aaron Ln, Clinton, MD	Washington, DC MSA	Prince George's County	48,652,066	4.30%	$13.59	$30.46
Corsicana 8051 Morgan Circle, Corsicana, TX	Dallas/Ft Worth	Texas East Area	51,587,463	5.70%	$8.35	$5.54
Decatur 1102 Brooks St. SE, Decatur, AL	Decatur, AL MSA	Alabama North Area	77,493,241	2.30%	$6.53	$1.72
Denver 1658 Dry Tavern Rd, Denver, PA	Lancaster MSA	8 Mile Radius	12,624,208	1.00%	$7.65	$9.58
Ehrenberg 18275 Morgan Drive, Ehrenberg, AZ	Western Arizona	La Paz County	575,681	5.30%	$8.20	$4.07
Elkhart 28858 Ventura Dr, Elkhart, IN	Elkhart - South Bend MSA	Outlying Elkhart County	83,285,911	3.30%	$5.23	$4.48
Ephrata 485 Wenger Dr, Ephrata, PA	Lancaster County	5 Mile Radius	6,190,235	1.80%	$7.65	$7.11
Indianapolis 2770 Bluff Rd, Indianapolis, IN	Indianapolis MSA	White River Parkway	14,130,118	3.90%	$6.26	$6.04
Janesville 3100 E. Morgan Way, Janesville, WI	Milwaukee Madison	Rock County	29,239,613	5.20%	$5.12	$4.42
Laval 3600 Boulevard Industriel, Laval, Quebec	Montreal MSA	Laval	NAV	2.80%	$20.32	$14.82
Loudon 9600 Corporate Park Drive, Loudon TN	Knoxville	Loudon County	6,785,304	0.20%	$7.43	$4.63
Louisville 5620 Fern Valley Rd, Louisville, KY	Louisville	South Central	67,016,104	3.40%	$5.14	$10.40
Morgantown 111 Morgan Way, Morgantown, PA	Lehigh Valley	Berks County	58,848,322	7.80%	$8.56	$5.33
Nashville 1801 Lebanon Pike, Nashville, TN	Nashville	East	11,882,148	0.60%	$9.20	$16.17
North Salt Lake 330 W Center Street, North Salt Lake, UT	Salt Lake City	Davis North	57,582,024	1.90%	$10.91	$14.03
Orrville 600 E Chestnut St, Orville, OH	Canton MSA & Surrounding Non-Metro Counties	Canton & Surrounding Non-Metro, 100K+, YB < 2000	32,540,096	3.90%	$4.86	$2.25
Reading 201 Hancock Blvd, Reading, PA	Lehigh Valley	Berks County	58,848,322	7.80%	$8.56	$2.35
Ringgold 100 Morgan Olson Way, Ringold, VA	Danville	Danville	17,191,091	5.10%	$4.37	$2.94
Riverside I 7888 Lincoln Ave, Riverside, CA	Inland Empire	Riverside	79,338,864	6.90%	$14.16	$10.73
Riverside II 7322 Jurupa Ave, Riverside,CA	Inland Empire	Riverside	79,338,864	6.90%	$14.16	$1.24
Rydal 4120 Highway 411 NE, Rydal, GA	Atlanta	Kennesaw/Acworth	9,039,649	2.10%	$5.38	$4.99
Salt Lake City 4285 West 1385 South, Salt Lake City, UT	Salt Lake City	California Avenue	53,896,200	5.50%	$10.91	$9.90
Social Circle 1 Waters Dr, Social Circle, GA	Atlanta	South Walton County	5,700,293	0.90%	$5.38	$3.01
Spring Hill 15800 Hudson Ave, Springhill, FL	Tampa MSA	Pasco County	14,478,958	9.10%	$11.77	$12.03
Sturgis I 1861 South Centerville Rd, Sturgis, MI	West Michigan	Southwest Michigan	35,623,851	1.90%	$5.85	$4.68
Sturgis II 1801 South Nottawa St, Sturgis, MI	West Michigan	Southwest Michigan	35,623,851	1.90%	$5.85	$4.65
West Palm Beach 2983 South Military Trail, West Palm Beach, FL	Palm Beach County	Lake Worth West	2,917,804	1.40%	$15.43	$15.77

Source: Appraisal

(1)	Based on the underwritten rent rolls dated September 1, 2024.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
58

Industrial - Various	Loan #3	Cut-off Date Balance:	$85,000,000
Various, Various	Poindexter Industrial Portfolio	Cut-off Date LTV:	39.9%
		UW NCF DSCR:	2.62x
		UW NOI Debt Yield:	15.0%

Appraisal. The appraisals concluded to an aggregate “as-is” value for the Poindexter Industrial Portfolio Properties of $348,250,000 as of the valuation dates between August 1, 2024 and August 16, 2024.

Environmental Matters. According to the Phase I environmental site assessments dated between August 19, 2024 and August 27, 2024, there were recognized environmental conditions at seven of the Poindexter Industrial Portfolio Properties and controlled recognized environmental conditions at eight of the Poindexter Industrial Portfolio Properties. See “Description of the Mortgage Pool—Environmental Considerations” in the prospectus.

Underwritten Net Cash Flow. The following table presents certain information relating to the Underwritten Net Cash Flow at the Poindexter Industrial Portfolio Properties:

Cash Flow Analysis(1)
	UW	UW PSF(1)
Base Rent	$22,046,258	$4.87
Contractual Rent Steps	$0	$0.00
Potential Income from Vacant Space	$0	$0.00
Gross Potential Rent	$22,046,258	$4.87
Reimbursements	$646,751	$0.14
Total Gross Income	$22,693,009	$5.01
(Vacancy / Credit Loss)	$(1,134,650.45)	($0.25)
Effective Gross Income	$21,558,358	$4.76
Management Fee	$646,751	$0.14
Real Estate Taxes	$0	$0.00
Insurance	$0	$0.00
Other Expenses	$0	$0.00
Total Expenses(3)	$646,751	$0.14

Net Operating Income	$20,911,608	$4.62
Capital Expenditures	$0	$0.00
Net Cash Flow	$20,911,608	$4.62

Occupancy (%)	100.0%(2)
NOI DSCR(4)	2.62x
NCF DSCR(4)	2.62x
NOI Debt Yield(4)	15.0%
NCF Debt Yield(4)	15.0%

(1)	Based on the underwritten rent rolls dated September 1, 2024. Historical financial information is not available because the tenants are all leased on NNN leases.
(2)	UW Occupancy represents most recent occupancy as of the underwritten rent rolls dated between September 1, 2024 and October 1, 2024.
(3)	Expenses other than management fees were not underwritten, due to the tenants’ NNN leases.
(4)	The debt service coverage ratios and debt yields are based on the Poindexter Industrial Portfolio Whole Loan.

Escrows and Reserves.

Real Estate Taxes – On a monthly basis, the borrower is required to escrow 1/12th of the taxes that the lender reasonably estimates will be payable over the next-ensuing 12-month period; provided, however, that the borrowers are not obligated to make the portion of such monthly tax deposit on account of any tenant who pays all taxes directly to the applicable governmental authority pursuant to such tenant’s lease (collectively, the “Tax Paying Tenants”) for so long as (i) no event of default has occurred and is continuing, (ii) the borrowers provide proof of payment by the tenant (or the borrowers) directly to the taxing authority on or before 15 days prior to the delinquency date of such taxes and (iii) the lease(s) with the applicable Tax Paying Tenant are and continue to be in full force and effect and are not subject to any default beyond any applicable grace or notice and cure period. As of the origination date, all tenants are Tax Paying Tenants.

Insurance – On a monthly basis, the borrower is required to escrow 1/12th of the amount which would be sufficient to pay the insurance premiums due for the renewal of coverage afforded by the insurance policies; provided, however, that the borrower is not obligated to make such monthly insurance deposit if (i) no event of default has occurred and is continuing, (ii) the policies maintained by the borrowers covering the Poindexter Industrial Portfolio Properties are part of a blanket or umbrella policy approved by lender in its reasonable discretion, (iii) the borrowers provide lender evidence of renewal of such policies, and (iv) the borrowers provide lender paid receipts for the payment of the insurance premiums prior to the expiration dates of the policies. At origination of the Poindexter Industrial Portfolio Whole Loan, an acceptable blanket policy was in place.

Replacement Reserve – Upon the occurrence of a Trigger Period (as defined below) and for as long as such Trigger Period is continuing, the borrowers are required to deposit into a replacement reserve, on a monthly basis, approximately $37,718 for replacements at the Poindexter Industrial Portfolio Properties.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
59

Industrial - Various	Loan #3	Cut-off Date Balance:	$85,000,000
Various, Various	Poindexter Industrial Portfolio	Cut-off Date LTV:	39.9%
		UW NCF DSCR:	2.62x
		UW NOI Debt Yield:	15.0%

TI/LC Reserve - Upon the occurrence of a Trigger Period and for as long as such Trigger Period is continuing, the borrowers are required to deposit into a leasing reserve, on a monthly basis, approximately $94,295.

Lockbox and Cash Management. The Poindexter Industrial Portfolio Whole Loan is structured with a hard lockbox and springing cash management. At origination of the Poindexter Industrial Portfolio Whole Loan, the borrowers were required to establish a lender controlled lockbox account and are required to promptly (but in any event, within two (2) business days of receipt) deposit or cause to be deposited all revenue from the Poindexter Industrial Portfolio Properties directly into such lender-controlled lockbox account. The borrowers were required to deliver a notice to all tenants at the Poindexter Industrial Portfolio Properties directing them to remit rent and all other sums due under the applicable lease directly to the lender-controlled lockbox account. All funds deposited into the lockbox account are required to be transferred on each business day to or at the direction of the borrowers unless a Trigger Period exists, in which case all funds in the lockbox account are required to be swept on each business day to a lender-controlled cash management account to be applied and disbursed in accordance with the Poindexter Industrial Portfolio Whole Loan documents, and all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the Poindexter Industrial Portfolio Whole Loan documents are required to be held by the lender in an excess cash flow reserve account as additional collateral for the Poindexter Industrial Portfolio Whole Loan, provided that, so long as no event of default is continuing, the lender is required to allow funds in such account to be used by the borrowers to make certain tax-related distributions to their parent entities. Upon the cure of the applicable Trigger Period, so long as no other Trigger Period exists, the lender is required to return any amounts remaining on deposit in the excess cash flow reserve account to the borrowers. Upon an event of default under the Poindexter Industrial Portfolio Whole Loan documents, the lender will apply funds to the debt in such priority as it may determine.

“Trigger Period” means a period (A) commencing upon the earlier of (i) the occurrence and continuance of an event of default under the Poindexter Industrial Portfolio Whole Loan documents, (ii) the debt service coverage ratio being less than 1.30x as of any determination date after January 1, 2025, and (iii) the occurrence of a Specified Tenant Trigger Period (as defined below); and (B) expiring upon (x) with regard to clause (i) above, the cure or waiver (if applicable) of such event of default, (y) with regard to clause (ii) above, the date that the debt service coverage ratio is equal to or greater than 1.30x for two consecutive calendar quarters and (z) with regard to clause (iii) above, the Specified Tenant Trigger Period ceasing to exist and no other Specified Tenant Trigger Period is then continuing.

“Specified Tenant Trigger Period” means a period (A) commencing upon the first to occur of (i) one or more Specified Tenants (as defined below) being in default beyond applicable notice and cure periods under Specified Tenant leases representing 20% or more of the total gross rents of all Specified Tenant leases, (ii) one or more Specified Tenants representing 20% or more of the total gross rents of all Specified Tenant leases, (a) failing to be in actual, physical possession, (b) failing to be open for business during customary hours and/or (c) “going dark”, in each case, in the Specified Tenant space (or applicable portion thereof), (iii) one or more Specified Tenants giving notice that it is terminating its lease for all or any portion of the Specified Tenant space comprising 20% or more of the total gross rents of all Specified Tenant leases, (iv) the termination or cancellation of one or more Specified Tenant leases (including, without limitation, rejection in any bankruptcy or similar insolvency proceeding) and/or one or more Specified Tenant leases failing to otherwise be in full force and effect, in each case, representing 20% or more of the total gross rents of all Specified Tenant leases, (v) any bankruptcy or similar insolvency of any Specified Tenant and (vi) J.B. Poindexter & Co. ceasing to meet the Credit Rating Condition (as defined below) (the “Credit Rating Trigger”) and (B) expiring upon the first to occur of the lender’s receipt of evidence reasonably acceptable to the lender of (1) the satisfaction of the applicable Specified Tenant Cure Conditions (as defined below); or (2) the borrowers leasing the entirety of the applicable Specified Tenant space (or applicable portion thereof that gave rise to the Specified Tenant Trigger Period) in accordance with the applicable terms and conditions of the Poindexter Industrial Portfolio Whole Loan documents, the applicable tenant under such lease being in actual, physical occupancy of, and open to the public for business in, the space demised under its lease and paying full, unabated rent.

“Specified Tenant” means, as applicable, (i) Reading Asset I, LLC, (ii) Morgan Truck Body, LLC, (iii) Reading Truck Equipment, LLC, (iv) Truck Accessories Group, LLC, (v) Reading Truck Body, LLC, (vi) Reading Midwest Distribution, LLC, (vii) Morgan Olson, LLC, (viii) MIC Group, LLC, (ix) Masterstack, LLC, (x) EFP, LLC, (xi) Societe Morgan Transit, Inc. and (xii) any other lessee(s) of the Specified Tenant space (or any portion thereof) and any guarantor of any Specified Tenant lease (weather pursuant to a contribution agreement or otherwise).

The “Credit Rating Condition” means JB Poindexter & Co maintains a long-term corporate family rating of at least “B3” from Moody’s, provided that if Moody’s does not maintain an applicable rating, an equivalent rating from any of S&P, Fitch or any other nationally-recognized rating agency designated by lender in connection with a securitization transaction may be used to meet this condition.

“Specified Tenant Cure Conditions” means each of the following, as applicable (i) the applicable Specified Tenant has cured all defaults under the applicable Specified Tenant lease, (ii) the applicable Specified Tenant is in actual, physical possession of the Specified Tenant space (or applicable portion thereof), open to the public for business during customary hours and not “dark” in the Specified Tenant space (or applicable portion thereof), (iii) the applicable Specified Tenant has revoked or rescinded all termination or cancellation notices with respect to the applicable Specified Tenant lease and has re-affirmed the applicable Specified Tenant lease as being in full force and effect, (iv) with respect to any applicable bankruptcy or insolvency proceedings involving the applicable Specified Tenant and/or the applicable Specified Tenant lease, the applicable Specified Tenant has affirmed or assumed the applicable Specified Tenant lease, without material modification, pursuant to a final, non-appealable order of a court of competent jurisdiction, (v) the applicable Specified Tenant is paying full, unabated rent under the applicable Specified Tenant lease and (vi) in the event the Specified Tenant Trigger Period is due to a Credit Rating Trigger, JB Poindexter & Co. maintains a long-term corporate family rating of at least “B1” from Moody’s or if Moody’s does not maintain an applicable rating, an equivalent rating from any of S&P, Fitch or any other nationally -recognized rating agency designated by lender in connection with a securitization transaction.

Release of Property. Provided that no event of default has occurred and is continuing under the Poindexter Industrial Portfolio Whole Loan documents, the borrowers may at any time, other than during the period commencing 90 days prior to a securitization and ending 90 days after a securitization of the Poindexter Industrial Portfolio Whole Loan, obtain the release of any one or more individual Poindexter Industrial Portfolio Properties from the lien of the Poindexter Industrial Portfolio Whole Loan, subject to the satisfaction of certain conditions, including, but not limited to, (i) prepayment of the Poindexter Industrial Portfolio Whole Loan in the amount of the applicable Release Price (as defined below) together with any applicable interest shortfall and a prepayment fee (the “Prepayment Fee”) equal to the greater of 1.0% of the amount prepaid and a yield maintenance premium (to the extent such prepayment occurs any time other than six months prior to the maturity date), (ii) after giving effect to such release, the debt service coverage ratio with respect to the remaining individual Poindexter Industrial Portfolio Properties is greater than (1) the debt service coverage ratio of all individual Poindexter Industrial Portfolio Properties prior to the partial release and (2) 2.49x (iii) after giving effect to the partial release, the loan-to-value ratio of the remaining

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
60

Industrial - Various	Loan #3	Cut-off Date Balance:	$85,000,000
Various, Various	Poindexter Industrial Portfolio	Cut-off Date LTV:	39.9%
		UW NCF DSCR:	2.62x
		UW NOI Debt Yield:	15.0%

Poindexter Industrial Portfolio Properties is no greater than the lesser of (1) the loan-to-value ratio of all individual Poindexter Industrial Portfolio Properties prior to the partial release and (2) 49.0%, and (iv) compliance with certain REMIC related provisions.

“Release Price” means, with respect to any individual Poindexter Industrial Portfolio Property, an amount equal to 110% of the allocated loan amount for such individual Poindexter Industrial Portfolio Property.

The borrower may satisfy the conditions to release relating to debt service coverage ratio and loan-to-value ratio in clauses (ii) and (iii) of the paragraph above by prepaying Poindexter Industrial Portfolio Whole Loan together with any then applicable Prepayment Fee, or by making a cash deposit or delivering a letter of credit, in each case in an amount which, if applied to reduce the principal amount of the Poindexter Industrial Portfolio Whole Loan, would cause such conditions to be satisfied. In the event the borrower makes a cash deposit or provides a letter of credit, then at such time as such debt service coverage ratio and loan to value conditions are satisfied without giving effect to such cash deposit or letter of credit, such cash deposit or letter of credit will be returned to the borrower upon its request.

Letters of Credit. Upon no less than ten days written notice to lender, the borrowers may provide a letter of credit in lieu of any of the required cash deposits into any reserve fund (except for the excess cash flow reserve), provided that such letter of credit is in the amount of the required cash deposit into the applicable reserve fund and otherwise meets all applicable requirements under the Poindexter Industrial Portfolio Whole Loan documents. Upon prior written notice to lender, the borrowers may replace a letter of credit with a cash deposit to the applicable reserve fund.

Ground Lease. The borrower’s interest in the Loudon, TN property is a ground leasehold interest in connection with a payment in lieu of taxes (“PILOT”) arrangement applicable to the property, which PILOT expires in 2026. The applicable development authority joined the related deed of trust to encumber the fee interest. Real estate taxes were underwritten assuming all tenants pay taxes pursuant to their triple net leases, and accordingly the PILOT was not underwritten.

Terrorism Insurance.  The borrowers are required to maintain or cause to be maintained an “all-risk” insurance policy with a deductible not greater than $7,500,000 that provides coverage for terrorism in an amount equal to the full replacement cost of the Poindexter Industrial Portfolio Properties, and business interruption coverage for a period of 18 months together with an extended period of indemnity of up to 12 months. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
61

Office – CBD	Loan #4	Cut-off Date Balance:	$85,000,000
300 Toni Stone Xing	VISA Global HQ	Cut-off Date LTV:	50.0%
San Francisco, CA 94158		UW NCF DSCR:	2.19x
		UW NOI Debt Yield:	12.2%

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
62

Office – CBD	Loan #4	Cut-off Date Balance:	$85,000,000
300 Toni Stone Xing	VISA Global HQ	Cut-off Date LTV:	50.0%
San Francisco, CA 94158		UW NCF DSCR:	2.19x
		UW NOI Debt Yield:	12.2%

VISA Global HQ
300 Toni Stone Xing
San Francisco, CA 94158
SAN FRANCISCO
San Francisco Bay
Nob Hill
Chinatown
Union Square
Financial District
SoMa
South Beach
Mission Bay
Design District
Potrero Hill
Pine St
Bush St
Post St
Geary St
O'Farrell St
Ellis St
Eddy St
Turk St
Market St
Taylor St
Mason St
Powell St
Stockton St
Grant Ave
Kearny St
Montgomery St
Sutter St
Ritz Carlton
Bank of America Bldg.
345 California Center
101 California
EMBARCADERO
STEUART & MISSION
Pacific Gas and Electric
100 Spear
Spear St
Main St
200 Spear
Rincon Park
Grand Hyatt SF
Sir Francis Drake
Crocker Galleria
50 Fremont Street
Millennium Tower
Salesforce Tower
181 Fremont
Google SF
EMBARCADERO & FOLSOM
MONTGOMERY
Salesforce Park
DocuSign
Athleta HQ
Macy's
MUNI METRO
BART
Golden Gate University
TRANSBAY TRANSIT CENTER
Fremont St
Beale St
The Infinity
Wharton San Francisco
SF-Oakland Bay Bridge
80
CABLE CAR LINE
UNION SQ/ MARKET ST
Four Seasons Hotel SF
Mission St
Howard St
SF Museum of Modern Art
Folsom St
1st St
Harrison St
Glide Memorial
Hallidie Plaza
POWELL
San Francisco Centre
Yerba Buena Gardens
Yerba Buena Center for the Arts
LinkedIn
Yahoo, Riverbed Technology
Doordash
2nd St
One Rincon Hill
Stevenson St
Univ. of the Pacific School of Dentistry
MOSCONE CONVENTION CENTER
Children's Creativity Museum
3rd St
South
EMBARCADERO & BRANNAN
Delancey St
International Art Museum of America
Minna St
Natoma St
YERBA BUENA/ MOSCONE
Comcast SportsNet
4th St
US Court of Appeals, 9th Circuit
Tehama St
Clementina St
Bryant St
South Park
Embarcadero
Howard St
5th St
Brannan St
South Beach Park
CENTRAL SUBWAY
6th St
Folsom St
4TH/ BRANNAN
Townsend St
KING & 2ND
Oracle Park
7th St
Harrison St
Hall of Justice
Academy of Art University-School of Interior Architecture
King St
8th St
CALTRAIN DEPOT
McCovey Cove
4TH & KING
China Basin Park
Gilbert St
Pinterest
CALTRAIN
Mission Creek Channel
Pier 48
280
LUMA Hotel San Francisco
PORT OF SAN FRANCISCO
Airbnb
Brannan St
Dell Technologies
Townsend St
Adobe San Francisco
Mission Creek Park
4TH ST & 3RD ST
Pier 50
China Basin St
Univ. of California - San Francisco Mission Bay Campus
101
7th St
Cardiovascular Research Inst.
Mission Bay Commons
UCSF Mission Bay Hospitals
Helen Diller Cancer Research
UCSF/ MISSION BAY
Mission Bay Conference Center
Uber HQ
Warriors Way
Bay Front Park
Koret Squd
Owens St
Genentech Hall
Chase Center
16th St
FibroGen
ZoneOne Pharma
UCSF Benioff Children's Hospital
UCSF Wayne and Gladys Valley Center for Vision
Mariposa Park
3RD ST & MARIPOSA ST
Crane Cove Park
Mississippi St
Pennsylvania Ave
Junipero Serra Fwy
Indiana St
Minnesota St
Tennessee St
Illinois St
San Francisco Intl. Airport 9 miles
Fairfield
Vallejo
Novato
San Rafael
Corte Madera
Richmond
Martinez
Concord
Pittsburg
Antioch
Pleasant Hill
Walnut Creek
Berkeley
Lafayette
OAKLAND
Alameda
Danville
SAN FRANCISCO
San Ramon
Dublin
Livermore
Daly City
Hayward
Pleasanton
Pacific Ocean
San Mateo
Union City
Fremont
Redwood City
Palo Alto
Mtn. View
Santa Clara
Sunnyvale
SAN JOSE
Milpitas
Cupertino
Saratoga
Los Gatos

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
63

Mortgage Loan No. 4 – VISA Global HQ
Mortgage Loan Information				Property Information
Mortgage Loan Seller:	BANA			Single Asset/Portfolio:	Single Asset
Credit Assessment (Moody’s/Fitch/KBRA):	Baa2/A/BBB-			Location:	San Francisco, CA 94158
Original Balance(1):	$85,000,000			General Property Type:	Office
Cut-off Date Balance(1):	$85,000,000			Detailed Property Type:	CBD
% of Initial Pool Balance:	7.8%			Title Vesting(7):	Leasehold
Loan Purpose:	Refinance			Year Built/Renovated:	2023/NAP
Borrower Sponsors:	TSCE 2007 Holdings, L.L.C. and Giants			Size:	320,658 SF
	Development Services			Cut-off Date Balance Per SF(1):	$695
Guarantors:	TSCE 2007 Holdings, L.L.C., Giants Double			Maturity Date Balance Per SF(1)(2):	$695
	Play, LLC, Mitsui Fudosan America, Inc.,			Property Manager:	Tishman Speyer Properties,
	Tishman Speyer Red Pine Partners, L.P.				L.L.C.
	and U.S. Office APTWO JV II, L.P.				(borrower-related)
Mortgage Rate(2):	5.5060%
Note Date:	8/29/2024
Anticipated Repayment Date(2):	9/6/2034
Maturity Date(2):	3/6/2038			Underwriting and Financial Information
Term to ARD(2):	120 months			UW NOI:	$27,302,500
Amortization Term:	0 months			UW NCF:	$27,254,401
IO Period(2):	120 months			UW NOI Debt Yield(1):	12.2%
Seasoning:	1 month			UW NCF Debt Yield(1):	12.2%
Prepayment Provisions(3):	L(25),D(88),O(7)			UW NOI Debt Yield at Maturity(1)(2):	12.2%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NCF DSCR(1):	2.19x
Additional Debt Type(1)(4):	Pari Passu/Mezzanine			Most Recent NOI:	NAV
Additional Debt Balance(1)(4):	$138,000,000 / $72,000,000			2nd Most Recent NOI:	NAV
Future Debt Permitted (Type):	No (NAP)			3rd Most Recent NOI:	NAV
Reserves(5)				Most Recent Occupancy:	97.5% (8/16/2024)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	NAV
RE Taxes:	$0	Springing	NAP	3rd Most Recent Occupancy:	NAV
Insurance:	$0	Springing	NAP	Appraised Value (as of)(8):	$446,000,000 (7/11/2024)
Replacement Reserve:	$0	Springing	$80,164	Appraised Value PSF(8):	$1,391
TI/LC Reserve:	$0	Springing	(6)	Cut-off Date LTV Ratio(1)(8):	50.0%
Landlord Obligation Reserve:	$7,240,000	$0	NAP	Maturity Date LTV Ratio(1)(2)(8):	50.0%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount(1):	$223,000,000	75.3%	Loan Payoff:	$281,259,478	95.0%
Mezzanine Loan Amount(4):	$72,000,000	24.3%	Closing Costs:	$7,654,783	2.6%
Borrower Equity:	$1,154,261	0.4%	Upfront Reserves:	$7,240,000	2.4%
Total Sources:	$296,154,261	100.0%	Total Uses:	$296,154,261	100.0%

(1)	The VISA Global HQ Mortgage Loan (as defined below) is part of the VISA Global HQ Whole Loan (as defined below), which is evidenced by six pari passu promissory notes with an aggregate principal balance of $223,000,000. The Cut-off Date Balance Per SF, Maturity Date Balance Per SF, UW NOI Debt Yield, UW NCF Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the aggregate principal balance of the promissory notes comprising the VISA Global HQ Whole Loan. The Cut-off Date Balance Per SF, Maturity Date Balance Per SF, UW NOI Debt Yield, UW NCF Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers based on the combined balance of the VISA Global HQ Whole Loan and the VISA Global HQ Mezzanine Loan (as defined below) are $920, $920, 9.3%, 9.2%, 9.3%, 1.48x, 66.1% and 66.1%, respectively.
(2)	The VISA Global HQ Whole Loan is structured with an anticipated repayment date (the “ARD”) of September 6, 2034 and a final maturity date of March 6, 2038. The initial interest rate for the VISA Global HQ Whole Loan is 5.5060% per annum. After the ARD, the interest rate will increase to a per annum rate equal to the sum of (i) 5.5060% and (ii) 4.0000%. The metrics presented above are calculated based on the ARD.
(3)	Defeasance of the VISA Global HQ Mortgage Loan is permitted at any time after the earlier to occur of (a) the end of the two-year period commencing on the closing date of the securitization of the last portion of the VISA Global HQ Whole Loan to be securitized and (b) October 6, 2027. The assumed defeasance lockout period of 25 payments is based on the closing date of this transaction in October 2024.
(4)	See “The Mortgage Loan” and “Mezzanine Loan” sections below for a discussion of additional debt.
(5)	See “Escrows and Reserves” section below.
(6)	The TI/LC Reserve is capped at $75.00 per rentable square foot of the applicable space.
(7)	See “Ground Lease” section below for further discussion.
(8)	Appraised Value represents the “Prospective Value Upon Stabilization”, which assumes that VISA, Inc. has taken occupancy at the VISA Global HQ Property (as defined below), which occupancy has occurred. The appraisal concluded to an “as-is” appraised value of $409,000,000 as of April 11, 2024, which results in a Cut-off Date LTV of 54.5% for the VISA Global HQ Whole Loan.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
64

Office – CBD	Loan #4	Cut-off Date Balance:	$85,000,000
300 Toni Stone Xing	VISA Global HQ	Cut-off Date LTV:	50.0%
San Francisco, CA 94158		UW NCF DSCR:	2.19x
		UW NOI Debt Yield:	12.2%

The Mortgage Loan. The fourth largest mortgage loan (the “VISA Global HQ Mortgage Loan”) is part of a whole loan (the “VISA Global HQ Whole Loan”) that is evidenced by six pari passu promissory notes in the aggregate original principal amount of $223,000,000 and secured by a leasehold interest in a 320,658 SF office property located in San Francisco, California (the “VISA Global HQ Property”). In addition to the VISA Global HQ Whole Loan, CPPIB Credit Investments III Inc. provided a $72.0 million mezzanine loan to the borrower, which is secured by the ownership interest in the borrower (the “VISA Global HQ Mezzanine Loan”). The VISA Global HQ Mortgage Loan is evidenced by the controlling Note A-1-1, with an original principal amount of $85,000,000. The remaining promissory notes comprising the VISA Global HQ Whole Loan are summarized in the table below. The VISA Global HQ Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BANK 2024-BNK48 securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the prospectus.

The VISA Global HQ Whole Loan has a 10-year interest-only term through the ARD of September 6, 2034, and has a final maturity date of March 6, 2038. The VISA Global HQ Whole Loan accrues interest at a rate of 5.5060% per annum (the “Initial Interest Rate”) until the ARD. After the ARD, the interest rate will increase to a per annum rate equal to the sum of (i) 5.5060% and (ii) 4.0000% (the “Adjusted Interest Rate”); however, interest accrued at the excess of the Adjusted Interest Rate over the initial interest rate (the “Accrued Interest”) will be deferred and be due and payable at such time as the principal amount of the debt has been repaid in full. The VISA Global HQ Whole Loan is structured with a cash sweep that will commence at the ARD if the VISA Global HQ Whole Loan is not fully repaid by such date. The cash sweep funds will be applied to the reduction of the VISA Global HQ Mortgage Loan until paid in full and the balance towards repayment of Accrued Interest. See “Lockbox / Cash Management” section below.

VISA Global HQ Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1-1	$85,000,000	$85,000,000	BANK 2024-BNK48	Yes
A-1-2	$40,000,000	$40,000,000	BANA	No
A-1-3	$43,000,000	$43,000,000	BANA	No
A-1-4	$10,000,000	$10,000,000	BANA	No
A-2-1	$25,000,000	$25,000,000	BANA	No
A-2-2	$20,000,000	$20,000,000	BANA	No
Whole Loan	$223,000,000	$223,000,000

The Borrower and the Borrower Sponsors. The borrower is Mission Rock Parcel G Owner, L.L.C., a Delaware limited liability company and a single purpose entity with two independent directors. The borrower sponsors are TSCE 2007 Holdings, L.L.C. and Giants Development Services and the non-recourse carveout guarantors for the VISA Global HQ Whole Loan are TSCE 2007 Holdings, L.L.C., Giants Double Play, LLC, Mitsui Fudosan America, Inc., Tishman Speyer Red Pine Partners, L.P. and U.S. Office APTWO JV II, L.P. The borrower is a joint venture between affiliates of Tishman Speyer (“Tishman”) and affiliates of the San Francisco Giants. There is no separate environmental indemnitor for the VISA Global HQ Whole Loan.

Tishman is an owner, developer, operator and fund manager of real estate around the world. Founded in 1978, Tishman is active across North America, Europe, Asia, Brazil and India, building and managing mixed use, residential, commercial, life science and industrial space in 35 key global markets. Tishman’s signature assets include New York City’s Rockefeller Center, São Paulo’s Torre Norte, The Springs in Shanghai, Paris Bourse in Paris and Frankfurt’s TaunusTurm. Tishman operates and owns a portfolio of over 84 million SF worth over $65 billion.

The San Francisco Giants have competed in Major League Baseball since 1958. Giants Enterprises, the entrepreneurial arm of the organization, is dedicated to developing new ventures complementary to the franchise having produced thousands of events over the last 20 years including major concerts and international soccer matches.

The Property. The VISA Global HQ Property is a 13-story, LEED Gold certified, Class A office tower located in San Francisco, California totaling 320,658 SF. The VISA Global HQ Property was built in 2023 and is located on a 0.76 acre site. The VISA Global HQ Property is part of Phase I of the larger 303-acre Mission Rock development, the largest mixed-use waterfront development in San Francisco, being built by the borrower sponsors. The Mission Rock development when complete is expected to be made up of six Class-A commercial buildings, six residential buildings, over 200,000 SF of retail space, and approximately eight acres of public parks and open space. Mission Rock’s Phase I includes approximately 700,000 SF of office, lab and retail space and approximately 540 residential units. Mission Rock is being developed at LEED Gold neighborhood standards, with Phase I being elevated to defend against sea level rise and including bio retention basins for storm water, a central district energy system and a central water treatment plant that meets 100% of non-potable water demand for the project.

The VISA Global HQ Property totals 13-stories, including 12 floors of office space situated above a ground floor retail component. The VISA Global HQ Property also includes a rooftop component that is available for use by the office tenant. The office component totals 303,629 SF and is 100.0% leased to VISA, Inc. The VISA Global HQ Property will serve as VISA, Inc.’s new global headquarters. The ground floor component totals 17,029 SF, which is currently 52.9% leased with a focus on food and beverage tenancy. The VISA Global HQ Property provides views of San Francisco Bay, Oracle Park, the Bay Bridge, and the San Francisco skyline. Adjacent to the VISA Global HQ Property is China Basin Park, which opened in April 2024 and features a great lawn, flexible seating and running/biking trails. As of August 16, 2024, the VISA Global HQ Property was 97.5% leased.

Major Tenant. VISA, Inc. (303,629 SF, 94.7% of NRA, 97.8% of UW Rent). Founded in 1958, VISA, Inc. (S&P: AA-/Moody’s: Aa3) is the world’s second-largest card payment organization. VISA, Inc. operates as a payment technology company in the United States and internationally. The company operates VisaNet, a transaction processing network that enables authorization, clearing, and settlement of payment transactions. As of September 2024, VISA, Inc. had an equity market capitalization in excess of $554 billion. During 2023, the VISA network enabled $15 trillion in total volume and 276 billion transactions meaning that VISA credentials were used on average 757 million times per day throughout the fiscal year.

In 2019, VISA, Inc. signed a 15 year lease at the VISA Global HQ Property that commenced on March 10, 2023. The lease expires on March 31, 2038, and includes one 10-year and one 9.5-year renewal option, both at fair market value rents and with at least 14 months’ notice of intent. The lease does not include any termination options. VISA, Inc. currently pays $79.31 PSF in base rent with 3.0% annual rent steps. The tenant commenced rent payments on September 10, 2023, and has been in occupancy at the VISA Global HQ Property since July 2024.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
65

Office – CBD	Loan #4	Cut-off Date Balance:	$85,000,000
300 Toni Stone Xing	VISA Global HQ	Cut-off Date LTV:	50.0%
San Francisco, CA 94158		UW NCF DSCR:	2.19x
		UW NOI Debt Yield:	12.2%

VISA, Inc. received approximately $37 million ($122 PSF) as a tenant improvement allowance from the borrower sponsors. Additionally, according to the borrower sponsors, VISA, Inc. has invested approximately $83 million ($273 PSF) of its own capital into its space. The VISA Global HQ Property serves as VISA, Inc.’s global headquarters and is expected to serve up to 1,500 employees. VISA, Inc. has relocated employees from its One Market Plaza location in San Francisco’s downtown financial district as well as from its Foster City campus. VISA, Inc. will vacate One Market Plaza, but will retain a presence in Foster City. VISA, Inc. has approximately 4,500 employees in the Bay Area.

The following table presents certain information relating to the tenancy at the VISA Global HQ Property:

Tenant Summary(1)

Tenant Name	Credit Rating (Moody’s/ Fitch/S&P)(2)	Tenant SF	Approx. % of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	Lease Exp.	Renewal Options (Y/N)	Term. Option (Y/N)
Office Tenant
VISA, Inc.	Aa3/NR/AA-	303,629	94.7%	$24,803,240	97.8%	$81.69	3/31/2038	(3)	N
Retail Tenants
Cinque Terre (Che Fico)(4)	NR/NR/NR	8,316	2.6%	$498,950	2.0%	$60.00	5/31/2040	N	N
Proper Foods	NR/NR/NR	690	0.2%	$55,200	0.2%	$80.00	6/30/2034	N	N
Occupied Subtotal/Wtd. Avg.		312,635	97.5%	$25,357,391	100.0%	$81.11
Vacant Retail Space		8,023	2.5%
Total/Wtd. Avg.(5)		320,658	100.0%

(1)	Information is based on the underwritten rent roll dated August 16, 2024 and is inclusive of rent steps for the first 12 months of the VISA Global HQ Whole Loan and straight-lined rent through the loan term for VISA, Inc.
(2)	The lease is guaranteed by the parent company (VISA, Inc.).
(3)	VISA, Inc. has one 10-year and one 9.5-year renewal option.
(4)	Cinque Terre (Che Fico) lease commences on May 1, 2025.
(5)	Total/Wtd. Avg. Annual UW Rent PSF excludes vacant space.

The following table presents certain information relating to the lease rollover schedule at the VISA Global HQ Property:

Lease Rollover Schedule(1)
Year	# of Leases Rolling	SF Rolling	Approx. % of SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total UW Rent Rolling	Approx. Cumulative % of Total UW Rent Rolling	UW Rent PSF Rolling
MTM/2024	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2025	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2026	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2027	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2028	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2029	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2030	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2031	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2032	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2033	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2034(2)	1	690	0.2%	0.2%	$55,200	0.2%	0.2%	$80.00
2035 & Thereafter	2	311,945	97.3%	97.5%	$25,302,191	99.8%	100.0%	$81.11
Vacant	0	8,023	2.5%	100.0%	NAP	NAP	100.0%	NAP
Total/Wtd. Avg.	3	320,658	100.0%		$25,357,391	100.0%		$81.11	(3)

(1)	Information is based on the underwritten rent roll dated August 16, 2024 and is inclusive of rent steps for the first 12 months of the VISA Global HQ Whole Loan and straight-lined rent through the loan term for VISA, Inc.
(2)	The VISA Global HQ Whole Loan has an anticipated repayment date of September 6, 2034 and a final maturity date of March 6, 2038.
(3)	Total/Wtd. Avg. Annual UW Rent PSF excludes vacant space.

The Market. The VISA Global HQ Property is located in the San Francisco-Oakland-Hayward metropolitan statistical area (the “San Francisco MSA”) within the Mission Bay submarket, on the east side of San Francisco. San Francisco has a land area of approximately 45 square miles and it is the fourth largest metropolitan area in the United States, with a population of 4.5 million residents. San Francisco is the historical center of the region and the growth over the past three decades has led to the emergence of several distinct geographic and economic sub-regions. The San Francisco MSA has historically benefited from the synergy of Silicon Valley, a worldwide technology center and regional employment center. Development in the Mission Bay submarket has been fueled by the construction of the UCSF Mission Bay campus.

The VISA Global HQ Property is located across the water from and overlooking Oracle Park, the home of the San Francisco Giants. The VISA Global HQ Property is located directly in front of public transportation on 3rd Street and 4th Street. The VISA Global HQ Property also has access to Interstate 80,

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
66

Office – CBD	Loan #4	Cut-off Date Balance:	$85,000,000
300 Toni Stone Xing	VISA Global HQ	Cut-off Date LTV:	50.0%
San Francisco, CA 94158		UW NCF DSCR:	2.19x
		UW NOI Debt Yield:	12.2%

Interstate 280, and Highway 101. The VISA Global HQ Property has immediate access to the San Francisco Municipal Transportation Agency (“SFMA”) T-line which offers connectivity to the Bay Area Rapid Transit (“BART”) at Embarcadero station within 15 minutes. Additionally, the Caltrain can be accessed approximately a half mile away. Between BART and Caltrain, over six million Bay Area residents within a 50+ mile radius have direct and convenient access to the VISA Global HQ Property. The surrounding area is primarily multifamily (49%) and office properties (38%). The VISA Global HQ Property is located in an established commercial area that has been expanding in recent years.

According to the appraisal, the estimated 2023 population within a one-, two- and three-mile radius of the VISA Global HQ Property was 46,434, 365,010 and 630,492, respectively. The estimated 2023 average household income within the same radii was $221,895, $180,220 and $186,384, respectively.

The following table presents recent leasing data at comparable properties with respect to the VISA Global HQ Property:

Summary of Comparable Leases
Property / Location	Tenant	Lease Date	Term (Yrs.)	Size (SF)	Initial Rent PSF	Lease Type
VISA Global HQ 300 Toni Stone Xing San Francisco, CA	VISA, Inc. (1)	Mar-23(1)	15.0(1)	303,629(1)	$79.31(1)	NNN
Alexandria Center 1455-1515 3rd Street San Francisco, CA	OpenAI	Mar-24	10.0	486,600	$66.00	NNN
Office Building 500 Terry Francois Boulevard San Francisco, CA	Cisco	Apr-24	7.5	234,537	$57.00	NNN
Mission Rock Parcel B(2) 1090 Dr. Maya Angelou Lane San Francisco, CA	Capgemini	Oct-23	11.0	30,378	$82.00	NNN
The Exchange 1800 Owens Street San Francisco, CA	VIR Biotechnology	Jan-22	12.0	133,896	$76.20	NNN
Mission Rock Parcel B(2) 1090 Dr. Maya Angelou Lane San Francisco, CA	Confidential	NAV	12.0	50,000 – 100,000	$84.00	NNN

Source: Appraisal

(1)	Information is based on the underwritten rent roll dated August 16, 2024.
(2)	Properties are also owned by the borrower sponsors.

The following table presents certain information relating to the appraisal’s market rent conclusion for the VISA Global HQ Property:

Market Rent Summary
Space Type	Market Rent PSF	Lease Term (Years)	Rent Increase Projection
Office	$70.00	10	3.0% per annum

Appraisal. According to the appraisal, the VISA Global HQ Property has a “Prospective Value Upon Stabilization” of $446,000,000 as of July 11, 2024, which assumes that VISA, Inc. has taken occupancy at the VISA Global HQ Property, which occupancy has occurred. The appraisal concluded to an “as-is” appraised value of $409,000,000 as of April 11, 2024.

Environmental Matters. According to the Phase I environmental site assessment dated May 21, 2024, there was no evidence of any recognized environmental conditions at the VISA Global HQ Property.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
67

Office – CBD	Loan #4	Cut-off Date Balance:	$85,000,000
300 Toni Stone Xing	VISA Global HQ	Cut-off Date LTV:	50.0%
San Francisco, CA 94158		UW NCF DSCR:	2.19x
		UW NOI Debt Yield:	12.2%
Underwritten Net Cash Flow. The following table presents certain information relating to the Underwritten Net Cash Flow at the VISA Global HQ Property:

Cash Flow Analysis(1)
	UW	UW PSF
Gross Potential Rental Income(2)	$25,678,303	$80.08
Straight-lined Rent(3)	$3,285,821	$10.25
Expense Reimbursements	$13,032,087	$40.64
Net Rentable Income	$41,996,210	$130.97
(Vacancy / Credit Loss)(4)	($1,621,563)	($5.06)
Effective Gross Income	$40,374,648	$125.91

Real Estate Taxes	$5,021,895	$15.66
Insurance	$773,495	$2.41
Other Tax & Assessments(5)	$1,298,109	$4.05
Other Operating Expenses	$5,978,649	$18.64
Total Operating Expenses	$13,072,148	$40.77

Net Operating Income	$27,302,500	$85.15
Replacement Reserves	$48,099	$0.15
TI/LC	$0	$0
Net Cash Flow	$27,254,401	$85.00

Occupancy (%)	96.1%(4)
NOI DSCR(6)	2.19x
NCF DSCR(6)	2.19x
NOI Debt Yield(6)	12.2%
NCF Debt Yield(6)	12.2%

(1)	Historical financial information is not available because the VISA Global HQ Property was built in 2023.
(2)	Based on the underwritten rent roll as of August 16, 2024 and is inclusive of rent steps for the first 12 months of the VISA Global HQ Whole Loan.
(3)	Represents straight-lined rent for VISA, Inc. through the loan term.
(4)	Represents 3.9% underwritten vacancy assuming 5.0% vacancy for the retail component and 2.5% for the office component. The VISA Global HQ Property was 97.5% leased per the underwritten rent roll dated August 16, 2024.
(5)	Other Tax & Assessments represents the Commercial Rents Tax (also referred to as the Early Care and Education Commercial Rents Tax) , which is equal to 3.5% of the amounts a business receives from the lease or sublease of non-warehouse commercial spaces in the city of San Francisco.
(6)	DSCRs and Debt Yields are based on the VISA Global HQ Whole Loan.

Escrows and Reserves.

Real Estate Taxes – On a monthly basis during a Cash Trap Event Period (as defined below), the borrower is required to escrow 1/12th of the annual estimated tax payments.

Insurance – On a monthly basis during a Cash Trap Event Period, and if there is no approved blanket policy in place, the borrower is required to escrow 1/12th of the annual estimated insurance payments.

Replacement Reserve – On a monthly basis during a Cash Trap Event Period, the borrower is required to escrow $6,680.37 for replacement reserves, subject to a cap of $80,164.44.

TI/LC Reserve – On a monthly basis during a Lease Sweep Period (as defined below), the borrower is required to escrow $80,164.41 for TI/LC reserves, subject to a cap of $75.00 per rentable square foot of the applicable space.

Landlord Obligations Reserve – At loan origination, the borrower deposited $7,240,000 into a landlord obligations reserve for tenant improvement allowance and leasing commissions owed in connection with the retail tenant, Cinque Terre (Che Fico).

A “Lease Sweep Period” will commence upon the earlier to occur of (i) 12 months prior to the Major Tenant’s (as defined below) lease expiration or lease extension option expiration or the date the Major Tenant gives notice of its intention not to extend its lease as to more than 50% of the leased space, (ii) the Major Tenant giving notice of non-renewal or notice of intent to terminate within 12 months for more than 50% of leased space, (iii) if the Major Tenant has gone dark in more than 50% of its space, (iv) the Major Tenant having a monetary or material non-monetary default that extends beyond any cure period, or (v) the Major Tenant or its guarantor being subject to any proceeding under creditors rights laws.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
68

Office – CBD	Loan #4	Cut-off Date Balance:	$85,000,000
300 Toni Stone Xing	VISA Global HQ	Cut-off Date LTV:	50.0%
San Francisco, CA 94158		UW NCF DSCR:	2.19x
		UW NOI Debt Yield:	12.2%

A Lease Sweep Period will end, provided no other cause for the Lease Sweep Period is continuing, when (x) one or more replacement leases are signed for the leased space, (y) as it relates to (iv) above, the default has been cured, or (z) as it relates to (v) above, the insolvency has terminated and the Major Tenant’s lease has been affirmed or assigned acceptable to the lender.

“Major Tenant” means Visa, Inc. or any replacement tenant occupying more than 100,000 SF.

Lockbox and Cash Management. The VISA Global HQ Whole Loan is structured with a hard lockbox and springing cash management. All rents from the VISA Global HQ Property are required to be deposited directly to the lockbox account and, so long as a Cash Trap Event Period is not continuing, funds in the lockbox account will be transferred to the borrower’s operating account. During a Cash Trap Event Period, the borrower will not have access to the funds in the lockbox account, and such funds will be transferred to the lender-controlled cash management account and disbursed according to the VISA Global HQ Whole Loan documents (i) to make the required deposits (if any) into the tax and insurance, (ii) to pay debt service on the VISA Global HQ Whole Loan (at the Initial Interest Rate), (iii) to pay approved operating expenses, (iv) to make the required deposits (if any) into the replacement reserve and TI/LC reserve, (v) to pay debt service on the VISA Global HQ Mezzanine Loan, and (vi) to deposit any remaining amount into an excess cash flow account to be held as additional collateral during the continuance of such Cash Trap Event Period. Following the ARD, each installment of excess cash flow will be applied to the reduction of the VISA Global HQ Whole Loan (not including the VISA Global HQ Mezzanine Loan) until paid in full and the balance towards repayment of Accrued Interest.

During a Cash Trap Event Period, all excess cash is required to be held by the lender as additional security for the VISA Global HQ Whole Loan; provided that (i) so long as no event of default or borrower bankruptcy action exists, excess cash will be available to the borrower to fund shortfalls in debt service on the VISA Global HQ Whole Loan, and (ii) excess cash will be available to the borrower to fund operating expenses that are consistent with the annual budget and operating expenses and extraordinary expenses approved by lender.

A “Cash Trap Event Period” will commence upon the earlier to occur of (i) an event of default under the VISA Global HQ Whole Loan documents, (ii) the date upon which the total mortgage and mezzanine debt yield falls below 8.00% on a trailing 12 month basis (tested quarterly); (iii) the date upon which the total mortgage and mezzanine debt service coverage ratio is less than 1.20x on a trailing 12 month basis (tested quarterly); (iv) borrower’s failure to repay or defease the VISA Global HQ Whole Loan in full in on or before the ARD, (v) a mezzanine loan event of default or (vi) a Lease Sweep Period.

A Cash Trap Event Period and will end upon (a) with respect to clauses (i) above, the cure of such event of default, (b) with respect to clause (ii) above, the total mortgage and mezzanine debt yield being at least 8.00%, (c) with respect to clause (iii) above, the total mortgage and mezzanine debt service coverage ratio is at least 1.20x, (d) with respect to clause (v) above cure of such mezzanine loan event of default and (e) with respect to clause (vi) above, the Lease Sweep Period ending.

The borrower is permitted to deposit cash or a letter of credit in an amount which if applied to the VISA Global HQ Whole Loan and the VISA Global HQ Mezzanine Loan on a pro rata basis would result in a debt yield of at least 8.0% or a debt service coverage ratio of at least 1.20x, as applicable.

Ground Lease. The VISA Global HQ Property consists of a leasehold interest under a 75-year ground lease between the borrower and the City and County of San Francisco, a municipal corporation, operating by and through the San Francisco Port Commission. The lease commenced on June 25, 2020 and has an expiration of June 25, 2095. The borrower sponsors fully prepaid the ground rent for the entire ground lease term of $4,000,000 at the beginning of the lease term.

Mezzanine Loan. Concurrently with the funding of the VISA Global HQ Whole Loan, CPPIB Credit Investments III Inc. funded a mezzanine loan in the amount of $72,000,000 to the holders of 100% of the direct equity interests in the borrower of the VISA Global HQ Whole Loan, secured by a pledge of such equity interests. The VISA Global HQ Mezzanine Loan is co-terminus with the VISA Global HQ Whole Loan, accrues interest at the rate of 8.2500% per annum and requires payments of interest only until its ARD. After the ARD, the interest rate will increase to a per annum rate equal to the sum of (i) 8.2500% and (ii) 4.0000% (the “Adjusted Mezzanine Interest Rate”); however, interest accrued at the excess of the VISA Global HQ Mezzanine Loan Adjusted Mezzanine Interest Rate over the initial interest rate will be deferred and be due and payable at such time as the principal amount of the debt has been repaid in full.

The VISA Global HQ total debt as of the origination date is summarized in the following table:

VISA Global HQ Total Debt Summary
Note	Original Balance	Original Term (mos.)	Original IO Term (mos.)	Interest Rate	Cumulative UW NCF DSCR	Cumulative UW NOI Debt Yield	Cumulative Cut-off Date LTV
Whole Loan	$223,000,000	120	120	5.5060%	2.19x	12.2%	50.0%
Mezzanine Loan	$72,000,000	120	120	8.2500%	1.48x	9.3%	66.1%
Total Debt	$295,000,000			6.1757220338983%	1.48x	9.3%	66.1%

Terrorism Insurance.  The borrower is required to obtain and maintain property insurance and business interruption insurance for 18 months plus a 365-day extended period of indemnity. Such insurance is required to cover perils of terrorism and acts of terrorism; provided that if the Terrorism Risk Insurance Program Reauthorization Act of 2019 is not in effect, the borrower will only be required to pay for terrorism insurance equal to a maximum of two times the annual insurance premiums payable for the VISA Global HQ Property at the time with respect to the property and rental loss and/or business interruption policies (excluding the terrorism component of such premium). See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
69

Retail – Super Regional Mall	Loan #5	Cut-off Date Balance:	$80,500,000
3000 Grapevine Mills Parkway and	Grapevine Mills	Cut-off Date LTV:	45.6%
2501 Bass Pro Drive		UW NCF DSCR:	2.68x
Grapevine, TX 76051		UW NOI Debt Yield:	18.0%

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
70

Retail – Super Regional Mall	Loan #5	Cut-off Date Balance:	$80,500,000
3000 Grapevine Mills Parkway and	Grapevine Mills	Cut-off Date LTV:	45.6%
2501 Bass Pro Drive		UW NCF DSCR:	2.68x
Grapevine, TX 76051		UW NOI Debt Yield:	18.0%

amc
SEA LIFE
LEGOLAND
ROUND1
adidas
LOFT
GAP
POLO RALPH LAUREN
PLACE
Marshalls
Burlington
ROSS
backstage
OFF 5TH
H&M
OLD NAVY
Neiman Marcus
Fieldhouse USA
Anchor / Major
Junior Anchor
Non-Anchor / In-line
Vacant

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
71

Retail – Super Regional Mall	Loan #5	Cut-off Date Balance:	$80,500,000
3000 Grapevine Mills Parkway and	Grapevine Mills	Cut-off Date LTV:	45.6%
2501 Bass Pro Drive		UW NCF DSCR:	2.68x
Grapevine, TX 76051		UW NOI Debt Yield:	18.0%

Grapevine Mills
3000 Grapevine Mills Parkway and
2501 Bass Pro Drive
Grapevine, TX 76051
Denton
Prosper
McKinney
Denton County
Collin County
Wise County
Frisco
Allen
Justin
Northlake
Flower Mound
Lewisville
Carrollton
Plano
Westlake
Keller
Grapevine
Coppell
Farmers Branch
Richardson
Garland
North Richland Hills
Tarrant County
Bedford
Euless
Irving
Dallas
Fort Worth
Arlington
Grand Prairie
Mesquite
Benbrook
Rendon
Mansfield
DeSoto
Lancaster
Dallas County
Cedar Hill
Duncanville
Burleson
Johnson County
Midlothian
Ellis County
Alvarado
Cleburne
Waxahachie
Long Prairie Rd
Morriss Rd
College Pkwy
North Central Texas College - Flower Mound Campus
Garden Park
W. Main St
Orchard Village
Old Town Lewisville
Old Town Station
Medical City Lewisville
Fox Ave
Kealy St
Lewisville
Flower Mound
Garden Ridge Blvd
Bellaire Blvd
Amazon Distribution Center
DCTA
35E
121
Denton County
S. Valley Pkwy
S. Edmonds Ln
Flower Mound Rd
The Pines of Flower Mound
Millennium Shopping Center
Hebron
Round Grove Shopping Ctr.
W. Round Grove Rd
Vista Ridge Plaza
Music City Mall
Lakeside Pkwy
Mazda Training Center
Sam Rayburn Tollway
Long Prairie Rd
Kubota Tractor Corp.
Magnolia Village
Andy Brown Park
MacArthur Blvd
Samuel Blvd
Walnut Grove Park
Grapevine Lake
Grapevine Golf Course
Meadowmere Park
Fairways Dr
W. Sandy Lake Rd
Freeport Pkwy
Coppell Nature Park
S. Denton Tap Rd
Dallas County
Dove Rd
Southlake
114
E. Highland St
E. Dove Rd
Oak Grove Park
Silver Lake Park
26
W. Bethel Rd
Coppell
White Chapel Blvd
Northwest Pkwy
Southlake Town Square
Park Place
Grapevine
Botanical Gardens-Heritage Park
Downtown Grapevine
635
LBJ Frwy
Belt Line Rd
North Lake
Valley Ranch
Park Village
Shops of Southlake
Southlake Corners
Gateway Plaza
Baylor Scott & White Medical Ctr. - Grapevine
DFW North
Boeing Distribution Services Inc.
N. Royal Ln
North Lake Park
Grapevine Main Street
Grapevine Towne Center
PS Business Parks
MacArthur Marketplace
Continental Blvd
W. Royal Ln
Timarron Country Club
TEXRail
Mustang-Panther Stadium
Mustang Dr
John Carpenter Frwy
DART Orange Line
John McCain Rd
Timberline Dr
MacArthur Park
Hackberry Creek Country Club
Parr Park
DFW
Microsoft
Grapevine Hwy
Pool Rd
Tarrant County
GameStop Corp. HQ
Las Colinas Corporate Center
Town Center Colleyville
Hall-Johnson Rd
161
Dallas - Fort Worth Intl. Airport
National Scouting Museum
Colleyville
360
Belt Line
Valley View Ln
W. Glade Rd
Shops at Vineyard Village
W. Airfield Dr
International Pkwy
Melrose Park
Glade Parks
North Lake College
Jackson Rd
Tara Village Shopping Center
Cheek-Sparger Rd
Mid Cities Blvd
W. Walnut Hill Ln
Pres. G. Bush Tpke
Bob Eden Park
Cottonwood Golf Course
Bear Creek Golf Club
97
DFW Car Rental Center
Northgate Dr
Murphy Dr
N. Industrial Blvd
N. Main St
Fuller Wiser Rd
Bedford
Irving
Harwood Rd
Euless
Irving Arts Center
Valley View Ln
Bedford Rd

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
72

Mortgage Loan No. 5 – Grapevine Mills
Mortgage Loan Information				Property Information
Mortgage Loan Seller:	WFB, JPMCB			Single Asset/Portfolio:	Single Asset
Credit Assessment (Moody’s/Fitch/KBRA):	Aa3/NR/BBB			Location:	Grapevine, TX 76051
Original Balance(1):	$80,500,000			General Property Type:	Retail
Cut-off Date Balance(1):	$80,500,000			Detailed Property Type:	Super Regional Mall
% of Initial Pool Balance:	7.4%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	1997 / 2015
Borrower Sponsor(2):	Simon Property Group, L.P.			Size(7):	1,628,140 SF
Guarantor(2):	Simon Property Group, L.P.			Cut-off Date Balance Per SF(1)(7):	$154
Mortgage Rate:	6.2640%			Maturity Date Balance Per SF(1)(7):	$154
Note Date:	6/17/2024			Property Manager:	Simon Management Associates II,
Maturity Date:	7/1/2034				LLC (borrower related)
Term to Maturity:	120 months			Underwriting and Financial Information
Amortization Term:	0 months			UW NOI:	$44,890,363
IO Period:	120 months			UW NCF:	$42,552,379
Seasoning:	3 months			UW NOI Debt Yield(1):	18.0%
Prepayment Provisions(3):	L(27),D(86),O(7)			UW NCF Debt Yield(1):	17.0%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NOI Debt Yield at Maturity(1):	18.0%
Additional Debt Type(1)(4)(5):	Pari Passu			UW NCF DSCR(1):	2.68x
Additional Debt Balance(1)(4)(5):	$169,500,000			Most Recent NOI:	$43,737,436 (3/31/2024)
Future Debt Permitted (Type):	No (NAP)			2nd Most Recent NOI:	$41,069,241 (12/31/2023)
				3rd Most Recent NOI:	$40,644,772 (12/31/2022)
				Most Recent Occupancy(8):	96.2% (5/9/2024)
Reserves(6)				2nd Most Recent Occupancy(8):	94.7% (12/31/2023)
Type	Initial	Monthly	Cap	3rd Most Recent Occupancy(8):	95.0% (12/31/2022)
RE Tax:	$0	Springing	NAP	Appraised Value (as of):	$548,000,000 (5/13/2024)
Insurance:	$0	Springing	NAP	Appraised Value Per SF(7):	$337
Replacement Reserve:	$0	Springing	NAP	Cut-off Date LTV Ratio(1):	45.6%
TI/LC:	$0	$241,846	$5,804,300	Maturity Date LTV Ratio(1):	45.6%
Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan :	$250,000,000	92.2%	Loan Payoff:	$268,857,947	99.1%
Borrower Sponsor Equity	$21,252,453	7.8%	Closing Costs:	$2,394,506	0.9%
Total Sources:	$271,252,453	100.0%	Total Uses:	$271,252,453	100.0%

(1)	The Grapevine Mills Mortgage Loan (as defined below) is part of a whole loan evidenced by 12 pari passu promissory notes with an aggregate original principal balance of $250,000,000 (the “Grapevine Mills Whole Loan”). The financial information presented in the chart above is based on the Grapevine Mills Whole Loan.
(2)	The borrower sponsor is also a borrower sponsor for the Newport Centre Mortgage Loan in the BANK 2024-BNK48 trust. For so long as Simon Property Group L.P. is the non-recourse carveout guarantor, there is a 20% cap on recourse for specified carveouts.
(3)	Prepayment of the Grapevine Mills Whole Loan is permitted at any time after the earlier to occur of (a) the end of the two-year period commencing on the closing date of the securitization of the last promissory note representing a portion of the Grapevine Mills Whole Loan to be securitized (“REMIC Prohibition Period”), and (b) July 1, 2027 (“Permitted Prepayment Date”). If the Permitted Prepayment Date has occurred but the REMIC Prohibition Period has not expired, the borrower may, provided no event of default exists, prepay the Grapevine Mills Whole Loan in whole (but not in part) with yield maintenance, provided after the REMIC Prohibition Period has expired, the loan may only be defeased. Any portion of the Grapevine Mills Whole Loan that has been securitized, as of such prepayment date, for a period of more than two years from the “startup day” within the meaning of Section 860G(a)(9) of the Internal Revenue Code for the REMIC Trust which holds such securitized portion of the Grapevine Mills Whole Loan must be contemporaneously defeased.
(4)	See “The Mortgage Loan” section below for further discussion of additional mortgage debt.
(5)	The Grapevine Mills Whole Loan documents permit the borrower to enter into a property-assessed clean energy (“PACE”) loan for an amount not to exceed $5,000,000, subject to the related mortgagee’s approval and delivery of a rating agency confirmation.
(6)	See “Escrows and Reserves” below for further discussion of reserve requirements.
(7)	The Grapevine Mills Property (as defined below) includes 1,451,077 SF of borrower owned improvements and 177,063 SF of leased fee improvements owned by Bass Pro (as defined below). The Cut-off Date Balance Per SF, Maturity Date Balance Per SF, and As-Is Appraised Value Per SF are based on the total SF of 1,628,140. The Cut-off Date Balance Per SF, Maturity Date Balance Per SF, and As-Is Appraised Value Per SF based on the Owned SF (as defined below) of 1,451,077 is $172.29, $172.29, and $377.65, respectively.
(8)	Occupancy represents the occupancy excluding (i) square footage from the Bass Pro leased fee space, as to which Bass Pro owns its improvements, and (ii) temporary tenants and (iii) is based on the Owned SF totaling 1,451,077. Occupancy including Bass Pro (and excluding temporary tenants) is 96.6% and occupancy including Bass Pro and temporary tenants is 98.4%.

The Mortgage Loan. The fifth largest mortgage loan (the “Grapevine Mills Mortgage Loan”) is part of a fixed rate whole loan evidenced by 12 pari passu promissory notes with an aggregate outstanding principal balance as of the Cut-off Date of $250,000,000. The Grapevine Mills Whole Loan is secured by the borrower’s fee interest in a 1,628,140 square foot super regional mall located in Grapevine, Texas (the “Grapevine Mills Property. The Grapevine Mills Whole Loan was co-originated by Wells Fargo Bank, National Association (“WFB”), JPMorgan Chase Bank, National Association (“JPM”), and Bank of Montreal (“BMO”) on June 17, 2024. ”). The Grapevine Mills Mortgage Loan is evidenced by the non-controlling notes A-1-1-1, A-1-3, and A-1-4, which are being contributed by WFB, and the non-controlling notes A-2-1, A-2-3, and A-2-4, which are being contributed by JPM, with an aggregate outstanding principal balance as of the Cut-off Date of $80,500,000. The Grapevine Mills Whole Loan will be serviced pursuant to the pooling and servicing agreement for the WFCM 2024-C63 securitization trust. The relationship between the holders of the Grapevine Mills Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”. See “Pooling and Servicing Agreement-Servicing of the Non-Serviced Mortgage Loans” in the Preliminary Prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
73

Retail – Super Regional Mall	Loan #5	Cut-off Date Balance:	$80,500,000
3000 Grapevine Mills Parkway and	Grapevine Mills	Cut-off Date LTV:	45.6%
2501 Bass Pro Drive		UW NCF DSCR:	2.68x
Grapevine, TX 76051		UW NOI Debt Yield:	18.0%

The promissory notes comprising the Grapevine Mills Whole Loan are summarized in the below table:

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Note
A-1-1	$40,000,000	$40,000,000	WFCM 2024-C63	Yes
A-1-1-1	$10,000,000	$10,000,000	BANK 2024-BNK48	No
A-1-2	$40,000,000	$40,000,000	BMO 2024-C9	No
A-1-3	$11,000,000	$11,000,000	BANK 2024-BNK48	No
A-1-4	$10,000,000	$10,000,000	BANK 2024-BNK48	No
A-2-1	$35,000,000	$35,000,000	BANK 2024-BNK48	No
A-2-2	$20,000,000	$20,000,000	WFCM 2024-C63	No
A-2-3	$9,500,000	$9,500,000	BANK 2024-BNK48	No
A-2-4	$5,000,000	$5,000,000	BANK 2024-BNK48	No
A-3-1	$54,000,000	$54,000,000	BMO 2024-C9	No
A-3-2(1)	$6,000,000	$6,000,000	BMO	No
A-3-3(1)	$9,500,000	$9,500,000	BMO	No
Total	$250,000,000	$250,000,000

(1)	Expected to be contributed to one or more future securitization trust(s).

The Borrower and the Borrower Sponsor. The borrower is Grapevine Mills Mall Limited Partnership, a Delaware limited partnership with two independent directors. The borrower is a joint venture between Simon Property Group, L.P. (65.6%) and Kan Am Group (34.4%). Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Grapevine Mills Whole Loan.

The borrower sponsor and non-recourse carveout guarantor of the Grapevine Mills Whole Loan is Simon Property Group, L.P. (“Simon”). Simon Property Group, Inc. (NYSE: SPG), the parent entity of Simon, is a real estate investment trust engaged in the ownership of shopping, dining, entertainment and mixed-use destinations. Simon has approximately 400 retail centers across 24 countries. Pursuant to the Grapevine Mills Whole Loan documents, so long as one or more of Simon Property Group, Inc. or Simon (collectively, “Simon Key Principal”) or an affiliate of Simon Key Principal is the non-recourse carveout guarantor, the non-recourse carveout guarantor’s liability under the guaranty for specified carveout events is limited to 20.0% of the then outstanding principal balance of the Grapevine Mills Whole Loan (i.e., $50,000,000 subject to reduction by subsequent principal payments) in the aggregate, plus all of the reasonable out-of-pocket costs and expenses (including court costs and reasonable attorneys’ fees) incurred by the lender in the enforcement of the related guaranty or the preservation of the lender’s rights under such guaranty.

The Property. The Grapevine Mills Property, a 1,628,140 square foot super regional mall, which includes 1,451,077 of owned SF (“Owned SF”) and 177,063 of leased fee SF, whereby Bass Pro Shops Outdoor World (“Bass Pro”) ground leases the land from the borrower and owns its improvements. The Grapevine Mills Property is anchored by AMC Theatres (“AMC”), Bass Pro, which owns its improvements and ground leases the underlying land from the borrower, Burlington and Fieldhouse USA. Other major tenants include Saks Fifth Avenue Off Fifth, Macy’s Backstage, Arhaus Loft, Nike Factory Store, and Round 1 Bowling and Amusement (“Round 1”). Built in 1997 and renovated in 2015, the Grapevine Mills Property is situated on a 158.76-acre parcel and contains 8,900 parking spaces, which results in a parking ratio of 5.47 per 1,000 SF. As of May 9, 2024, the Grapevine Mills Property was 96.2% leased based on Owned SF (excluding temporary tenants) and 96.6% leased based on total SF (excluding temporary tenants) by 182 tenants. The trailing 12-month in-line sales per square foot as of March 31, 2024 is $530 per square foot, representing a 28.9% increase over 2019.

The following tables presents certain information relating to the tenant sales of the Grapevine Mills Property:

Sales History(1)
Tenancy Type	2019 Sales PSF	2020 Sales PSF	2021 Sales PSF	2022 Sales PSF	2023 Sales PSF	TTM 3/31/2024 Sales PSF
Comparable Sales PSF (Inline < 10,000 SF)	$412	$312	$488	$521	$523	$530
Occupancy Cost (Inline < 10,000 SF)	14.2%	18.5%	12.8%	12.4%	13.2%	13.2%

(1)	Information obtained from the borrower.

Major Tenants. The three largest tenants based on underwritten base rent are Bass Pro Shops, AMC Theatres and Round 1.

Bass Pro Shops Outdoor World (177,063 SF; 10.9% of NRA; 4.5% of underwritten base rent). Founded in 1972 and headquartered in Springfield, Missouri, Bass Pro is an American sporting goods retailer that offers hunting, fishing, camping, and other related outdoor recreation equipment. Bass Pro has been a tenant at the Grapevine Mills Property since 1999. Bass Pro is a leased fee tenant, which owns its improvements and ground leases the underlying land from the borrower pursuant to a ground lease expiring March 24, 2029 with four, 5-year renewal options and no termination options.

AMC Theatres (108,733 SF; 6.7% of NRA; 3.7% of underwritten base rent). Founded in 1920, AMC is headquartered in Leawood, Kansas. AMC has 24 screens at the Grapevine Mills Property, where it has been a tenant since December 1997. AMC is on a lease expiring December 31, 2024 with three, 5-year renewal options. The lease provides the tenant must exercise its first 5-year renewal option on or before June 30, 2024. The borrower has indicated that it is discussing renewal terms with the tenant. AMC’s base is equal to the greater of $1 million or 15% of gross receipts and was underwritten based on 15% of gross receipts for the year ending in 2023. We cannot assure you that renewal terms will be agreed upon, or, if an agreement is reached, whether the leased space or rental rate will be reduced.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
74

Retail – Super Regional Mall	Loan #5	Cut-off Date Balance:	$80,500,000
3000 Grapevine Mills Parkway and	Grapevine Mills	Cut-off Date LTV:	45.6%
2501 Bass Pro Drive		UW NCF DSCR:	2.68x
Grapevine, TX 76051		UW NOI Debt Yield:	18.0%

Round 1 Bowling and Amusement (80,649 SF; 5.0% of NRA; 3.6% of underwritten base rent). Round 1 is a multi-entertainment facility offering bowling, arcade games, billiards, karaoke, ping pong, and darts. Today, the company has over 50 locations across the United States. Round 1 has been a tenant at the Grapevine Mills Property since 2016 and has a lease expiration on January 31, 2027 with two, 5-year renewal options and no termination options.

The following table presents a summary regarding the tenants at the Grapevine Mills Property:

Top Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody's/ S&P)(2)	Tenant SF	% of Total SF		Annual UW Rent(3)(4)		% of Total Annual UW Rent	Annual UW Rent PSF(3)(4)
										Lease Expiration	Sales PSF(5)
Anchors(5)
Bass Pro	NR/NR/NR	177,063	10.9%		$1,500,000		4.5%	$8.47		3/24/2029	NAV
Total/Wtd. Avg.		177,063	10.9%		$1,500,000		4.5%	$8.47

Major Tenants
AMC Theatres	NR/Caa2/CCC+	108,733	6.7%		$1,242,798		3.7%	$11.43		12/31/2024	$346,390.14
Round 1	NR/NR/NR	80,649	5.0%		$1,200,000		3.6%	$14.88		1/31/2027	$161.13
Last Call Neiman Marcus	NR/NR/NR	44,752	2.7%		$1,024,723		3.1%	$22.90		4/30/2028	$443.12
The Children's Place/Gymboree	NR/NR/NR	20,106	1.2%		$1,014,348		3.0%	$50.45		1/31/2026	$201.78
Sun & Ski Sports	NR/NR/NR	30,127	1.9%		$759,200		2.3%	$25.20		3/31/2026	$254.47
Off Broadway Shoes	NR/NR/NR	20,130	1.2%		$728,505		2.2%	$36.19		1/31/2030	$201.71
Meow Wolf	NR/NR/NR	40,340	2.5%		$665,000		2.0%	$16.48		12/31/2033	$537.36
H&M	NR/NR/BBB	23,967	1.5%		$657,078	(6)	2.0%	$27.42	(6)	1/31/2028	$304.62
Rainforest Cafe	NR/NR/NR	22,602	1.4%		$655,464		2.0%	$29.00		12/31/2024	$384.23
Burlington	NR/NR/BB+	100,102	6.1%		$625,638		1.9%	$6.25		1/31/2028	$167.85
Largest Tenants		491,508	30.2%		$8,572,754		25.7%	$17.44

Non-Major Tenants(7)		933,198	57.3%		$23,268,164		69.8%	$24.93

Occupied Collateral Total		1,601,769	98.4%	(8)	$33,340,918		100.0%	$22.35	(9)
Vacant Space		26,371	1.6%
Total/Wtd. Avg.		1,628,140	100.0%

(1)	Based on the underwritten rent roll dated as of May 9, 2024.
(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(3)	Annual UW Rent PSF and Annual UW Base Rent includes percentage in-lieu of rents totaling $1,342,357.
(4)	Annual UW Rent and Annual UW Base Rent PSF includes $1,051,786 of rent steps through June 2025.
(5)	Bass Pro owns its own improvements and ground leases the land from the borrower.
(6)	H&M Annual UW Rent PSF and Annual UW Rent represents percentage in-lieu of rent based on the tenants’ TTM 3/31/2024 sales.
(7)	Non-Major Tenants include 16 tenants totaling 74,953 SF (4.6% of NRA and 8.4% of UW Base Rent) whereby the borrower has submitted lease execution and renewal documentation for execution following discussion of deal terms, but the renewal documentation has not yet been executed by the related tenants. The loan has been underwritten on the basis that all such renewal documentation is executed as submitted by the borrower.
(8)	Occupancy represents the occupancy including Bass Pro and temporary tenants. Occupancy excluding the square footage from the Bass Pro leased fee space, as to which the tenant owns its improvements, and temporary tenants is 96.2%.
(9)	Occupied Collateral Annual UW Rent PSF is based on the Owned SF and excludes Net Rentable Area (SF) and Annual UW Rent from the leased fee tenant, Bass Pro.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
75

Retail – Super Regional Mall	Loan #5	Cut-off Date Balance:	$80,500,000
3000 Grapevine Mills Parkway and	Grapevine Mills	Cut-off Date LTV:	45.6%
2501 Bass Pro Drive		UW NCF DSCR:	2.68x
Grapevine, TX 76051		UW NOI Debt Yield:	18.0%

Major Tenant Sales History(1)
	2019 Sales (PSF)	2020 Sales (PSF)	2021 Sales (PSF)	2022 Sales (PSF)	2023 Sales (PSF)	TTM 3/31/2024 Sales (PSF)
Bass Pro Shops Outdoor World	NAV	NAV	NAV	NAV	NAV	NAV
AMC Theatres(2)	$423,334	$89,116	$164,277	$384,779	$342,006	$346,390
Round 1	$98.18	$47.20	$98.03	$131.90	$157.04	$161.13
Last Call Neiman Marcus	$276.44	$172.86	$257.54	$290.20	$421.93	$443.12
The Children's Place/Gymboree	$261.53	$202.40	$271.51	$246.41	$209.50	$201.78
Sun & Ski Sports	$207.64	$193.73	$246.49	$272.61	$257.94	$254.47
Off Broadway Shoes	$171.70	$127.87	$218.74	$249.59	$198.62	$201.71
Meow Wolf	NAV	NAV	NAV	NAV	NAV	$537.36
H&M	$242.50	$159.94	$276.05	$282.93	$303.77	$304.62
Rainforest Cafe	$322.65	$177.05	$304.93	$319.40	$369.49	$384.23
Burlington	$170.48	$115.69	$183.62	$164.02	$165.60	$167.85

(1)	Information obtained from the underwritten rent roll dated May 9, 2024.
(2)	Calculated based on a sales per screen (with 24 screens).

The following table presents certain information relating to the lease rollover schedule at the Grapevine Mills Property:

Lease Rollover Schedule(1)(2)(3)
Year	# of Leases Rolling	SF Rolling	Approx. % of SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total UW Rent Rolling	Approx. Cumulative % of Total UW Rent Rolling	Cumulative SF Rolling	UW Rent PSF Rolling
2024 & MTM	33	212,808	13.1%	13.1%	$3,882,322	11.6%	11.6%	212,808	$18.24
2025	29	103,400	6.4%	19.4%	$3,619,699	10.9%	22.5%	316,208	$35.01
2026	32	240,844	14.8%	34.2%	$5,994,449	18.0%	40.5%	557,052	$24.89
2027	33	397,023	24.4%	58.6%	$6,828,606	20.5%	61.0%	954,075	$17.20
2028	19	213,581	13.1%	71.7%	$4,187,064	12.6%	73.5%	1,167,656	$19.60
2029	14	233,233	14.3%	86.0%	$3,724,303	11.2%	84.7%	1,400,889	$15.97
2030	6	38,307	2.4%	88.4%	$1,217,456	3.7%	88.3%	1,439,196	$31.78
2031	4	26,233	1.6%	90.0%	$770,525	2.3%	90.7%	1,465,429	$29.37
2032	3	2,436	0.1%	90.2%	$273,967	0.8%	91.5%	1,467,865	$112.47
2033	5	109,462	6.7%	96.9%	$2,046,864	6.1%	97.6%	1,577,327	$18.70
2034	7	24,442	1.5%	98.4%	$795,662	2.4%	100.0%	1,601,769	$32.55
2035 & Beyond	0	0	0.0%	98.4%	$0	0.0%	100.0%	1,601,769	$0.00
Vacant	0	26,371	1.6%	100.0%	$0	0.0%	100.0%	1,628,140	$0.00
Total/Wtd. Avg.	185	1,628,140	100.0%		$33,340,918	100.0%			$22.35

(1)	Based on the underwritten rent roll dated May 9, 2024.
(2)	Certain tenants may have termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Rollover Schedule.
(3)	Total UW Rent, Approx. % of Total UW Rent Rolling, and UW Rent PSF Rolling include percentage in-lieu of rent totaling $1,342,357 and rent steps totaling $1,051,786 of rent steps through June 2025.

The Market. The Grapevine Mills Property is located in Grapevine, Texas, approximately 23.0 miles southeast of the Dallas Central Business District and 3.0 miles northwest of Dallas Fort Worth International Airport. According to the appraisal, the neighborhood is primarily comprised of industrial, retail and hospitality uses with the Grapevine Mills Property anchoring a dominant commercial corridor. Primary access to the area is provided by State Route 121, which is adjacent to the Grapevine Mills Property. According to the appraisal, the top five employers in the surrounding area are Walmart Inc., American Airlines, Baylor Scott & White Health, Lockheed Martin and UT Southwestern Medical Center.

Within a one-, three- and five-mile radius of the Grapevine Mills Property, the 2023 average household income was approximately $97,385, $145,059 and $141,101, respectively; and within the same radii, the 2023 estimated population was 4,338, 39,827 and 172,858, respectively.

According to the appraisal, the Grapevine Mills Property is situated within the Grapevine/Colleyville retail submarket of the Dallas-Ft Worth retail market. As of the first quarter of 2024, the submarket reported total inventory of approximately 8.7 million SF with a 5.5% vacancy rate and average rents of $21.81 per square foot.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
76

Retail – Super Regional Mall	Loan #5	Cut-off Date Balance:	$80,500,000
3000 Grapevine Mills Parkway and	Grapevine Mills	Cut-off Date LTV:	45.6%
2501 Bass Pro Drive		UW NCF DSCR:	2.68x
Grapevine, TX 76051		UW NOI Debt Yield:	18.0%

The following table presents information relating to the appraisal’s market rent conclusion for the Grapevine Mills Property:

Market Rent Summary
	Market Rent (PSF)	Lease Term (Yrs.)	Rent Increase Projections	New Tenant Improvements PSF
0 to 1,500 SF Space	$65.00	5	3.0% annually	$40.00
1,501-2,500 SF Space	$60.00	5	3.0% annually	$40.00
2,501-4,000 SF Space	$50.00	5	3.0% annually	$40.00
4,001-6,500 SF Space	$50.00	5	3.0% annually	$40.00
6,501-10,000 SF Space	$40.00	5	3.0% annually	$40.00
Jewelry Space	$60.00	5	3.0% annually	$40.00
Restaurant Space	$35.00	5	3.0% annually	$30.00
Snack Bars Space	$80.00	5	3.0% annually	$60.00
Food Court Space	$135.00	5	3.0% annually	$60.00
Kiosk Space	$365.00	5	3.0% annually	$10.00
10,000-20,000 SF Space	$25.00	10	10.0% Mid-Term	$20.00
Cinema Space	$15.00	10	10.0% Mid-Term	$20.00
Anchor Space	$5.00	10	10.0% Mid-Term	$5.00
Large Tenants Over 20,000 SF Space	$20.00	10	10.0% Mid-Term	$15.00

Source: Appraisal.

Competitive Property Summary
Property Name	Year Built/Renovated	Total NRA	Total Occupancy	Anchor / Major Tenants	Distance to Grapevine Mills Property
Grapevine Mills	1997 / 2015	1,628,140	96.2%(1)	Burlington, Fieldhouse USA, Round 1 Bowling and Amusement, Bass Pro	NAP
The Shops at Willow Bend	2001 / NAP	1,262,000	86.0%	Dillard's, Macy's, Neiman Marcus	10 miles
Galleria Dallas	1982 / NAP	1,398,400	95.0%	Macy's, Nordstrom	10 miles
Stonebriar Centre	2000 / NAP	1,094,942	94.0%	Dillard's, Macy's, Nordstrom, JCPenney	15 miles
Wtd. Avg.			93.0%

Source: Appraisal, unless otherwise specified.

(1)	Based on the Owned SF of the underwritten rent roll as of May 9, 2024. Total Occupancy based on total SF is 96.6%.

Appraisal. According to the appraisal, Grapevine Mills Property had an “as-is” appraised value of $548,000,000 as of May 13, 2024.

Environmental Matters. According to the Phase I environmental assessment dated May 21, 2024, there was no evidence of any recognized environmental conditions at the Grapevine Mills Property.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
77

Retail – Super Regional Mall	Loan #5	Cut-off Date Balance:	$80,500,000
3000 Grapevine Mills Parkway and	Grapevine Mills	Cut-off Date LTV:	45.6%
2501 Bass Pro Drive		UW NCF DSCR:	2.68x
Grapevine, TX 76051		UW NOI Debt Yield:	18.0%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the operating history and underwritten cash flows of the Grapevine Mills Property:

Cash Flow Analysis
	2020	2021	2022	2023	TTM 3/31/2024	UW		UW PSF
Base Rent	$28,883,487	$28,174,656	$28,277,280	$29,320,064	$30,013,063	$30,946,775	(1)	$19.01
Contractual Rent Steps	$0	$0	$0	$0	$0	$1,051,786	(2)	$0.65
Rent Averaging	$0	$0	$0	$0	$0	$66,533	(3)	$0.04
Percentage in Lieu Rent	$1,277,755	$2,307,057	$2,420,811	$1,935,683	$1,875,542	$1,342,357	(4)	$0.82
Grossed Up Vacant Space	$0	$0	$0	$0	$0	$866,032		$0.53
Gross Potential Rent	$30,161,242	$30,481,713	$30,698,091	$31,255,747	$31,888,605	$34,273,482		$21.05
Percentage Rent	$333,649	$2,594,669	$3,611,319	$2,963,705	$2,928,390	$2,603,660	(5)	$1.60
Reimbursement Revenue	$16,482,905	$15,362,400	$15,368,277	$15,678,174	$16,087,908	$17,424,464		$10.70
Temporary Tenants	$2,420,726	$3,277,724	$3,930,353	$4,043,498	$4,043,742	$4,029,860		$2.48
Other Revenue	$142,264	$297,646	$324,806	$390,587	$392,797	$396,298	(6)	$0.24
Miscellaneous Income	$462,651	$640,766	$697,883	$648,208	$2,038,051	$662,286	(7)	$0.41
Net Rental Income	$50,003,437	$52,654,918	$54,630,729	$54,979,919	$57,379,493	$59,390,050		$36.48
(Bad Debt / Collection Loss)	($5,365,360)	($532,998)	$544,802	($293,592)	($113,835)	$0		$0.00
(Vacancy)	$0	$0	$0	$0	$0	($866,032)	(8)	($0.53)
Effective Gross Income	$44,638,077	$52,121,920	$55,175,531	$54,686,327	$57,265,658	$58,524,018		$35.95

Real Estate Taxes	$6,118,607	$4,819,131	$5,126,481	$4,150,064	$3,856,844	$4,481,166		$2.75
Insurance	$431,958	$478,243	$543,050	$612,584	$631,722	$756,996		$0.46
Management Fee	$1,880,087	$2,116,338	$2,268,057	$2,173,530	$2,187,668	$1,000,000	(9)	$0.61
Other Expenses	$5,342,281	$6,165,394	$6,593,171	$6,680,908	$6,851,988	$7,395,493		$4.54
Total Expenses	$13,772,933	$13,579,106	$14,530,759	$13,617,086	$13,528,222	$13,633,655		$8.37

Net Operating Income	$30,865,144	$38,542,814	$40,644,772	$41,069,241	$43,737,436	$44,890,363		$27.57
Capital Expenditures	$0	$0	$0	$0	$0	$290,215		$0.18
TI/LC	$0	$0	$0	$0	$0	$2,047,768		$1.26
Net Cash Flow	$30,865,144	$38,542,814	$40,644,772	$41,069,241	$43,737,436	$42,552,379		$26.14

Occupancy (%)	93.1%	94.1%	95.0%	94.7%	96.2%	97.9%
NOI DSCR(10)	1.94x	2.43x	2.56x	2.59x	2.75x	2.83x
NCF DSCR(10)	1.94x	2.43x	2.56x	2.59x	2.75x	2.68x
NOI Debt Yield(10)	12.3%	15.4%	16.3%	16.4%	17.5%	18.0%
NCF Debt Yield(10)	12.3%	15.4%	16.3%	16.4%	17.5%	17.0%

(1)	UW Base Rent includes 16 tenants totaling 74,953 SF (4.6% of NRA and 8.4% of UW Base Rent) whereby the borrower has submitted lease execution and renewal documentation for execution following discussion of deal terms, but the renewal documentation has not yet been executed by the related tenants. The loan has been underwritten on the basis that all such renewal documentation is executed as submitted by the borrower.
(2)	Represents rent steps through June 2025.
(3)	Represents straight-line rent averaging for nine investment grade tenants through the earlier of loan or lease maturity.
(4)	Percentage in Lieu rents are underwritten based on the tenants’ TTM 3/31/2024 sales.
(5)	UW percentage rent is based on tenants’ TTM 3/31/2024 sales and is attributable to 49 tenants.
(6)	Other Revenue includes revenue from ATM, beverage case rentals and SmarteCarte stroller program revenue.
(7)	Miscellaneous Income includes telecom, local media, advertisements, storage and tenant services.
(8)	Represents the underwritten economic vacancy %. The Grapevine Mills Property was 96.2% occupied based on the Owned SF as of May 9, 2024.
(9)	Management Fee is capped at $1,000,000. The property is managed by Simon Management Associates II, LLC, an affiliate of the borrower.
(10)	DSCRs and Debt Yields are based on the Grapevine Mills Whole Loan.

Escrows and Reserves.

Real Estate Taxes – After the occurrence of a Control Event (as defined below) or during a Lockbox Event Period (as defined below), or at any time (x) any property taxes are not paid by the borrower prior to the assessment of a penalty, or (y) upon request of the lender, the borrower fails to promptly provide evidence that property taxes have been paid prior to the assessment of a penalty, the Grapevine Mills Whole Loan documents require the borrower to make monthly payments into the real estate tax reserve in an amount equal to 1/12th of the property taxes that the lender reasonably estimates will be payable during the ensuing 12 months.

Insurance – After the occurrence of a Control Event or during a Lockbox Event Period, if the borrower has not provided satisfactory evidence to the lender that the Grapevine Mills Property is covered by policies that are being maintained as part of a reasonably acceptable blanket insurance policy, the Grapevine Mills Whole Loan documents require the borrower to make ongoing monthly deposits in an amount equal to 1/12th of the insurance premiums

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
78

Retail – Super Regional Mall	Loan #5	Cut-off Date Balance:	$80,500,000
3000 Grapevine Mills Parkway and	Grapevine Mills	Cut-off Date LTV:	45.6%
2501 Bass Pro Drive		UW NCF DSCR:	2.68x
Grapevine, TX 76051		UW NOI Debt Yield:	18.0%

that the lender reasonably estimates will be payable for the renewal of the coverage afforded by the policies in order to accumulate sufficient funds to pay the premiums at least 30 days prior to expiration.

Replacement Reserve – After the occurrence of a Control Event or during a Lockbox Event Period, the Grapevine Mills Whole Loan documents require springing ongoing monthly deposits of $41,114 for replacement reserves.

TI/LC Reserve – The Grapevine Mills Whole Loan documents require ongoing monthly deposits of $241,846 for tenant improvements and leasing commissions reserves, subject to a cap of $5,804,300, provided that no such cap will apply during a Lockbox Event Period.

A “Control Event” will occur upon Simon Key Principal not owning at least 50% of the direct or indirect interests in the borrower or not controlling the borrower.

Lockbox and Cash Management. The Grapevine Mills Whole Loan is structured with a hard lockbox and springing cash management. The borrower is required to deposit all rents into a lender-controlled lockbox account within two business days of receipt, and to direct all tenants to make direct rent deposits into the lockbox account. As long as a Lockbox Event Period is not in effect, all funds in the lockbox account are required to be distributed to the borrower each Wednesday (or more frequently if required by the borrower in accordance with the lockbox agreement). During the continuance of a Lockbox Event Period, all funds in the lockbox are required to be transferred weekly to a lender-controlled cash management account to be disbursed in accordance with the Grapevine Mills Whole Loan documents, with any excess funds required to be held as additional security in an excess cash flow subaccount controlled by the lender for so long as the Lockbox Event Period continues.

A “Lockbox Event Period” will commence upon the earlier of the following (each of the items in clauses (i) through (iv), a “Lockbox Event”):

(i)	the occurrence of an event of default;
(ii)	any bankruptcy action of the borrower;
(iii)	a bankruptcy action of the manager if the manager is an affiliate of the borrower, and provided the manager is not replaced within 60 days with a qualified manager; or
(iv)	the net operating income debt yield (“NOI DY”), based on the trailing four calendar quarter period, is below 13.75%, for two consecutive calendar quarters.

A Lockbox Event Period will end upon the occurrence of the following:

●	with regard to clause (i), the cure of such event of default;
●	with regard to clause (iii), the borrower replaces the manager with a qualified manager under a replacement management agreement within 60 days, or the bankruptcy action is discharged or dismissed within 90 days without any adverse consequences to the property or loan; or with regard to clause (iv), (a) the NOI DY being at least 13.75% or greater for two consecutive calendar quarters or (b) the borrower has either (x) partially prepaid the Grapevine Mills Whole Loan (with payment of a yield maintenance premium if partial prepayment occurs prior to July 1, 2027), (y) delivered cash to the lender or (z) delivered a letter of credit to the lender, in each case in an amount that if subtracted from the outstanding principal balance of the Grapevine Mills Whole Loan would cause the debt yield to equal or exceed 13.75% for two consecutive calendar quarters.

PACE Loan. The Grapevine Mills Whole Loan documents permit the borrowers to enter into a property assessed clean energy loan for an amount not to exceed $5,000,000, subject to the consent of the lender and delivery of a rating agency confirmation.

Terrorism Insurance. The Grapevine Mills Whole Loan documents require that the “all risk” insurance policy required to be maintained by the borrower provides coverage for terrorism in an amount equal to the full replacement cost of the property, as well as business interruption insurance covering no less than the 24-month period following the occurrence of a casualty event, together with a 365 day extended period of indemnity (provided that if TRIPRA or a similar statute is not in effect, the borrower will not be obligated to pay terrorism insurance premiums in excess of two times the annual premium for the property and business interruption/rental loss insurance coverage). See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
79

Hospitality – Full Service	Loan #6	Cut-off Date Balance:	$65,000,000
10950 North Torrey Pines Road	Hilton La Jolla Torrey Pines	Cut-off Date LTV:	66.5%
La Jolla, CA 92037		UW NCF DSCR:	2.16x
		UW NOI Debt Yield:	17.0%

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
80

Hospitality – Full Service	Loan #6	Cut-off Date Balance:	$65,000,000
10950 North Torrey Pines Road	Hilton La Jolla Torrey Pines	Cut-off Date LTV:	66.5%
La Jolla, CA 92037		UW NCF DSCR:	2.16x
		UW NOI Debt Yield:	17.0%

Del Mar
Del Mar Heights
Carmel Valley
Torry Pines State Beach
Piazza Carmel
Ted Williams Fwy
San Diego Jewish Academy
Carmel Valley Rd
N. Torrey Pines Rd
COASTER COMMUTER RAIL
Torrey View Estates
San Diego Fwy
Sirigen, Inc.
Visitor's Center
Torrey Pines State Reserve
SAN DIEGO COUNTY
Los Peñasquitos Canyon Preserve
Sorrento Valley Blvd
Google San Diego
National University
BioDuro
Torrey Pines Golf Course
Torrey Pines Business Park
Qualcomm Corporation
Instrumentation Laboratory
Merck Pharmaceutical
SORRENTO VALLEY
Xeris Pharmaceuticals
Hilton La Jolla Torrey Pines
10950 North Torrey Pines Road
La Jolla, CA 92037
Sorrento Valley
The UPS Store Corporate Headquarters
Scripps Green Hospital
Dorris Neuroscience Center
Pfizer
Inovio Pharmaceuticals
SCIENCE CENTER DRIVE
Amazon San Diego Tech Hub
Jacob Dekema Fwy
Pacific Ocean
Torrey Pines
Triton Track and Field Stadium
Genesee Ave
Scripps Health Corporate Office
Sorrento Ridge Business Park
Salk Institute
Eleanor Roosevelt College
Triton Soccer Stadium
Scripps Memorial Hospital-La Jolla
Bioserv Pharmaceuticals Corporation
LionTree Arena
SAN DIEGO
University of California San Diego
UCSD Health System La Jolla
Eastgate Mall
VA Medical Center
Miramar Rd
NOAA Biological Laboratory
UCSD School of Medicine
La Jolla Village Dr
Westfield University Towne Ctr.
Illumina Corporate Office
MIRAMAR NATIONAL CEMETERY
Scripps Institute of Oceanography
The Shops at La Jolla Village
Nobel Dr
Costa Verde Shopping Center
Birch Aquarium
La Jolla Village Square
Nobel Executive Center
Regents Rd
USMC Air Station Miramar
La Jolla Shores Dr
N La Jolla Scenic Dr
Gilman Dr
La Jolla Beach
La Jolla Bay
University City
Genesee Ave
Governor Dr
La Jolla Cove
Children's Pool La Jolla
Goldfish Point
La Jolla
La Jolla Pkwy
University Square
University City Marketplace
Mitchell Corporate Office
Prospect St
La Plaza La Jolla
La Jolla Village
Hidden Valley
Rose Canyon Open Space
Soledad Fwy
San Clemente Park
Museum of Contemporary Art - San Diego
Soledad Natural Park
La Jolla Country Club
San Diego Intl. Airport 11 miles
North Clairemont
Oceanside
Vista
San Marcos
Escondido
Carlsbad
Encinitas
Solana Beach
Rancho Bernardo
Ramona
Poway
SAN DIEGO COUNTY
Del Mar
Pacific Ocean
Santee
SAN DIEGO
El Cajon
La Mesa
Coronado
National City
Chula Vista
UNITED STATES
MEXICO
TIJUANA

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
81

Mortgage Loan No. 6 – Hilton La Jolla Torrey Pines

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/Portfolio:	Single Asset
Credit Assessment (Moody’s/Fitch/KBRA):	NR/NR/NR			Location:	La Jolla, CA 92037
Original Balance(1):	$65,000,000			General Property Type:	Hospitality
Cut-off Date Balance(1):	$65,000,000			Detailed Property Type:	Full Service
% of Initial Pool Balance:	6.0%			Title Vesting:	Leasehold
Loan Purpose:	Acquisition			Year Built/Renovated:	1989 / 2012
Borrower Sponsor:	JRK Property Holdings, Inc.			Size:	394 Rooms
Guarantor:	JRK Hospitality Fund 1, L.P.			Cut-off Date Balance Per Room(1):	$279,188
Mortgage Rate:	6.68700%			Maturity Date Balance Per Room(1):	$279,188
Note Date:	7/17/2024			Property Manager:	Hilton Hotels Corporation
Maturity Date:	8/1/2034			Underwriting and Financial Information
Term to Maturity:	120 months			UW NOI:	$18,746,078
Amortization Term:	0 months			UW NCF:	$16,082,339
IO Period:	120 months			UW NOI Debt Yield(1):	17.0%
Seasoning:	2 months			UW NCF Debt Yield(1):	14.6%
Prepayment Provisions:	L(26),D(87),O(7)			UW NOI Debt Yield at Maturity(1):	17.0%
Lockbox/Cash Mgmt Status:	Soft/Springing			UW NCF DSCR(1):	2.16x
Additional Debt Type(1):	Pari Passu			Most Recent NOI:	$19,375,978 (TTM 5/31/2024)
Additional Debt Balance(1):	$45,000,000			2nd Most Recent NOI:	$18,230,248 (12/31/2023)
Future Debt Permitted (Type):	Yes (Mezzanine/Preferred Equity)			3rd Most Recent NOI:	$18,102,359 (12/31/2022)
				Most Recent Occupancy:	78.9% (5/31/2024)
Reserves(2)				2nd Most Recent Occupancy:	78.8% (12/31/2023)
Type	Initial	Monthly	Cap	3rd Most Recent Occupancy:	77.3% (12/31/2022)
RE Taxes:	$0	Springing	NAP	Appraised Value (as of):	$165,500,000 (5/17/2024)
Insurance:	$0	Springing	NAP	Appraised Value Per SF:	$420,051
FF&E Reserve:	$0	Springing	NAP	Cut-off Date LTV Ratio(1):	66.5%
Ground Rent Reserve:	$0	Springing	NAP	Maturity Date LTV Ratio(1):	66.5%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount(1):	$110,000,000	64.9%	Purchase Price:	$165,000,000	97.4%
Borrower Sponsor Equity	$59,441,997	35.1%	Closing Costs:	$4,441,997	2.6%
Total Sources:	$169,441,997	100.0%	Total Uses:	$169,441,997	100.0%

(1)	The Hilton La Jolla Torrey Pines Mortgage Loan (as defined below) is part of the Hilton La Jolla Torrey Pines Whole Loan (as defined below), with an aggregate original principal amount of $110,000,000. The Cut-off Date Balance Per Room, Maturity Date Balance Per Room, UW NOI Debt Yield, UW NCF Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the Hilton La Jolla Torrey Pines Whole Loan.
(2)	See “Escrows and Reserves” below.

The Mortgage Loan. The sixth largest mortgage loan (the “Hilton La Jolla Torrey Pines Mortgage Loan”) is part of a whole loan (the “Hilton La Jolla Torrey Pines Whole Loan”) evidenced by two pari passu promissory notes with an aggregate original principal amount of $110,000,000. The Hilton La Jolla Torrey Pines Whole Loan is secured by the borrower’s leasehold interest in a 394-room, full-service hotel located in La Jolla, California (the “Hilton La Jolla Torrey Pines Property”). The Hilton La Jolla Torrey Pines Whole Loan was co-originated by Morgan Stanley Bank, N.A. (“MSBNA”) and Barclays Capital Real Estate Inc. (“BCREI”) on July 17, 2024. The Hilton La Jolla Torrey Pines Mortgage Loan is evidenced by the controlling Note A-1 with an original principal amount of $65,000,000. The Hilton La Jolla Torrey Pines Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BANK 2024-BNK48 securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans”, and “Pooling and Servicing Agreement” in the prospectus.

The table below summarizes the promissory notes that comprise the Hilton La Jolla Torrey Pines Whole Loan.

Hilton La Jolla Torrey Pines Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Note
A-1	$65,000,000	$65,000,000	BANK 2024-BNK48	Yes
A-2	$45,000,000	$45,000,000	BBCMS 2024-C28	No
Total	$110,000,000	$110,000,000

The Borrower and the Borrower Sponsor. The borrowing entity for the Hilton La Jolla Torrey Pines Whole Loan is JRK Torrey Pines Hotel Owner LLC, a Delaware limited liability company and single purpose entity with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Hilton La Jolla Torrey Pines Whole Loan. The borrower sponsor is JRK Property Holdings, Inc. (“JRK”). The non-recourse carveout guarantor is JRK Hospitality Fund 1, L.P., an affiliate of the borrower sponsor, and a closed-end fund terminating on November 30, 2036. JRK is a privately owned real estate investment company headquartered in Los Angeles. JRK owns and operates a portfolio of multifamily and hotel assets across 30 different states and over 80,000 units.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
82

Hospitality – Full Service	Loan #6	Cut-off Date Balance:	$65,000,000
10950 North Torrey Pines Road	Hilton La Jolla Torrey Pines	Cut-off Date LTV:	66.5%
La Jolla, CA 92037		UW NCF DSCR:	2.16x
		UW NOI Debt Yield:	17.0%

The Property. The Hilton La Jolla Torrey Pines Property is a 394-room, full-service hotel totaling approximately 11.4 acres. After opening in 1989 as a Sheraton hotel, it was converted to a Hilton in 1998. The Hilton La Jolla Torrey Pines Property, located in La Jolla, California, is adjacent to the Pacific Ocean and the Torrey Pines Golf Course. The Torrey Pines Golf Course is situated atop cliffs overlooking the Pacific Ocean and hosted the US Open major championship in 2008 and 2021, in addition to hosting the US Professional Golf Association Farmers Insurance Open each year.

The Hilton La Jolla Torrey Pines Property features a spacious outdoor deck and pool area, fitness center, tennis courts, pickleball courts, basketball courts and approximately 26,000 square feet of meeting space. Additionally, hotel guests benefit from preferred tee time access at the Torrey Pines Golf Course. There is one restaurant at the hotel, Torreyana Grille, which serves breakfast, lunch and dinner. Other food and beverage options include Horizons Coffee Café, which serves Starbucks coffee, teas, hot breakfast sandwiches and snacks, and the Pacific View Pool Bar, which offers snacks and cocktails.

The hotel’s 394 guest rooms average 470 square feet and boast floor-to-ceiling windows with the majority of rooms including balconies or patios. Standard rooms average 450 square feet and offer one king or two queen beds. Views from guest rooms consist of ocean, golf, garden and pool views. Standard room amenities include a 55-inch TV, work area, mini-refrigerator, coffee maker, WiFi access and room service. Approximately $8.4 million has been spent on capital expenditures from 2015 through 2023.

The Hilton La Jolla Torrey Pines Property is managed by Hilton Hotels Corporation. The management agreement was originally executed in 2003 and was recently renewed for an additional 10-year term through December 2033, with two, 10-year renewal options remaining at the option of the hotel manager. The Hilton La Jolla Torrey Pines Whole Loan is secured by a leasehold interest under a ground lease with The City of San Diego with a current lease expiration date of June 2067 and a fully extended expiration date of June 2087. Please see the “Ground Lease” section below for more details.

The following table presents certain information relating to the performance of the Hilton La Jolla Torrey Pines Property:

Historical Occupancy, ADR, RevPAR
	Hilton La Jolla Torrey Pines (1)			Competitive Set(2)(3)			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2021(4)	57.8%	$203.63	$117.70	54.0%	$188.45	$101.68	107.1%	108.1%	115.8%
2022	77.3%	$250.95	$193.87	73.3%	$235.14	$172.45	105.3%	106.7%	112.4%
2023	78.8%	$253.71	$199.82	75.1%	$242.62	$182.24	104.9%	104.6%	109.6%
TTM April 2024	78.1%	$254.27	$198.56	76.2%	$244.78	$186.42	102.5%	103.9%	106.5%
(1)	Occupancy, ADR and RevPAR for the Hilton La Jolla Torrey Pines Property are based on historical financial information provided by the borrower sponsor. TTM April 2024 performance is based on a third-party hospitality research report.
(2)	Data obtained from a third-party hotel trend report.
(3)	Occupancy, ADR and RevPAR for the Competitive Set are based on data provided by a third-party hospitality research report. The Competitive Set includes the San Diego Marriott La Jolla, Sheraton Hotel La Jolla, Embassy Suites by Hilton San Diego La Jolla, Hyatt Regency La Jolla at Aventine, Marriott San Diego Del Mar and Estancia La Jolla Hotel and Spa.
(4)	Performance in 2021 was below other periods due to the adverse impact of the COVID-19 pandemic.

The Market. The Hilton La Jolla Torrey Pines Property is located in La Jolla, California within San Diego County. San Diego is the second largest city in California and the eighth largest city in the United States. Major drivers of the San Diego economy include information and communications technologies and the port of San Diego which includes the only major submarine and shipbuilding yards on the West Coast as well as the largest naval fleet in the world. Due to the Navy presence, major national defense contractors are headquartered in San Diego. Additionally, tourism is a major driver of the San Diego economy as evidenced by 28.8 million visitors in 2022 who spent approximately $13.6 billion. In 2023, San Diego was on track for approximately 31 million visitors and a 9.8% spending increase over 2022. Main tourist attractions include the numerous beaches and beach towns such as Mission Beach, Pacific Beach and La Jolla, Old Town San Diego and the world-renowned San Diego Zoo. The Hilton La Jolla Torrey Pines Property is just an 18-minute drive from Old Town San Diego, allowing hotel guests to have convenient access to many tourist attractions throughout San Diego. San Diego International Airport, the busiest single-runway airport in the United States, has experienced increasing passengers in recent years. In 2023, passenger traffic increased 9.3% over 2022 and was just below 2019 passenger traffic. The airport is also in the midst of a $2.6 billion investment that broke ground in 2021 and is expected to add 30 new gates by June 2028. According to the appraisal, there are currently no new competitive hotels that are expected to open within the submarket.

The following table presents certain information relating to comparable sales from the appraisal for the Hilton La Jolla Torrey Pines Property:

Comparable Sales
Property	Location	Year Opened	Number of Rooms	Sale Date	Sales Price	Price Per Room(1)
Hilton La Jolla Torrey Pines	La Jolla, CA	1989	394	Jul-24	$165,000,000	$418,782
Marriott San Diego La Jolla	La Jolla, CA	1985	372	Oct-22	$208,962,431	$429,000
Hyatt Regency La Jolla at Aventine	San Diego, CA	1989	416	Jul-22	$216,250,000	$391,000
Embassy Suites San Diego La Jolla	San Diego, CA	1987	340	Dec-21	$226,700,000	$427,000
Estancia La Jolla Hotel and Spa	San Diego, CA	2004	210	Dec-21	$108,000,000	$438,000

Source: Appraisal.

(1)	Reflects the adjusted price per room for the comparable sales.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
83

Hospitality – Full Service	Loan #6	Cut-off Date Balance:	$65,000,000
10950 North Torrey Pines Road	Hilton La Jolla Torrey Pines	Cut-off Date LTV:	66.5%
La Jolla, CA 92037		UW NCF DSCR:	2.16x
		UW NOI Debt Yield:	17.0%

The following table presents certain information relating to the primary hotel competition from the appraisal for the Hilton La Jolla Torrey Pines Property from the Appraisal:

Competitive Set
Property	Location	Year Opened	Number of Rooms	Occupancy	ADR	RevPAR
Hilton La Jolla Torrey Pines (1)	La Jolla, CA	1989	394	78.8%	$253.71	$199.82
Estancia La Jolla Hotel and Spa	San Diego, CA	2004	210	75% - 80%	$350 - $375	$270 - $280
San Diego Marriott Del Mar	San Diego, CA	2002	284	75% - 80%	$230 - $240	$180 - $190
Sheraton La Jolla	La Jolla, CA	1963	252	60% - 65%	$220 - $230	$130 - $140
Hyatt Regency La Jolla at Aventine	San Diego, CA	1989	416	75% - 80%	$220 - $230	$180 - $190
Marriott San Diego La Jolla	La Jolla, CA	1985	376	75% - 80%	$230 - $240	$170 - $180
Embassy Suites San Diego La Jolla	San Diego, CA	1987	340	75% - 80%	$230 - $240	$170 - $180

Source: Appraisal unless otherwise noted. Occupancy, ADR and RevPAR are based on estimated 2023 values.

(1)	Hilton La Jolla Torrey Pines Property metrics are based on financial information provided by the borrower sponsor for 2023.

Appraisal. The appraisal concluded to an “As-is” for the Hilton La Jolla Torrey Pines Property of $165,500,000 as of May 17, 2024.

Environmental Matters. According to the Phase I environmental site assessment dated April 4, 2024, there was no evidence of any recognized environmental conditions at the Hilton La Jolla Torrey Pines Property.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Hilton La Jolla Torrey Pines Property:

Cash Flow Analysis
	2021(1)	2022(1)	2023	TTM 5/31/2024	UW	UW Per Room(2)
Occupancy(1)	57.8%	77.3%	78.8%	78.9%	78.9%
ADR(1)	$203.63	$250.95	$253.71	$255.45	$259.00
RevPAR(1)	$117.70	$193.87	$199.82	$201.50	$204.29

Room Revenue	$16,927,004	$27,879,873	$28,735,497	$29,056,414	$29,379,463	$74,567
Food and Beverage Revenue	$5,807,821	$15,685,014	$15,827,440	$17,621,289	$17,817,203	$45,221
Misc Income	$1,092,553	$2,835,543	$3,402,609	$3,184,896	$3,220,306	$8,173
Other Departmental Revenue	$1,989,022	$2,675,266	$2,749,423	$2,826,389	$2,857,813	$7,253
Total Revenue	$25,816,400	$49,075,696	$50,714,969	$52,688,988	$53,274,784	$135,215

Room Expense	$3,311,159	$5,195,047	$5,277,049	$5,387,205	$5,447,100	$13,825
Food and Beverage Expense	$3,296,864	$8,100,717	$8,324,015	$8,945,595	$9,045,052	$22,957
Real Estate Taxes	$1,914,331	$1,921,198	$2,023,225	$2,049,344	$2,029,500	$5,151
Property Insurance	$7,978	$9,953	$5,402	$7,911	$588,705	$1,494
Other Expenses	$10,453,429	$15,746,422	$16,855,030	$16,922,955	$17,418,350	$44,209
Total Expenses	$18,983,761	$30,973,337	$32,484,721	$33,313,010	$34,528,707	$87,636

Net Operating Income	$6,832,639	$18,102,359	$18,230,248	$19,375,978	$18,746,078	$47,579
FF&E	$913,308	$2,454,017	$2,537,544	$2,636,532	$2,663,739	$6,761
Net Cash Flow	$5,919,331	$15,648,342	$15,692,704	$16,739,446	$16,082,339	$40,818

NOI DSCR(3)	0.92x	2.43x	2.44x	2.6x	2.51x
NCF DSCR(3)	0.79x	2.1x	2.1x	2.24x	2.16x
NOI Debt Yield(3)	6.2%	16.5%	16.6%	17.6%	17.0%
NCF Debt Yield(3)	5.4%	14.2%	14.3%	15.2%	14.6%

(1)	The variances between the underwriting, the appraisal and the industry report data with respect to Occupancy, ADR and RevPAR at the Hilton La Jolla Torrey Pines Property are attributable to variances in reporting methodologies and/or timing differences.
(2)	The increase in Net Operating Income from 2021 to 2022 is primarily attributable to recovery from the adverse effects from the COVID-19 pandemic.
(3)	The debt service coverage ratios and debt yields are based on the Hilton La Jolla Torrey Pines Whole Loan.

Escrows and Reserves.

Real Estate Taxes – On a monthly basis, upon the occurrence and during the continuation of a Cash Sweep Event Period (as defined below), the borrower is required to deposit into a real estate tax reserve, 1/12th of the taxes that the lender reasonably estimates will be payable over the next-ensuing 12-month period.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
84

Hospitality – Full Service	Loan #6	Cut-off Date Balance:	$65,000,000
10950 North Torrey Pines Road	Hilton La Jolla Torrey Pines	Cut-off Date LTV:	66.5%
La Jolla, CA 92037		UW NCF DSCR:	2.16x
		UW NOI Debt Yield:	17.0%

Insurance Escrows – On a monthly basis, upon the occurrence and during the continuation of a Cash Sweep Event Period, the borrower is required to deposit into an insurance reserve 1/12th of the amount that will be sufficient to pay the insurance premiums due for the renewal of coverage afforded by such policies. However, the borrower will not be required to make the monthly insurance reserve deposit provided that (i) no event of default has occurred or is continuing and (ii) there is a blanket policy in place that is satisfactory to the lender.

FF&E Reserve – On a monthly basis, upon the occurrence and during the continuation of a Cash Sweep Event Period, the borrower is required to deposit into an FF&E reserve the FF&E Monthly Deposit (as defined below), unless any such amounts have been collected or paid by the hotel manager pursuant to the hotel management agreement, and the borrower has delivered or caused the hotel manager to deliver timely evidence of such payment prior to delinquency

“FF&E Monthly Deposit” means an amount equal to the lesser of (i) 1/12th of 5% of the operating income for the Hilton La Jolla Torrey Pines Property for the preceding calendar year and (ii) the amount of the deposit required by the hotel manager under the hotel management agreement.

Ground Rent Reserve – On a monthly basis, upon the occurrence and during the continuation of a Cash Sweep Event Period, the borrower is required to deposit into a ground rent reserve the ground rent that will be payable under the ground lease for the month in which such monthly payment date occurs.

Lockbox and Cash Management. The Hilton La Jolla Torrey Pines Mortgage Loan is structured with a soft lockbox and springing cash management. The borrower is required to cause the hotel manager to deposit all rents and other revenues from the Hilton La Jolla Torrey Pines Property directly into the lender-controlled lockbox account after the payment by the hotel manager of all amounts required in connection with the ownership, maintenance and operation of the Hilton La Jolla Torrey Pines Property. All funds in the lockbox account will be swept to an account designated by the borrowers, unless a Cash Sweep Period is continuing, in which case such funds are required to be swept on each business day into a cash management account controlled by the lender and disbursed in accordance with the terms of the Hilton La Jolla Torrey Pines Whole Loan documents.

A “Cash Sweep Event Period” means a period: (A) commencing upon the earliest of (i) the occurrence and during the continuation of an event of default, (ii) the net cash flow debt yield (“NCF Debt Yield”) being less than 7.0% at the end of any two consecutive calendar quarters based on a trailing 12-month operating statement and current rent roll or (iii) the date the hotel management agreement is terminated (“HMA Termination Event”); and (B) expiring upon with regard to (x) clause (i) above, the cure of such event of default, (y) clause (ii) above, the date that the NCF Debt Yield is equal to or greater than 7.0% for two consecutive calendar quarters based on a trailing 12-month operating statement and current rent roll (the “NCF Debt Yield Cure”) and (z) clause (iii) above, the date that the borrower has entered into a replacement hotel management agreement with a qualified hotel manager pursuant to the Hilton La Jolla Torrey Pines Whole Loan documents.

With regard to the NCF Debt Yield Cure, if the NCF Debt Yield is less than 7.0% at the end of any such two consecutive calendar quarters, then, to satisfy such threshold, the borrower may either (a) deposit with the lenders cash in the amount by which the Hilton La Jolla Torrey Pines Whole Loan would have to be prepaid in order to satisfy such threshold or (b) deliver to the lenders a letter of credit with a notional amount in replacement of the amounts by which the Hilton La Jolla Torrey Pines Whole Loan would have to be prepaid in order to satisfy such threshold.

Permitted Future Mezzanine Debt / Preferred Equity. At any time after the date that is two years after the Closing Date, the borrower will have the right to incur one or more mezzanine loans and/or preferred equity investments provided that (i) no event of default has occurred or is continuing, (ii) the combined net cash flow debt yield is equal to or greater than 14.6%, (iii) the lender has received one or more fully-executed intercreditor agreements, recognition agreements or any similar agreement by and between the lender and any such mezzanine lender or preferred equity holder and (iv) all reasonable out-of-pocket costs and expenses incurred by the lender in connection with the mezzanine or preferred equity option have been paid by the borrower.

Ground Lease. The Hilton La Jolla Torrey Pines Whole Loan is secured by a leasehold interest under a ground lease between the borrower, as ground lessee, and the City of San Diego, as ground lessor. The original ground lease commenced on August 10, 1987 with a current expiration date of June 30, 2067. There is either one, 10-year renewal option remaining or one, 20-year renewal option remaining bringing the fully extended lease expiration date to either June 30, 2077 or June 30, 2087. If the ground lessee invests on average, for the 49-year period that commenced in June 2017, no less than (i) 5% of its annual gross income, then the term is required to be extended for an additional 10 years through June 30, 2077 or (ii) 6% of its annual gross income, then the term is required to be extended for an additional 20 years through June 30, 2087. Ground rent payments are based on the greater of Percentage Rent (as defined below) and Annual Minimum Rent (as defined below). Ground rent was $3,887,227 for 2023. The Hilton La Jolla Torrey Pines Whole Loan was underwritten based on 2023 ground rent.

“Percentage Rent” is a calculation based on the percentage rent of (i) room rentals at 8.0% of revenues, (ii) food and non-alcoholic beverages at 5.0% of revenues, (iii) alcoholic beverages at 8.0% of revenues, (iv) lobby and gift shop revenue at 10% of revenues, (v) coin-operated machines at 10.0% of revenues, (vi) commissions from coin-operated telephones at 50.0% of revenues and (vii) all other uses at 15.0% of revenues.

“Annual Minimum Rent” is a percentage rent floor set at the beginning of each five-year period at 80% of the average annual rent paid during the prior five-year period. In no event may the minimum rent adjustment result in a decrease in the minimum rent requirement.

Minimum rent is currently $196,752.89 monthly and is set to reset at the start of the next five-year period commencing on July 1, 2027. At the beginning of each five-year period during the ground lease term, Annual Minimum Rent will readjust to 80% of the annual average of actual rents paid or accrued during the five lease years preceding the adjustment date. Annual Minimum Rent will then be divided by 12 to establish the new monthly minimum rent. Such adjustments are calculated by the ground lessor upon completion of payments due for the preceding five-year rental period.

Terrorism Insurance. The borrower is required to obtain and maintain a comprehensive “all risk” or “special form” insurance policy that covers losses caused by acts of terrorism in an amount equal to the “full replacement cost” of the Hilton La Jolla Torrey Pines Property, together with business income/loss of rents insurance providing (i) insurance coverage for at least 18 months and (ii) an extended period of indemnity for the lesser of (a) 12 months or (b) such period until income levels at the Hilton La Jolla Torrey Pines Property resume their pre-casualty levels. For so long as the Terrorism Risk Insurance Act of 2002, as extended and modified by the Terrorism Risk Insurance Program Reauthorization Act of 2019 (“TRIPRA”) (including any extensions thereof or if another federal governmental program is in effect relating to “acts of terrorism” which provides substantially similar protections) is in effect, the lender is required to accept terrorism insurance which covers against “covered acts” as defined by TRIPRA (or such other program), so long as TRIPRA (or such

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
85

Hospitality – Full Service	Loan #6	Cut-off Date Balance:	$65,000,000
10950 North Torrey Pines Road	Hilton La Jolla Torrey Pines	Cut-off Date LTV:	66.5%
La Jolla, CA 92037		UW NCF DSCR:	2.16x
		UW NOI Debt Yield:	17.0%

other program) continues to cover both domestic and foreign acts of terrorism. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
86

Hospitality – Extended Stay	Loan #7	Cut-off Date Balance:	$53,000,000
333 East Street Southwest	Residence Inn National Mall – Washington D.C.	Cut-off Date LTV:	63.2%
Washington, DC 20024		UW NCF DSCR:	1.78x
		UW NOI Debt Yield:	13.8%

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
87

Hospitality – Extended Stay	Loan #7	Cut-off Date Balance:	$53,000,000
333 East Street Southwest	Residence Inn National Mall – Washington D.C.	Cut-off Date LTV:	63.2%
Washington, DC 20024		UW NCF DSCR:	1.78x
		UW NOI Debt Yield:	13.8%

WASHINGTON D.C.
Residence Inn National Mall - Washington D.C.
333 East Street Southwest
Washington, DC 20024
THE NATIONAL MALL
Downtown Washington DC 1 mile
Ronald Reagan Washington Natl. Airport 2 miles
Ronald Reagan Bldg. and Intl. Trade Center
FEDERAL TRIANGLE
IRS
U.S. Department of Justice
National Archives Museum
ARCHIVES NAVY MEMORIAL
DC Superior Court Library
Washington DC Police Department
Bureau of International Labor Affairs
Union Station Plaza
Embassy of Canada
Federal Trade Commission
US District Court
Taft Memorial Carillon
Russell Senate Office Building
Constitution Ave NW
Pennsylvania Ave NW
Louisiana Ave NW
Delaware Ave NE
Museum of American History
Smithsonian National Museum of Natural History
National Gallery of Art
East Gallery
Ulysses S. Grant Memorial
Capitol Reflecting Pool
U.S. Capitol
METRO YELLOW, GREEN LINES
BLUE, ORANGE, SILVER LINES
4th St NW
3rd St NW
1st St SE
Smithsonian Castle
National Museum of Asian Art
Natl. Museum of African Art
Smithsonian Arts + industries Building
Hirshhorn Museum
National Air and Space Museum
Natl. Museum of the American Indian
Maryland Ave SW
US Botanic Garden
SMITHSONIAN
Independence Ave SW
US Agricultural Research Services
US Dept. of Energy
Federal Aviation Admin.
U. S. Dept. of Education
US Dept of Health & Human Services
Rayburn House Office Bldg.
Longworth House Office Bldg.
New Jersey Ave SE
C St SW
C St SE
Hancock Park
GSA National Capital Region
Dept. of Homeland Security
FEDERAL CENTER SW
The Spirit of Justice Park
Bureau of Engraving
12th St SW
L'ENFANT PLAZA
METRO BLUE, ORANGE, SILVER LINES
AMTRAK
Maryland Ave SW
US Postal Service Hdqtrs.
Dept. of Housing and Urban Dev.
Capitol Hill
Pension Benefit Guaranty Corporation
E St SW
E St SE
NASA
Southwest Frwy
Southeast Frwy
Benjamin Banneker Park
G St SW
Jefferson Recreation Center
Town Square Towers
Randall Recreation Center
Culture House DC
Randall Jr. High School
FRANCIS CASE MEMORIAL BRIDGE
METRO YELLOW LINE
Jefferson Jr. High School
7th St SW
6th St SW
Maine Ave SW
The Wharf DC
I St SW
I St SE
S. Capitol St
Southwest Washington
Southwest Duck Pond
Delaware Ave SW
Lansburgh Park
K St SW
L St SW
Half St SE
Washington Channel
East Potomac Golf Links
Arena Stage at the Mead Ctr. for American Theater
DC Office of Planning
M St SW
METRO GREEN LINE
WATERFRONT-SEU
Southwest Waterfront
Navy Yard
King Greenleaf Recreation Center
N St SW
N St SE
4th St SW
Canal St SW
Half St SW
O St SW
Nationals Park
P St SW
Diamond Teague Park
Q St SW
Potomac Ave SW
FREDERICK DOUGLAS MEM. BRIDGE
2nd St SW
R St SW
Capitol St SW
Fort McNair
Audi Field
Rockville
Wheaton
Calverton
Laurel
North Bethesda
Beltsville
Potomac
Silver Spring
College Park
Greenbelt
Bethesda
Chevy Chase
Takoma Park
Seabrook
Hyattsville
Langley
McLean
WASHINGTON D.C.
Landover
Tysons Corner
ARLINGTON COUNTY
Falls Church
Rosslyn
Seat Pleasant
Largo
Merrifield
ARLINGTON
PRINCE GEORGE'S COUNTY
FAIRFAX COUNTY
Suitland
Forestville
Annandale
ALEXANDRIA
Hillcrest Heights
Upper Marlboro
Camp Springs
Rose Hill
National Harbor
Springfield
VIRGINIA
Groveton
MARYLAND
Burke
Franconia
Mount Vernon
Clinton

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
88

Mortgage Loan No. 7 – Residence Inn National Mall – Washington D.C.

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	GSMC			Single Asset/Portfolio:	Single Asset
Credit Assessment (Moody’s/Fitch/KBRA):	NR/NR/NR			Location:	Washington, DC 20024
Original Balance:	$53,000,000			General Property Type:	Hospitality
Cut-off Date Balance:	$53,000,000			Detailed Property Type:	Extended Stay
% of Initial Pool Balance:	4.9%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	2005 / 2012, 2018
Borrower Sponsor:	TDC Real Estate Corp.			Size:	233 Rooms
Guarantor:	The Donohoe Companies, Inc.			Cut-off Date Balance Per Room:	$227,468
Mortgage Rate:	6.8740%			Maturity Date Balance Per Room:	$227,468
Note Date:	8/27/2024			Property Manager:	Donohoe Hospitality Services LLC
Maturity Date:	9/6/2034				(borrower related)
Term to Maturity:	120 months			Underwriting and Financial Information
Amortization Term:	0 months			UW NOI:	$7,315,386
IO Period:	120 months			UW NCF:	$6,566,001
Seasoning:	1 month			UW NOI Debt Yield:	13.8%
Prepayment Provisions:	L(25),D(88),O(7)			UW NCF Debt Yield:	12.4%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NOI Debt Yield at Maturity:	13.8%
Additional Debt Type(1):	NAP			UW NCF DSCR:	1.78x
Additional Debt Balance:	NAP			Most Recent NOI:	$7,445,643 (TTM 6/30/2024)
Future Debt Permitted (Type):	No (NAP)			2nd Most Recent NOI:	$7,045,344 (12/31/2023)
				3rd Most Recent NOI:	$5,208,461 (12/31/2022)
Reserves(1)				Most Recent Occupancy:	79.5% (6/30/2024)
Type	Initial	Monthly	Cap	3rd Most Recent Occupancy:	72.4% (12/31/2022)
RE Taxes:	$116,525	$116,525	NAP	Appraised Value (as of):	$83,900,000 (5/23/2024)
Insurance:	$0	Springing	NAP	Appraised Value Per Room::	$360,086
PIP Reserve:	$10,350,954	Springing	NAP	Cut-off Date LTV Ratio:	63.2%
FF&E Reserve(2):	$0	Springing	NAP	Maturity Date LTV Ratio:	63.2%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$53,000,000	96.0%	Loan Payoff:	$43,020,940	77.9%
Borrower Sponsor Equity	$2,214,801	4.0%	Upfront Reserves:	$10,467,479	19.0%
			Closing Costs:	$1,726,381	3.1%
Total Sources:	$55,214,801	100.0%	Total Uses:	$55,214,801	100.0%

(1)	See “Escrows and Reserves” below.
(2)	The FF&E Reserve will commence upon the payment date in October 2025.

The Mortgage Loan. The seventh largest mortgage loan (the “Residence Inn National Mall – Washington D.C. Mortgage Loan” or the “RINM Mortgage Loan”) is secured by the borrower’s fee interest in a 233-room, extended stay hotel located in Washington, D.C. (the “Residence Inn National Mall – Washington D.C. Property” or the “RINM Property”). The RINM Mortgage Loan was originated by Goldman Sachs Bank USA (“GSBI”) on August 27, 2024.

The Borrower and the Borrower Sponsor. The borrowing entity for the RINM Mortgage Loan is Southwest Capital Associates LLC, a District of Columbia limited liability company and single purpose entity with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the RINM Mortgage Loan. The non-recourse carveout guarantor is The Donohoe Companies, Inc. Founded in 1884, The Donohoe Companies, Inc. is a privately owned real estate services company based in Bethesda, Maryland. The Donohoe Companies, Inc. engages in the development, construction and management of commercial and residential real estate.

The Property. The RINM Property is a 233-room extended stay hotel situated on a 0.62-acre site in Washington, D.C. The RINM Property is located within walking distance of nationally recognized destinations including the U.S. Capitol Building, Air & Space Museum, NASA Headquarters, U.S. Department of Transportation, and U.S. International Trade Commission. Built in 2005, the RINM Property’s unit mix consists of 90 king units, 55 one-bedroom king suites, 48 one-bedroom queen suites, 24 two-bedroom suites, 12 queen units and four executive suites. The RINM Property amenities include an indoor pool, fitness room, outdoor patio, lobby workstation and vending area.

The RINM Property currently operates as a Residence Inn by Marriott under a franchise agreement with Marriott International, Inc. (“Marriott”) expiring in 2050.

The RINM Property is required to undergo a franchisor required Property Improvement Plan (“PIP”) in 2025. Key improvements include replacing guestroom and bathroom case goods (i.e. bedframes, desks, chairs and dressers/drawers). An escrow account with a balance of $10,350,954 was reserved at origination to fund the PIP. All PIP items must be completed by February 28, 2026 pursuant to the related franchise agreement.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
89

Hospitality – Extended Stay	Loan #7	Cut-off Date Balance:	$53,000,000
333 East Street Southwest	Residence Inn National Mall – Washington D.C.	Cut-off Date LTV:	63.2%
Washington, DC 20024		UW NCF DSCR:	1.78x
		UW NOI Debt Yield:	13.8%

The following table presents certain information relating to the performance of RINM Property:

Historical Occupancy, ADR, RevPAR
	RINM Property(1)(3)			Competitive Set(2)(3)
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2021	55.2%	$171.65	$94.74	51.4%	$144.15	$74.14
2022	72.4%	$218.98	$158.58	70.2%	$200.93	$141.04
2023	78.5%	$256.88	$201.77	75.0%	$225.23	$168.85

(1)	Occupancy, ADR and RevPAR for the RINM Property are based on historical financial information provided by the borrower sponsor.
(2)	Source: Appraisal.
(3)	Performance in 2021 was below other periods due to the adverse impact of the COVID-19 pandemic.

The Market. The RINM Property is located in the city of Washington in the District of Columbia. Washington offers visitors access to museums, monuments and national politics. As the nation’s hub of political affairs, the city is the center of governmental action and policy in the United States. According to the appraisal, the top five employers in the market are the District of Columbia Government (28,125 employees), District of Columbia Public Schools (14,653 employees), Washington Metropolitan Area Transit Authority (12,980 employees), Verizon Communications, Inc. (11,057 employees) and The World Bank Group (10,000 employees). The market also benefits from a variety of tourism attractions in the area, including Capitol Hill, the National Mall and the Smithsonian Museum complex. The RINM Property is located approximately two miles northeast of the Ronald Reagan Washington National Airport, which processed approximately 25 million passengers in 2023.

The following table presents certain information relating to the primary hotel competition from the appraisal for the RINM Property:

Appraisal Primary Competitive Set(1)
Property	Location	Year Opened	Number of Rooms	Occupancy	ADR	RevPAR
RINM Property(2)	Washington, DC	2005	233	78.5%	$256.88	$201.77
Holiday Inn Washington Capitol	Washington, DC	1980	536	70% - 75%	$210 - $220	$150 - $160
Hyatt Place Washington DC/National Mall	Washington, DC	2015	214	80% - 85%	$220 - $230	$180 - $190
Residence Inn by Marriott Capitol Hill Navy Yard	Washington, DC	2017	170	75% - 80%	$230 - $240	$180 - $190
Homewood Suites by Hilton Capitol – Navy Yard	Washington, DC	2016	195	75% - 80%	$240 - $250	$190 - $200
Hyatt House The Wharf	Washington, DC	2017	237	75% - 80%	$260 - $270	$200 - $210

Source: Appraisal unless otherwise noted.

(1)	Occupancy, ADR and RevPAR are based on estimated 2023 values.
(2)	Occupancy, ADR and RevPAR for the RINM Property are based on historical financial information provided by the borrower sponsor.

Appraisal. The appraisal concluded to an “As-is” value for the RINM Property of $83,900,000 as of May 23, 2024.

Environmental Matters. According to the Phase I environmental site assessment dated June 10, 2024, there was no evidence of any recognized environmental conditions at the RINM Property.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
90

Hospitality – Extended Stay	Loan #7	Cut-off Date Balance:	$53,000,000
333 East Street Southwest	Residence Inn National Mall – Washington D.C.	Cut-off Date LTV:	63.2%
Washington, DC 20024		UW NCF DSCR:	1.78x
		UW NOI Debt Yield:	13.8%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the RINM Property:

Cash Flow Analysis
	2022(1)	2023(1)	TTM 6/30/2024	UW	UW Per Room
Occupancy	72.4%	78.5%	79.5%	79.5%
ADR	$218.98	$256.88	$259.59	$259.59
RevPAR	$158.58	$201.77	$206.26	$206.26

Room Revenue	$13,486,204	$17,159,120	$17,589,159	$17,541,101	$75,284
Food and Beverage Revenue	$177,298	$204,473	$309,579	$308,733	$1,325
Other Departmental Revenue	$796,535	$957,367	$887,219	$884,795	$3,797
Total Revenue	$14,460,037	$18,320,960	$18,785,957	$18,734,629	$80,406

Room Expense	$3,011,569	$3,632,263	$3,620,881	$3,610,988	$15,498
Food and Beverage Expense	$57,792	$106,958	$109,951	$109,651	$471
Other Departmental Expenses	$10,708	($3,232)	$4,468	$4,456	$19
Real Estate Taxes	$1,366,096	$1,334,450	$1,311,476	$1,377,157	$5,911
Property Insurance	$118,886	$142,864	$139,482	$179,725	$771
Other Expenses	$4,686,525	$6,062,313	$6,154,056	$6,137,267	$26,340
Total Expenses	$9,251,576	$11,275,616	$11,340,314	$11,419,244	$49,010

Net Operating Income	$5,208,461	$7,045,344	$7,445,643	$7,315,386	$31,397
FF&E	$578,401	$732,838	$751,438	$749,385	$3,216
Net Cash Flow	$4,630,060	$6,312,506	$6,694,205	$6,566,001	$28,180

NOI DSCR	1.41x	1.91x	2.02x	1.98x
NCF DSCR	1.25x	1.71x	1.81x	1.78x
NOI Debt Yield	9.8%	13.3%	14.0%	13.8%
NCF Debt Yield	8.7%	11.9%	12.6%	12.4%

(1)	The increase in Net Operating Income from 2022 to 2023 is primarily attributable to recovery from the adverse effects from the COVID-19 pandemic.

Escrows and Reserves. At origination, the borrower deposited approximately $116,525 into a tax reserve and $10,350,954 into a PIP reserve that relates to the estimated cost of to complete the PIP renovations at the RINM Property required under the related franchise agreement.

Real Estate Tax Escrows – On a monthly basis, the borrower is required to escrow 1/12th of estimated annual real estate taxes (initially approximately $116,525).

Insurance Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the estimated annual insurance premium; provided, however, that such insurance escrow is conditionally waived so long as (i) the borrower maintains one or more blanket policies meeting the requirements of the RINM Mortgage Loan documents and provides the lender with evidence of the payment of premiums in respect thereof at least 10 days prior to the date on which such payment would become delinquent and (ii) no event of default is continuing. At origination of the RINM Mortgage Loan, an acceptable blanket policy was in place.

FF&E Reserve – On a monthly basis commencing with the October 2025 monthly payment date, the borrower is required to escrow a consistent monthly amount equal to (i) for the monthly payment dates which occur in October 2025 through September 2026, the greater of (a) the monthly amount required to be reserved pursuant to the franchise agreement for the replacement of furniture, fixtures and equipment used in connection with the RINM Property (the “Monthly FF&E Amount”) or (b) 1/12th of 1% of the operating income of the RINM Property for the previous 12-month period, which will be as determined on the anniversary of the last day of the calendar month in which the loan origination date occurs (the “Operating Income”), (ii) for the monthly payment dates which occur in October 2026 through September 2027, the greater of (a) the Monthly FF&E Amount or (b) 1/12th of 2% of the Operating Income, (iii) for the monthly payment dates which occur in October 2027 through September 2028, the greater of (a) the Monthly FF&E Amount or (b) 1/12th of 3% of the Operating Income, and (iv) thereafter, for the monthly payment dates in October through September of the following calendar year, the greater of (a) the Monthly FF&E Amount or (b) 1/12th of 4% of the Operating Income.

PIP Reserve – As it pertains to any other PIP which may be required by Marriott or any replacement franchisor or licensor in connection with the satisfaction of the New License Conditions (as defined below), the borrower is required to escrow the applicable PIP deposit amount within 10 business days after the PIP requirements are identified and a budget related thereto is agreed to by the borrower, the lender and Marriott or any replacement franchisor or licensor.

Lockbox and Cash Management. The RINM Mortgage Loan is structured with a hard lockbox and springing cash management. The borrower was required to deliver direction letters to each of the credit card companies with which the borrower or property manager has entered into a merchant’s or other credit card agreement directing them to pay to the lender-controlled lockbox account all payments which would otherwise be paid to the borrower under the applicable credit card processing agreement. The borrower is required to (or to cause the property manager to) deposit all revenue generated by the RINM Property into the lender-controlled lockbox account or cash management account (to the extent there is a continuing Cash Management

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
91

Hospitality – Extended Stay	Loan #7	Cut-off Date Balance:	$53,000,000
333 East Street Southwest	Residence Inn National Mall – Washington D.C.	Cut-off Date LTV:	63.2%
Washington, DC 20024		UW NCF DSCR:	1.78x
		UW NOI Debt Yield:	13.8%

Period (as defined below)) within one business day of receipt. All funds deposited into the lockbox account are required to be transferred on each business day to the borrower’s operating account unless a Cash Management Period exists. During the continuance of a Cash Management Period, all funds in the lockbox account are required to be swept on each payment date to a cash management account under the control of the lender to be applied and disbursed in accordance with the RINM Mortgage Loan documents.

A “Cash Management Period” means any of the following periods: (i) the period from the commencement of a Trigger Period (as defined below) until the earlier to occur of the end of such Trigger Period or the indebtedness is paid in full; or (ii) the period from the occurrence of an event of default until the earlier to occur of such event of default is waived by the lender or the indebtedness is paid in full. A Cash Management Period will not be terminated unless, at the time the borrower satisfies the conditions for termination of the applicable Cash Management Period as set forth in clause (i) or clause (ii) above, there is no continuing event of default and no other event has occurred which would cause an additional Cash Management Period as described above.

A “Trigger Period” means each of the following: (i) each period that (a) commences when the debt service coverage ratio, determined as of the first day of any fiscal quarter, is less than 1.20x (each, a "DSCR Trigger Event"), and the borrower has not timely made the cash deposit into the excess cash flow account or deposited with the lender a letter of credit following the lender's notification of such DSCR Trigger Event and otherwise in accordance with the RINM Mortgage Loan documents, and (b) concludes when the debt service coverage ratio is equal to or greater than 1.20x as of the last day of two consecutive fiscal quarters thereafter, or when a cash deposit in an aggregate amount, such that when combined with the cash balance in the excess cash flow account, is equal to $1,319,350, is made to the excess cash flow account or a letter of credit is deposited with the lender as permitted pursuant to the RINM Mortgage Loan documents, whichever is earlier; (ii) if the financial reports required under the RINM Mortgage Loan documents are not delivered to the lender as and when required, subject, in any event to the notice and cure period specified in the RINM Mortgage Loan documents, a Trigger Period will be deemed to have commenced and be ongoing, unless and until such reports are delivered and they indicate that, in fact, no Trigger Period is ongoing under subsection (i) immediately above; and (iii) any period from (a) the RINM Property no longer being subject to the franchise agreement or any replacement thereof entered in accordance with the terms contained in the RINM Mortgage Loan documents to (b) the date upon which the New License Conditions are satisfied.

“New License Conditions” means the delivery to the lender of the following items, each of which is satisfactory to the lender in its commercially reasonable discretion: (i) a replacement franchise agreement with Marriott or another franchisor or licensor acceptable to the lender, in any case for a term of no less than five years beyond the loan maturity date and which contains market terms consistent with other license agreements being issued by Marriott or any replacement thereof for other properties; (ii) a tri-party agreement or comfort letter issued by Marriott or any replacement thereof for the benefit of the lender in the identical form provided to the lender prior to the loan origination date or otherwise approved by the lender and which relates to the franchise agreement, as extended, or any replacement franchise agreement referenced in subsection (i) immediately above; and (iii) a completion guaranty from the guarantor in form satisfactory to the lender for the completion of any PIP requirements required to satisfy any PIP implemented in conjunction with the entering of any extension or replacement franchise agreement as referenced in subsection (i) above, provided, the guarantor's obligation to complete any renovations or related improvements required by a PIP under the completion guaranty will be subject to the lender making available to the guarantor or borrower in a timely manner all related escrowed amounts upon the satisfaction of any conditions precedent set forth in the RINM Mortgage Loan documents.

Letter of Credit. None. However, the borrower may provide a letter of credit to prevent a DSCR Trigger Event as described above under “Lockbox and Cash Management”.

Right of First Offer and Refusal/Right to Purchase. Marriott has a right of first refusal to purchase the RINM Property in the event of a proposed transfer of the RINM Property or an ownership interest in the borrower (or a controlling affiliate of the borrower) to a Competitor (as defined in the related franchise agreement) of the franchisor.

Terrorism Insurance. The RINM Mortgage Loan documents require that the “all risk” insurance policy required to be maintained by the borrower provides coverage for terrorism in an amount equal to the full replacement cost of the RINM Property, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a 12-month extended period of indemnity (provided that if TRIPRA or a similar statute is not in effect, the borrower will not be obligated to pay terrorism insurance premiums in excess of two times the annual premium for the casualty and business interruption coverage on a standalone basis (without giving effect to the cost of terrorism, earthquake and business interruption components of such coverage) and if the cost of terrorism insurance exceeds such amount, the borrower is required to purchase the maximum amount of terrorism insurance available with funds equal to such amount).

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
92

Retail – Anchored	Loan #8	Cut-off Date Balance:	$49,000,000
12922-13060 Middlebrook Road	Germantown Commons	Cut-off Date LTV:	70.1%
Germantown, MD 20874		UW NCF DSCR:	1.79x
		UW NOI Debt Yield:	11.1%

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
93

Retail – Anchored	Loan #8	Cut-off Date Balance:	$49,000,000
12922-13060 Middlebrook Road	Germantown Commons	Cut-off Date LTV:	70.1%
Germantown, MD 20874		UW NCF DSCR:	1.79x
		UW NOI Debt Yield:	11.1%

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
94

Retail – Anchored	Loan #8	Cut-off Date Balance:	$49,000,000
12922-13060 Middlebrook Road	Germantown Commons	Cut-off Date LTV:	70.1%
Germantown, MD 20874		UW NCF DSCR:	1.79x
		UW NOI Debt Yield:	11.1%

Germantown Commons
12922-13060 Middlebrook Road
Germantown, MD 20874
Frederick
18 miles
Clarksburg
Bucklodge Conservation Park
Gateway 270 Corporate Park
Clarksburg Premium Outlets
Forterra
Snowden Farm Pkwy
Frederick Rd
Clarksburg Rd
Washington National Pike
W. Old Baltimore Rd
Black Hill Regional Park
Milestone
Earth Networks
Neelsville Village Center
Milestone Shopping Center
Germantown
North Germantown Park
Little Seneca Lake
Father Hurley Blvd
270 Corporate Center
Senseonics
Germantown Rd
Percigen, Inc.
Century 21 Business Center
Montgomery College Germantown Campus
BOYDS
MARC TRAIN
Shops at Town Center & Century Station
Holy Cross Germantown Hospital
Germantown Plaza
US Dept. of Energy
Hughes Network Systems
MONTGOMERY COUNTY
GERMANTOWN
Montgomery Village
Germantown Square
Churchill Village South
Richter Farm Rd
Germantown Rd
Waring Station Rd
Montgomery Business Park
Kingsview Village Center
MedStar Health Women's Health at Gaithersburg
Clopper Rd
South Germantown Splash Park & Mini Golf
Lakeforest Redevelopment
Great Seneca Hwy
Clopper Mill Village
Seneca Creek State Park
Gaithersburg Square
METRO GROVE
West Riding
Quince Orchard Plaza
Clopper Lake
Riffle Ford Rd
Hoyles Mill Conservation Park
Ancient Oak North
Natl. Inst. of Standards and Technology
Gaithersburg
Kentlands
AstraZeneca
Wash. D.C.
23 miles
Market Place
Kentlands Market Square
Darnestown
Damascus
Clarksburg
Columbia
Germantown
Montgomery Village
Olney
Gaithersburg
Poolesville
Darnestown
North Potomac
Rockville
Laurel
MARYLAND
Wheaton
Ashburn
VIRGINIA
Potomac
Sterling
Silver Spring
Herndon
Reston
Bethesda
McLean
WASHINGTON D.C.
Chantilly
Oakton
Vienna
ARLINGTON
Centreville
Fairfax
Annandale
ALEXANDRIA
Burke
Springfield
Manassas
FAIRFAX COUNTY

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
95

Mortgage Loan No. 8 – Germantown Commons

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	WFB			Single Asset/Portfolio:	Single Asset
Credit Assessment (Moody’s/Fitch/KBRA):	NR/NR/NR			Location:	Germantown, MD 20874
Original Balance:	$49,000,000			General Property Type:	Retail
Cut-off Date Balance:	$49,000,000			Detailed Property Type:	Anchored
% of Initial Pool Balance:	4.5%			Title Vesting:	Fee
Loan Purpose:	Acquisition			Year Built/Renovated:	1990/2003
Borrower Sponsor:	Gary D. Rappaport			Size:	200,726 SF
Guarantors:	The Gary D. Rappaport Revocable			Cut-off Date Balance PSF:	$244
	Trust and Gary D. Rappaport			Maturity Date Balance PSF:	$244
Mortgage Rate:	5.830%			Property Manager:	Rappaport Management Company
Note Date:	9/6/2024				(borrower-related)
Maturity Date:	9/11/2034
Term to Maturity:	120 months			Underwriting and Financial Information
Amortization Term:	0 months			UW NOI:	$5,421,178
IO Period:	120 months			UW NCF:	$5,188,964
Seasoning:	1 month			UW NOI Debt Yield:	11.1%
Prepayment Provisions:	L(25),D(88),O(7)			UW NCF Debt Yield:	10.6%
Lockbox/Cash Mgmt Status:	Soft/Springing			UW NOI Debt Yield at Maturity:	11.1%
Additional Debt Type:	NAP			UW NCF DSCR:	1.79x
Additional Debt Balance:	NAP			Most Recent NOI:	$4,218,864 (6/30/2024 TTM)
Future Debt Permitted (Type):	No (NAP)			2nd Most Recent NOI:	$3,983,113 (12/31/2023)
Reserves(1)(2)				3rd Most Recent NOI:	$3,872,619 (12/31/2022)
Type	Initial	Monthly	Cap	Most Recent Occupancy:	95.4% (7/22/2024)
RE Taxes:	$0	$55,209	NAP	2nd Most Recent Occupancy:	74.7% (12/31/2023)
Insurance:	$0	Springing	NAP	3rd Most Recent Occupancy:	78.8% (12/31/2022)
Replacement Reserve:	$0	$3,757	$188,776	Appraised Value (as of):	$69,900,000 (8/3/2024)
TI/LC Reserve:	$150,000	$20,909	NAP	Appraised Value PSF:	$348
Giant Tenant Reserve:	$0	Springing	NAP	Cut-off Date LTV Ratio:	70.1%
Existing TI/LC Obligation Reserve:	$943,602	Springing	NAP	Maturity Date LTV Ratio:	70.1%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$49,000,000	67.4%	Purchase Price:	$69,700,000	95.8%
Sponsor Equity	$23,719,006	32.6%	Closing Costs:	$1,925,404	2.6%
			Upfront Reserves:	$1,093,602	1.5%
Total Sources:	$72,719,006	100.0%	Total Uses:	$72,719,006	100.0%

(1)	See “Escrows and Reserves” below.
(2)	The seller provided an upfront reserve for gap rent in the amount of $72,503, which is held with a third party and not with the lender and is not collateral for the mortgage loan. See “Escrows and Reserves – Gap Rent Reserve Escrow”.

The Mortgage Loan. The eighth largest mortgage loan (the “Germantown Commons Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $49,000,000 and secured by the fee interest in a 200,726 SF anchored retail property located in Germantown, Maryland (the “Germantown Commons Property”).

The Borrower and the Borrower Sponsors. The borrower for the Germantown Commons Mortgage Loan is Germantown Commons Borrower, LLC, a Delaware limited liability company and single purpose entity with one independent director. The borrower sponsor is Gary D. Rappaport and the non-recourse carveout guarantors are The Gary D. Rappaport Revocable Trust and Gary D. Rappaport.

Gary D. Rappaport is the founder and chief executive officer of Rappaport Companies (“Rappaport”), a retail real estate company that provides leasing, tenant representation, management and development services for more than 14.7 million square feet. Founded in 1984, Rappaport’s portfolio includes more than 76 shopping centers and ground floor retail in some 115 mixed-use properties, both residential and office, located primarily throughout the mid-Atlantic region.

The Property. The Germantown Commons Property is a multi-tenant anchored retail center totaling 200,726 SF located in Germantown, Maryland. Built in 1990 and renovated in 2003, the property is situated on a 19.56-acre site and comprises 7 retail buildings and four leased fee pads whereby the tenants own their improvements and ground lease the underlying land from the borrower (PNC, Wendy’s, McDonald’s and M&T Bank). The property is anchored by Giant with other notable tenants including Gold’s Gym and Ross Dress For Less. The property contains 1,450 parking spaces, resulting in a parking ratio of 7.22 spaces per 1,000 SF of rentable area. As of July 22, 2024, the Germantown Commons Property was 95.4% leased to 27 tenants.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
96

Retail – Anchored	Loan #8	Cut-off Date Balance:	$49,000,000
12922-13060 Middlebrook Road	Germantown Commons	Cut-off Date LTV:	70.1%
Germantown, MD 20874		UW NCF DSCR:	1.79x
		UW NOI Debt Yield:	11.1%

Major Tenants.

Giant (NR/Baa1/BBB+ by F/M/S&P; 46,756 SF; 23.3% of NRA; 4.6% of UW rent). Giant is an American regional supermarket chain with 165 stores located in Delaware, Maryland, Virginia and Washington, D.C. Giant was acquired by Royal Ahold, a Dutch retail conglomerate, in the 1990s, which then merged with Belgium-based Delhaize Group in 2016 to form Ahold Delhaize. Ahold Delhaize is a Dutch-Belgian multinational retail and wholesale company. The tenant has been located at the property since 1982, and recently extended its lease for a 10-year term, expiring April 30, 2032, with one 10-year renewal option and no termination options remaining. The tenant reported 2023 sales of $453 PSF and an occupancy cost of 2.6%.

Ross Dress For Less (NR/A2/BBB+ by F/M/S&P; 28,006 SF; 14.0% of NRA; 9.9% of UW rent). Ross Dress for Less is the largest off-price apparel and home fashion chain in the United States with 1,765 locations. Ross Dress for Less has a lease expiration of January 01, 2035, with four 5-year renewal options and no termination options remaining. Ross Dress for Less is not yet in occupancy and is expected to open in or around October 2024.

Gold’s Gym (NR/NR/NR by F/M/S&P; 26,136 SF; 13.0% of NRA; 12.4% of UW rent). Gold’s Gym International, Inc. is an American chain of international fitness centers originally started by Joe Gold in Venice Beach, California. Gold’s has more than 650 gyms worldwide (including some 300 gyms outside of the US), with franchises accounting for most of its locations. Gold’s Gym has been a tenant since 2023 and has a lease expiration of March 31, 2033. The tenant has no termination options and one five-year renewal option remaining.

The following table presents certain information relating to the tenancy at the Germantown Commons Property:

Tenant Summary
Tenant Name	Credit Rating (Fitch/Moody's/ S&P)(1)	Tenant SF	Approx. % of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF
							2023 Sales $	Occ Cost %(2)	Lease Expiration	Renewal Options	Termination Option (Y/N)
Major Tenants
Giant	NR/Baa1/BBB+	46,756	23.3%	$250,000	4.6%	$5.35	$21,183,282	2.6%	4/30/2032	1 x 10 years	N
Ross Dress For Less(3)	NR/A2/BBB+	28,006	14.0%	$542,383	9.9%	$19.37	NAV	NAV	1/31/2035	4 x 5 years	N
Gold’s Gym	NR/NR/NR	26,136	13.0%	$679,797	12.4%	$26.01	NAV	NAV	3/31/2033	1 x 5 years	N
Petco	NR/B3/B	14,868	7.4%	$297,360	5.4%	$20.00	NAV	NAV	1/31/2029	NAV	N
Big Blue Swim School	NR/NR/NR	11,900	5.9%	$238,000	4.3%	$20.00	NAV	NAV	1/31/2034	2 x 5 years	N
Major Tenant Subtotal/Wtd. Avg.		127,666	63.6%	$2,007,540	36.7%	$15.72

Non-Major Tenants		63,863	31.8%	$3,469,803	63.3%	$54.33
Occupied Collateral Subtotal/Wtd. Avg.		191,529	95.4%	$5,477,343	100.0%	$28.60
Vacant Space		9,197	4.6%
Total/Wtd. Avg.		200,726	100.0%

(1)	Credit Ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Occupancy cost is based on underwritten base rent, reimbursements and any applicable percentage rent divided by most recent reported sales.
(3)	Ross Dress for Less is in possession and has accepted their space. The tenant is expected to open in or around October 2024.
(4)	Petco has a conditional termination option. If Ross Dress for Less does not open by November 2, 2024, Petco will have 30 days to terminate its lease.

The following table presents a summary of sales and occupancy costs for certain Major Tenants at the Germantown Commons Property.

Tenant Sales(1)(2)
	2021 Sales (PSF)	2022 Sales (PSF)	2023 Sales (PSF)	Occupancy Cost(3)
Giant	$428	$421	$453	2.6%

(1)	Information obtained from the borrower.
(2)	Tenants shown in the Tenant Summary table above and not included in the Tenant Sales table did not provide historical sales information.
(3)	Occupancy cost is based on underwritten base rent and reimbursements divided by most recent reported sales.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
97

Retail – Anchored	Loan #8	Cut-off Date Balance:	$49,000,000
12922-13060 Middlebrook Road	Germantown Commons	Cut-off Date LTV:	70.1%
Germantown, MD 20874		UW NCF DSCR:	1.79x
		UW NOI Debt Yield:	11.1%

The following table presents certain information relating to the lease rollover schedule at the Germantown Commons Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling	UW Rent PSF Rolling
MTM	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2024	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2025	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2026	6	13,817	6.9%	6.9%	$755,848	13.8%	13.8%	$54.70
2027	4	9,997	5.0%	11.9%	$635,756	11.6%	25.4%	$63.59
2028	5	17,767	8.9%	20.7%	$1,312,847	24.0%	49.4%	$73.89
2029	5	30,919	15.4%	36.1%	$829,625	15.1%	64.5%	$26.83
2030	0	0	0.0%	36.1%	$0	0.0%	64.5%	$0.00
2031	0	0	0.0%	36.1%	$0	0.0%	64.5%	$0.00
2032	2	47,946	23.9%	60.0%	$295,512	5.4%	69.9%	$6.16
2033	1	26,136	13.0%	73.0%	$679,797	12.4%	82.3%	$26.01
2034	3	16,941	8.4%	81.5%	$425,575	7.8%	90.1%	$25.12
2035 & Thereafter	1	28,006	14.0%	95.4%	$542,383	9.9%	100.0%	$19.37
Vacant	0	9,197	4.6%	100.0%	$0	0.0%	100.0%	$0.00
Total/Wtd. Avg.	27	200,726	100.0%		$5,477,343	100.0%		$28.60(3)

(1)	Information is based on the underwritten rent roll.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the related lease and are not considered in the rollover schedule.
(3)	Wtd. Avg. UW Rent PSF Rolling excludes vacant space.

The Market. The Germantown Commons Property is located in Germantown, Maryland, which is approximately 28 miles outside of Washington, D.C. The property is located 0.5 miles from Interstate 270 which reports a daily traffic count of 133,500 vehicles per day. Major employers in the area include District of Columbia Government, Fairfax County Public Schools, Montgomery County Public Schools, INOVA Health Systems and Prince George's County Public Schools.

According to the appraisal, the estimated 2024 population within a one-, three- and five-mile radius was approximately 24,246, 103,919 and 210,134, respectively, and the average household income within the same radii was $124,117, $151,907 and $156,451, respectively.

According to a third-party market research report, the Germantown Common Property is located within the Germantown submarket of the Washington, D.C. retail market. As of the first quarter of 2024, the submarket reported total inventory of approximately 2.64 million SF with a 3.1% vacancy rate and average asking rent of $35.79 PSF. The appraisal concluded to market rents for the Germantown Commons Property ranging from $10.00 PSF for the grocery anchor space, to $400,000 for bank ground lease space (see table below).

The following table presents certain information relating to the appraisal’s market rent conclusion for the Germantown Commons Property:

Market Rent Summary
	Grocery Anchor	Gym	Jr Anchor	Large Inline: >7500 SF	Med Inline: 2k- 7500 SF	Small Inline: >2000 SF	Ground Lease-Bank	Ground Lease- Retail/ Restaurant
Market Rent (PSF)	$10.00	$25.00	$20.00	$30.00	$34.00	$50.00	$400,000	$200,000
Lease Term (Years)	240	120	120	120	120	120	240	240
Lease Type (Reimbursements)	Net	Net	Net	Net	Net	Net	None	None
Tenant Improvements New (PSF)	$25.00	$25.00	$10.00	$10.00	$10.00	$10.00	None	None
Rent Increase Projection	10% Every 5 Years	10% Every 5 Years	10% Every 5 Years	3% Annually	3% Annually	3% Annually	10% Every 5 Years	10% Every 5 Years

Source: Appraisal.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
98

Retail – Anchored	Loan #8	Cut-off Date Balance:	$49,000,000
12922-13060 Middlebrook Road	Germantown Commons	Cut-off Date LTV:	70.1%
Germantown, MD 20874		UW NCF DSCR:	1.79x
		UW NOI Debt Yield:	11.1%

The table below presents certain information relating to comparable sales pertaining to the Germantown Commons Property identified by the appraisal:

Comparable Sales
Property Name	Location	Rentable Area (SF)	Year Built	Occupancy	Anchors	Sale Date	Sale Price (PSF)
Giant Center	7356-7679 Linton Hall Road Gainesville, VA	103,950	2000	95.0%	Giant	6/2024	$279.82
Stonebridge at Potomac Town Center	2401 Opitz Boulevard Woodbridge, VA	504,000	2008	86.0%	Wegmans supermarket	8/2023	$342.26
Montgomery Village	19200 Montgomery Village Ave Montgomery Village, MD	131,015	1990 / 2021	100.0%	Aldi and Big Lots	12/2022	$307.22
East Gate Marketplace - Chantilly	25360 Eastern Marketplace Plaza Chantilly, VA	116,032	2009	95.0%	Harris Teeter	12/2022	$396.44
Cheshire Station	4119-4271 Cheshire Station Plaza Dale City, VA	105,054	1999 / 2002	100.0%	Safeway Supermarket	5/2022	$277.00

Source: Appraisal.

Appraisal. The appraisal concluded to an “as-is” value for the Germantown Commons Property of $69,900,000 as of August 03, 2024.

Environmental Matters. According to the Phase I environmental site assessment dated August 27, 2024, there was no evidence of any recognized environmental conditions at the Germantown Commons.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
99

Retail – Anchored	Loan #8	Cut-off Date Balance:	$49,000,000
12922-13060 Middlebrook Road	Germantown Commons	Cut-off Date LTV:	70.1%
Germantown, MD 20874		UW NCF DSCR:	1.79x
		UW NOI Debt Yield:	11.1%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Germantown Commons Property:

Cash Flow Analysis
	2022		2023	TTM 6/30/2024		UW		UW PSF
Base Rent	$4,023,001		$4,116,468	$4,349,215		$5,477,343		$27.29
Grossed Up Vacant Space	$76,901		$273,192	$214,364		$312,698		$1.56
Gross Potential Rent	$4,099,902		$4,389,660	$4,563,579		$5,790,041		$28.85

Other Income	$34,401		$34,288	$36,766		$36,766		$0.18
Percentage Rent	$45,202		$67,629	$61,834		$67,629		$0.34
Total Recoveries	$1,137,341		$1,086,685	$1,226,317		$1,143,881		$5.70
Net Rental Income	$5,316,846		$5,578,262	$5,888,496		$7,038,318		$35.06
(Free Rent Adjustment)	$0		$0	$0		$0		$0.00
(Vacancy & Credit Loss)	($76,901)		($273,192)	($214,364)		($312,698)	(1)	($1.56)
Effective Gross Income	$5,239,945		$5,305,070	$5,674,132		$6,725,620		$33.51

Real Estate Taxes	$588,188		$609,505	$620,902		$623,268		$3.11
Insurance	$128,527		$157,349	$167,069		$42,117		$0.21
Management Fee	$203,648		$209,290	$230,009		$201,769		$1.01
Other Operating Expenses	$446,963		$345,813	$437,288		$437,288		$2.18
Total Operating Expenses	$1,367,326		$1,321,957	$1,455,268		$1,304,441		$6.50
								$0.00
Net Operating Income	$3,872,619	(2)	$3,983,113	$4,218,864	(2)	$5,421,178	(2)	$27.01
Replacement Reserves	$0		$0	$0		$45,446		$0.23
TI/LC	$0		$0	$0		$186,769		$0.93
Net Cash Flow	$3,872,619		$3,983,113	$4,218,864		$5,188,964		$25.85

Occupancy %	78.8%		74.7%	95.4%		93.7%	(1)
NOI DSCR	1.34x		1.38x	1.46x		1.87x
NCF DSCR	1.34x		1.38x	1.46x		1.79x
NOI Debt Yield	7.9%		8.1%	8.6%		11.1%
NCF Debt Yield	7.9%		8.1%	8.6%		10.6%

(1)	The underwritten economic vacancy is 6.3%. A tenant occupying 3,020 square feet (1.5% of NRA) that is delinquent on its rent was underwritten as vacant.
(2)	The increase in Net Operating Income and Occupancy % between 2022 and UW is primarily attributed to (i) DSW (26,136 SF) vacating in April 2022 and the space being re-let to Gold’s Gym in March 2023, and (ii) Bed Bath & Beyond (28,006 SF) vacating in April 2023 and the space being re-let to Ross Dress for Less, which is expected to open in or around October 2024.

Escrows and Reserves.

Real Estate Taxes – The Germantown Commons Mortgage Loan documents require ongoing monthly deposits of $55,209 for real estate taxes.

Insurance – The Germantown Commons Mortgage Loan documents require an upfront deposit and ongoing monthly deposit into an insurance reserve equal to 1/12th of the insurance premiums that the lender reasonably estimates will be payable during the next ensuing 12 months; provided that no deposits are required if (i) no event of default is continuing, (ii) the borrower maintains insurance coverage for the Germantown Commons Property as part of blanket or umbrella coverage reasonably approved by the lender, and (iii) the borrower provides the lender with evidence of the renewals of the insurance policies and paid receipts for the payment of the insurance premiums no later than 10 business days prior to the expiration dates of the policies.

Replacement Reserve – The Germantown Commons Mortgage Loan documents require ongoing monthly replacement reserve deposits of $3,757 subject to a cap of $188,776.

TI/LC Reserve – The Germantown Commons Mortgage Loan documents require an upfront deposit of $150,000 and ongoing monthly reserves of $20,909 ($1.25 per square foot annually) for tenant improvements and leasing commissions reserves.

Giant Tenant Reserve – Beginning 12 months prior to Giant’s lease expiration date of April 30, 2032 and continuing for 10 months up until Giant’s notice period (two months prior to lease expiration), the Germantown Commons Property loan documents require ongoing monthly reserves of $100,000 for tenant improvements and leasing commissions to be held for the exclusive use for the Giant space.

Existing TI/LC Obligations – The Germantown Commons Mortgage Loan documents require an upfront deposit of $943,602 for outstanding tenant improvements and leasing commissions.

Gap Rent Reserve – At loan origination, the seller of the Germantown Commons Property provided an upfront reserve for gap rent in the amount of $72,503, which is held with a third party and not with the lender and is not collateral for the mortgage loan.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
100

Retail – Anchored	Loan #8	Cut-off Date Balance:	$49,000,000
12922-13060 Middlebrook Road	Germantown Commons	Cut-off Date LTV:	70.1%
Germantown, MD 20874		UW NCF DSCR:	1.79x
		UW NOI Debt Yield:	11.1%

Lockbox and Cash Management. The Germantown Commons Mortgage Loan is structured with a soft lockbox and springing cash management. The borrower or property manager is required to collect all rents and income from the property and deposit such funds into the lockbox account. On each business day, all funds in the lockbox account will be transferred to the borrower’s operating account. Upon the occurrence of a Cash Trap Event Period (defined below), all amounts available in the deposit account are required to be transferred to a cash management account. During the continuance of a Cash Trap Event Period, all excess cash flow is required to be held by the lender as additional collateral.

A “Cash Trap Event Period” will commence upon the earliest of the following:

(i)	the occurrence of an event of default;
(ii)	the net cash flow debt service coverage ratio (“NCF DSCR”) falling below 1.20x (IO) (tested quarterly).
(iii)	Giant (a) vacates or fails to occupy the entirety of its space, fails to be open to the public for business or goes dark (or gives notice to do so), (b) gives notice of its intent to terminate its lease or (c) fails to renew its lease at least two months prior to the then-current lease expiration on terms and conditions reasonably acceptable to the lender, or (d) files for bankruptcy or a similar insolvency proceeding.

A Cash Trap Event Period will end upon the occurrence of the following:

●	with regard to clause (i), upon the cure of the related event of default;
●	with regard to clause (ii), upon the NCF DSCR being at least 1.25x (IO) for two consecutive calendar quarters;
●	with regard to clause (iii)(a), upon Giant reopening for business and conducting normal business operations in substantially all of its space, paying full unabated rent for two consecutive calendar quarters, and borrower has delivered a satisfactory tenant estoppel;
●	with regard to clause (iii)(b), upon Giant revoking such notice, being open for business and conducting normal business operations in substantially all of its space, paying full unabated rent for two consecutive calendar quarters, and borrower has delivered a satisfactory tenant estoppel;
●	with regard to clause (iii)(c), upon Giant renewing its lease in writing in accordance with the terms and conditions of the lease and borrower has delivered a satisfactory tenant estoppel;
●	with regard to clause (iii)(d), upon Giant no longer being subject to any such state or federal bankruptcy or insolvency proceeding; or
●	with regard to clauses (iii)(a)-(d), upon lender receiving evidence that borrower has entered into a new lease(s) with satisfactory replacement tenant(s) for all or substantially all of the Giant space and (i) that each replacement tenant has accepted possession and is in occupancy of, and is open for business and conducting normal business operations at, all or substantially all of the space demised under the lease and is paying full, unabated rent in accordance with the lease, (ii) that the rents payable under any such replacement lease are comparable to existing local market rates for similar properties and (iii) that all landlord obligations have been duly performed, completed and paid for, as confirmed by a fully-executed lease and a tenant estoppel.

Terrorism Insurance.  The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provides coverage for terrorism in an amount equal to the full replacement cost of the Germantown Commons Property, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a 6-month extended period of indemnity. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
101

Office - Suburban	Loan #9	Cut-off Date Balance:	$46,000,000
20 & 40 Pacifica	20 & 40 Pacifica	Cut-off Date LTV:	43.1%
Irvine, CA 92618		UW NCF DSCR:	2.83x
		UW NOI Debt Yield:	16.8%

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
102

Office - Suburban	Loan #9	Cut-off Date Balance:	$46,000,000
20 & 40 Pacifica	20 & 40 Pacifica	Cut-off Date LTV:	43.1%
Irvine, CA 92618		UW NCF DSCR:	2.83x
		UW NOI Debt Yield:	16.8%

20 & 40 Pacifica
20 & 40 Pacifica
Irvine, CA 92618
SANTA ANA MTS.
Tustin
Tustin Ranch Golf Course
The Market Place
Northpark Plaza
Kia America
IRVINE
Irvine Valley College
Crossroads
Westpark Plaza
John Wayne Airport 3 miles
Alton Square
Oak Creek Shopping Ctr.
Discovery Business Center
Sand Canyon Plaza
Hoag Hospital-Irvine
Kaiser Permanente OC-Irvine Medical Center
Quail Hill Shopping Ctr.
Strawberry Farms Golf Course
Concordia University Irvine
Orange County Great Park
Irvine Spectrum Center
Alton Marketplace
IRVINE TECHNOLOGY CENTER
Albertsons Distribution Center
Applied Medical - Irvine Campus
Chapman Univ. Rinker Health Science Campus
Eaton Aerospace
Meggitt Defense Systems
Lake Forest Town Center
Spigen
Pretend City Children's Museum
Lake Forest
ORANGE COUNTY
Shady Canyon Golf Club
Twin Peaks Plaza
The Orchard
Laguna Woods
Laguna Woods GC
Willow Tree Shopping Center
Saddleback Mem. Medical Center
Aliso Viejo Country Club
Mission Viejo
Newport Beach
Acacia Knolls
Laguna Coast Wilderness Park
Laguna Hills
Aliso Viejo
Santa Ana Fwy
San Diego Fwy
San Joaquin Hills Trans. Corridor
METROLINK IE-OC/ORANGE LINES
METROLINK IE-OC/ORANGE COUNTY LINES
Irvine
Red Hill Rd.
Irvine Blvd.
Tustin Ranch Rd.
Jamboree Rd.
Walnut Ave.
Portola Pkwy.
Culver Dr.
Irvine Blvd.
Trabuco Rd.
Jeffrey Rd.
Harvard Ave.
Culver Dr.
Irvine Center Dr.
Sand Canyon Ave.
Jeffrey Rd.
Alton Pkwy.
University Dr.
Shady Cyn. Rd.
Turtle Rock Dr.
Shady Cyn. Dr.
Lake Forest Dr.
Laguna Cyn Rd.
Irvine Blvd.
Alton Pkwy.
Bake Pkwy.
Trabuco Rd.
Lake Forest Dr.
Ridge Rte Dr.
El Toro Rd.
Los Alisos Blvd.
Jeronimo Rd.
Rockfield Blvd.
Muirlands Blvd.
El Toro Rd.
Moulton Pkwy.
Aliso Creek Rd.
Glenwood Dr.
Aliso Viejo Pkwy.
Alicia Pkwy.
La Paz Rd.
Oso Pkwy.
5
261
133
405
241
73
Burbank
Pasadena
Glendale
LOS ANGELES
Santa Monica
Pomona
Fontana
SAN BERNARDINO
Redlands
Yucaipa
Ontario
RIVERSIDE
Pico Rivera
Fullerton
Manhattan Beach
Torrance
LONG BEACH
ANAHEIM
SANTA ANA
Corona
Moreno Valley
Perris
Hemet
Huntington Beach
Irvine
Lake Forest
Newport Beach
Laguna Hills
San Clemente
Murrieta
Temecula
Fallbrook
Pacific Ocean
Oceanside
Carlsbad
Vista
Escondido
Encinitas
Poway
Ramona
Santee
SAN DIEGO
El Cajon
La Mesa
Coronado
Chula Vista
MEXICO

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
103

Mortgage Loan No. 9 – 20 & 40 Pacifica

Mortgage Loan Information				Property Information
Mortgage Loan Seller:		JPMCB		Single Asset/Portfolio:	Single Asset
Credit Assessment (Moody’s/Fitch/KBRA):		NR/A-/NR		Location:	Irvine, CA 92618
Original Balance(1):		$46,000,000		General Property Type:	Office
Cut-off Date Balance(1):		$46,000,000		Detailed Property Type:	Suburban
% of Initial Pool Balance:		4.2%		Title Vesting:	Fee
Loan Purpose:		Recapitalization		Year Built/Renovated:	2007, 2008/NAP
Borrower Sponsor:		The Irvine Company LLC		Size:	627,900 SF
Guarantor:		Irvine Core Office LLC		Cut-off Date Balance Per SF(1):	$183
Mortgage Rate:		5.6260%		Maturity Date Balance Per SF(1):	$183
Note Date:		6/20/2024		Property Manager:	Irvine Management Company
Maturity Date:		7/11/2034			(borrower-related)
Term to Maturity:		120 months		Underwriting and Financial Information
Amortization Term:		0 months		UW NOI:	$19,314,829
IO Period:		120 months		UW NCF:	$18,562,547
Seasoning:		3 months		UW NOI Debt Yield(1):	16.8%
Prepayment Provisions:		L(24),YM1(3),DorYM1(88),O(5)		UW NCF Debt Yield(1):	16.1%
Lockbox/Cash Mgmt Status:		Hard/Springing		UW NOI Debt Yield at Maturity(1):	16.8%
Additional Debt Type(1):		Pari Passu		UW NCF DSCR(1):	2.83x
Additional Debt Balance(1):		$69,000,000		Most Recent NOI:	$17,891,929 (4/30/2024 TTM)
Future Debt Permitted (Type):		No (NAP)		2nd Most Recent NOI:	$18,128,883 (6/30/2023)
				3rd Most Recent NOI:	$18,479,113 (6/30/2022)
Reserves(2)				Most Recent Occupancy:	88.4% (6/17/2024)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	97.0% (12/31/2023)
RE Taxes:	$0	Springing	NAP	3rd Most Recent Occupancy:	97.0% (12/31/2022)
Insurance:	$0	Springing	NAP	Appraised Value (as of):	$267,100,000 (5/29/2024)
Replacement Reserve:	$0	Springing	NAP	Appraised Value PSF:	$425
TI/LC Reserve:	$0	Springing	NAP	Cut-off Date LTV Ratio(1):	43.1%
Other Reserve(3):	$6,716,561	Springing	NAP	Maturity Date LTV Ratio(1):	43.1%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount(1):	$115,000,000	100.0%	Return of Equity(4):	$107,578,442	93.5%
			Upfront Reserves:	$6,716,561	5.8%
			Closing Costs:	$704,997	0.6%
Total Sources:	$115,000,000	100.0%	Total Uses:	$115,000,000	100.0%

(1)	The 20 & 40 Pacifica Mortgage Loan (as defined below) is part of a whole loan evidenced by four pari passu promissory notes with an aggregate outstanding principal balance as of the Cut-off Date of $115.0 million (the “20 & 40 Pacifica Whole Loan”). The Cut-off Date Balance Per SF, Maturity Date Balance Per SF, UW NOI Debt Yield, UW NCF Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the aggregate principal balance of the promissory notes comprising the 20 & 40 Pacifica Whole Loan.
(2)	See “Escrows and Reserves” below.
(3)	Other Reserves consist of Outstanding TI/LC Reserve ($6,384,831) and Rent Concession Reserve ($331,730).
(4)	The 20 & 40 Pacifica Property (as defined below) was previously unencumbered.

The Mortgage Loan. The 20 & 40 Pacifica mortgage loan (the “20 & 40 Pacifica Mortgage Loan”) is part of a fixed rate whole loan secured by the borrower’s fee interest in two Class A office buildings containing 627,900 square feet, located in Irvine, California (the “20 & 40 Pacifica Property”). The 20 & 40 Pacifica Whole Loan is evidenced by four pari passu promissory notes with an aggregate outstanding principal balance as of the Cut-off Date of $115.0 million, has a 10-year interest-only term and accrues interest at a rate of 5.6260% per annum. The 20 & 40 Pacifica Whole loan was co-originated on June 20, 2024 by Wells Fargo Bank, National Association and JPMorgan Chase Bank, National Association. The 20 & 40 Pacifica Mortgage Loan is evidenced by the non-controlling Notes A-3 and A-4, which have an aggregate outstanding principal balance as of the Cut-off Date of $46,000,000. The controlling Note A-1 and non-controlling Note A-2, which have an aggregate outstanding principal balance as of the Cut-off Date of $69,000,000, were contributed to the BMO 2024-C9 securitization.

The table below identifies the promissory notes that comprise the 20 & 40 Pacifica Whole Loan. The 20 & 40 Pacifica Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BMO 2024-C9 securitization. The relationship between the holders of the 20 & 40 Pacifica Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
104

Office - Suburban	Loan #9	Cut-off Date Balance:	$46,000,000
20 & 40 Pacifica	20 & 40 Pacifica	Cut-off Date LTV:	43.1%
Irvine, CA 92618		UW NCF DSCR:	2.83x
		UW NOI Debt Yield:	16.8%

20 & 40 Pacifica Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$40,000,000	$40,000,000	BMO 2024-C9	Yes
A-2	29,000,000	29,000,000	BMO 2024-C9	No
A-3	26,000,000	26,000,000	BANK 2024-BNK48	No
A-4	20,000,000	20,000,000	BANK 2024-BNK48	No
Whole Loan	$115,000,000	$115,000,000

The Borrower and the Borrower Sponsors. The borrower is 20-40 Pacifica LLC, a special purpose, bankruptcy-remote entity and a Delaware limited liability company with at least two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 20 & 40 Pacifica Whole Loan. The borrower sponsor of the 20 & 40 Pacifica Whole Loan is The Irvine Company LLC (“The Irvine Company”) and the non-recourse carveout guarantor is Irvine Core Office LLC. The Irvine Company is a private real estate investment company headquartered in Newport Beach, California and headed by Donald Bren. The Irvine Company focuses on long-term ownership of a real estate portfolio encompassing apartment communities, new home villages, office buildings, retail, dining and entertainment and resorts. The Irvine Company’s holdings consist of 129 million square feet and includes more than 590 office buildings, 125 apartment communities with 65,000 units, 40 retail centers, one coastal resort, three golf courses and five marinas. The Irvine Company’s collection of office properties are located in Orange County, California, Los Angeles, San Diego, Silicon Valley, Chicago and New York.

The Property. The 20 & 40 Pacifica Property is comprised of two, 14-story, Class A office buildings containing a total of 627,900 square feet, located in Irvine, California. The 20 & 40 Pacifica Property is located north of the San Diego Freeway (Interstate 405) and is 0.2 miles from the Irvine Spectrum, a third party research report rated A++ super regional mall with over 150 retail, dining, and entertainment destinations. The 20 & 40 Pacifica Property was developed by the borrower sponsor in 2007 and 2008 and contains numerous amenities including a five-level, onsite parking structure, containing 2,307 parking spaces (3.67 spaces per 1,000 square feet), new private KINETIC fitness center, café, Wi-Fi-enabled outdoor workspaces with shaded seating, game room with gathering space, tech-enabled conference center, car wash with detailing, dry cleaning, and an electric vehicle charging station. As of June 17, 2024, the 20 & 40 Pacifica Property was 88.4% leased to 35 tenants. The 20 & 40 Pacifica Property has a 10-year average historical occupancy of 96.8%.

Major Tenants.

Amazon (199,557 square feet; 31.8% of NRA; 37.4% of underwritten rent). Amazon occupies 199,557 square feet on a lease that expires May 31, 2026. Amazon has been a tenant at the 20 & 40 Pacifica Property since 2011, has two 5-year renewal options and no termination options. Amazon is an American multinational technology company which focuses on e-commerce, cloud computing, digital streaming, and artificial intelligence. Amazon reported net income of approximately $30.4 billion in 2023.

CoreLogic Inc (92,005 square feet; 14.7% of NRA; 17.3% of underwritten rent) (“CoreLogic”). CoreLogic occupies 92,005 square feet on a lease that expires July 31, 2028. CoreLogic has been a tenant at the 20 & 40 Pacifica Property since 2012, has one 5-year renewal option and no termination options. CoreLogic is an Irvine, California based Fortune 1000 company and a leading information services provider of financial, property, and consumer information, analytics, and business intelligence. The company analyzes information assets and data to provide clients with analytics and customized data services. The company reported a revenue of $1.6 billion in 2020.

Brown & Streza, LLP (43,580 square feet; 6.9% of NRA; 7.7% of underwritten rent) (“Brown & Streza”). Brown & Streza expanded by 13,251 square feet and occupies 43,580 square feet beginning July 1, 2024 through June 30, 2032. Brown & Streza has been a tenant at the 20 & 40 Pacifica Property since 2011, has one 5-year renewal option and no termination options. Brown & Streza is a law firm providing integrated legal services in the areas of tax, estate, business, and charitable planning, mergers and acquisitions, business succession planning, trust and estate administration, and real estate. The 20 & 40 Pacifica Property serves as Brown & Streza’s corporate headquarters.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
105

Office - Suburban	Loan #9	Cut-off Date Balance:	$46,000,000
20 & 40 Pacifica	20 & 40 Pacifica	Cut-off Date LTV:	43.1%
Irvine, CA 92618		UW NCF DSCR:	2.83x
		UW NOI Debt Yield:	16.8%

The following table presents certain information relating to the tenancy at the 20 & 40 Pacifica Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Moody’s/ Fitch/S&P)(2)	Tenant SF	Approx. % of SF	Annual UW Base Rent(3)	% of Total Annual UW Base Rent	Annual UW Base Rent PSF(3)	Lease Exp.	Renewal Options	Term. Option (Y/N)
Major Tenants
Amazon	A1/AA-/AA	199,557	31.8%	$9,674,520	37.4%	$48.48	5/31/2026	2 x 5Yr	N
CoreLogic Inc	B2/NR/B-	92,005	14.7%	$4,471,443	17.3%	$48.60	7/31/2028	1 x 5 Yr	N
Brown & Streza, LLP(4)	NR/NR/NR	43,580	6.9%	$1,992,396	7.7%	$45.72	6/30/2032	1 x 5 Yr	N
Century Business Solutions	NR/NR/NR	33,694	5.4%	$1,924,215	7.4%	$57.11	2/28/2030	1 x 5 Yr	N
KPMG LLP(5)	NR/NR/NR	34,585	5.5%	$1,286,562	5.0%	$37.20	7/31/2029	1 x 5 Yr	Y
Major Tenants Subtotal/Wtd. Avg.		403,421	64.2%	$19,349,136	74.8%	$47.96
Other Tenants		151,358	24.1%	$6,520,894	25.2%	$43.08
Occupied Subtotal/Wtd. Avg.		554,779	88.4%	$25,870,030	100.0%	$46.63
Vacant Space(6)		73,121	11.6%
Total/Wtd. Avg.		627,900	100.0%

(1)	Based on the underwritten rent roll dated June 17, 2024.
(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(3)	Annual UW Base Rent and Annual UW Base Rent PSF shown above includes one tenant with a lease commencing in February 2025 totalling approximately $202,792 and contractual rent steps through June 2025 totaling $879,214.
(4)	Brown & Streza, LLP has expanded by 13,251 square feet with a lease commencement date of July 1, 2024.
(5)	KPMG LLP has a one-time option to terminate a portion of its space (11,560 square feet) after July 31, 2027 with the payment of unamortized tenant improvement costs and leasing commissions and two months of base rent.
(6)	Vacant space includes five tenants totaling 59,868 square feet that have listed space for sublease and were underwritten as vacant.

The following table presents certain information relating to the lease rollover schedule at the 20 & 40 Pacifica Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Base Rent Rolling	Approx. % of Total UW Base Rent Rolling	Approx. Cumulative % of Total UW Base Rent Rolling	UW Base Rent PSF Rolling
MTM/2024	1	1,995	0.3%	0.3%	$89,775	0.3%	0.3%	$45.00
2025	8	53,568	8.5%	8.8%	$2,509,932	9.7%	10.0%	$46.86
2026	8	236,174	37.6%	46.5%	$11,251,956	43.5%	53.5%	$47.64
2027	10	38,169	6.1%	52.5%	$1,527,293	5.9%	59.4%	$40.01
2028	1	92,005	14.7%	67.2%	$4,471,443	17.3%	76.7%	$48.60
2029(3)	4	50,473	8.0%	75.2%	$1,900,229	7.3%	84.1%	$37.65
2030	1	33,694	5.4%	80.6%	$1,924,215	7.4%	91.5%	$57.11
2031	1	5,121	0.8%	81.4%	$202,792	0.8%	92.3%	$39.60
2032	1	43,580	6.9%	88.4%	$1,992,396	7.7%	100.0%	$45.72
2033	0	0	0.0%	88.4%	$0	0.0%	100.0%	$0.00
2034	0	0	0.0%	88.4%	$0	0.0%	100.0%	$0.00
2035 & Thereafter	0	0	0.0%	88.4%	$0	0.0%	100.0%	$0.00
Vacant(4)	0	73,121	11.6%	100.0%	$0	0.0%	100.0%	$0.00
Total/Wtd. Avg.	35	627,900	100.0%		$25,870,030	100.0%		$46.63	(5)

(1)	Based on the underwritten rent roll dated June 17, 2024.
(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases which are not considered in the Lease Rollover Schedule.
(3)	Total UW Base Rent Rolling , Approx. % of Total UW Base Rent Rolling , and UW Base Rent PSF Rolling includes one tenant with a lease commencing in February 2025 totaling approximately $202,792 and contractual rent steps through June 2025 totaling $879,214.
(4)	Vacant space includes five tenants totaling 59,868 square feet that have listed space for sublease and were underwritten as vacant.
(5)	Excludes vacant space.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
106

Office - Suburban	Loan #9	Cut-off Date Balance:	$46,000,000
20 & 40 Pacifica	20 & 40 Pacifica	Cut-off Date LTV:	43.1%
Irvine, CA 92618		UW NCF DSCR:	2.83x
		UW NOI Debt Yield:	16.8%

The Market. The 20 & 40 Pacifica Property is located in Irvine, Orange County, California. Primary access to the subject neighborhood is through Interstate 5, which runs in a northwest/southeast direction and the San Diego 405 Freeway, which runs in an east/west direction of the 20 & 40 Pacifica Property. Land uses within the neighborhood consist primarily of multi-family, commercial, office and retail developments. The 20 & 40 Pacifica Property is 0.2 miles from the Irvine Spectrum mall, a super regional mall with over 150 retail, dining, and entertainment destinations. The 20 & 40 Pacifica Property is 1.0 mile southwest of Irvine’s Great Park. The Great Park is a 4,639-acre community, which is currently being developed and will contain a 2.5 mile canyon, 20-acre lake, cultural terrace, sports park, library, botanic gardens, great lawn, performing arts venue, veteran’s memorial, aircraft museum, and a 974-acre nature preserve and wildlife corridor.

According to a third party market report, the 20 & 40 Pacifica Property is located within the Irvine Spectrum office submarket, which has an inventory of 16.9 million SF with a vacancy rate of 12.9% as of June 2024. Inventory has increased by just 1.6 million SF over the last five years and there are no projects currently under construction.

The 2023 population within a one-, three- and five-mile radius of the 20 & 40 Pacifica Property was 14,865, 94,537 and 388,018, respectively. The 2023 average household income within the same radii was $152,269, $155,509, $157,344, respectively.

The following table presents certain information relating to the appraisal’s market rent conclusion for the 20 & 40 Pacifica Property:

Market Rent Summary(1)
	Floors 1-5	Floors 6-10	Floors 11-14
Market Rent (PSF)	$39.00	$42.00	$51.00
Lease Term (Years)	5	5	5
Lease Type	FSG	FSG	FSG
Escalations (Annual)	3.5%	3.5%	3.5%
Tenant Improvements (New/Renewal)	$30 / $15	$30 / $15	$30 / $15
Leasing Commissions (New/Renewal)	6.0% / 2.0%	6.0% / 2.0%	6.0% / 2.0%
Free Rent (Months) (New/Renewal)	None	None	None

(1)	Information obtained from the appraisal.

The table below presents certain information relating to comparable properties to the 20 & 40 Pacifica Property identified by the appraiser:

Comparable Office Leases
Property Name	Year Built	Occ.	Total NRA (SF)	Tenant	Lease Date/ Term (yrs.)	Lease Size (SF)	Base Rent PSF
20 & 40 Pacifica Irvine, CA	2007, 2008	88.4%(1)	627,900(2)	-	-	-	-
Office Building 200 Spectrum Center Drive Irvine, CA	2016	84%	425,044	Triple-I Group	May-24 / 2.0	2,921	$57.60
400 Spectrum 400 Spectrum Center Drive Irvine, CA	2017	100%	466,696	The Trade Desk	Mar-24 / 6.1	9,756	$53.40
100 Spectrum Center 100 Spectrum Center Drive Irvine, CA	1990	88%	366,227	Dermody Operating Co.	Oct-23 / 3.0	2,097	$40.80
Spectrum Office 300 Spectrum Center Drive Irvine, CA	1989	98%	379,602	Ekwani, LLC	Apr-24 / 3.0	2,866	$39.00
Spectrum Palm Court 15615 & 15635 Alton Parkway Irvine, CA	1989	97%	171,200	Smart Modular Technologies	Sep-22 / 3.0	4,394	$33.60

Source: Appraisal unless otherwise indicated.

(1)	Based on the underwritten rent roll dated June 17, 2024.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
107

Office - Suburban	Loan #9	Cut-off Date Balance:	$46,000,000
20 & 40 Pacifica	20 & 40 Pacifica	Cut-off Date LTV:	43.1%
Irvine, CA 92618		UW NCF DSCR:	2.83x
		UW NOI Debt Yield:	16.8%

Comparable Sales Summary
Property Name/Location	Year Built/Renovated	Total NRA (SF)	Occupancy	Sale Date	Sale Price	Sale Price PSF
Summit Office Plaza 23272 & 23282 Mill Creek Drive Laguna Hills, CA	1984 / NAP	56,096	90%	Oct-23	$14,500,000	$258.49
Intersect 17877 & 17875 Von Karman Avenue; 17838 & 17872 Gillette Avenue Irvine, CA	1989 / 2019	446,782	85%	Jun-22	$235,250,000	$526.54
Brandman University 16355 Laguna Canyon Road Irvine, CA	1998 / NAP	113,882	56%	Mar-23	$43,500,000	$381.97
6922 Hollywood 6922 Hollywood Boulevard Los Angeles, CA	1966 / 2021	208,088	71%	Oct-22	$96,000,000	$461.34
555 Aviation 555 Aviation Boulevard El Segundo, CA	1966 / 2017	259,754	100%	Jun-22	$205,500,000	$791.13

Source: Appraisal.

Appraisal. According to the appraisal as of May 29, 2024, the 20 & 40 Pacifica Property had an “as-is” appraised value of $267,100,000.

Environmental Matters. According to the Phase I environmental site assessment dated May 24, 2024, there was no evidence of any recognized environmental conditions at the 20 & 40 Pacifica Property.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the 20 & 40 Pacifica Property:

Cash Flow Analysis
	2021(1)	2022(1)	2023(1)	TTM 4/30/2024(2)	UW(3)	UW PSF
In-Place Base Rent	$24,383,880	$25,230,676	$25,017,782	$24,621,397	$28,752,190	$45.79
Vacancy/Credit Loss	$0	$0	$0	$0	($2,882,159)	($4.59)
Net Rental Income	$24,383,880	$25,230,676	$25,017,782	$24,621,397	$25,870,030	$41.20
Expense Reimbursement	$737,312	$455,512	$1,199,321	$1,570,682	$1,570,682	$2.50
Other Income	$193,958	$215,376	$228,938	$250,652	$250,652	$0.40
Parking/Garage Income	$1,184,574	$1,730,383	$1,920,464	$1,871,911	$1,871,911	$2.98
Effective Gross Income	$26,499,724	$27,631,947	$28,366,505	$28,314,642	$29,563,275	$47.08

Total Expenses(4)	$8,563,667	$9,152,834	$10,237,622	$10,422,713	$10,248,447	$16.32

Net Operating Income	$17,936,057	$18,479,113	$18,128,883	$17,891,929	$19,314,829	$30.76
Capital Expenses	$0	$0	$0	$0	$125,580	$0.20
TI/LC	$0	$0	$0	$0	$626,702	$1.00
Net Cash Flow	$17,936,057	$18,479,113	$18,128,883	$17,891,929	$18,562,547	$29.56

Occupancy (%)	97.0%	97.0%	97.0%	88.4%	90.0%
NOI DSCR(5)	2.73x	2.82x	2.76x	2.73x	2.94x
NCF DSCR(5)	2.73x	2.82x	2.76x	2.73x	2.83x
NOI Debt Yield(5)	15.6%	16.1%	15.8%	15.6%	16.8%
NCF Debt Yield(5)	15.6%	16.1%	15.8%	15.6%	16.1%

(1)	Historical cash flows reflect the full-year reporting period for the borrower sponsor, which has a fiscal year ending in June.
(2)	TTM represents the trailing 12-month period ending April 30, 2024 and is inclusive of $14,349 of percentage rent.
(3)	Based on the underwritten rent roll dated June 17, 2024. In-Place Base Rent includes one tenant with a lease commencing in February 2025 totaling approximately $202,792 and contractual rent steps through June 2025 totaling $879,214.
(4)	Includes City of Irvine assessment district liens allocable to the 20 & 40 Pacifica Property. See “Description of the Mortgage Pool—Real Estate and Other Tax Considerations” in the Preliminary Prospectus.
(5)	DSCRs and Debt Yields based on the 20 & 40 Pacifica Whole Loan.

Escrows and Reserves. At origination, the borrower deposited (i) $6,384,831 for unfunded landlord obligations and (ii) $331,730 for outstanding free rent and gap rent obligations.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
108

Office - Suburban	Loan #9	Cut-off Date Balance:	$46,000,000
20 & 40 Pacifica	20 & 40 Pacifica	Cut-off Date LTV:	43.1%
Irvine, CA 92618		UW NCF DSCR:	2.83x
		UW NOI Debt Yield:	16.8%

Tax Escrows – Upon the occurrence of a Cash Trap Event Period (as defined below) or, if the debt service coverage ratio is less than 1.20x, a Leasing Event Period (as defined below), the borrower is required to escrow monthly payments equal to 1/12th of the annual estimated tax payments.

Insurance Escrows – Upon the occurrence of a Cash Trap Event Period or, if the debt service coverage ratio is less than 1.20x, a Leasing Event Period, and if there is no blanket policy in place, the borrower is required to escrow monthly payments equal to 1/12th of the annual estimated insurance payments.

Replacement Reserve – Upon the occurrence of a Cash Trap Event Period or, if the debt service coverage ratio is less than 1.20x, a Leasing Event Period, the borrower is required to deposit monthly replacement reserves equal to approximately $10,465.

TI/LC Reserves – Upon the occurrence of a Cash Trap Event Period or a Leasing Event Period, the borrower is required to deposit monthly TI/LC reserves equal to $52,226.

Leasing Event Period Springing Reserve – Upon the occurrence of a Leasing Event Period, the borrower is required to, at the borrower’s option, either (i) deposit an amount equal to the Amazon Funds Amount (defined below), (ii) deposit with the lender on each monthly payment date 1/12th of the Amazon Funds Amount until the borrower has deposited an aggregate amount at least equal to the Amazon Funds Amount, (iii) deliver to the lender one or more letters or credit (50% of the required amount upon the occurrence of a Leasing Event Period and the remaining 50% 6 months later), or (iv) deliver to the lender a reserve guaranty from an affiliate of the borrower that maintains an investment grade rating or has been reasonably approved by the lender and affirmed by the rating agencies.

Lockbox and Cash Management. The 20 & 40 Pacifica Whole Loan documents require a hard lockbox with springing cash management. All rents from the 20 & 40 Pacifica Property are required to be deposited directly into the lockbox account by tenants and, so long as a Cash Trap Event Period is not continuing, funds in the lockbox account will be transferred on each business day to the borrower’s operating account. During a Cash Trap Event Period, funds in the lockbox account are required to be transferred to the lender-controlled cash management account and disbursed according to the 20 & 40 Pacifica Whole Loan documents. During a Cash Trap Event Period, all excess cash is required to be held by the lender as additional security for the 20 & 40 Pacifica Whole Loan.

“Cash Trap Event Period” means the period either commencing (i) upon an event of default until cured or (ii) when the 30-year amortizing debt service coverage ratio is less than 1.15x until the 30-year amortizing debt service coverage ratio is greater than or equal to 1.20x for two consecutive calendar quarters.

“Leasing Event Period” means either (i) an Amazon Leasing Event Period (as defined below) or (ii) a Major Replacement Leasing Event Period (as defined below).

“Amazon Funds Amount” means an amount equal to $50 PSF for the space currently demised under the Amazon lease, an Amazon replacement lease of at least 156,650 square feet, or a new replacement lease of at least 156,650 square feet.

“Amazon Leasing Event Period” means the occurrence of any of the following: (i) the date the Amazon lease is terminated prior to its then current expiration date (or notice of the foregoing is received by property manager or the borrower), (ii) tenant or any lease guarantor’s material lease default beyond any applicable notice and cure period in excess of 45 days, (iii) a bankruptcy or similar filing by the Amazon tenant or any lease guarantor, or (iv) tenant’s non-renewal of its lease on the earlier of the payment date that is 12 months’ prior to lease expiration or tenant’s notice of non-renewal.

The Amazon Leasing Event Period will end upon the first to occur of the following: (a) with respect to clauses (i)-(iv), all, or substantially all, of the Amazon space has been leased pursuant to one or more acceptable replacement leases for a minimum five year term at a net effective rent of not less than 95% of the then effective fair market rent, all leasing costs have been paid, reserved or guaranteed, and the tenant is paying unabated rent or any free rent has been reserved, (b) with respect to clause (ii), the default has been cured, (c) with respect to clause (iii), the lease has been assumed or affirmed without any negative material change in economics, scope or duration and (d) with respect to clause (iv), the tenant has entered into an extension for all or substantially all of its space for a minimum five year term at a net effective rent of not less than 95% of the then effective fair market rent.

“Major Replacement Leasing Event Period” means the occurrence of any of the following: (i) the date that a major Amazon space replacement lease or a major new replacement lease (each for at least 156,650 SF) is terminated prior to its then current expiration date (or notice of the foregoing is received by property manager or the borrower), (ii) major Amazon space replacement tenant or any related lease guarantor’s material lease default beyond any applicable notice and cure period in excess of 45 days; (iii) a bankruptcy or similar filing by a major Amazon space replacement tenant or any related lease guarantor; and (iv) for any major Amazon space replacement lease or major new replacement lease that has an initial term that expires prior to the date that is 12 months after the 20 & 40 Pacifica Whole Loan maturity, such tenant’s non-renewal of its lease on the earlier of the payment date that is 12 months’ prior to lease expiration or tenant’s notice of non-renewal.

A Major Replacement Leasing Event Period will end on the first to occur of the following: (a) with respect to clauses (i)-(iv), all, or substantially all, of the Amazon space has been leased to one or more acceptable replacement leases for a minimum five year term at a net effective rent of not less than 95% of the then effective fair market rent, all leasing costs have been paid, reserved or guaranteed, and the tenant is paying unabated rent or such free rent has been reserved, (b) with respect to clause (ii), the default has been cured, (c) with respect to clause (iii), the lease has been assumed or affirmed without any negative material change in economics, scope or duration and (d) with respect to clause (iv), the tenant has entered into an extension for all or substantially all of its space on terms provided in such lease for renewal, or if no such terms are provided, then for a term that expires no earlier than the date that is 12 months following the 20 & 40 Pacifica Whole Loan maturity date at a net effective rent of not less than 95% of the then effective fair market rent.

Terrorism Insurance. The borrower is required to obtain and maintain property insurance and business interruption insurance for 18 months plus a 12 month extended period of indemnity. Such insurance is required to cover perils of terrorism and acts of terrorism. If the Terrorism Risk Insurance Program Reauthorization Act of 2019 is not in effect, the borrower will only be required to pay for terrorism insurance a maximum of two times the annual insurance premiums payable for the 20 & 40 Pacifica Property at the time with respect to the property and business income or rental income insurance interruption policies (excluding the terrorism and earthquake components of such premiums). See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
109

Mixed Use – Retail/Office	Loan #10	Cut-off Date Balance:	$45,000,000
900 North Michigan Avenue	900 North Michigan	Cut-off Date LTV:	57.1%
Chicago, IL 60611		UW NCF DSCR:	1.77x
		UW NOI Debt Yield:	12.6%

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
110

Mixed Use – Retail/Office	Loan #10	Cut-off Date Balance:	$45,000,000
900 North Michigan Avenue	900 North Michigan	Cut-off Date LTV:	57.1%
Chicago, IL 60611		UW NCF DSCR:	1.77x
		UW NOI Debt Yield:	12.6%

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
111

Mixed Use – Retail/Office	Loan #10	Cut-off Date Balance:	$45,000,000
900 North Michigan Avenue	900 North Michigan	Cut-off Date LTV:	57.1%
Chicago, IL 60611		UW NCF DSCR:	1.77x
		UW NOI Debt Yield:	12.6%

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
112

Mixed Use – Retail/Office	Loan #10	Cut-off Date Balance:	$45,000,000
900 North Michigan Avenue	900 North Michigan	Cut-off Date LTV:	57.1%
Chicago, IL 60611		UW NCF DSCR:	1.77x
		UW NOI Debt Yield:	12.6%

900 North Michigan
900 North Michigan Avenue
Chicago, IL 60611
CHICAGO
Lake Michigan
Near North
Gold Coast
Old Town
Near North Side
River North
Streeterville
New East Side
Chicago Loop
Lincoln Park
Chicago History Museum
The Second City
Pipers Alley
Roslyn & Seymour Simon Circle
Intl. Museum of Surgical Science
Charnley-Persky House Museum
Franklin Fine Arts Center
Ambassador Chicago - JDV by Hyatt
The Concrete Beach
OAK STREET BEACH
Lakefront Park
Chicago O'Hare Intl. Airport 15 miles
Viceroy Chicago
Thompson Chicago, by Hyatt
The Drake
Hilton Chicago
John Hancock Center
Washington Square Park
Mariano Park
Moody Bible Institute
Loyola University Chicago
Water Tower Place
Water Tower
Museum of Contemporary Art Chicago
Lake Shore Park
Pritzker School of Law
Northwestern University Chicago Campus
Northwestern Memorial Hospital
OHIO STREET BEACH
Milton Lee Olive Park
Navy Pier
Lake Point Tower
Polk Bros Park
Gateway Park
River East Center
Best Western River North Hotel
Embassy Suites Chicago
The Shops at North Bridge
Tribune Tower
NBC Tower
University of Chicago Booth Exec. Education
Trump Intl. Hotel & Tower
Wrigley Building
Kinzie
The Merchandise Mart
Reid Murdoch Center
Marina City
The Langham Chicago
The River Hotel
Chicago Architecture Center
Sheraton Grand Chicago Riverwalk
The St. Regis Chicago
Lakeshore East Park
Chicago River
James R. Thompson Ctr./ Atrium Mall
James M. Nederlander Theatre
Prudential Center
AON Center
Lake Shore Drive
Lakefront Trail
MAGNIFICENT MILE
CTA RED LINE
CTA BROWN, PURPLE LINES
CTA GREEN, PINK
BLUE LINES
CTA LOOP
Clark/Division
Chicago/Franklin
Chicago/State
Grand
Merchandise Mart
Clark/Lake
State/Lake
41
W. North Ave.
W. Burton Pl.
W. Schiller St.
W. Goethe St.
E. Goethe St.
E. Division St.
E. Elm St.
E. Cedar St.
W. Hill St.
W. Maple St.
E. Bellevue Pl.
W. Oak St.
E. Walton St.
E. Delaware Pl.
E. Chestnut St.
W. Chestnut St.
E. Pearson St.
W. Chicago Ave.
E. Chicago Ave.
W. Superior St.
E. Superior St.
W. Huron St.
E. Huron St.
W. Erie St.
E. Erie St.
W. Ontario St.
E. Ontario St.
W. Ohio St.
E. Ohio St.
W. Grand Ave.
E. Grand Ave.
W. Illinois St.
E. Illinois St.
W. Hubbard St.
W. Kinzie St.
E. North Water St.
E. Wacker Dr.
W. Wacker Dr.
W. Lake St.
E. Lake St.
N. Orleans St.
N. Franklin St.
N. Wells St.
N. LaSalle St.
N. Clark St.
N. Dearborn St.
N. State St.
N. Wabash Ave.
N. Rush St.
N. Michigan Ave.
N. St. Clair St.
N. Fairbanks Ct.
N. McClurg Ct.
N. Columbus Dr.
Des Plaines
Niles
Skokie
Evanston
Park Ridge
Norridge
Elmwood Park
Melrose Park
Oak Park
Maywood
Elmhurst
Berwyn
Cicero
Riverside
Westchester
Oak Brook
Brookfield
Hinsdale
La Grange
Downers Grove
DU PAGE COUNTY
COOK COUNTY
Darien
Bedford Park
Burbank
Oak Lawn
Evergreen Park
Palos Hills
Palos Heights
Orland Park
Lemont
Alsip
Roseland
Blue Island
Riverdale
Crestwood
Goodings Grove
INDIANA
Loop

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
113

Mortgage Loan No. 10 – 900 North Michigan

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	GSMC			Single Asset/Portfolio:	Single Asset
Credit Assessment (Moody’s/Fitch/KBRA):	NR/NR/NR			Location:	Chicago, IL 60611
Original Balance(1):	$45,000,000			General Property Type:	Mixed Use
Cut-off Date Balance(1):	$45,000,000			Detailed Property Type:	Retail/Office
% of Initial Pool Balance:	4.1%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	1988/2015-2018
Borrower Sponsors:	JMB Realty Corporation			Size:	831,350 SF
Guarantor:	JMB Realty Corporation			Cut-off Date Balance Per SF(1):	$217
Mortgage Rate:	6.8530%			Maturity Date Balance Per SF(1):	$217
Note Date:	7/22/2024			Property Manager:	JMB Financial Advisors, LLC
Maturity Date:	8/6/2034				(borrower-related)
Term to Maturity:	120 months			Underwriting and Financial Information
Amortization Term:	0 months			UW NOI:	$22,768,993
IO Period:	120 months			UW NCF:	$22,103,101
Seasoning:	2 months			UW NOI Debt Yield(1):	12.6%
Prepayment Provisions(2):	L(26),D(87),O(7)			UW NCF Debt Yield(1):	12.3%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NOI Debt Yield at Maturity(1):	12.6%
Additional Debt Type(1):	Pari Passu			UW NCF DSCR(1):	1.77x
Additional Debt Balance(1):	$135,000,000			Most Recent NOI:	$26,715,339 (12/31/2023)
Future Debt Permitted (Type):	No (NAP)			2nd Most Recent NOI:	$25,795,686 (12/31/2022)
				3rd Most Recent NOI:	$26,702,341 (12/31/2021)
Reserves(3)				Most Recent Occupancy:	88.8% (7/17/2024)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	93.9% (12/31/2023)
RE Taxes:	$2,586,212	$1,293,106	NAP	3rd Most Recent Occupancy:	96.5% (12/31/2022)
Insurance:	$0	Springing	NAP	Appraised Value (as of):	$315,000,000 (5/29/2024)
Replacement Reserve:	$0	$18,705	$831,350	Appraised Value Per SF:	$379
TI/LC Reserve:	$5,000,000	$166,667	$10,000,000	Cut-off Date LTV Ratio(1):	57.1%
Other Reserves(4)	$13,552,345	Springing	NAP	Maturity Date LTV Ratio(1):	57.1%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan(1)	$180,000,000	76.2%	Loan Payoff	$206,807,744	87.5%
Sponsor Equity	$56,362,388	23.8%	Upfront Reserves	$21,138,557	8.9%
			Closing Costs	$8,416,086	3.6%
Total Sources:	$236,362,388	100.0%	Total Uses:	$236,362,388	100.0%

(1)	The 900 North Michigan Mortgage Loan (as defined below) is part of a whole loan evidenced by four pari passu notes with an aggregate outstanding principal balance as of the Cut-off Date of $180.0 million (the “900 North Michigan Whole Loan”). The Financial Information in the chart above reflects the 900 North Michigan Whole Loan.
(2)	The lockout period will be at least 26 months beginning with and including the first payment date on September 6, 2024. Defeasance of the 900 North Michigan Whole Loan is permitted after the date that is the earlier of (i) two years from the closing date of the securitization that includes the last note to be securitized and (ii) July 22, 2027. The assumed lockout period is based on the anticipated closing date of the BANK 2024-BNK48 securitization in October 2024. The actual lockout period may be longer.
(3)	See “Escrows and Reserves” below.
(4)	Other Reserves represents an unfunded obligations reserve that consists of unpaid tenant improvements (approximately $9.1 million), future rent abatements (approximately $3.8 million) and unpaid leasing commissions (approximately $0.6 million).

The Mortgage Loan. The tenth largest mortgage loan (the “900 North Michigan Mortgage Loan”) is part of the 900 North Michigan Whole Loan, which is secured by the borrower’s fee interest in a mixed use retail and office property located in Chicago, Illinois (the “900 North Michigan Property”). The 900 North Michigan Whole Loan consists of four pari passu notes and accrues interest at a rate of 6.8530% per annum. The 900 North Michigan Whole Loan has a 10-year term, is interest-only for the entire term and accrues interest on an Actual/360 basis. The 900 North Michigan Mortgage Loan is evidenced by the non-controlling Note A-3, with a balance of $45,000,000. The 900 North Michigan Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BBCMS 2024-C28 trust. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the prospectus.

900 North Michigan Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Note
A-1	$80,000,000	$80,000,000	BBCMS 2024-C28	Yes
A-2	$20,000,000	$20,000,000	WFCM 2024-C63	No
A-3	$45,000,000	$45,000,000	BANK 2024-BNK48	No
A-4(1)	$35,000,000	$35,000,000	GSBI	No
Total	$180,000,000	$180,000,000

(1)	Expected to be contributed to one or more future securitization transactions or may otherwise be transferred at any time.
This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
114

Mixed Use – Retail/Office	Loan #10	Cut-off Date Balance:	$45,000,000
900 North Michigan Avenue	900 North Michigan	Cut-off Date LTV:	57.1%
Chicago, IL 60611		UW NCF DSCR:	1.77x
		UW NOI Debt Yield:	12.6%

The Borrower and the Borrower Sponsors. The borrower under the 900 North Michigan Whole Loan is 900 North Michigan, LLC, a Delaware limited liability company and single purpose entity with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 900 North Michigan Whole Loan. The borrower sponsor and non-recourse carveout guarantor is JMB Realty Corporation (“JMB”), a Delaware corporation. JMB is a privately-owned real estate investment and development firm with more than 50 years of history. Based in Chicago, the company has significant real estate interests in Illinois, California, Texas and Hawaii.

The Property. The 900 North Michigan Property is a 831,350 square foot mixed use retail and office property located on the north end of the Magnificent Mile in Chicago, Illinois. Built in 1988 and renovated between 2015 and 2018, the 900 North Michigan Property has retail, office, medical office and parking components. The 900 North Michigan Property has approximately 469,000 square feet of vertical retail space with a remaining weighted-average lease term (a “WALT”) of 4.1 years, approximately 305,000 square feet of general office space with a WALT of 4.1 years, approximately 13,000 square feet of high street retail space with a WALT of 3.3 years and approximately 44,000 square feet of medical office space with a WALT of 6.6 years. Additionally, the 900 North Michigan Property has a self-park garage with 1,325 spaces.

The following table presents a summary of sales for certain tenants at the 900 North Michigan Property:

Sales Summary(1)
	2021 Sales (PSF)	2022 Sales (PSF)	2023 Sales (PSF)	TTM 4/30/2024 Sales (PSF)
Bloomingdale's	$219.93	$247.06	$234.26	$236.30
Gucci	$4,007.82	$3,091.94	$2,221.17	$2,175.08
Max Mara	$2,387.26	$2,788.30	$2,777.89	$2,607.28
Mario Tricoci Hair Salon	$572.41	$678.14	$702.60	$694.68
J. Crew	$521.19	$598.95	$667.48	$711.87
Aster Hall	$133.01	$236.22	$268.75	$269.63
lululemon athletica	$1,494.33	$1,414.67	$1,774.24	$1,674.12
Sur La Table	$335.97	$389.77	$447.03	$477.39
Sidney Garber	$1,347.96	$1,140.42	$1,247.29	$1,252.97

(1)	All sales information presented herein with respect to the 900 North Michigan Property is based upon information provided by the borrower sponsor.

Major Tenants.

Bloomingdale’s (265,148 SF; 31.9% of NRA; 6.4% of underwritten base rent): Founded in 1872 and headquartered in New York, New York, Bloomingdale’s is an American department store chain with over 2,500 employees located across the United States. Bloomingdale’s offers a variety of shopping services including stylists, beauty, gift shopping, tailoring and wedding registry. Bloomingdale’s has four, five-year extension options remaining.

Grosvenor Capital Mgmnt, L.P. (“GCM Grosvenor”) (72,738 SF; 8.7% of NRA; 6.6% of underwritten base rent): GCM Grosvenor is a global alternatives asset manager with holdings across private equity, absolute return strategies, credit and other asset classes. Founded in 1971, GCM Grosvenor has $79 billion assets under management as of March 31, 2024. GCM Grosvenor has two, five-year extension options remaining.

Equinox (30,021 SF; 3.6% of NRA; 4.2% of underwritten base rent): Equinox is an American luxury fitness company with over 100 fitness clubs located across the globe. Founded in 1991, Equinox’s portfolio of brands include Equinox Fitness Clubs, Equinox Hotels and SoulCycle, amongst others.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
115

Mixed Use – Retail/Office	Loan #10	Cut-off Date Balance:	$45,000,000
900 North Michigan Avenue	900 North Michigan	Cut-off Date LTV:	57.1%
Chicago, IL 60611		UW NCF DSCR:	1.77x
		UW NOI Debt Yield:	12.6%

The following table presents certain information relating to the major tenants at the 900 North Michigan Property:

Tenant Summary(1)
Tenant Name	Tenant Type	Credit Rating (Moody's/ S&P/Fitch)(2)	Tenant SF	Approx.% of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	Term. Option (Y/N)	Lease Expiration Date	Ext. Options
Gucci	Retail	NR/NR/NR	15,914	1.9%	$4,527,448	16.7%	$284.49	N	1/31/2026	None
Aritzia	Retail	NR/NR/NR	7,736	0.9%	$3,781,862	13.9%	$488.87	N	1/31/2028	2 x 5 Yr
Tesla	Retail	Baa3/BBB/NR	5,345	0.6%	$2,287,269	8.4%	$427.93	N	3/31/2027	2 x 5 Yr
Max Mara(3)	Retail	NR/NR/NR	5,188	0.6%	$1,867,530	6.9%	$359.97	N	Various	None
Grosvenor Capital Mgmnt, L.P.(4)	Office	NR/NR/NR	72,738	8.7%	$1,782,081	6.6%	$24.50	Y	9/30/2037	2 x 5 Yr
Bloomingdale's	Retail	Ba1/BB+/NR	265,148	31.9%	$1,747,440	6.4%	$6.59	N	9/30/2028	4 x 5 Yr
Equinox	Retail	NR/NR/NR	30,021	3.6%	$1,140,798	4.2%	$38.00	N	6/30/2028	None
Michael Kors Collection	Retail	NR/BBB-/NR	3,198	0.4%	$1,112,372	4.1%	$347.83	N	4/30/2025	None
Walton Street Capital LLC	Office	NR/NR/NR	30,304	3.6%	$818,208	3.0%	$27.00	N	8/31/2029	2 x 5 Yr
J. Crew	Retail	NR/NR/NR	9,237	1.1%	$645,876	2.4%	$69.92	N	1/31/2027	None
Major Tenants			444,829	53.5%	$19,710,884	72.6%	$44.31
Non-Major Tenants			293,085	35.3%	$7,422,191	27.4%	$25.32
Total Occupied			737,914	88.8%	$27,133,075	100.0%	$36.77
Vacant Space			93,436	11.2%
Total			831,350	100.0%

(1)	Based on the underwritten rent roll dated July 17, 2024, inclusive of rent steps through July 2025.
(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(3)	Max Mara has three leases at the 900 North Michigan Property; one lease ($35,150 base rent, 703 square feet) expires in December 2025 and the remaining two leases (collectively, $1,832,380 base rent, 4,485 square feet) expire in May 2029.
(4)	GCM Grosvenor has a one-time option to terminate its lease effective September 2032, with notice to be given by September 30, 2031 and payment of a termination fee.

The following table presents certain information relating to the lease rollover schedule at the 900 North Michigan Property:

Lease Rollover Table(1)
Year	# of Leases Rolling	SF Rolling	Approx. % of SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total UW Rent Rolling	Approx. Cumulative % of Total UW Rent Rolling	UW Rent PSF Rolling
2024 & MTM	14	20,559	2.5%	2.5%	$574,516	2.1%	2.1%	$27.94
2025	15	42,970	5.2%	7.6%	$1,799,604	6.6%	8.7%	$41.88
2026	7	30,133	3.6%	11.3%	$5,127,238	18.9%	27.6%	$170.15
2027	7	26,984	3.2%	14.5%	$3,280,614	12.1%	39.7%	$121.58
2028	11	351,637	42.3%	56.8%	$7,787,687	28.7%	68.4%	$22.15
2029	8	59,712	7.2%	64.0%	$3,649,301	13.4%	81.9%	$61.12
2030	2	18,434	2.2%	66.2%	$580,211	2.1%	84.0%	$31.48
2031	2	16,407	2.0%	68.2%	$112,778	0.4%	84.4%	$6.87
2032	1	12,636	1.5%	69.7%	$372,762	1.4%	85.8%	$29.50
2033	1	24,155	2.9%	72.6%	$513,294	1.9%	87.7%	$21.25
2034	2	24,586	3.0%	75.6%	$663,292	2.4%	90.2%	$26.98
2035 & Thereafter	6	109,701	13.2%	88.8%	$2,671,778	9.8%	100.0%	$24.36
Vacant	0	93,436	11.2%	100.0%	$0	0.0%	100.0%	$0.00
Total / Wtd. Avg.	76	831,350	100.0%		$27,133,075	100.0%		$36.77

(1)	Based on the underwritten rent roll dated July 17, 2024, inclusive of rent steps through July 2025.

The Market. The 900 North Michigan Property is located in the Chicago-Naperville-Elgin metropolitan statistical area (the “Chicago MSA”) and the North Michigan Avenue submarket. The 900 North Michigan Property is easily accessible from I-290, I-90, Route 41 and streets in the Chicago downtown area.

The Chicago MSA is the third-largest office market in the United States. According to a third party market report, market rents have grown 2.37% on average over the last 10 years. New supply under construction is approximately 1.5 million square feet, which represents 0.3% of existing inventory.

The Chicago MSA is the second-largest retail market in the United States. Absorption in the market has averaged -3.1 million square feet over the last five years. Market vacancy is currently 4.9%.

Environmental Matters. According to the Phase I environmental report dated June 7, 2024, there was evidence of a controlled recognized environmental condition at the 900 North Michigan Property in connection with two release incidents (in 1989 and 2003) involving an active underground storage tank,

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
116

Mixed Use – Retail/Office	Loan #10	Cut-off Date Balance:	$45,000,000
900 North Michigan Avenue	900 North Michigan	Cut-off Date LTV:	57.1%
Chicago, IL 60611		UW NCF DSCR:	1.77x
		UW NOI Debt Yield:	12.6%

as more fully described in “Description of the Mortgage Pool—Environmental Considerations” in the prospectus. No Further Action / No Further Remediation letters were issued in 2005 and 2011, respectively, which included a groundwater use restriction with a concrete cap barrier and worker caution in place, and requirements for a safety plan in case of any future excavation on the 900 North Michigan Property.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the 900 North Michigan Property:

Cash Flow Analysis(1)
	2021	2022	2023	UW(1)	UW PSF
Base Rent	$28,440,562	$27,722,113	$28,564,953	$27,133,075	$32.64
Rent Steps	$0	$0	$0	$97,789	$0.12
Overage / Percent Rent	$29,005	$119,704	$292,976	$292,873	$0.35
Other Rental Revenue(2)	$4,773,408	$5,894,595	$7,127,673	$5,257,060	$6.32
Vacant Income	$0	$0	$0	$5,656,880	$6.80
Total Reimbursements	$20,936,127	$21,711,908	$21,817,795	$23,250,563	$27.97
Potential Gross Revenue	$54,179,102	$55,448,320	$57,803,398	$61,688,239	$74.20
(Vacancy/Credit Loss)	$0	$0	$0	($5,656,880)	($6.80)
Effective Gross Income	$54,179,102	$55,448,320	$57,803,398	$56,031,359	$67.40

Real Estate Taxes	$13,090,323	$14,382,348	$14,703,165	$15,065,313	$18.12
Insurance	$306,155	$324,033	$390,918	$777,654	$0.94
Utilities	$4,881,821	$4,274,791	$4,895,712	$5,330,400	$6.41
Repairs & Maintenance	$3,854,624	$4,309,932	$4,540,068	$5,047,300	$6.07
Management Fee	$1,417,222	$1,420,020	$1,418,004	$1,500,000	$1.80
Payroll	$2,054,207	$1,956,932	$2,216,017	$2,399,100	$2.89
Other Expenses	$1,872,411	$2,984,579	$2,924,174	$3,142,600	$3.78
Total Expenses	$27,476,761	$29,652,635	$31,088,059	$33,262,367	$40.01

Net Operating Income	$26,702,341	$25,795,686	$26,715,339	$22,768,993	$27.39
Replacement Reserves	$0	$0	$0	$224,465	$0.27
TI/LC	$0	$0	$0	$441,427	$0.53
Net Cash Flow	$26,702,341	$25,795,686	$26,715,339	$22,103,101	$26.59

Occupancy	96.9%	96.5%	93.9%	88.8%
NOI DSCR(3)	2.14x	2.06x	2.14x	1.82x
NCF DSCR(3)	2.14x	2.06x	2.14x	1.77x
NOI Debt Yield(3)	14.8%	14.3%	14.8%	12.6%
NCF Debt Yield(3)	14.8%	14.3%	14.8%	12.3%

(1)	Based on the underwritten rent roll dated July 17, 2024, inclusive of rent steps through July 2025.
(2)	Other Rental Revenue includes kiosks / temporary / specialty revenue, parking income and income associated with sponsorships, signage and vitrines.
(3)	DSCRs and Debt Yields are based on the 900 North Michigan Whole Loan.

Escrows and Reserves. At origination, the borrower deposited approximately $2,586,212 into a tax reserve, $5,000,000 into a tenant improvements and leasing commissions reserve and $13,552,345 into an unfunded obligations reserve that relates to borrower obligations including unpaid tenant improvements, unpaid leasing commissions and future rent abatements.

Real Estate Tax Escrows – On a monthly basis, the borrower is required to escrow 1/12th of estimated annual real estate taxes (initially approximately $1,293,106).

Insurance Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the estimated annual insurance premium; provided, however, that such insurance escrow is conditionally waived so long as (i) the borrower maintains one or more blanket policies meeting the requirements of the 900 North Michigan Whole Loan documents and provides the lender with evidence of the payment of premiums in respect thereof at least 10 days prior to the date on which such payment would become delinquent and (ii) no event of default is continuing.

TI/LC Reserve – On a monthly basis, the borrower is required to escrow approximately $166,667 for tenant improvements and leasing commissions (equal to $2.41 per square foot annually), if and to the extent the amount contained in such reserve (excluding amounts deposited therein in respect of termination fees) is less than $10,000,000.

Replacement Reserve – On a monthly basis, if and to the extent the amount contained in the replacement reserve is less than $831,350, the borrower is required to escrow approximately $18,705 (equal to $0.27 per square foot annually).

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
117

Mixed Use – Retail/Office	Loan #10	Cut-off Date Balance:	$45,000,000
900 North Michigan Avenue	900 North Michigan	Cut-off Date LTV:	57.1%
Chicago, IL 60611		UW NCF DSCR:	1.77x
		UW NOI Debt Yield:	12.6%

Critical Tenant Reserve – On the first monthly payment date following the occurrence of Bloomingdale’s not renewing its lease in accordance with the 900 North Michigan Whole Loan agreement, the borrower is required to escrow approximately $650,000 for critical tenant reserves, and continue to remit such amount on a monthly basis until the earliest to occur of (x)(A) Bloomingdale's and the borrower entering into an extension agreement with respect to the Bloomingdale’s lease in accordance with the 900 North Michigan Whole Loan agreement, (B) all tenant improvements, leasing commissions, free rent or other rent incentives, and all other material costs and expenses related thereto being paid or an amount sufficient to cover any such costs and expenses as reasonably determined by the lender have been reserved in the critical tenant account, (C) Bloomingdale's remaining in occupancy of the 900 North Michigan Property, paying normal periodic rent (except to the extent of any rent incentives that have been reserved with the lender in accordance with the foregoing clause (B)) and all other amounts then due in accordance with Bloomingdale’s lease and is not in default under its lease after the expiration of any applicable notice and cure periods, (y) the Bloomingdale’s lease being terminated and the approved substitute lease conditions in the 900 North Michigan Whole Loan agreement have been satisfied or (z) the occurrence of a Trigger Period (as defined below).

Lockbox / Cash Management. The 900 North Michigan Whole Loan is structured with a hard lockbox and springing cash management. The borrower is required to cause all rents to be transmitted directly by tenants at the 900 North Michigan Property into a lender-controlled lockbox account. In addition, the borrower is required to cause all rents received by the borrower or the property manager with respect to the 900 North Michigan Property to be deposited into such lockbox account within one business day of receipt. All amounts in the lockbox account are remitted on a daily basis to the borrower at any time other than during the continuance of a Cash Management Period (as defined below). Upon the occurrence and during the continuance of a Cash Management Period, all amounts are required to be remitted to a lender-controlled cash management account on a daily basis to be applied and disbursed in accordance with the 900 North Michigan Whole Loan documents. During the continuance of a Cash Management Period, all excess cash flow funds remaining in the cash management account, after the application of such funds in accordance with the 900 North Michigan Whole Loan documents, will be deposited into the cash collateral subaccount.

A “Cash Management Period” means either of the following periods: (i) the period from the commencement of a Trigger Period until the earlier to occur of the end of such Trigger Period or the indebtedness is paid in full; or (ii) the period from the occurrence of an event of default until the earlier to occur of such event of default is waived by the lender or the indebtedness is paid in full. A Cash Management Period will not be terminated unless, at the time the borrower satisfies the conditions for termination of the applicable Cash Management Period as set forth in clause (i) or clause (ii) above, there is no continuing event of default and no other event has occurred and is continuing which would cause an additional Cash Management Period as described above. In the event that a Cash Management Period is terminated as set forth in clause (i) or clause (ii) above, a Cash Management Period will be reinstated upon the subsequent occurrence of a Trigger Period or event of default.

A “Trigger Period” means each period (a) that commences when the debt service coverage ratio (“DSCR”), determined as of the last day of each of two consecutive fiscal quarters, is less than 1.20x and concludes when the DSCR, determined as of the last day of each of two consecutive fiscal quarters thereafter, is equal to or greater than 1.20x (and if the financial reports required under the related 900 North Michigan Whole Loan agreement are not delivered to the lender by the expiration of the 30 day notice and cure period, a Trigger Period will be deemed to have commenced and be ongoing, unless and until such reports are delivered and they indicate that, in fact, no Trigger Period is ongoing); and (b) commencing upon the occurrence of a Critical Tenant Trigger Event (as defined below) and concluding upon the cure of such Critical Tenant Trigger Event in accordance with the 900 North Michigan Whole Loan documents.

A “Critical Tenant Trigger Event” means the occurrence of any of the following in relation to Bloomingdale's or any successor tenant for its leased premises in the 900 North Michigan Property, whereby such tenant: (i) has been dark or discontinued its operations for more than 30 consecutive days or more than 120 days in any 12-month period (excluding any temporary discontinuance of operations at the 900 North Michigan Property due to force majeure and temporary vacancies for the purpose of repair, restoration or any alteration as permitted under its lease or any permitted sublease, but including government-mandated shutdowns resulting from a pandemic or otherwise), (ii) files bankruptcy unless the related lease is affirmed, (iii) defaults on a material monetary obligation under its lease following applicable notice and cure periods, (iv) permanently vacates 20% or more of its leased premises, terminates its lease or gives notice to undertake any of the foregoing actions and there is less than 12 months before the tenant vacates or the termination becomes effective or (v) fails to renew by the end of the notice period described in its lease.

Terrorism Insurance. The 900 North Michigan Whole Loan documents require that the “all risk” insurance policy required to be maintained by the borrower provides coverage for terrorism in an amount equal to the full replacement cost of the 900 North Michigan Property, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a 12-month extended period of indemnity (provided that if TRIPRA or a similar statute is not in effect, the borrower will not be obligated to pay terrorism insurance premiums in excess of two times the annual premium for the casualty and business interruption coverage on a standalone basis (without giving effect to the cost of terrorism, flood and earthquake and business interruption components of such coverage) and if the cost of terrorism insurance exceeds such amount, the borrower is required to purchase the maximum amount of terrorism insurance available with funds equal to such amount).

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
118

Mortgage Loan No. 11 – Marriott Myrtle Beach Grande Dunes Resort

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	WFB, JPMCB			Single Asset/Portfolio:	Single Asset
Credit Assessment (Moody’s/Fitch/KBRA):	Baa1/BBB/BBB+			Location:	Myrtle Beach, SC 29572
Original Balance(1):	$40,000,000			General Property Type:	Hospitality
Cut-off Date Balance(1):	$39,896,974			Detailed Property Type:	Full Service
% of Initial Pool Balance:	3.7%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	2003/2017
Borrower Sponsors:	William J. Yung III, Martha Yung, William J.			Size:	405 Rooms
	Yung IV, Joseph A. Yung, Julie A. Haught,			Cut-off Date Balance per Room(1):	$246,278
	Judith A. Yung, Jennifer A. Yung, Michelle			Maturity Date Balance per Room(1):	$210,714
	M. Christensen and Scott A. Yung			Property Manager:	Crestview Management, LLC
Guarantor:	CSC Holdings, LLC				(borrower-related)
Mortgage Rate:	6.1450%
Note Date:	7/2/2024
Maturity Date:	7/11/2034
Term to Maturity:	120 months
Amortization Term:	360 months			Underwriting and Financial Information
IO Period:	0 months			UW NOI:	$21,392,485
Seasoning:	3 months			UW NCF:	$19,645,328
Prepayment Provisions:	L(27),D(86),O(7)			UW NOI Debt Yield(1):	21.4%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NCF Debt Yield(1):	19.7%
Additional Debt Type(1):	Pari Passu			UW NOI Debt Yield at Maturity(1):	25.1%
Additional Debt Balance(1):	$59,845,461			UW NCF DSCR(1):	2.69x
Future Debt Permitted (Type):	No (NAP)			Most Recent NOI:	$21,303,274 (5/31/2024 TTM)
Reserves				2nd Most Recent NOI:	$20,377,776 (12/31/2023)
Type	Initial	Monthly	Cap	3rd Most Recent NOI:	$20,508,347 (12/31/2022)
RE Taxes:	$471,205	$67,315	NAP	Most Recent Occupancy:	70.1% (5/31/2024)
Insurance(2):	$0	Springing	NAP	2nd Most Recent Occupancy:	69.8% (12/31/2023)
Immediate Repairs:	$282,257	$0	NAP	3rd Most Recent Occupancy:	70.3% (12/31/2022)
FF&E Reserve(3):	$0	$142,701	NAP	Appraised Value (as of)(6):	$223,000,000 (4/25/2025)
PIP Reserve(4):	$5,266,281	Springing	NAP	Appraised Value per Room(6):	$550,617
Seasonality Reserve(5):	$825,000	$275,000	$1,650,000	Cut-off Date LTV Ratio(6):	44.7%
Replacement Comfort Letter Reserve Funds:	$2,500	$0	NAP	Maturity Date LTV Ratio(6):	38.3%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Original Whole Loan Amount(1):	$100,000,000	97.7%	Loan Payoff	$95,070,064	92.8%
Borrower Sponsor Equity:	$2,395,813	2.3%	Upfront Reserves:	$6,847,243	6.7%
			Closing Costs:	$478,506	0.5%
Total Sources:	$102,395,813	100.0%	Total Uses:	$102,395,813	100.0%

(1)	The Marriott Myrtle Beach Grande Dunes Resort Mortgage Loan (as defined below) is part of a whole loan evidenced by four pari passu promissory notes with an aggregate original principal balance of $100,000,000 (the “Marriott Myrtle Beach Grande Dunes Resort Whole Loan”). The financial information presented in the chart above is based on the Marriott Myrtle Beach Grande Dunes Resort Whole Loan.
(2)	The loan documents require an ongoing monthly insurance reserve in an amount equal to 1/12 of the insurance premiums that the lender reasonably estimates will be payable during the next ensuing 12 months. Notwithstanding the above, the borrower’s obligation to make insurance reserve payments will be waived so long as (i) no event of default is continuing, (ii) the insurance policies maintained by the borrower are part of a blanket or umbrella policy approved by the lender in its reasonable discretion, (iii) the borrower provides the lender with evidence of renewal of such policies and (iv) the lender is provided with paid receipts for the payment of the insurance premiums no later than 30 days prior to the expiration dates of said policies.
(3)	The loan documents require ongoing monthly deposits in an amount equal to the greater of (i) the then-existing FF&E reserve monthly deposit or (ii) 1/12th of 4% of the underwritten revenue for the preceding fiscal year, initially estimated at $142,701.
(4)	The loan documents require an upfront deposit of $5,266,281 for a franchisor-required property improvement plan (“PIP”). In addition, if at any future time, PIP work is required under the franchise agreement, the borrower is required to deposit, within 15 days after receipt of notice from the franchisor, an amount equal to 110% of the estimated cost to complete the PIP work.
(5)	The loan documents require an upfront deposit of $825,000, which may be used for disbursements for the payment of any part of the monthly debt service payments occurring in December, January, February and/or March, to the extent that there is insufficient cash flow from the Marriott Myrtle Beach Grande Dunes Resort Property (as defined below) to make the monthly debt service payment. On each monthly payment date occurring in May, June, July, August, September and October, the borrower is required to deposit with the lender an amount equal to $275,000 (the “Seasonality Reserve Deposit Amount”), capped at $1,650,000 (the “Seasonality Reserve Required Annual Balance”). Upon receipt of the annual operating statements for the property, lender may adjust the Seasonality Reserve Required Annual Balance (and thus the Seasonality Reserve Deposit Amount), upon notice to the borrower, to an amount equal to the shortfall in revenue from the property to cover debt service at a debt service coverage ratio of 1.30x.
(6)	The Appraised Value represents the As-Complete Value, which assumes the current PIP has been completed. The upfront PIP Reserve deposit is equal to 112% of the estimated cost to complete the PIP work. The As-Is Value of $209,000,000 equates to an Appraised Value Per Room of $516,049, a Cut-off Date LTV Ratio of 47.7% and a Maturity Date LTV Ratio of 40.8.

The Mortgage Loan. The eleventh largest mortgage loan (the “Marriott Myrtle Beach Grande Dunes Resort Mortgage Loan”) is part of the Marriott Grand Dunes Resort Whole Loan, which is evidenced by four pari passu promissory notes with an aggregate outstanding principal balance as of the Cut-off Date of $99,742,434. The Marriott Myrtle Beach Grande Dunes Resort Whole Loan is secured by the borrower’s first priority fee interest in a 405 room full-service hotel located in Myrtle Beach, South Carolina (the “Marriott Myrtle Beach Grande Dunes Resort Property”). The Marriott Myrtle Beach Grande

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
119

Hospitality – Full Service	Loan #11	Cut-off Date Balance:	$39,896,974
8400 Costa Verde Drive	Marriott Myrtle Beach Grande Dunes Resort	Cut-off Date LTV:	44.7%
Myrtle Beach, SC 29572		U/W NCF DSCR:	2.69x
		U/W NOI Debt Yield:	21.4%

Dunes Resort Whole Loan was co-originated by Wells Fargo Bank, National Association (“WFB”) and JPMorgan Chase Bank, National Association (“JPMCB”) and has an original aggregate principal balance of $100,000,000. The Marriott Myrtle Beach Grande Dunes Resort Mortgage Loan is comprised of the non-controlling notes A-3 and A-4 with an aggregate original principal balance of $40,000,000. The Marriott Myrtle Beach Grande Dunes Resort Mortgage Loan will be serviced under the pooling and servicing agreement for the WFCM 2024-C63 securitization trust. See “Description of the Mortgage Pool—The Mortgage Loans—The Non-Serviced Pari Passu Mortgage Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the prospectus.

Whole Loan Note Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$45,000,000	$44,884,096	WFCM 2024-C63	Yes
A-2	$15,000,000	$14,961,365	WFCM 2024-C63	No
A-3	$30,000,000	$29,922,730	BANK 2024-BNK48	No
A-4	$10,000,000	$9,974,243	BANK 2024-BNK48	No
Total	$100,000,000	$99,742,434

The Borrower and the Borrower Sponsor. The borrower is Columbia Properties Myrtle Beach, LLC, a single-purpose, Delaware limited liability company with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Marriott Myrtle Beach Grande Dunes Resort Whole Loan.

The borrower sponsors are William J. Yung III, Martha Yung, William J. Yung IV, Joseph A. Yung, Julie A. Haught, Judith A. Yung, Jennifer A. Yung, Michelle M. Christensen and Scott A. Yung. The non-recourse carveout guarantor is CSC Holdings, LLC, which is owned by the borrower sponsors and is an affiliate of Columbia Sussex Corporation (“CSC”). Founded in 1972, CSC is a privately owned hospitality company headquartered in Crestview Hills, Kentucky. CSC currently owns 42 hotels across 18 states with major hospitality brands including Marriott, Hilton, and Hyatt.

The Property. The Marriott Myrtle Beach Grande Dunes Resort Property is a 405-room, full-service, beachfront hotel located in Myrtle Beach, South Carolina. The borrower sponsor developed the property in 2003 and has invested approximately $14.6 million ($36,049/room) in capital improvements over the past 10 years. Amenities include approximately 24,162 SF of meeting space, multiple food and beverage outlets, indoor and outdoor swimming pools, a beachfront setting, a fitness center, a business center, the Hibiscus Spa, guest laundry, a sundries shop, kids activities, a game room, and complimentary Wi-Fi. The Marriott Myrtle Beach Grande Dunes Resort Property guestroom configuration consists of 255 queen/queen rooms, 142 king rooms and 8 mixed rooms. The guestrooms feature marble bathrooms, flat-screen televisions, telephones, desks, dressers, nightstands, lamps, and lounge chair. Situated on a 10.9-acre site, the property includes surface and garage parking totaling 432 parking spaces (parking ratio of 1.1/room). The Marriott Myrtle Beach Grande Dunes Resort Property operates under a Marriott International, Inc. franchise agreement which expires in 2044.

Between 2024 and 2025, the property is required to undergo a relicensing PIP for an estimated cost of $4.7 million. Within 30 days following the franchisor’s confirmation that the PIP work has been completed, the franchisor must pay $2,500,000 to the borrower (“Key Money”). If the franchise agreement is terminated, the borrower is obligated to pay the unamortized portion of Key Money. See “Description of the Mortgage Pool—Additional Indebtedness—Other Unsecured Indebtedness” in the prospectus.

As of May 31, 2024, the Marriott Myrtle Beach Grande Dunes Resort Property had a trailing 12-month occupancy of 70.1%, ADR of $259.85 and RevPAR of $182.19. Total revenue at the Marriott Myrtle Beach Grande Dunes Resort Property is comprised of three components: rooms (61.7% of underwritten revenue), food and beverage (29.4% of underwritten revenue) and other operated departments (8.9% of underwritten revenue). According to the appraisal, the demand segmentation in 2023 for the Marriott Myrtle Beach Grande Dunes Resort Property was 70% leisure and 30% group.

The following table presents historical occupancy, ADR, and RevPAR penetration rates of the Marriott Myrtle Beach Grande Dunes Resort Property:

Historical Occupancy, ADR, RevPAR(1)(2)
	Competitive Set			Marriott Myrtle Beach Grande Dunes Resort Property(3)			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
3/31/2022 TTM	62.9%	$177.03	$111.27	72.0%	$247.39	$178.06	114.5%	139.7%	160.0%
3/31/2023 TTM	66.5%	$176.50	$117.30	69.8%	$254.38	$177.53	105.0%	144.1%	151.4%
3/31/2024 TTM	65.8%	$190.41	$125.28	69.9%	$258.22	$180.38	106.2%	135.6%	144.0%

(1)	Information obtained from a third-party research report.
(2)	According to a third-party research report, the competitive set includes Embassy Suites by Hilton Myrtle Beach Oceanfront Resort, Hilton Myrtle Beach Resort, Sheraton Hotel Myrtle Beach, The Breakers Resort and Marina Inn at Grande Dunes.
(3)	The variances between the underwriting, the appraisal and industry report data with respect to occupancy, ADR and RevPAR at the Marriott Myrtle Beach Grande Dunes Resort Property are attributable to variances in reporting methodology and/or timing differences.

The Market. The Marriott Myrtle Beach Grande Dunes Resort Property is a beachfront hotel located along North Ocean Boulevard with frontage on the coast of Myrtle Beach, South Carolina. The property is approximately 6.7 miles northeast of the US 501 and US 17 interchange and 8.1 miles northeast of the Myrtle Beach International Airport. Additionally, the property is approximately 4.5 miles northeast of the Broadway at the Beach entertainment and shopping complex and 3.2 miles southwest of the SC 22 and Kings Highway interchange which is home to the Tanger Outlets Mall, Myrtle Beach Mall, and Arcadian Shores Commons retail center. Myrtle Beach is a coastal, beach town located roughly 23 miles south of the North Carolina state line and approximately 85-miles north of Charleston. Myrtle Beach sits at the center of what is known as “The Grand Strand”, a 60-mile arc-shaped stretch of coastline in northeastern South Carolina.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
120

Hospitality – Full Service	Loan #11	Cut-off Date Balance:	$39,896,974
8400 Costa Verde Drive	Marriott Myrtle Beach Grande Dunes Resort	Cut-off Date LTV:	44.7%
Myrtle Beach, SC 29572		U/W NCF DSCR:	2.69x
		U/W NOI Debt Yield:	21.4%

According to the appraisal, the 2023 population within a one, three- and five-mile radius of the property was 3,642, 20,633 and 41,811, respectively and the 2023 average household income within the radii was $107,332, $95,503 and $87,586, respectively.

The appraisal did not identify any new hotels under construction or planned for near term development that are expected to directly compete with the Marriott Myrtle Beach Grande Dunes Resort Property.

The table below presents certain information relating to comparable sales pertaining to the Marriott Myrtle Beach Grande Dunes Resort Property identified by the appraisal:

Comparable Sales Summary
Property Name	Location	Year Built	Rooms	Sale Date	Price/Rm
Sirata Beach & Conference Center	St. Pete Beach, FL	1962	382	Nov-22	$541,885
DoubleTree Resort by Hilton	Myrtle Beach, SC	1992	491	Sep-22	$185,336
Confidante Miami Beach	Miami Beach, FL	1957	339	May-22	$684,366
DoubleTree by Hilton North Redington Beach	North Redington Beach, FL	1987	125	May-22	$658,400
Postcard Inn	St. Pete Beach, FL	1957	196	Feb-2022	$423,469
Holiday Inn Resort	Jekyll Island, GA	1986	157	Jan-2022	$261,146
Henderson Beach Resort	Destin, FL	2016	170	Dec-2021	$661,765
Jekyll Island Club Resort	Jekyll Island, GA	1888 and 2017	200	Jul-21	$470,000

Source: Appraisal

Appraisal. The appraised value represents the As-Complete Value as of April 25, 2025 of $223,000,000, which assumes the PIP has been completed. The loan documents required an upfront PIP Reserve equal to 112% of the estimated cost to complete the PIP work. The As-Is Value of $209,000,000 equates to an appraised value per room of $516,049, a Cut-off Date LTV Ratio of 47.7% and a Maturity Date LTV Ratio of 40.8%.

Environmental Matters. According to the Phase I environmental site assessment dated May 1, 2024, there was no evidence of any recognized environmental conditions at the Marriott Myrtle Beach Grande Dunes Resort Property.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
121

Hospitality – Full Service	Loan #11	Cut-off Date Balance:	$39,896,974
8400 Costa Verde Drive	Marriott Myrtle Beach Grande Dunes Resort	Cut-off Date LTV:	44.7%
Myrtle Beach, SC 29572		U/W NCF DSCR:	2.69x
		U/W NOI Debt Yield:	21.4%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Marriott Myrtle Beach Grande Dunes Resort Property:

Cash Flow Analysis
	2021		2022		2023	TTM (5/31/2024)	UW	UW per Room
Occupancy	68.9%		70.3%		69.8%	70.1%	70.1%
ADR	$227.88		$248.29		$258.13	$259.85	$259.85
RevPAR	$157.09		$174.45		$180.23	$182.19	$182.19

Rooms Revenue	$23,222,557		$25,788,124		$26,642,174	$27,006,556	$26,932,768	$66,501
Food & Beverage	$8,450,102		$11,296,408		$11,766,240	$12,852,163	$12,852,163	$31,734
Other Income(1)	$3,350,442		$3,830,026		$3,959,240	$3,893,990	$3,893,990	$9,615
Total Revenue	$35,023,101		$40,914,558		$42,367,654	$43,752,709	$43,678,921	$107,849

Room Expense	$3,821,683		$4,262,086		$4,341,614	$4,348,115	$4,336,235	$10,707
Food & Beverage Expense	$3,496,066		$4,170,768		$4,389,877	$4,617,428	$4,617,428	$11,401
Other Department Expense	$738,817		$971,226		$1,052,534	$1,034,334	$1,034,334	$2,554
Total Department Expenses	$8,056,566		$9,404,079		$9,784,025	$9,999,877	$9,987,997	$24,662
Gross Operating Income	$26,966,536		$31,510,479		$32,583,630	$33,752,832	$33,690,924	$83,187

Total Undistributed Expenses	$7,948,451		$9,287,630		$10,081,923	$10,251,551	$10,292,719	$25,414
Gross Operating Profit	$19,018,085		$22,222,849		$22,501,707	$23,501,281	$23,398,204	$57,773

Property Taxes	$759,191		$788,552		$797,080	$742,637	$797,080	$1,968
Insurance	$768,800		$925,949		$1,326,851	$1,455,370	$1,208,639	$2,984
Total Operating Expenses	$17,533,008		$20,406,211		$21,989,878	$22,449,435	$22,286,435	$55,028

Net Operating Income	$17,490,093	(2)	$20,508,347	(2)	$20,377,776	$21,303,274	$21,392,485	$52,821
FF&E	$0		$0		$0	$0	$1,747,157	$4,314
Net Cash Flow	$17,490,093		$20,508,347		$20,377,776	$21,303,274	$19,645,328	$48,507

Occupancy %	68.9%		70.3%		69.8%	70.1%	70.1%
NOI DSCR(3)	2.39x		2.81x		2.79x	2.92x	2.93x
NCF DSCR(3)	2.39x		2.81x		2.79x	2.92x	2.69x
NOI Debt Yield(3)	17.5%		20.6%		20.4%	21.4%	21.4%
NCF Debt Yield(3)	17.5%		20.6%		20.4%	21.4%	19.7%

(1)	Other revenue consists primarily of spa revenue, gift shop sales, parking, resort fees, and other miscellaneous income.
(2)	The increase in NOI from 2021 to 2022 was primarily due to the effect of the novel coronavirus on the hospitality industry in 2020 and 2021, and the subsequent recovery in 2021 and 2022, as well as an increase in ADR from $228 in 2021 to $248 in 2022 and increased Food & Beverage Income.
(3)	DSCRs and debt yields are based on the Marriott Myrtle Beach Grand Dunes Resort Whole Loan.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
122

Mortgage Loan No. 12 – DMV Portfolio

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	GSMC			Single Asset/Portfolio:	Portfolio
Credit Assessment (Fitch/Moody’s/KBRA):	NR/NR/NR			Location:	Various, NY
Original Balance:	$31,500,000			General Property Type:	Office
Cut-off Date Balance:	$31,444,654			Detailed Property Type:	Suburban
% of Initial Pool Balance:	2.9%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	1992/NAP
Borrower Sponsors:	Lester P. Petracca and Edward J.			Size:	97,629 SF
	Henderson or George Bradt, as Trustee of			Cut-off Date Balance Per SF(1):	$322
	The Petracca Family 2008 Descendants			Maturity Date Balance Per SF(1):	$230
	Trust			Property Manager:	Triangle Equities Management
Guarantor:	Lester P. Petracca				Company LLC (borrower related)
Mortgage Rate:	6.9750%
Note Date:	8/22/2024
Maturity Date:	9/6/2034			Underwriting and Financial Information
Term to Maturity:	120 months			UW NOI(6):	$4,102,020
Amortization Term:	252 months			UW NCF:	$3,961,027
IO Period:	0 months			UW NOI Debt Yield(1):	13.0%
Seasoning:	1 month			UW NCF Debt Yield(1):	12.6%
Prepayment Provisions:	L(25),D(88),O(7)			UW NOI Debt Yield at Maturity(1):	18.3%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NCF DSCR(1):	1.38x
Additional Debt Type:	NAP			Most Recent NOI:	$2,822,264 (12/31/2023)
Additional Debt Balance:	NAP			2nd Most Recent NOI:	$2,019,755 (12/31/2022)
Future Debt Permitted (Type):	No (NAP)			3rd Most Recent NOI:	$1,995,509 (12/31/2021)
Reserves				Most Recent Occupancy:	100.0% (Various)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	100.0% (12/31/2023)
RE Taxes:	$0	Springing(1)	NAP	3rd Most Recent Occupancy:	97.9% (12/31/2022)
Insurance:	$0	Springing(2)	NAP	Appraised Value (as of):	$53,600,000 (4/10/2024)
Replacement Reserve:	$0	Springing(3)	$73,222	Appraised Value Per SF:	$549
TI/LC Reserve:	$0	Springing(4)	$585,744	Cut-off Date LTV Ratio(1):	58.7%
Unfunded Obligations(5):	$8,000,000	$0	NAP	Maturity Date LTV Ratio(1):	41.9%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$31,500,000	100.0%	Loan Payoff	$21,796,643	69.2%
			Upfront Reserves	$8,000,000	25.4%
			Closing Costs	$1,335,130	4.2%
			Principal Equity Distribution	$368,227	1.2%
Total Sources:	$31,500,000	100.0%	Total Uses:	$31,500,000	100.0%

(1)	For so long as no trigger period is continuing and there is no event of default the borrower’s obligation to make deposits into the tax account will be suspended.
(2)	Waived so long as (i) no event of default, and (ii) the borrower maintains a blanket policy and provides evidence of payment of insurance premiums at least 10 days prior to expiration.
(3)	On each monthly payment date during a trigger period, the borrower is required to deposit an amount equal to approximately $2,034 into a reserve account for capital expenditures (the “Capital Expenditure Account”); provided, however, that the borrower will not be required to make such deposit at any time that the balance on deposit in the Capital Expenditure Account exceeds approximately $73,222.
(4)	On each monthly payment date during a trigger period or an event of default, the borrower is required to deposit an amount equal to approximately $16,272 into a reserve account for tenant improvements and leasing commissions (the “TI/LC Account”); provided, however, that the borrower will not be required to make such deposit at any time that the balance on deposit in the TI/LC Account exceeds $585,744.
(5)	Initial Unfunded Obligations include $8,000,000 to reimburse the borrower or pay for tenant improvements at the DMV Portfolio Properties (as defined below) in connection with the DMV’s (as defined below) newly executed leases. Amounts are required to be released from such reserve upon the completion of tenant improvements by the tenant at the DMV Portfolio Properties, provided, if the entirety of the $8,000,000 escrow has not been utilized by the fifth anniversary of the commencement of either DMV lease, the tenant may reduce the rent to be paid after such date. Upon any reduction in the rental amount, the borrower is obligated to partially defease the DMV Portfolio Mortgage Loan such that the NOI Debt Yield is equal to its value immediately prior to the rental reduction.
(6)	UW NOI is greater than Most Recent NOI as the UW NOI includes the DMV’s reimbursement to the borrower of amortized tenant improvements.

The Mortgage Loan. The twelfth largest mortgage loan (the “DMV Portfolio Mortgage Loan”) is secured by the borrower’s fee interest in a two property suburban office portfolio located in Flushing and Jamaica, New York (the “DMV Portfolio Properties”). The DMV Portfolio Mortgage Loan accrues interest at a rate of 6.9750% per annum. The DMV Portfolio Mortgage Loan has a 10-year term, and is an amortizing balloon loan which requires the borrower to make constant monthly payments of $238,439.95.

The Borrowers and the Borrower Sponsors. The borrowers under the DMV Portfolio Mortgage Loan are 30-56 Whitestone Property Owner, LLC and 168-35 Rockaway Property Owner, LLC, both Delaware limited liability companies and single purpose entities. The borrower sponsors are Lester P. Petracca and Edward J. Henderson or George Bradt, as Trustee of The Petracca Family 2008 Descendants Trust. The non-recourse carveout guarantor is Lester P. Petracca. Lester P. Petracca is the founder of Triangle Equities, a diversified, full service real estate company that entitles, develops, owns and operates commercial, residential and mixed-use properties throughout New York City and State.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
123

Office - Suburban	Loan #12	Cut-off Date Balance:	$31,444,654
Various	DMV Portfolio	Cut-off Date LTV:	58.7%
Various, NY		UW NCF DSCR:	1.38x
		UW NOI Debt Yield:	13.0%

The Property and Major Tenant. The DMV Portfolio Properties consist of two suburban office properties located in Flushing and Jamaica, New York, totaling 97,629 SF. There are five tenants who occupy space at the two properties, although NY Department of Motor Vehicles (the “DMV”) is the primary tenant, occupying 79.9% of SF across the two properties. DMV has anchored the properties since 1992 and executed a new lease for an additional 10 years in early-2024.

The following table presents a summary of the DMV Portfolio Properties:

DMV Portfolio Properties(1)
Property Name	City, State	Year Built/ Renovated	SF	Appraisal	Allocated Cut-off Date Loan Amount	Occupancy	Underwritten NOI
30-56 Whitestone Expressway	Flushing, NY	1992/NAP	58,629	$27,900,000	$16,400,000	100.0%	$2,164,833
168-35 Rockaway Boulevard	Jamaica, NY	1992/NAP	39,000	$25,700,000	$15,100,000	100.0%	$1,937,188
Total/Average			97,629	$53,600,000	$31,500,000	100.0%	$4,102,021

(1)	Source: Appraisal and underwritten rent roll dated August 22, 2024.

The following table presents certain information relating to the tenants at the DMV Portfolio Properties:

Tenant Summary(1)
Tenant	Credit Rating (Moody's/ S&P/Fitch)(2)	Tenant SF	Approx. % of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	Lease Expiration Date	Term. Option (Y/N)
NY DMV	NR/NR/NR	78,000	79.9%	$3,749,970	83.4%	$48.08	1/31/2034	N
Triangle Equities Management	NR/NR/NR	9,955	10.2%	$396,346	8.8%	$39.81	2/28/2034	N
Lee Kum Kee	NR/NR/NR	4,837	5.0%	$190,815	4.2%	$39.45	4/30/2034	N
MT Group, LLC	NR/NR/NR	3,611	3.7%	$115,631	2.6%	$32.02	4/30/2028	Y(3)
ATA Logistics	NR/NR/NR	1,226	1.3%	$45,822	1.0%	$37.37	9/14/2027	N
Total Occupied		97,629	100.0%	$4,498,583	100.00%	$46.08
Vacant Space		0	0.0%
Total		97,629	100.0%

(1)	Based on the underwritten rent roll dated August 22, 2024 with rent steps through July 2025 inclusive of commercial reimbursements.
(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(3)	MT Group, LLC has a one-time termination option effective July 31, 2026.

The following table presents certain information relating to the lease rollover schedule at the DMV Portfolio Properties:

Lease Rollover Schedule
Year	# of Leases Rolling	SF Rolling	Approx. % of SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling(1)	Approx. % of Total UW Rent Rolling	Approx. Cumulative % of Total UW Rent Rolling	UW Rent PSF Rolling
2024 & MTM	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2025	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2026	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2027	1	1,226	1.3%	1.3%	$45,822	1.0%	1.0%	$37.37
2028	1	3,611	3.7%	5.0%	$115,631	2.6%	3.6%	$32.02
2029	0	0	0.0%	5.0%	$0	0.0%	3.6%	$0.00
2030	0	0	0.0%	5.0%	$0	0.0%	3.6%	$0.00
2031	0	0	0.0%	5.0%	$0	0.0%	3.6%	$0.00
2032	0	0	0.0%	5.0%	$0	0.0%	3.6%	$0.00
2033	0	0	0.0%	5.0%	$0	0.0%	3.6%	$0.00
2034	3	92,792	95.0%	100.0%	$4,337,131	96.4%	100.0%	$46.74
2035 & Beyond	0	0	0.0%	100.0%	$0	0.0%	100.0%	$0.00
Vacant	0	0	0.0%	100.0%	$0	0.0%	0.0%	$0.00
Total / Wtd. Avg.	5	97,629	100.0%		$4,498,583	100.0%		$46.08

(1)	Based on the underwritten rent roll dated August 22, 2024 with rent steps through July 2025 inclusive of commercial reimbursements.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
124

Office - Suburban	Loan #12	Cut-off Date Balance:	$31,444,654
Various	DMV Portfolio	Cut-off Date LTV:	58.7%
Various, NY		UW NCF DSCR:	1.38x
		UW NOI Debt Yield:	13.0%

The Market. The DMV Portfolio Properties are located in Flushing and Jamaica, New York. The 30-56 Whitestone Expressway property is located in the Northeast Queens office submarket, which has a 4.6% vacancy rate with $39.83 average rent PSF as of the first quarter of 2024, according to the appraisal. The 168-35 Rockaway Boulevard property is located in the South Queens office submarket, which has a 5.7% vacancy rate with $31.12 average rent PSF as of the first quarter of 2024, according to the appraisal.

Environmental Matters. According to the Phase I environmental reports dated April 25, 2024, there are no recognized environmental conditions or recommendations for further action at the DMV Portfolio Properties.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the DMV Portfolio properties:

Cash Flow Analysis
	2021	2022	2023	UW	UW Per SF
Base Rent	$3,986,370	$3,556,032	$4,224,267	$4,374,222(1)	$44.80
Credit Tenant Rent Steps	$0	$0	$0	$342,041	$3.50
Total Commercial Reimbursement Revenue	$41,037	$213,267	$303,234	$124,361	$1.27
Parking Income	$269,323	$457,359	$384,317	$453,324	$4.64
Other Revenue	$19	$677	$1,975	$1,242,217(2)	$12.72
Potential Gross Revenue	$4,296,749	$4,227,335	$4,913,793	$6,536,165	$66.95
(Vacancy/Credit Loss)	$0	$0	$0	($247,868)	($2.54)
Effective Gross Income	$4,296,749	$4,227,335	$4,913,793	$6,288,297	$64.41

Real Estate Taxes	$840,015	$862,554	$898,185	$910,737	$9.33
Insurance	$252,500	$229,845	$260,154	$261,522	$2.68
Utilities	$117,739	$119,566	$108,917	$123,208	$1.26
Janitorial	$177,611	$186,228	$81,194	$141,350	$1.45
Management Fee	$0	$0	$0	$188,649	$1.93
Payroll (Office, Security, Maintenance)	$212,323	$178,623	$215,324	$209,515	$2.15
Other Expenses	$701,052	$630,764	$527,755	$351,296	$3.60
Total Expenses	$2,301,240	$2,207,580	$2,091,529	$2,186,277	$22.39

Net Operating Income	$1,995,509	$2,019,755	$2,822,264	$4,102,020(3)	$42.02
Replacement Reserves	$0	$0	$0	$24,407	$0.25
TI/LC	$0	$0	$0	$116,586	$1.19
Net Cash Flow	$1,995,509	$2,019,755	$2,822,264	$3,961,027	$40.57

Occupancy	97.9%	97.9%	100.0%	96.2%
NOI DSCR	0.70x	0.71x	0.99x	1.43x
NCF DSCR	0.70x	0.71x	0.99x	1.38x
NOI Debt Yield	6.3%	6.4%	9.0%	13.0%
NCF Debt Yield	6.3%	6.4%	9.0%	12.6%

(1)	Based on the underwritten rent roll dated August 22, 2024 with rent steps through July 2025.
(2)	UW Other Revenue includes a contractual reimbursement paid by the DMV to the borrower sponsor pursuant to the 10-year DMV lease renewal.
(3)	UW Net Operating Income is greater than Most Recent Net Operating Income as UW Net Operating Income includes the DMV’s reimbursement to the borrower of amortized tenant improvements.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
125

Mortgage Loan No. 13 – 610 Newport Center

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	WFB, JPMCB			Single Asset/Portfolio:	Single Asset
Credit Assessment (Moody’s/Fitch/KBRA):	Baa2/A-/BBB			Location:	Newport Beach, CA 92660
Original Balance(1):	$30,000,000			General Property Type:	Office
Cut-off Date Balance(1):	$30,000,000			Detailed Property Type:	Suburban
% of Initial Pool Balance:	2.8%			Title Vesting:	Fee
Loan Purpose(2):	Recapitalization			Year Built/Renovated:	1972/2022
Borrower Sponsor:	The Irvine Company LLC			Size:	285,638 SF
Guarantor:	Irvine Core Office LLC			Cut-off Date Balance PSF(1):	$298
Mortgage Rate:	5.6660%			Maturity Date Balance PSF(1):	$298
Note Date:	July 9, 2024			Property Manager:	Irvine Management Company
Maturity Date:	July 11, 2034				(borrower-related)
Term to Maturity:	120 months			Underwriting and Financial Information
Amortization Term:	0 months			UW NOI:	$14,608,090
IO Period:	120 months			UW NCF:	$14,245,278
Seasoning:	3 months			UW NOI Debt Yield(1):	17.2%
Prepayment Provisions(2):	L(24),YM1(3),DorYM1(88),O(5)			UW NCF Debt Yield(1):	16.8%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NOI Debt Yield at Maturity(1):	17.2%
Additional Debt Type(1):	Pari Passu			UW NCF DSCR(1):	2.92x
Additional Debt Balance(1):	$55,000,000			Most Recent NOI:	$13,285,054 (5/31/2024 TTM)
Future Debt Permitted (Type):	No (NAP)			2nd Most Recent NOI:	$12,293,869 (12/31/2023)
Reserves				3rd Most Recent NOI:	$12,015,927 (12/31/2022)
Type	Initial	Monthly	Cap	Most Recent Occupancy:	92.4% (6/25/2024)
RE Taxes(3):	$0	Springing	NAP	2nd Most Recent Occupancy:	93.0% (12/31/2023)
Insurance(4):	$0	Springing	NAP	3rd Most Recent Occupancy:	95.0% (12/31/2022)
Replacement Reserve(5):	$0	Springing	NAP	Appraised Value (as of):	$191,000,000 (5/29/2024)
TI/LC Reserve(6):	$0	Springing	NAP	Appraised Value PSF:	$669
Existing TI/LC Reserve:	$1,536,900	$0	NAP	Cut-off Date LTV Ratio(1):	44.5%
Rent Concession Reserve:	$1,046,249	$0	NAP	Maturity Date LTV Ratio(1):	44.5%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount(1):	$85,000,000	100.0%	Return of Equity(2):	$82,109,013	96.6%
			Upfront Reserves:	$2,583,149	3.0%
			Closing Costs:	$307,838	0.4%
Total Sources:	$85,000,000	100.0%	Total Uses:	$85,000,000	100.0%

(1)	The 610 Newport Center Mortgage Loan (as defined below) is part of a whole loan evidenced by six pari passu promissory notes with an aggregate original principal balance of $85,000,000 (the “610 Newport Center Whole Loan”). The financial information presented in the chart above is based on the 610 Newport Center Whole Loan.
(2)	The 610 Newport Center Property (as defined below) was previously unencumbered.
(3)	Upon the occurrence of a cash trap event period or a leasing event period, the borrower is required to escrow monthly an amount equal to 1/12th of the annual estimated tax payments.
(4)	Upon the occurrence of a cash trap event period or a leasing event period, and if there is no blanket policy in place or the borrower fails to provide evidence of a policy renewal, the borrower is required to escrow monthly an amount equal to 1/12th of the annual estimated insurance payments.
(5)	Upon the occurrence of a cash trap event Period or a leasing event period, the borrower is required to deposit monthly replacement reserves equal to approximately $6,472.
(6)	Upon the occurrence of a cash trap event Period or a leasing event period, the borrower is required to deposit monthly TI/LC reserves equal to $23,762 ($1.00 per square foot per year).

The Mortgage Loan. The thirteenth largest mortgage loan (the “610 Newport Center Mortgage Loan”) is part of the 610 Newport Center Whole Loan, which is evidenced by six pari passu promissory notes with an aggregate outstanding principal balance as of the Cut-off Date of $85,000,000. The 610 Newport Center Whole Loan is secured by the borrower’s first priority fee interest in a multi-tenant class A office property totaling 285,638 SF located in Newport Beach, California (the “610 Newport Center Property”). The 610 Newport Center Mortgage Loan is evidenced by the non-controlling notes A-2-1 and A-4-1, with an aggregate outstanding principal balance as of the Cut-off Date of $30,000,000. The 610 Newport Center Whole Loan was co-originated by Wells Fargo Bank, National Association (“WFB”), and JPMorgan Chase Bank, National Association (“JPM”) on July 9, 2024. The 610 Newport Center Whole Loan will be serviced pursuant to the pooling and servicing agreement for the WFCM 2024-C63 securitization trust. The relationship between the holders of the 610 Newport Center Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
126

Office – Suburban	Loan #13	Cut-off Date Balance:	$30,000,000
610 Newport Center Drive	610 Newport Center	Cut-off Date LTV:	44.5%
Newport Beach, CA 92660		UW NCF DSCR:	2.92x
		UW NOI Debt Yield:	17.2%

610 Newport Center Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Note
A-1	$30,000,000	$30,000,000	WFCM 2024-C63	Yes
A-2-1	$18,000,000	$18,000,000	BANK 2024-BNK48	No
A-2-2	$3,000,000	$3,000,000	WFCM 2024-C63	No
A-3	$20,000,000	$20,000,000	WFCM 2024-C63	No
A-4-1	$12,000,000	$12,000,000	BANK 2024-BNK48	No
A-4-2	$2,000,000	$2,000,000	WFCM 2024-C63	No
Whole Loan	$85,000,000	$85,000,000

The Borrower and the Borrower Sponsor. The borrower is 610 Newport Center Drive LLC, a special purpose, bankruptcy-remote entity and a Delaware limited liability company with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 610 Newport Center Whole Loan.

The borrower sponsor of the 610 Newport Center Whole Loan is The Irvine Company LLC (“The Irvine Company”) and the non-recourse carveout guarantor is Irvine Core Office LLC. The Irvine Company is a private real estate investment company headquartered in Newport Beach, California and headed by Donald Bren. The Irvine Company focuses on long-term ownership of a high-quality real estate portfolio encompassing apartment communities, new home villages, office buildings, retail, dining and entertainment and resorts. The Irvine Company’s holdings consist of 129 million SF and include more than 590 office buildings, 125 apartment communities with 65,000 units, 40 retail centers, one coastal resort, three golf courses and five marinas. The Irvine Company's collection of office properties are located in Orange County, California, Los Angeles, San Diego, Silicon Valley, Chicago and New York. The borrower sponsor owns 11 Class A office buildings (including the 610 Newport Center Property) in the Newport Center submarket totaling 2.3 million SF with an average occupancy of 95.5% as of January 1, 2024. See “Description of the Mortgage Pool — Tenant Issues — Competition from Nearby Properties” in the prospectus.

The Property. The 610 Newport Center Property consists of an 18-story, 285,638 SF, multi-tenant class A office building located in Newport Beach, California. The 610 Newport Center Property was built by the borrower sponsor in 1972 and most recently renovated in 2022. The 610 Newport Center Property amenities include a car washing service, a Kinetic fitness center and access to an adjacent 4-level parking structure (non-collateral) that provides 705 parking spaces (2.47 spaces per 1,000 SF). As of June 25, 2024, the 610 Newport Center Property was 92.4% occupied by 33 tenants and has an average 10-year occupancy of 91.1%.

Major Tenants.

Chipotle (NR/NR/NR: F/M/S&P; 95,278 SF, 33.4% of NRA; 37.4% of UW Rent). Chipotle Mexican Grill, Inc. (“Chipotle”) is an international chain of fast casual Mexican restaurants. In May 2018, Chipotle announced the relocation of its corporate headquarters to the 610 Newport Center Property. Chipotle is publicly traded on the NYSE (CMG) with a market capitalization of $71.6 billion as of July 30, 2024. Chipotle has one, five-year extension option and no termination options.

O'Melveny and Myers LLP (NR/NR/NR: F/M/S&P; 45,156 SF, 15.8% of NRA; 19.3% of UW Rent). O'Melveny & Myers LLP (“O'Melveny & Myers”) is an American multinational law firm founded in Los Angeles, California in 1885. O'Melveny & Myers employs 800 lawyers and has offices in California, Texas, Washington, D.C., New York City, Beijing, Brussels, Hong Kong, London, Seoul, Shanghai, Singapore, and Tokyo. O'Melveny & Myers has been a tenant at the 610 Newport Center Property since 1980 and has one, five-year extension option. The tenant has a one-time option to terminate its lease with respect to either suite 1600 (15,052 SF) or suite 1800 (15,052 SF) effective June 30, 2030 with 12 months’ notice and the payment of a termination fee.

Canterbury Consulting Inc. (NR/NR/NR: F/M/S&P; 15,887 SF, 5.6% of NRA; 5.4% of UW Rent). Canterbury Consulting Inc. (“Canterbury Consulting”) is an independent investment advisory firm based in Newport Beach, California and headquartered at the 610 Newport Center Property. Canterbury Consulting was founded in 1988 and has been a tenant at the 610 Newport Center Property since 2018. Canterbury Consulting has no extension options remaining and no termination options.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
127

Office – Suburban	Loan #13	Cut-off Date Balance:	$30,000,000
610 Newport Center Drive	610 Newport Center	Cut-off Date LTV:	44.5%
Newport Beach, CA 92660		UW NCF DSCR:	2.92x
		UW NOI Debt Yield:	17.2%

The following table presents certain information relating to the tenancy at the 610 Newport Center Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Moody's/ Fitch/S&P)(1)	Tenant SF	% of Total SF	Annual UW Rent(2)	% of Total Annual UW Rent	Annual UW Rent PSF(2)	Lease Expiration	Renewal Options	Term. Option (Y/N)
Major Tenants
Chipotle(2)	NR/NR/NR	95,278	33.4%	$6,568,491	37.4%	$68.94	10/31/2029	1, 5-year	N
O'Melveny & Myers LLP(3)	NR/NR/NR	45,156	15.8%	$3,381,281	19.3%	$74.88	6/30/2032	1, 5-year	Y
Canterbury Consulting Inc	NR/NR/NR	15,887	5.6%	$941,784	5.4%	$59.28	5/31/2028	N	N
Call and Jensen APC	NR/NR/NR	11,806	4.1%	$766,446	4.4%	$64.92	8/31/2029	N	N
RBC Capital Markets, LLC	NR/NR/NR	11,227	3.9%	$731,551	4.2%	$65.16	3/31/2029	N	N
Subtotal/Wtd. Avg.		179,354	62.8%	12,389,553	70.6%	$69.08

Non-Major Tenants		84,507	29.6%	$5,151,471	29.4%	$60.96
Occupied Subtotal/Wtd. Avg.		263,861	92.4%	$17,541,023	100.0%	$66.48

Vacant Space(4)		21,777	7.6%
Total/Wtd. Avg.		285,638	100.0%

(1)	Based on the underwritten rent roll dated June 25, 2024.
(2)	Chipotle is marketing suite 600 (15,876 SF) for sublease. The space is currently dark but was included in Annual U/W Base Rent.
(3)	O’Melveny & Myers has one, 5-year extension option. O’Melveny & Myers has a one-time option to terminate its lease with respect to either suite 1600 (15,052 SF) or suite 1800 (15,052 SF) effective June 30, 2030 with 12 months’ notice and the payment of a termination fee in an amount equal to (i) three times the then-current monthly rent, plus (ii) the unamortized costs of the tenant improvement and construction allowances, all broker commissions, rental abatement, and reasonable attorneys’ fees, amortized at a discount factor of 8% per year over a 7 year period.
(4)	Vacant Space includes one tenant totalling 4,002 SF that has gone dark, continues to pay rent but was underwritten as vacant.

The following table presents certain information relating to the lease rollover schedule at the 610 Newport Center Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx % of SF Rolling	Approx Cumulative % of SF Rolling	Total UW Rent Rolling(3)	Approx % of Total UW Rent Rolling	Approx Cumulative % of Total UW Rent Rolling	UW Rent PSF Rolling(3)
MTM/2024	2	3,254	1.1%	1.1%	$69,841	0.4%	0.4%	$21.46
2025	5	11,145	3.9%	5.0%	$605,318	3.5%	3.8%	$54.31
2026	8	24,409	8.5%	13.6%	$1,519,950	8.7%	12.5%	$62.27
2027	4	12,369	4.3%	17.9%	$826,946	4.7%	17.2%	$66.86
2028	5	26,278	9.2%	27.1%	$1,575,412	9.0%	26.2%	$59.95
2029(4)	5	125,380	43.9%	71.0%	$8,498,944	48.5%	74.7%	$67.79
2030	2	10,053	3.5%	74.5%	$622,169	3.5%	78.2%	$61.89
2031	0	0	0.0%	74.5%	$0	0.0%	78.2%	$0.00
2032	1	45,156	15.8%	90.3%	$3,381,281	19.3%	97.5%	$74.88
2033	0	0	0.0%	90.3%	$0	0.0%	97.5%	$0.00
2034	1	5,817	2.0%	92.4%	$441,161	2.5%	100.0%	$75.84
2035 & Thereafter	0	0	0.0%	92.4%	$0	0.0%	100.0%	$0.00
Vacant(4)	0	21,777	7.6%	100.0%	$0	0.0%	100.0%	$0.00
Total/Wtd. Avg.	33	285,638	100.0%		$17,541,023	100.0%		$66.48

(1)	Based on the underwritten rent roll dated June 25, 2024.
(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases which are not considered in the Lease Rollover Schedule.
(3)	Total UW Rent Rolling and UW Rent PSF Rolling does not include vacant space.
(4)	Vacant Space includes one tenant totalling 4,002 square feet that has gone dark, continues to pay rent but was underwritten as vacant.

The Market. The 610 Newport Center Property is located in Newport Beach, California, approximately 4.5 miles south of the John Wayne Airport. The 610 Newport Center Property is located 0.1 miles from Fashion Island, a high-fashion shopping mall that is rated A++ by a third party research report and was developed by the borrower sponsor in 1967. Newport Center Drive forms a ring around Fashion Island and has been developed with a series of low to mid-rise professional and medical office buildings. According to the appraisal, the estimated 2023 population within a one, three and five-mile radius was approximately 12,226, 102,830 and 264,938, respectively and the estimated 2023 average household income within the same radii was approximately $201,571, $214,422, and $172,926 respectively.

According to the appraisal, the 610 Newport Center Property is situated within in the Newport Center submarket within the City of Newport Beach office market. As of the first quarter of 2024, the submarket reported a total inventory of approximately 3.5 million SF with a 4.1% vacancy rate and an average

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
128

Office – Suburban	Loan #13	Cut-off Date Balance:	$30,000,000
610 Newport Center Drive	610 Newport Center	Cut-off Date LTV:	44.5%
Newport Beach, CA 92660		UW NCF DSCR:	2.92x
		UW NOI Debt Yield:	17.2%

asking rent of $52.80 per square foot, net. The appraiser identified five comparable buildings located within Newport Beach with rents ranging from $51.60 to $75.60 per square foot, net. The appraiser concluded a market rent for the 610 Newport Center Property of $52.20 to $74.40 per square foot, net.

The following table presents certain information relating to the appraisal’s market rent conclusions for the 610 Newport Center Property:

Market Rent Summary
	Lower 4 Floors	Middle Floors	Upper 4 Floors
Market Rent (PSF Year)	$52.20	$62.40	$74.40
Lease Term (Years)	5	5	7
Lease Type	FSG	FSG	FSG
Rent Increase Projection	3.5%/Year	3.5%/Year	3.5%/Year
TI (New/Renewal)	$40.00 / $20.00	$40.00 / $20.00	$60.00 / $30.00
LC (New/Renewal)	6.0% / 2.0%	6.0% / 2.0%	6.0% / 2.0%
Free Rent (New/Renewal)	2 months / 2 months	2 months / 2 months	3 months / 3 months

The following table presents information relating to comparable office property sales for the 610 Newport Center Property:

Comparable Sales
Property Name	City/State	Year Built/Renovated	Total NRA (SF)	Sale Date	Sale Price	Sale Price PSF
One Culver, 10000 West Washington	Culver City, CA	1986/NAP	395,272	Mar-22	$510,000,000	$1,290
Intersect, 17877 and 17875 Von Karman Avenue; 17838 and 17872 Gillette Avenue	Irvine, CA	1989/2019	446,782	Jun-22	$235,250,000	$527
555 Aviation, 555 Aviation Boulevard	El Segundo, CA	1966/2017	259,754	Jun-22	$205,500,000	$791
Cubic Campus, 9223 and 9233 Balboa Avenue	San Diego, CA	2021/NAP	248,579	Mar-23	$148,250,000	$596
Calibre Bldg., 11119 North Torrey Pines Road	San Diego, CA	1990/2012	72,419	May-23	$86,000,000	$1,188
Pen Factory, 2701 Olympic Boulevard	Santa Monica, CA	1957/2017	222,000	Aug-23	$165,000,000	$743
Single-Tenant Office Building, 3401 Exposition Boulevard	Santa Monica, CA	1961/2013	63,376	Aug-23	$40,000,000	$631

Source: Appraisal.

The following table presents information relating to comparable office leases for the 610 Newport Center Property:

Summary of Comparable Office Leases
Property Name/Location	Year Built/Renovated	Tenant	Lease Start Date	Term	Size (SF)	Annual Base Rent PSF	Lease Type
610 Newport Center, Newport Beach, CA	1972/2022	-	-	-	-	-	-
500 Newport Center Drive, Newport Beach, CA	1968/NAP	Bridge Loan Financial	Aug-23	3.1 Yrs.	2,743	$56.40	Full Service
520 Newport Center Drive, Newport Beach, CA	2014/NAP	JH Real Estate Partners	Sep-23	2.0 Yrs.	4,140	$75.60	Full Service
620 Newport Center Drive, Newport Beach, CA	1971/1987	LPL Holdings	Jun-24	8.0 Yrs.	3,894	$51.60	Full Service
660 Newport Center Drive, Newport Beach, CA	1974/1987	Harcourts Auctions	Nov-23	3.0 Yrs.	2,405	$52.80	Full Service
450 Newport Center Drive, Newport Beach, CA	1974/NAP	Transdigm Inc.	Jul-24	5.0 Yrs.	5,769	$58.80	Full Service

Source: Appraisal

Appraisal. The appraisal concluded to an “as-is” Appraised Value for the 610 Newport Center Property of $191,000,000 as of May 29, 2024.

Environmental Matters. According to the Phase I environmental site assessment dated May 28, 2024, there was no evidence of any recognized environmental conditions at the 610 Newport Center Property.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
129

Office – Suburban	Loan #13	Cut-off Date Balance:	$30,000,000
610 Newport Center Drive	610 Newport Center	Cut-off Date LTV:	44.5%
Newport Beach, CA 92660		UW NCF DSCR:	2.92x
		UW NOI Debt Yield:	17.2%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the 610 Newport Center Property:

Cash Flow Analysis
	2021	2022	2023	5/31/2024 TTM	UW	UW PSF
Base Rent	$15,289,847	$15,284,487	$15,509,231	$16,149,675	$17,541,024	$61.41
Grossed Up Vacant Space	$0	$0	$0	$0	$957,548	$3.35
Gross Potential Rent	$15,289,847	$15,284,487	$15,509,231	$16,149,675	$18,498,573	$64.76
Percent Rent	$6	$146	$179	$167	$0	$0.00
Other Income	$283,357	$342,592	$317,880	$316,384	$316,384	$1.11
Parking/Garage/Other	$540,106	$796,095	$988,209	$974,862	$974,862	$3.41
Total Recoveries	$321,141	$482,174	$924,579	$1,029,962	$1,029,962	$3.61
Net Rental Income	$16,434,457	$16,905,494	$17,740,078	$18,471,050	$20,819,781	$72.89
Less Vacancy & Credit Loss	$0	$0	$0	$0	($957,548)	($3.35)
Effective Gross Income	$16,434,457	$16,905,494	$17,740,078	$18,471,050	$19,862,232	$69.54

Real Estate Taxes	$748,759	$780,350	$810,186	$813,733	$925,310	$3.24
Insurance	$127,661	$136,713	$198,167	$227,279	$110,813	$0.39
Management Fee	$634,485	$687,596	$686,542	$721,454	$794,489	$2.78
Other Operating Expenses	$2,757,665	$3,284,908	$3,751,314	$3,423,530	$3,423,530	$11.99
Total Expenses	$4,268,570	$4,889,567	$5,446,209	$5,185,996	$5,254,142	$18.39

Net Operating Income	$12,165,887	$12,015,927	$12,293,869	$13,285,054	$14,608,090	$51.14
Replacement Reserves	$0	$0	$0	$0	$77,668	$0.27
TI/LC	$0	$0	$0	$0	$285,144	$1.00
Net Cash Flow	$12,165,887	$12,015,927	$12,293,869	$13,285,054	$14,245,278	$49.87

Occupancy%(1)	94.0%	95.0%	93.0%	92.4%	94.8%
NOI DSCR(2)	2.49x	2.46x	2.52x	2.72x	2.99x
NCF DSCR(2)	2.49x	2.46x	2.52x	2.72x	2.92x
NOI Debt Yield(2)	14.3%	14.1%	14.5%	15.6%	17.2%
NCF Debt Yield(2)	14.3%	14.1%	14.5%	15.6%	16.8%

(1)	Historical occupancies are as of each respective fiscal year, TTM occupancy is as of the underwritten rent roll dated June 25, 2024, UW occupancy represents the economic occupancy.
(2)	DSCR and Debt Yield are based on the 610 Newport Center Whole Loan.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
130

Mortgage Loan No. 14 – Briarcliff Commons

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/Portfolio:	Single Asset
Credit Assessment (Moody’s/Fitch/KBRA):	A3/NR/NR			Location:	Morris Plains, NJ 07950
Original Balance:	$30,000,000			General Property Type:	Retail
Cut-off Date Balance:	$30,000,000			Detailed Property Type:	Anchored
% of Initial Pool Balance:	2.8%			Title Vesting:	Fee
Loan Purpose(1):	Recapitalization			Year Built/Renovated:	1960/2020
Borrower Sponsor:	Urban Edge Properties LP			Size:	179,466 SF
Guarantor:	Urban Edge Properties LP			Cut-off Date Balance Per SF:	$167
Mortgage Rate:	5.4700%			Maturity Date Balance Per SF:	$167
Note Date:	9/13/2024			Property Manager:	UE Property Management LLC
Maturity Date:	10/1/2034				(borrower-related)
Term to Maturity:	120 months			Underwriting and Financial Information
Amortization Term:	0 months			UW NOI:	$4,028,758
IO Period:	120 months			UW NCF:	$3,709,477
Seasoning:	0 months			UW NOI Debt Yield:	13.4%
Prepayment Provisions:	L(24),D(89),O(7)			UW NCF Debt Yield:	12.4%
Lockbox/Cash Mgmt Status:	Springing/Springing			UW NOI Debt Yield at Maturity:	13.4%
Additional Debt Type:	NAP			UW NCF DSCR:	2.23x
Additional Debt Balance:	NAP			Most Recent NOI:	$3,861,392 (6/30/2024 TTM)
Future Debt Permitted (Type):	No (NAP)			2nd Most Recent NOI:	$3,738,148 (12/31/2023)
Reserves				3rd Most Recent NOI:	$3,663,784 (12/31/2022)
Type	Initial	Monthly	Cap	Most Recent Occupancy:	96.9% (6/30/2024)
RE Taxes:	$0	$75,522	NAP	2nd Most Recent Occupancy:	96.8% (12/31/2023)
Insurance(2):	$0	Springing	NAP	3rd Most Recent Occupancy:	94.7% (12/31/2022)
Replacement Reserve:	$0	$2,528	NAP	Appraised Value (as of):	$61,800,000 (7/10/2024)
TI/LC Reserve(3):	$0	Springing	NAP	Appraised Value Per SF:	$344
Outstanding TILC:	$802,042	$0	NAP	Cut-off Date LTV Ratio:	48.5%
Environmental Reserve:	$150,000	$0	NAP	Maturity Date LTV Ratio:	48.5%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$30,000,000	100.0%	Return of Equity:	$28,323,961	94.4%
			Reserves:	$952,042	3.2%
			Closing Costs:	$723,998	2.4%
Total Sources:	$30,000,000	100.0%	Total Uses:	$30,000,000	100.0%

(1)	The Briarcliff Commons Property (as defined below) was previously unencumbered.
(2)	Monthly insurance reserve deposits of 1/12th of the insurance premiums are waived so long as (i) there is no event of default, (ii) the borrower maintains a blanket policy acceptable to the lender, (iii) the borrower provides to the lender evidence of renewal of the insurance policies, and (iv) the borrower provides the lender paid receipts for the payment of the insurance premiums by no later than 10 days prior to the expiration dates of the policies.
(3)	Monthly TI/LC reserves deposits of $24,076 upon an event of default.

The Mortgage Loan. The fourteenth largest mortgage loan (the “Briarcliff Commons Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $30,000,000 and secured by a first priority fee mortgage encumbering a 179,466 SF anchored retail property in Morris Plains, New Jersey (the “Briarcliff Commons Property”).

The Borrowers and the Borrower Sponsor. The borrowers for the Briarcliff Commons Mortgage Loan are Morris Plains Holding UE II LLC; Morris Plains Leasing II UE LLC, each a single-purpose Delaware limited liability company with one independent director in its organizational structure. The fee interest in the Briarcliff Commons Property is owned by Morris Plains Holding UE II LLC and the leasehold interest in the Briarcliff Commons Property is owned by Morris Plains Leasing II UE LLC. Both the fee and leasehold interests secure the Briarcliff Commons Mortgage Loan, and accordingly the borrower’s interest in the Briarcliff Commons Property is being treated as a fee interest. The borrowers are owned by Urban Edge Properties LP. The borrower sponsor and non-recourse carveout guarantor is Urban Edge Properties LP. Urban Edge Properties (“UE”), the parent entity of the borrower sponsor, is a Maryland real estate investment trust that owns, manages, acquires, develops, and redevelops retail real estate, primarily in the Washington, D.C. to Boston corridor. UE’s portfolio is currently comprised of 76 properties totaling approximately 17.4 million SF.

The Property. The Briarcliff Commons Property is comprised of a 179,466 SF Class A anchored retail shopping center containing six single-story buildings on an approximately 27.8-acre site in Morris Plains, New Jersey that includes 891 surface parking spaces (5.0 parking spaces per 1,000 SF). The Briarcliff Commons Property was built in 1960 with the most recent renovation in 2020. The recent renovation included a complete façade renovation, new parking lot and site work, landscaping and partial expansion of the improvements. The reported total renovation costs are $9,300,000. As of June 30, 2024, the Briarcliff Commons Property is 96.9% leased to 20 tenants comprised of a mix of national, regional and local tenants. The Briarcliff Commons Property is anchored by Kohl’s and Uncle Giuseppe’s Marketplace, with no other tenant occupying more than 4.7% of NRA or comprising more than 6.3% of underwritten rent. Tenants leasing 50% of the SF have been in occupancy for more than 20 years.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
131

Retail – Anchored	Loan #14	Cut-off Date Balance:	$30,000,000
1711 State Route 10 East	Briarcliff Commons	Cut-off Date LTV:	48.5%
Morris Plains, NJ 07950		UW NCF DSCR:	2.23x
		UW NOI Debt Yield:	13.4%

Major Tenants.

Kohl’s (79,998 SF, 44.6% of NRA, 36.5% of underwritten rent). Kohl’s Corporation (“Kohl’s”) is an omnichannel retailer operating over 1,100 stores in 49 states, offering moderately priced private and national brand apparel, footwear, accessories, beauty, and home products. Kohl’s merchandise mix includes both national brands and private brands that are available only at Kohl’s. Kohl’s was organized in 1962 and is a Wisconsin corporation, with a private portfolio that includes well-known established brands such as Croft & Barrow, Jumping Beans, SO, SONOMA Goods for Life, and Tek Gear, and exclusive brands that are developed and marketed through agreements with nationally recognized brands such as Food Network, LC Lauren Conrad, Nine West, and Simply Vera Vera Wang. Kohl’s has been operating its store at the Briarcliff Commons Property since 1982, has a lease expiration date of January 31, 2031, and has two, 5-year renewal options remaining. Kohl’s achieved sales of approximately $14,248,673 or $178 PSF at the Briarcliff Commons Property during 2023.

Uncle Guiseppes Marketplace (37,801 SF, 21.1% of NRA, 10.8% of underwritten rent). The first Uncle Giuseppe’s Marketplace opened in East Meadow, New York, in 1998. Primarily located in New Jersey and New York, the store has grown to 11 locations across the two states. Uncle Giuseppe’s has become known as a mid-range to upscale grocer, focusing on quality and specialty products. All locations feature a meat department with a selection of steaks, poultry, roasts, and Italian sausage made daily, organic fruits and vegetables, and Italian bakery. Each store also features a candy counter and seafood department with live lobsters, freshly caught seafood, and an assortment of prepared dinners. Its store at the Briarcliff Commons Property is Uncle Giuseppe’s Marketplace’s second location in New Jersey and its first in Morris County. Uncle Giuseppe’s has been operating its store at the Briarcliff Commons Property since 2021, has a lease expiration date of January 31, 2037, and has one, 10-year renewal option remaining. Uncle Giuseppe’s Marketplace achieved sales of approximately $1,277,963 or $827 PSF at the Briarcliff Commons during 2023.

The following table presents a summary regarding the major stores at the Briarcliff Commons Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(2)	Tenant SF	Approx.% of SF	Annual UW Base Rent	% of Total Annual UW Base Rent	Annual UW Base Rent PSF
							Lease Expiration	Renewal Options	Term. Option (Y/N)
Major Tenants
Kohls	BB/Ba3/BB	79,998	44.6%	$1,599,960	36.5%	$20.00	1/31/2031	2 x 5 year	N
Uncle Guiseppes Marketplace	NR/NR/NR	37,801	21.1%	$472,512	10.8%	$12.50	1/31/2037	1 x 10 year	N
Skechers	NR/NR/NR	8,368	4.7%	$185,184	4.2%	$22.13	9/30/2029	2 x 5 year	N
Hot Tub Central III	NR/NR/NR	5,567	3.1%	$126,579	2.9%	$22.74	3/31/2034	None	N
Chick Fil A	NR/NR/NR	4,851	2.7%	$273,900	6.3%	$56.46	4/30/2044	1 x 10 year; 1 x 5 year	N
Subtotal/Wtd. Avg.		136,585	76.1%	$2,658,135	60.7%	$19.46

Other Tenants		37,281	20.8%	$1,722,065	39.3%	$46.19
Occupied Subtotal/Wtd. Avg.		173,866	96.9%	$4,380,200	100.0%	$25.19

Vacant Space		5,600	3.1%
Total/Wtd. Avg.		179,466	100.0%

(1)	Information is based on the underwritten rent roll dated June 30, 2024.
(2)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
132

Retail – Anchored	Loan #14	Cut-off Date Balance:	$30,000,000
1711 State Route 10 East	Briarcliff Commons	Cut-off Date LTV:	48.5%
Morris Plains, NJ 07950		UW NCF DSCR:	2.23x
		UW NOI Debt Yield:	13.4%
The following table presents certain information relating to the lease rollover at the Briarcliff Commons Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total UW Rent Rolling	Approx. Cumulative % of Total UW Rent Rolling	UW Rent PSF Rolling
MTM & 2024	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2025	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2026	3	8,943	5.0%	5.0%	$377,999	8.6%	8.6%	$42.27
2027	3	4,600	2.6%	7.5%	$287,510	6.6%	15.2%	$62.50
2028	1	3,209	1.8%	9.3%	$117,353	2.7%	17.9%	$36.57
2029	3	13,818	7.7%	17.0%	$450,724	10.3%	28.2%	$32.62
2030	1	1,643	0.9%	17.9%	$82,199	1.9%	30.0%	$50.03
2031	2	82,001	45.7%	63.6%	$1,687,071	38.5%	68.6%	$20.57
2032	2	4,218	2.4%	66.0%	$190,182	4.3%	72.9%	$45.09
2033	1	3,500	2.0%	67.9%	$227,500	5.2%	78.1%	$65.00
2034	2	9,282	5.2%	73.1%	$213,250	4.9%	83.0%	$22.97
2035 & Thereafter	2	42,652	23.8%	96.9%	$746,412	17.0%	100.0%	$17.50
Vacant	0	5,600	3.1%	100.0%	$0	0.0%	100.0%	$0.00
Total/Wtd. Avg.(3)	20	179,466	100.0%		$4,380,200	100.0%		$25.19

(1)	Information is based on the underwritten rent roll dated June 30, 2024.
(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases which are not considered in the Lease Rollover Schedule.
(3)	Total/Wtd. Avg. UW Rent PSF Rolling excludes vacant space.

The Market. The Briarcliff Commons Property is located in Morris Plains, New Jersey, within the Parsippany retail submarket of the Northern New Jersey retail market. The Briarcliff Commons Property is situated on the east side of State Route 10 at its intersection with U.S. State Route 202. The immediate area is primarily commercial in nature and is adjacent to the boundary line separating the Borough of Morris Plains and the Township of Parsippany-Troy Hills. State Route 10 is one of the major east/west commercial thoroughfares serving Morris and Essex Counties. The Briarcliff Commons Property is located approximately 3 miles southwest of the Interstate 287 and Interstate 80 interchange which provides access to the Lincoln Tunnel, Holland Tunnel, the George Washington Bridge, the Garden State Parkway, the Palisades Parkway, and the Tappan Zee Bridge. Public transportation is provided by NJ Transit which provides access to the region’s major employment centers including New York City, Newark and Jersey City. The nearest train stations are located within 15 minutes of the Briarcliff Commons Property and are located in Morristown, Morris Plains and Convent Station. Commuter bus stops which provide service into the Port Authority in Midtown Manhattan are located along Route 46. The Morristown central business district, the economic and cultural center of the region, is approximately 2 miles south of the Briarcliff Commons Property. According to the appraisal, as of the second quarter of 2024, the vacancy rate in the Parsippany retail submarket was approximately 4.0% with average asking rents of $23.88 PSF and inventory of approximately 6.3 million SF. According to the appraisal, as of the second quarter of 2024, the vacancy rate in the Northern New Jersey retail market was approximately 3.8% with average asking rents of $23.64 PSF and inventory of approximately 445.3 million SF. According to the appraisal, the 2024 population within a one-, three- and five-mile radius of the Briarcliff Commons Property was 8,019, 64,607, and 154,351, respectively. The 2024 average household income within the same one-, three- and five-mile radius was $177,650, $184,585, and $194,205, respectively.

The following table presents recent anchor space leasing data at comparable retail properties with respect to the Briarcliff Commons Property:

Comparable Leases Summary
Property/Location	Year Built	SF	Tenant Name	Tenant Size (SF)	Lease Date	Rent PSF	Lease Type
Briarcliff Commons Property (subject)(1) 1711 State Route 10 East Morris Plains, NJ	1960	179,466	Kohls	79,998	Nov. 2021	$20.00	NNN
Parkway Center 1 Ronson Road Iselin, NJ	1994	122,677	PC Richard & Son	25,000	Nov. 2023	$20.18	Net
Mill Creek at Harmon 1 Mill Creek Drive Secaucus, NJ	1996	306,217	Best Buy	43,657	Jan. 2022	$21.00	Net
Eatontown Plaza 70 New Jersey Highway 36 Eatontown, NJ	1971	167,487	Target	59,653	April 2022	$14.00	NNN
Willowbrook Mall 1400 Willowbrook Mall Wayne, NJ	2019	1,609,651	BJ's Wholesale Club	105,031	April 2023	$16.00	Net

Source: Appraisal.

(1)	Information, other than year built, is based on the underwritten rent roll dated June 30, 2024.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
133

Retail – Anchored	Loan #14	Cut-off Date Balance:	$30,000,000
1711 State Route 10 East	Briarcliff Commons	Cut-off Date LTV:	48.5%
Morris Plains, NJ 07950		UW NCF DSCR:	2.23x
		UW NOI Debt Yield:	13.4%

The following table presents recent in line space leasing data at comparable retail properties with respect to the Briarcliff Commons Property:

Comparable Leases Summary
Property/Location	Year Built	SF	Tenant Name	Tenant Size (SF)	Lease Date	Rent PSF	Lease Type
Briarcliff Commons Property (subject)(1) 1711 State Route 10 East Morris Plains, NJ	1960	179,466	First Watch The Daytime Café Skechers	3,800 8,368	Feb. 2019 Sept. 2019	$49.50 $22.13	NNN NNN
1951 East Edgar Road 1951 East Edgar Road Linden, NJ	2024	7,200	Qdoba	2,160	May 2025	$47.30	Net
Legacy Square 1050 West Edgar Road Linden, NJ	2019	348,492	Primo Hoagies	1,800	Feb. 2024	$42.00	Net
307 US Route 202 307 US Route 202 Bridgewater, NJ	1973	211,465	Liquor Cave	7,442	May 2024	$38.00	NNN
The Gardens 50 International Drive Flanders, NJ	2002	378,385	Panda Express	2,502	March 2024	$55.00	NNN
1050 Paterson-Hamburg 1050 Paterson-Hamburg Wayne, NJ	2011	2,878	Poke Bowl	1,750	March 2023	$40.00	Net

Source: Appraisal.

(1)	Information, other than year built, is based on the underwritten rent roll dated June 30, 2024.

The following table presents recent grocery space leasing data at comparable retail properties with respect to the Briarcliff Commons Property:

Comparable Leases Summary
Property/Location	Year Built	SF	Tenant Name	Tenant Size (SF)	Lease Date	Rent PSF	Lease Type
Briarcliff Commons Property (subject)(1) 1711 State Route 10 East Morris Plains, NJ	1960	179,466	Uncle Guiseppes Marketplace	37,801	July 2021	$12.50	NNN
22-00-12 Maple Avenue 22-00-12 Maple Avenue Fair Lawn, NJ	1975	73,879	Inserra Supermarkets, Inc.	73,879	March 2023	$23.00	Net
Wayne Hills Mall 24 Wayne Hills Mall Wayne, NJ	2021	80,147	Inserra Supermarkets, Inc.	80,147	June 2021	$23.50	NNN
Montgomery Promenade 1200 Route 206 Princeton, NJ	2022	287,647	Whole Foods	46,740	Oct. 2022	$23.50	NNN

Source: Appraisal.

(1)	Information, other than year built, is based on the underwritten rent roll dated June 30, 2024.

The following table presents information relating to the appraisal’s market rent conclusion for the Briarcliff Commons Property:

Market Rent Summary
	Market Rent	Escalations	Term (Months)	Reimbursements	Tenant Allowances (New/Renewal)	Leasing Commissions (New/Renewal)
Retail In-Line Space:	$45.00	2.00%/year	60	Net	$15.00 / $5.00	6.0% / 3.0%
Larger Retail In-Line Space:	$23.00	2.00%/year	60	Net	$15.00 / $5.00	6.0% / 3.0%
Grocery Space:	$23.00	10% in Mo. 61	120	Net	$10.00 / $5.00	6.0% / 3.0%
Anchor Space:	$20.00	10% in Mo. 61	120	Net	$10.00 / $5.00	6.0% / 3.0%
Pad Space:	$65.00	10% in Mo. 61	120	Net	$0.00 / $0.00	6.0% / 3.0%
Corner Pad Space:	$120.00	10% in Mo. 61	120	Net	$0.00 / $0.00	6.0% / 3.0%

Source: Appraisal.

Appraisal. The appraisal concluded to an “as-is” value for the Briarcliff Commons Property of $61,800,000 as of July 10, 2024.

Environmental Matters. According to the Phase I environmental site assessment dated August 6, 2024, there was a recognized environmental conditions at the Briarcliff Commons Property relating to contamination from a former dry cleaning operation. See “Description of the Mortgage Pool-Environmental Considerations” in the prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
134

Retail – Anchored	Loan #14	Cut-off Date Balance:	$30,000,000
1711 State Route 10 East	Briarcliff Commons	Cut-off Date LTV:	48.5%
Morris Plains, NJ 07950		UW NCF DSCR:	2.23x
		UW NOI Debt Yield:	13.4%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Briarcliff Commons Property:

Cash Flow Analysis
	2021	2022	2023	6/30/2024 TTM	UW	UW PSF
Gross Potential Rent(1)	$3,249,323	$3,831,169	$3,926,437	$4,130,052	$4,509,000	$25.12
Reimbursements	$834,450	$1,464,857	$1,360,125	$1,495,818	$1,488,984	$8.30
Discounts Concessions	$0	$0	$0	($105,716)	$0	$0.00
Other Income	$32,640	$39,823	$39,812	$42,714	$0	$0.00
(Vacancy / Credit Loss)	$0	$0	$0	$0	($299,899)	($1.67)
Effective Gross Income	$4,116,413	$5,335,848	$5,326,374	$5,562,868	$5,698,085	$31.75

Real Estate Taxes	$630,922	$705,108	$851,765	$932,081	$886,733	$4.94
Insurance	$69,804	$75,803	$80,792	$96,028	$107,681	$0.60
Other Operating Expenses	$435,138	$891,153	$655,669	$673,367	$674,913	$3.76
Total Operating Expenses	$1,135,864	$1,672,064	$1,588,227	$1,701,476	$1,669,327	$9.30

Net Operating Income	$2,980,549	$3,663,784	$3,738,148	$3,861,392	$4,028,758	$22.45
Replacement Reserves	$0	$0	$0	$0	$30,342	$0.17
TI/LC	$0	$0	$0	$0	$288,940	$1.61
Net Cash Flow	$2,980,549	$3,663,784	$3,738,148	$3,861,392	$3,709,476	$20.67

Occupancy (%)(2)	73.0%	94.7%	96.8%	96.9%	95.0%
NOI DSCR	1.79x	2.2x	2.25x	2.32x	2.42x
NCF DSCR	1.79x	2.2x	2.25x	2.32x	2.23x
NOI Debt Yield	9.9%	12.2%	12.5%	12.9%	13.4%
NCF Debt Yield	9.9%	12.2%	12.5%	12.9%	12.4%

(1)	UW Gross Potential Rent is based on the underwritten rent roll dated June 30, 2024 and includes rent steps underwritten through September 2025 totalling $65,292.
(2)	UW Occupancy (%) represents economic occupancy. Historical occupancies represent physical occupancies. 6/30/2024 TTM Occupancy (%) is based on the underwritten rent roll dated June 30, 2024.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
135

Mortgage Loan No. 15 – Kendall Value Center

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/Portfolio:	Single Asset
Credit Assessment (Moody’s/Fitch/KBRA):	NR/NR/NR			Location:	Miami, FL 33176
Original Balance:	$25,000,000			General Property Type:	Retail
Cut-off Date Balance:	$25,000,000			Detailed Property Type:	Anchored
% of Initial Pool Balance:	2.3%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	1983/NAP
Borrower Sponsor:	Loeb Partners Realty LLC			Size:	183,392 SF
Guarantors:	Loeb Partners Realty LLC and			Cut-off Date Balance Per SF:	$136
	Kendall/Sunset GP., Inc.			Maturity Date Balance Per SF:	$136
Mortgage Rate:	6.4700%			Property Manager:	Colliers International REMS US, LLC
Note Date:	7/1/2024
Maturity Date:	7/1/2034
Term to Maturity:	120 months			Underwriting and Financial Information
Amortization Term:	0 months			UW NOI:	$3,008,970
IO Period:	120 months			UW NCF:	$2,773,524
Seasoning:	3 months			UW NOI Debt Yield:	12.0%
Prepayment Provisions:	L(27),D(86),O(7)			UW NCF Debt Yield:	11.1%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NOI Debt Yield at Maturity:	12.0%
Additional Debt Type:	NAP			UW NCF DSCR:	1.69x
Additional Debt Balance:	NAP			Most Recent NOI:	$3,114,991 (3/31/2024 TTM)
Future Debt Permitted (Type):	No (NAP)			2nd Most Recent NOI:	$3,134,070 (12/31/2023)
Reserves				3rd Most Recent NOI:	$3,026,489 (12/31/2022)
Type	Initial	Monthly	Cap	Most Recent Occupancy:	100.0% (5/6/2024)
RE Taxes:	$395,240	$43,916	N/A	2nd Most Recent Occupancy:	100.0% (12/31/2023)
Insurance(1):	$0	Springing	N/A	3rd Most Recent Occupancy:	100.0% (12/31/2022)
Replacement Reserve:	$0	$2,292	N/A	Appraised Value (as of):	$51,100,000 (5/15/2024)
TI/LC Reserve:	$0	$15,283	$550,176	Appraised Value Per SF:	$279
Outstanding Rent/CAM Reserve:	$13,626	$0	N/A	Cut-off Date LTV Ratio:	48.9%
BJ Tenant Reserve:	$22,060	$0	N/A	Maturity Date LTV Ratio:	48.9%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$25,000,000	100.0%	Loan Payoff:	$21,620,225	86.5%
			Return of Equity:	$2,565,515	10.3%
			Reserves:	$430,926	1.7%
			Closing Costs:	$383,334	1.5%
Total Sources:	$25,000,000	100.0%	Total Uses:	$25,000,000	100.0%

(1)	Monthly insurance reserve deposits of 1/12th of the insurance premiums are waived so long as (i) there is no event of default, (ii) the borrower maintains blanket policies acceptable to the lender, (iii) the borrower provides to the lender evidence of renewal of such policies, and (iv) the borrower provides the lender paid receipts for the payment of the insurance premiums by no later than 20 days prior to the expiration dates of the policies.

The Mortgage Loan. The fifteenth largest mortgage loan (the “Kendall Value Center Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $25,000,000 and secured by a first priority fee mortgage encumbering a 183,392 SF anchored retail property in Miami, Florida (the “Kendall Value Center Property”).

The Borrowers and the Borrower Sponsor. The borrower for the Kendall Value Center Mortgage Loan is LKS Associates L.P., a single-purpose Delaware limited partnership with one independent director in its organizational structure. The borrower is directly owned by Kendall Sunset LLC (12.5%), J.S. Karlton Co, Inc. (12.5%), and various third party investors (75.0%). Kendall Sunset LLC is wholly owned by Loeb Holding Corp and is controlled by the Loeb family through a multitude of trusts and individuals. The guarantors are Loeb Partners Realty LLC and Kendall/Sunset GP., Inc. and the borrower sponsor is Loeb Partners Realty LLC, a privately held real estate company that makes opportunistic investments in real estate properties. The firm owns and actively manages 16 properties in excess of 6 million SF and has additional interests in 6 properties in excess of 3 million SF.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
136

Retail – Anchored	Loan #15	Cut-off Date Balance:	$25,000,000
6801 Southwest 117th Avenue	Kendall Value Center	Cut-off Date LTV:	48.9%
Miami, FL 33176		UW NCF DSCR:	1.69x
		UW NOI Debt Yield:	12.0%

The Property. The Kendall Value Center Property is comprised of a fee interest in a single-story retail shopping center encompassing a 183,392 SF anchored retail property on an approximately 16.1-acre site in Miami, Florida that includes 823 parking spaces (4.5 parking spaces per 1,000 SF). As of May 6, 2024, the Kendall Value Center Property is 100.0% leased to 17 tenants. The Kendall Value Center Property has historically maintained strong occupancy with an average of 99.7% over the past five years. The Kendall Value Center Property is anchored by BJ’s Wholesale Club. The Kendall Value Center Property’s second and third largest tenants, by underwritten rent, are CVS which has been at the Kendall Value Center Property for over 14 years having originally taken occupancy in 2010, and Goodwill Superstore, which has been at the Kendall Value Center Property for nearly 20 years having originally taken occupancy in 2004. Excluding the three largest tenants by underwritten rent, no other tenant at the Kendall Value Center Property individually accounts for more than 7.9% of the NRA or 7.9% of the underwritten rent.

Major Tenants.

BJ's Wholesale Club (106,484 SF, 58.1% of NRA, 31.9% of underwritten rent). BJ’s Wholesale Club (“BJ’s”) is an American membership-only warehouse club chain based in Marlborough, Massachusetts, operating in the eastern United States in addition to Ohio, Michigan, Indiana, and Tennessee. BJ’s has been operating its store at the Kendall Value Center Property since 1992, has a lease expiration date of November 30, 2027, and has one, 5-year renewal options remaining. BJ’s may terminate the automotive fueling facility (approximately 6.5% of underwritten base rent) at any time.

Goodwill Superstore (15,000 SF, 8.2% of NRA, 10.5% of underwritten rent). Goodwill Industries International Inc. (“Goodwill”) is an American nonprofit 501 organization that provides job training, employment placement services and other community-based programs for people who face barriers in their employment. The nonprofit is funded by a network of 3,200+ retail thrift stores that operate as independent nonprofits. Goodwill has been operating its store at the Kendall Value Center Property since 2004, has a lease expiration date of August 31, 2028, and has no renewal options remaining.

The following table presents a summary regarding the major stores at the Kendall Value Center Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(2)	Tenant SF	Approx.% of SF	Annual UW Base Rent	% of Total Annual UW Base Rent	Annual UW Base Rent PSF
							Lease Expiration	Renewal Options	Term. Option (Y/N)
Major Tenants
BJ's Wholesale Club	NR/NR/BB+	106,484	58.1%	$1,172,918	31.9%	$11.01	11/30/2027	1 x 5 year	Y(3)
Goodwill Superstore	NR/NR/NR	15,000	8.2%	$386,142	10.5%	$25.74	8/31/2028	None	N
Sanitas Medical Center	NR/NR/NR	14,518	7.9%	$289,184	7.9%	$19.92	9/30/2025	4 x 5 year	N
CVS	NR/Baa2/BBB	13,013	7.1%	$412,500	11.2%	$31.70	1/31/2036	5 x 5 year	N
Sunset Jewelry Exchange	NR/NR/NR	6,000	3.3%	$265,740	7.2%	$44.29	1/31/2029	None	N
Subtotal/Wtd. Avg.		155,015	84.5%	$2,526,484	68.7%	$16.30

Other Tenants		28,377	15.5%	$1,148,420	31.3%	$40.47
Occupied Subtotal/Wtd. Avg.		183,392	100.0%	$3,674,904	100.0%	$20.04

Vacant Space		0	0.0%
Total/Wtd. Avg.		183,392	100.0%

(1)	Information is based on the underwritten rent roll dated May 6, 2024.
(2)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.
(3)	BJ’s may terminate the automotive fueling facility (approximately 6.5% of underwritten base rent) at any time.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
137

Retail – Anchored	Loan #15	Cut-off Date Balance:	$25,000,000
6801 Southwest 117th Avenue	Kendall Value Center	Cut-off Date LTV:	48.9%
Miami, FL 33176		UW NCF DSCR:	1.69x
		UW NOI Debt Yield:	12.0%

The following table presents certain information relating to the lease rollover at the Kendall Value Center Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total UW Rent Rolling	Approx. Cumulative % of Total UW Rent Rolling	UW Rent PSF Rolling
MTM	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2024	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2025	2	16,018	8.7%	8.7%	$347,294	9.5%	9.5%	$21.68
2026	2	4,575	2.5%	11.2%	$121,261	3.3%	12.8%	$26.51
2027	3	111,384	60.7%	72.0%	$1,338,693	36.4%	49.2%	$12.02
2028	5	22,716	12.4%	84.4%	$734,233	20.0%	69.2%	$32.32
2029	3	12,773	7.0%	91.3%	$562,457	15.3%	84.5%	$44.03
2030	0	0	0.0%	91.3%	$0	0.0%	84.5%	$0.00
2031	1	2,913	1.6%	92.9%	$158,467	4.3%	88.8%	$54.40
2032	0	0	0.0%	92.9%	$0	0.0%	88.8%	$0.00
2033	0	0	0.0%	92.9%	$0	0.0%	88.8%	$0.00
2034	0	0	0.0%	92.9%	$0	0.0%	88.8%	$0.00
2035 & Thereafter	1	13,013	7.1%	100.0%	$412,500	11.2%	100.0%	$31.70
Vacant	0	0	0.0%	100.0%	$0	0.0%	100.0%	$0.00
Total/Wtd. Avg.(3)	17	183,392	100.0%		$3,674,904	100.0%		$20.04

(1)	Information is based on the underwritten rent roll dated May 6, 2024.
(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases which are not considered in the Lease Rollover Schedule.
(3)	Total/Wtd. Avg. UW Rent PSF Rolling excludes vacant space.

The Market. The Kendall Value Center Property is located in Miami, Florida, within the Kendall retail submarket of the Miami-Dade County retail market. Regional access to the overall area is provided via the Don Shula Expressway and the Homestead Extension of Florida’s Turnpike. Kendall is home to several major employers, including Baptist Health South Florida and the Miami-Dade College Kendall Campus. According to the appraisal, as of the first quarter of 2024, the vacancy rate in the Kendall retail submarket was approximately 2.2% with average asking rents of $39.70 PSF and inventory of approximately 22.7 million SF. According to the appraisal, as of the first quarter of 2024, the vacancy rate in the Miami-Dade County retail market was approximately 2.7% with average asking rents of $44.63 PSF and inventory of approximately 146.3 million SF. According to the appraisal, the 2023 population within a one-, three- and five-mile radius of the Kendall Value Center Property was 15,082, 168,878, and 492,337, respectively. The 2023 average household income within the same one-, three- and five-mile radius was $105,476, $102,541, and $103,393, respectively.

The following table presents recent in line space leasing data at comparable retail properties with respect to the Kendall Value Center Property:

Comparable Leases Summary
Property/Location	Year Built	SF	Tenant Name	Tenant Size (SF)	Lease Date	Rent PSF	Lease Type
Kendall Value Center Property (subject)(1) 6801 Southwest 117th Avenue Miami, FL	1983	183,392	Sunset Jewelry Exchange	6,000	Feb. 2024	$44.29	NNN
Coral Way Shopping Plaza 9642 Southwest 24th Street Miami, FL	1971	67,094	Cohiba Pool Supply	900	June 2023	$32.00	NNN
Shops of Kendall 12528 Southwest 88th Street Miami, FL	1974	89,673	IVX Health	1,800	May 2023	$48.00	NNN
Westlake Shopping Center 10975 Southwest 40th Street Miami, FL	1959	47,657	Confidential	5,530	March 2024	$35.00	NNN
Tropical Park Plaza 7931-8011 SW 40th Street Miami, FL	1983	74,294	Confidential	1,400	Feb. 2024	$33.00	NNN
TJ Maxx Plaza 7200 Southwest 117th Avenue Miami, FL	1984	175,184	Carnicero Steakhouse	5,156	April 2024	$45.00	NNN
Snapper Creek Shopping Center 7074 Southwest 117th Avenue Miami, FL	1984	38,910	SoBol	1,560	June 2024	$30.00	NNN

Source: Appraisal.

(1)	Information is based on the underwritten rent roll dated May 6, 2024.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
138

Retail – Anchored	Loan #15	Cut-off Date Balance:	$25,000,000
6801 Southwest 117th Avenue	Kendall Value Center	Cut-off Date LTV:	48.9%
Miami, FL 33176		UW NCF DSCR:	1.69x
		UW NOI Debt Yield:	12.0%

The following table presents information relating to the appraisal’s market rent conclusion for the Kendall Value Center Property:

Market Rent Summary
	Market Rent	Escalations	Term (Months)	Reimbursements	Tenant Allowances (New/Renewal)	Leasing Commissions (New/Renewal)
Anchor Space:	$14.00	10% every 5 Years	10	NNN/with set CAM	$15.00 / $2.00	6.0% / 3.0%
Large Inline Space:	$30.00	3.00% / Yr.	5	NNN	$10.00 / $2.00	6.0% / 3.0%
Financial Space	$45.00	3.00% / Yr.	10	NNN	$15.00 / $2.00	6.0% / 3.0%
Small Inline Space:	$35.00	3.00% / Yr.	5	NNN	$5.00 / $2.00	6.0% / 3.0%
Restaurant Space:	$45.00	3.00% / Yr.	10	NNN	$10.00 / $2.00	6.0% / 3.0%

Source: Appraisal.

Appraisal. The appraisal concluded to an “as-is” value for the Kendall Value Center Property of $51,100,000 as of May 15, 2024.

Environmental Matters. According to the Phase I environmental site assessment dated May 21, 2024, there was no evidence of any recognized environmental conditions at the Kendall Value Center Property.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Kendall Value Center Property:

Cash Flow Analysis
	2021	2022	2023	3/31/2024 TTM	UW	UW PSF
Gross Potential Rent(1)	$3,395,789	$3,431,173	$3,555,601	$3,567,494	$3,674,904	$20.04
Reimbursements	$818,878	$800,703	$898,425	$922,125	$919,613	$5.01
Other Income	($89)	$5,062	$4,627	$5,813	$0	$0.00
(Vacancy / Credit Loss)	$0	$0	$0	$0	($229,726)	($1.25)
Effective Gross Income	$4,214,578	$4,236,937	$4,458,653	$4,495,432	$4,364,792	$23.80

Real Estate Taxes	$423,334	$409,155	$512,513	$541,730	$543,037	$2.96
Insurance	$134,719	$155,214	$194,933	$209,184	$210,707	$1.15
Other Operating Expenses	$749,557	$646,078	$617,138	$629,527	$602,078	$3.28
Total Operating Expenses	$1,307,610	$1,210,448	$1,324,584	$1,380,441	$1,355,822	$7.39

Net Operating Income	$2,906,968	$3,026,489	$3,134,070	$3,114,991	$3,008,970	$16.41
Replacement Reserves	$0	$0	$0	$0	$27,509	$0.15
TI/LC	$0	$0	$0	$0	$207,937	$1.13
Net Cash Flow	$2,906,968	$3,026,489	$3,134,070	$3,114,991	$2,773,524	$15.12

Occupancy (%)(2)	100.0%	100.0%	100.0%	100.0%	95.0%
NOI DSCR	1.77x	1.85x	1.91x	1.90x	1.83x
NCF DSCR	1.77x	1.85x	1.91x	1.90x	1.69x
NOI Debt Yield	11.6%	12.1%	12.5%	12.5%	12.0%
NCF Debt Yield	11.6%	12.1%	12.5%	12.5%	11.1%

(1)	UW Gross Potential Rent is based on the underwritten rent roll dated May 6, 2024 and includes rent steps underwritten through June 2025 totalling $61,596.
(2)	UW Occupancy (%) represents economic occupancy. Historical occupancies represent physical occupancies. 3/31/2024 TTM Occupancy (%) is based on the underwritten rent roll dated May 6, 2024.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
139

BANK 2024-BNK48

This material was prepared by sales, trading, banking or other non-research personnel of one of the following: Morgan Stanley & Co. LLC, Morgan Stanley & Co. International Limited, Morgan Stanley Japan Limited and/or Morgan Stanley Dean Witter Asia Limited (together with their affiliates, hereinafter “Morgan Stanley”), Citigroup Global Markets Inc. (together with its affiliates, “Citigroup”), J.P. Morgan Securities LLC (together with its affiliates, “J.P. Morgan”), Goldman Sachs & Co. LLC (together with its affiliates, “Goldman”), Wells Fargo Securities, LLC (together with its affiliates, “Wells Fargo”), BofA Securities, Inc. (together with its affiliates, “BofA Securities”), Academy Securities, Inc. (together with its affiliates, “Academy”), Drexel Hamilton, LLC (together with its affiliates, “Drexel”) and Siebert Williams Shank & Co., LLC (together with its affiliates, “SWS” and, collectively with Morgan Stanley, Citigroup, J.P. Morgan, Goldman, Wells Fargo, BofA Securities, Academy and Drexel, the “Underwriters”). This material was not produced by an Underwriter’s research analyst, although it may refer to an Underwriter’s research analyst or research report. Unless otherwise indicated, these views (if any) are the author’s and may differ from those of the fixed income or equity research departments of the Underwriters or others in those firms.

This material may have been prepared by or in conjunction with the respective trading desks of the Underwriters that may deal as principal in or own or act as market maker or liquidity provider for the securities/instruments (or related derivatives) mentioned herein. The trading desk may have accumulated a position in the subject securities/instruments based on the information contained herein. Trading desk materials are not independent of the proprietary interests of the Underwriters, which may conflict with your interests. Each of the Underwriters may also perform or seek to perform investment banking services for the issuers of the securities and instruments mentioned herein.

The information contained in this material is preliminary as of the date hereof. This material is subject to change, completion or amendment from time to time. The information in this material supersedes information in any other communication relating to the securities referred to in this material; provided, that the information in this material will be superseded by similar information delivered to you as part of a preliminary prospectus. This material is not a solicitation to participate in any trading strategy, and is not an offer to sell any security or instrument or a solicitation of an offer to buy or sell any security or instrument in any jurisdiction where an offer, solicitation or sale is not permitted. Unless otherwise set forth in this material, any securities referred to in this material may not have been registered under the U.S. Securities Act of 1933, as amended, and, if not, may not be offered or sold absent an exemption therefrom. Recipients are required to comply with any legal or contractual restrictions on their purchase, holding, sale, exercise of rights or performance of obligations under any securities/instruments transaction.

The securities/instruments discussed in this material may not be suitable for all investors. This material has been prepared and issued by the Underwriters for intended distribution to market professionals and institutional investor clients. Other recipients should seek independent investment advice prior to making any investment decision based on this material. This material does not provide individually tailored investment advice or offer tax, regulatory, accounting or legal advice. Prior to entering into any proposed transaction, recipients should determine, in consultation with their own investment, legal, tax, regulatory and accounting advisors, the economic risks and merits, as well as the legal, tax, regulatory and accounting characteristics and consequences, of the transaction. You should consider this material as only a single factor in making an investment decision.

The value of and income from investments may vary because of changes in interest rates, foreign exchange rates, default rates, prepayment rates, securities/instruments prices, market indexes, operational or financial conditions of companies or other factors. There may be time limitations on the exercise of options or other rights in securities/instruments transactions. Past performance is not necessarily a guide to future performance. Estimates of future performance are based on assumptions that may not be realized. Actual events may differ from those assumed and changes to any assumptions may have a material impact on any projections or estimates. Other events not taken into account may occur and may significantly affect the projections or estimates. Certain assumptions may have been made for modeling purposes only to simplify the presentation and/or calculation of any projections or estimates, and the Underwriters do not represent that any such assumptions will reflect actual future events. Accordingly, there can be no assurance that estimated returns or projections will be realized or that actual returns or performance results will not materially differ from those estimated herein. Some of the information contained in this document may be aggregated data of transactions in securities or other financial instruments executed by an Underwriter that has been compiled so as not to identify the underlying transactions of any particular customer.

Notwithstanding anything herein to the contrary, the Underwriters and each recipient hereof (and their employees, representatives, and other agents) may disclose to any and all persons, without limitation of any kind from the commencement of discussions, the U.S. federal and state income tax treatment and tax structure of the transaction and all materials of any kind (including opinions or other tax analyses) that are provided to it relating to the tax treatment and tax structure (as such terms are defined in Treasury Regulation 1.6011-4). For this purpose, "tax structure" is limited to facts relevant to the U.S. federal and state income tax treatment of the transaction and does not include information relating to the identity of the parties, their affiliates, agents or advisors. This authorization of tax disclosure is retroactively effective to the commencement of discussions with prospective investors regarding the transactions contemplated herein.

THE COMMUNICATION OF THIS MATERIAL (A) IF MADE BY A PERSON WHO IS NOT AN AUTHORIZED PERSON UNDER THE FINANCIAL SERVICES AND MARKETS ACT 2000 (“FSMA”), IS BEING MADE ONLY TO, OR DIRECTED ONLY AT, PERSONS WHO (I) ARE OUTSIDE THE UNITED KINGDOM, OR (II) HAVE PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO INVESTMENTS AND QUALIFY AS INVESTMENT PROFESSIONALS IN ACCORDANCE WITH ARTICLE 19(5) OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (FINANCIAL PROMOTION) ORDER 2005 (AS AMENDED, THE “FINANCIAL PROMOTION ORDER”), OR (III) ARE PERSONS FALLING WITHIN ARTICLE 49(2)(A) THROUGH (D) OF THE FINANCIAL PROMOTION ORDER OR, (IV) ARE PERSONS TO WHOM THIS MATERIAL MAY OTHERWISE LAWFULLY BE COMMUNICATED OR DIRECTED; AND (B) IF MADE BY A PERSON WHO IS AN AUTHORIZED PERSON UNDER THE FSMA, IS BEING MADE ONLY TO, OR DIRECTED ONLY AT, PERSONS WHO (I) ARE OUTSIDE THE UNITED KINGDOM, OR (II) HAVE PROFESSIONAL EXPERIENCE OF PARTICIPATING IN UNREGULATED SCHEMES (AS DEFINED FOR PURPOSES OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (PROMOTION OF COLLECTIVE INVESTMENT SCHEMES) (EXEMPTIONS) ORDER 2001 (AS AMENDED, THE “PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER”)) AND QUALIFY AS INVESTMENT PROFESSIONALS IN ACCORDANCE WITH ARTICLE 14(5) OF THE PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER, OR (III) ARE PERSONS FALLING WITHIN ARTICLE 22(2)(A) THROUGH (D) OF THE PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER, OR (IV) ARE PERSONS TO WHOM THE ISSUING ENTITY MAY LAWFULLY BE PROMOTED IN ACCORDANCE WITH SECTION 4.12B OF THE FCA HANDBOOK CONDUCT OF BUSINESS SOURCEBOOK.

THE OFFERED CERTIFICATES HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE FINANCIAL INSTRUMENTS AND EXCHANGE LAW OF JAPAN, AS AMENDED (THE “FIEL”), AND DISCLOSURE UNDER THE FIEL HAS NOT BEEN AND WILL NOT BE MADE WITH RESPECT TO THE OFFERED CERTIFICATES. ACCORDINGLY, EACH OF MORGAN STANLEY & CO. LLC, CITIGROUP GLOBAL MARKETS INC., J.P. MORGAN SECURITIES LLC, GOLDMAN SACHS & CO. LLC, WELLS FARGO SECURITIES, LLC, BOFA SECURITIES, INC., ACADEMY SECURITIES, INC., DREXEL HAMILTON, LLC AND SIEBERT WILLIAMS SHANK & CO., LLC HAS REPRESENTED AND AGREED THAT IT HAS NOT, DIRECTLY OR INDIRECTLY, OFFERED OR SOLD AND WILL NOT, DIRECTLY OR INDIRECTLY, OFFER OR SELL ANY OFFERED CERTIFICATES IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY RESIDENT OF JAPAN (WHICH TERM AS USED IN THIS MATERIAL MEANS ANY PERSON RESIDENT IN JAPAN, INCLUDING ANY CORPORATION OR OTHER ENTITY ORGANIZED UNDER THE LAWS OF JAPAN) OR TO OTHERS FOR REOFFERING OR RESALE, DIRECTLY OR INDIRECTLY, IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY RESIDENT OF JAPAN EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF, AND OTHERWISE IN COMPLIANCE WITH, THE FIEL AND OTHER RELEVANT LAWS, REGULATIONS AND MINISTERIAL GUIDELINES OF JAPAN. AS PART OF THIS OFFERING OF THE OFFERED CERTIFICATES, THE UNDERWRITERS MAY OFFER THE OFFERED CERTIFICATES IN JAPAN TO UP TO 49 OFFEREES IN ACCORDANCE WITH THE ABOVE PROVISIONS.

© 2024 Morgan Stanley

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.